UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AIR TRANSPORT SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY SUBJECT TO COMPLETION, DATED DECEMBER 23, 2024

[•], 2025
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Dear Fellow Stockholders:
  You are cordially invited to attend a special meeting of stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), on [   ], 2025 at [   ], Eastern Time (unless the special meeting is adjourned or postponed), in a virtual-only meeting format (the “special meeting”). The Company’s stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/ATSG2025SM. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the special meeting.
  On November 3, 2024, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) with Stonepeak Nile Parent LLC, a Delaware limited liability company (“Parent”), and Stonepeak Nile MergerCo Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerCo”), providing for, subject to the satisfaction or (to the extent permitted by law) waiver of speciﬁed conditions, the acquisition of the Company by Parent at a price of $22.50, without interest, per share of common stock, par value $0.01 per share, of the Company (“Company common stock”) issued and outstanding. Subject to the terms and conditions of the merger agreement, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “surviving corporation”). If the merger is consummated, holders of Company common stock as of immediately before the merger’s effective time will be entitled to receive $22.50 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Company common stock they own immediately before the eﬀective time of the merger (unless they have properly and validly exercised and do not withdraw their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware).
  The proxy statement accompanying this letter provides you with more speciﬁc information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto, as they contain important information about, among other things, the merger and how it affects you.
  The board of directors of the Company (the “Board”) has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof.
  At the special meeting, you will be asked to consider and vote on (i) a proposal to adopt the merger agreement and the transactions contemplated by the merger agreement (the “merger agreement proposal”), (ii) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive oﬃcers of the Company in connection with the consummation of the merger (the “advisory compensation proposal”) and (iii) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not suﬃcient votes at the special meeting to approve the merger agreement proposal (the “adjournment proposal”). The Board recommends you vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
  Your vote is important. We cannot complete the merger unless the merger agreement proposal is approved by the aﬃrmative vote (in person or by proxy) of the holders of a majority in voting power of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. Whether or not you plan to attend the virtual special meeting, we want to make sure your shares of Company common stock are represented at the meeting.
  After reading the accompanying proxy statement, please authorize a proxy to vote your shares of Company common stock by following the voting instructions provided on the enclosed proxy card or vote your shares of Company common stock by attending and voting at the virtual special meeting. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting — Voting Procedures”. If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a brokerage ﬁrm, bank or other nominee, please follow the instructions you receive from them to vote your Company common stock. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, banks and brokers may call toll-free: (888) 755-6843
On behalf of the Board, thank you for your continued support.
By Order of the Board of Directors

Sincerely,

Joseph C. Hete
Executive Chairman

[   ], 2025
The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [   ], 2025 and, together with the enclosed form of proxy card, attached as Annex D, is first being mailed to the Company’s stockholders on or about [   ], 2025.

PRELIMINARY PROXY SUBJECT TO COMPLETION, DATED DECEMBER 23, 2024

Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [  ], 2025
Notice is hereby given that a special meeting of stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), will be held on [  ], 2025 at [  ] Eastern Time (unless the special meeting is adjourned, rescheduled or postponed), in a virtual-only meeting format (the “special meeting”). The Company’s stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/ATSG2025SM. To do so, you will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the virtual meeting and vote your shares of Company common stock if you are a Company stockholder as of the record date. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the special meeting. The special meeting is being held for the purpose of acting on the following matters:

Items of Business:	1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 3, 2024 (the “merger agreement”), by and among the Company, Stonepeak Nile Parent LLC, a Delaware limited liability company (“Parent”), and Stonepeak Nile MergerCo Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerCo”), pursuant to which and subject to the terms and conditions thereof, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “surviving corporation”), and the other transactions contemplated by the merger agreement. We refer to this proposal as the “merger agreement proposal”.

2.
To consider and vote on a proposal to approve, by advisory (non- binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, which proposal we refer to as the “advisory compensation proposal”.

3.
To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement proposal, which proposal we refer to as the “adjournment proposal”.

Record Date:
Only the Company’s stockholders of record at the close of business on [  ], 2025 – the record date for the special meeting – will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof.

General:
The approval of the merger agreement proposal requires the aﬃrmative vote (in person or by proxy) of the holders of a majority in voting power of the outstanding shares of common stock, par value $0.01 per share, of the Company (“Company common stock”) entitled to vote thereon at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, fail to instruct your bank, broker or other nominee on how to vote, or abstain from the merger agreement proposal, it will have the same effect as a vote “AGAINST” the merger agreement proposal. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own.

Whether or not you plan to attend the virtual special meeting, we request that you vote your shares of Company common stock. If you attend the virtual special meeting and you are a Company stockholder of record at the close of business on the record date, you may continue to have your shares of Company common stock voted as instructed in your proxy, or you may withdraw your proxy and vote your shares of Company common stock at the virtual special meeting.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal or the adjournment proposal.

If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.

If a quorum is not present or represented at the special meeting, the Chairman of the special meeting or the Company stockholders entitled to vote thereat, represented at the special meeting may adjourn the special meeting.

For Company stockholders of record, any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting a written revocation of your proxy to our Corporate Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, or by voting at the virtual special meeting. For Company stockholders that hold their shares of Company common stock in “street name” through a broker, bank or other nominee, proxies may be revoked by following instructions provided by such Company stockholder’s broker, bank or other nominee and in accordance with such instructions. Attendance at the virtual special meeting alone will not be sufficient to revoke a previously authorized proxy.

For more information concerning the virtual special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The board of directors of the Company (the “Board”) has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously (i) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof.

Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Whether or not you plan to attend the virtual special meeting, we want to make sure your shares of Company common stock are represented at the meeting. We encourage you to submit a proxy as promptly as possible to have your shares of Company common stock voted either: (i) by completing, signing, dating and mailing the enclosed proxy card in the reply envelope provided, (ii) via the internet (at the voting site indicated on the proxy card) or (iii) by telephone (at the toll-free number indicated on the proxy card). If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares of Company common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares of Company common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

By Order of the Board of Directors

Sincerely,

W. Joseph Payne
Chief Legal Officer & Secretary
Dated: [ ], 2025

i

ii

iii

AIR TRANSPORT SERVICES GROUP, INC.
145 Hunter Drive
Wilmington, OH 45177
SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [   ], 2025

PROXY STATEMENT
This proxy statement contains information relating to a special meeting of stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”). All references to “Parent” refer to Stonepeak Nile Parent LLC, a Delaware limited liability company; all references to “MergerCo” refer to Stonepeak Nile MergerCo Inc., a Delaware corporation and a wholly-owned subsidiary of Parent; all references to “Stonepeak” refer to Stonepeak Partners LLC, a Delaware limited liability company; all references to the “equity commitment party” refer to Stonepeak Infrastructure Fund IV LP, a Delaware limited partnership. All references to “Amazon” refer to Amazon.com, Inc, a Delaware corporation. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of November 3, 2024, by and among Parent, MergerCo and the Company as the “merger agreement”.
All references to the “merger” refer to the merger of MergerCo with and into the Company pursuant to the applicable terms of the merger agreement; all references to the “transactions” refer to the merger and the other transactions contemplated by the merger agreement; all references to the “effective time” refer to the time at which the merger becomes effective; all references to the “closing” refer to the closing of the merger; and all references to the “cut-off date” refer to December 23, 2024 or such earlier time as set forth in the merger agreement.
The special meeting will be held on [   ], 2025 at [  ], Eastern Time (unless the special meeting is postponed or adjourned), in a virtual-only meeting format (the “special meeting”). The Company’s stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/ATSG2025SM. We are furnishing this proxy statement to holders (“Company stockholders”) of Company common stock, par value $0.01 per share, of the Company (“Company common stock”) as part of the solicitation of proxies by the Company’s board of directors (the “Board”), for exercise at the special meeting and at any postponements or adjournments thereof. This proxy statement is dated [   ], [   ], 2025 and is ﬁrst being mailed to Company stockholders on or about [   ], 2025.

SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the merger or the other transactions contemplated by the merger agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting, including, without limitation, the merger agreement attached as Annex A to this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 104.
The Parties
(page 24)
Air Transport Services Group, Inc.
The Company, together with its subsidiaries, is a premier provider of aircraft leasing and cargo and passenger air transportation solutions for air carriers and other businesses seeking outsourced airlift services. The Company’s total in-service fleet is composed of 130 freighter and passenger aircraft as of December 31, 2023. To support the needs of leasing customers and customers in the aviation and logistics industries at large, the Company offers a broad array of complementary solutions ranging from flight and ground operations to aircraft maintenance, repair, and overhaul services.
The Company primarily operates through two reportable segments: Cargo Aircraft Management, Inc. (“CAM”), which includes the leasing of aircraft and aircraft engines, and ACMI Services, which includes the cargo and passenger aircraft flight operations of the Company’s three airlines. The Company’s other business operations, which primarily provide support services to the transportation industry, do not constitute reportable segments.
The Company was incorporated in Delaware in 2007 under the name ABX Holdings, Inc. The principal executive oﬃces of the Company are located at 145 Hunter Drive, Wilmington OH 45177, and the Company’s telephone number is (937) 382-5591. Shares of Company common stock are listed on the Nasdaq Stock Market LLC (“NASDAQ”) under the trading symbol “ATSG”.
Parent
Parent is a Delaware limited liability company and an affiliate of Stonepeak that was formed solely for the purpose of owning MergerCo and, following the merger, the surviving corporation. Parent has not carried on any activities or operations to date, except for those activities that are incidental to its formation and those activities that are undertaken in connection with the transactions contemplated by the merger agreement. Parent’s principal executive oﬃce is located at 550 W 34th Street, 48th Floor, New York, NY 10001.
MergerCo
MergerCo is a Delaware corporation and a wholly-owned subsidiary of Parent that was incorporated solely for the purpose of facilitating the merger. MergerCo has not carried on any activities or operations to date, except for those activities that are incidental to its formation and those activities that are undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, MergerCo will be merged with and into the Company. As a result, the Company will survive the merger. Upon completion of the merger, MergerCo will cease to exist as a separate entity. MergerCo’s principal executive oﬃce is located at 550 W 34th Street, 48th Floor, New York, NY 10001.
Parent and MergerCo are each affiliated with Stonepeak. Stonepeak is a leading alternative investment firm specializing in infrastructure and real assets with approximately $70 billion of assets under management. Through its investment in defensive, hard-asset businesses globally, Stonepeak aims to create value for its investors and portfolio companies, and to have a positive impact on the communities in which it operates. Stonepeak sponsors investment vehicles focused on private equity and credit. The firm provides capital, operational support and committed partnership to sustainably grow investments in its target sectors, which include communications, energy transition, power and renewable energy, transport and logistics and water. Stonepeak is headquartered in New York with offices in Hong Kong, Houston, London, Seoul, Singapore, Sydney, Tokyo, and Abu Dhabi.

The Special Meeting
(page 25)
The special meeting of Company stockholders will be held on [     ], 2025 at [     ] Eastern Time, in a virtual-only meeting format (the “special meeting”). To access the virtual special meeting, you should visit www.virtualshareholdermeeting.com/ATSG2025SM. You will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the virtual meeting. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.
Record Date and Stockholders Entitled to Vote; Vote Required to Approve Each Proposal
(page 25 and page 26)
Only Company stockholders of record at the close of business on [     ], 2025, (the “record date”), will be entitled to notice of, and to vote at, the special meeting and any postponement, rescheduling or adjournment thereof. As of the close of business on the record date, there were [     ] shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.
The approval of the proposal of Company stockholders to adopt the merger agreement and the transactions contemplated by the merger agreement (the “merger agreement proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the outstanding shares of Company common stock entitled to vote thereon at the special meeting (the “Company stockholder approval”). Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. The approval of the proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive oﬃcers in connection with the consummation of the merger (the “advisory compensation proposal”) requires the affirmative vote of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting. The approval of the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement proposal (the “adjournment proposal”) requires the affirmative vote of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting (whether or not a quorum is present). Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa.
Voting by Company Directors and Executive Officers
(page 29)
As of December 18, 2024, the directors and executive oﬃcers of the Company beneﬁcially owned in the aggregate 2,177,236 shares of Company common stock, or approximately 3.28% of the outstanding shares of Company common stock as of December 18, 2024. Although none of the directors or executive oﬃcers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.
The Merger; Certain Effects of the Merger; Consideration To Be Received in the Merger
(page 34, page 53 and page 70)
On November 3, 2024, the Company entered into the merger agreement with Parent and MergerCo, providing for, subject to the satisfaction or (to the extent permitted by law) waiver of speciﬁed conditions, the acquisition of the Company by Parent at a price of $22.50, without interest, per share of Company common stock issued and outstanding (the “merger consideration”). Subject to the terms and conditions of the merger agreement, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “surviving corporation”). A copy of the merger agreement is included as Annex A to this proxy statement.

If the merger is consummated, each share of Company common stock issued and outstanding immediately prior to the effective time will be converted automatically into, and will thereafter represent only, the right to receive $22.50 in cash, without interest and less any applicable withholding taxes, other than shares of Company common stock that are (i) owned by the Company as treasury shares immediately prior to the eﬀective time or held by Parent or MergerCo immediately prior to the effective time, including any “rollover” shares, which will be canceled and will cease to exist and no consideration will be delivered in exchange therefor (such shares, the “excluded shares”) and (ii) outstanding immediately prior to the effective time and held by any person or beneficially owned by a “beneficial owner” (as defined, for purposes of the merger agreement, in Section 262(a) of the Delaware General Corporation Law (the “DGCL”)) who has validly exercised their statutory rights of appraisal under Section 262 (“Section 262”) of the DGCL (such shares of Company stockholders, the “appraisal shares”).
Prior to the effective time, Parent and the Company will cooperate and, prior to the closing of the merger, the Company will use its reasonable best efforts to enable the Company common stock to be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as promptly as practicable after such delisting.
Background of the Merger
(page 34)
A description of the process we undertook that led to the proposed merger is included in this proxy statement under “The Merger — Background of the Merger”.
Recommendation of the Board
(page 40)
The Board has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger” beginning on page 40.
Prior to the adoption of the merger agreement by Company stockholders, under certain circumstances, and in compliance with certain obligations contained in the merger agreement, the Board may eﬀect an adverse recommendation change (as deﬁned in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), including by withdrawing or withholding the foregoing recommendation, under certain circumstances in response to an intervening event (as deﬁned in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) or in connection with a superior proposal (as deﬁned in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), if the Board complies with certain procedures in the merger agreement.
Opinion of the Company’s Financial Advisor
(page 46)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Board that, as of November 3, 2024 and based upon and subject to the factors and assumptions set forth therein, the $22.50 in cash per share of Company common stock to be paid to the holders (other than Parent and its affiliates) of shares of Company common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated November 3, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $35 million, all of which is contingent upon consummation of the merger.
Financing of the Merger
(page 54)
The consummation of the merger is not conditioned on Parent’s receipt of any ﬁnancing. Parent plans to fund the merger consideration with committed equity ﬁnancing and debt ﬁnancing, as described below.
Parent and MergerCo delivered to the Company (i) an executed equity commitment letter (the “equity commitment letter”) from Stonepeak Infrastructure Fund IV LP (the “equity commitment party”), pursuant to which the equity commitment party has committed to Parent and MergerCo to fund, subject to the terms and conditions thereof, an aggregate amount up to $1.4 billion solely for purposes of paying the merger consideration at the closing and (ii) an executed debt commitment letter (as amended, restated, amended and restated or otherwise modified from time to time in accordance with the terms of the merger agreement, the “debt commitment letter” and, together with the equity commitment letter, the “commitment letters”) pursuant to which Barclays Bank PLC (“Barclays”), Royal Bank of Canada (“RBC”), Wells Fargo Bank, National Association (“Wells Fargo”), Jefferies Finance LLC (“Jefferies” and, together with Barclays, RBC, Wells Fargo and any additional commitment party joining the debt commitment letter, the “debt ﬁnancing sources”) have committed to provide Parent, severally but not jointly, upon the terms and subject to the conditions thereof, debt ﬁnancing in an aggregate amount of $2.3 billion, consisting of a senior secured ﬁrst lien term loan facility in an aggregate principal amount of $1.9 billion (the “term facility”) and a senior secured ﬁrst lien revolving credit facility in an aggregate principal amount of $400 million (the “revolving credit facility” and, together with the term facility, the “credit facilities”), which credit facilities may be used (i) in the case of the term facility, to ﬁnance the merger and to repay certain existing indebtedness of the Company and its subsidiaries and (ii) in the case of the revolving credit facility, for general corporate purposes from and after the closing, in each case, to the extent that Parent does not obtain alternative ﬁnancing, in lieu of such credit facilities, at or prior to the closing.
Limited Guarantee
(page 55)
Parent has also delivered to the Company a duly executed limited guarantee (the “limited guarantee”) of Stonepeak Infrastructure Fund IV LP (the “guarantor”), pursuant to which the guarantor, subject to the terms and conditions thereof, has guaranteed the obligations of Parent to pay the Parent termination fee to the Company (as defined below in the section entitled “— Termination Fees”) and certain other fees and obligations, subject to an aggregate cap equal to $157.5 million (collectively, the “guaranteed obligations”).
Interests of the Company’s Directors and Executive Officers in the Merger
(page 59)
The Company’s directors and executive oﬃcers have ﬁnancial interests in the merger that may be diﬀerent from, or in addition to, the interests of Company stockholders generally. The Board was aware of and considered these interests in reaching the determination to approve the execution, delivery and performance by the Company of the merger agreement and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:
•	the treatment of the Company’s equity-based awards provided for under the merger agreement (as described below in “The Merger Agreement — Treatment of Company Equity-Based Awards”);
•
severance and other beneﬁts payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements or the change in control agreements the Company entered into with certain employees (each, a “change in control agreement” and, collectively, “change in control agreements”);

•	accelerated vesting of interests under the Air Transport Services Group, Inc. Nonqualified Deferred Compensation Plan (the “deferred compensation plan”);
•
receipt of the cash value of contributions that the Company would have made on the executive officer’s behalf for a three-year period (for the CEO, a two-year period) under the ABX Air Retirement Income Plan (the “RIP”) or the Capital Accumulation Plan (the “CAP 401(k)”), as applicable;

•
ability to receive a prorated contribution made by the Company to the Company’s 401(k) plan equal to the prorated portion of such year-end contribution that would have been made in the year in which the closing of the merger occurs;

•
continued participation in the Company’s annual equity incentive plans in 2025; provided that such equity incentive awards will be granted entirely in the form of time-vesting Company RSUs or Company restricted stock (each as defined below), and that the unvested portion of the grant will be converted into cash-based awards at the time at the effective time;

•	the grant of cash-based retention awards under a program established for the beneﬁt of certain Company employees; and
•
certain members of the Company’s management may have the opportunity to elect to “roll over” a portion of their shares of Company common stock in exchange for equity interests of Parent (or an affiliate thereof) having an equivalent value to the per share merger consideration in lieu of receiving the cash consideration.

These interests are described in more detail, and certain of them are quantiﬁed, in the section entitled “The Merger — Interests of the Company’s Directors and Executive Oﬃcers in the Merger” beginning on page 59 of this proxy statement.
Treatment of Company Equity-Based Awards
(page 71)
Other than the interim equity awards (as defined below), each equity-based award outstanding immediately prior to the effective time will be treated as follows:
•
each restricted stock unit with respect to shares of Company common stock subject to time-based vesting conditions (each, a “Company RSU”) outstanding immediately prior to the effective time will vest and be canceled and the holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company RSU immediately prior to the effective time and (ii) the merger consideration;

•
each performance-based restricted stock unit with respect to shares of Company common stock subject to both time- and performance-based vesting conditions (each, a “Company PSU”) outstanding immediately prior to the effective time will vest and be canceled and the holder thereof will then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company PSU immediately prior to the effective time (assuming, for purposes of determining the number of Company PSUs, attainment of all applicable performance goals at the higher of (A) target level of performance and (B) actual level of performance measured as of the effective time) and (ii) the merger consideration; and

•
each award of shares of Company common stock that was granted subject to time-based vesting conditions (“Company restricted stock”) outstanding immediately prior to the effective time will fully vest and the holder thereof will then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company restricted stock immediately prior to the effective time and (ii) the merger consideration.

With respect to the awards described above, the payments described above will be made, subject to any applicable withholding taxes, as promptly as reasonably practicable after the eﬀective time but in no event later than the second regularly scheduled payroll date following the effective time, to the holders of the equity-based awards.

With respect to equity and equity-based awards granted following the date of the merger agreement (the “interim equity awards”), such interim equity awards will be granted entirely in the form of time-vesting Company RSUs or Company restricted stock, with such unvested portion of the interim equity awards to be converted into cash-based awards (the “go forward awards”) that vest on the same terms and conditions as applied to the interim equity awards.
For more information, see “The Merger Agreement — Treatment of Company Equity-Based Awards” beginning on page 71.
Material U.S. Federal Income Tax Consequences of the Merger
(page 64)
The receipt of cash in exchange for Company common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders (as defined below under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — U.S. Holders”) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in Company common stock surrendered in exchange.
Except in certain specific circumstances described below and under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — Non-U.S. Holders,” Non-U.S. Holders (as defined below under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — U.S. Holders”) generally will not be subject to U.S. federal income tax unless such Non-U.S. Holder has certain connections with the United States.
The U.S. federal income tax consequences described above may not apply to all holders of Company common stock. You should read the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the merger to you.
Regulatory Approvals in Connection with the Merger
(page 67)
The consummation of the merger is subject to the requirements of and review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”) and the rules promulgated by the Federal Trade Commission (“FTC”). As described below in the section entitled “Merger Agreement — Conditions of the Merger”, the obligations of the parties to effect the merger are subject to, among other things, (i) the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act (including any timing agreements with or commitment to any governmental authority to delay or not to close the transactions contemplated by the merger agreement entered in connection therewith) having been terminated or expired and (ii) obtaining certain other agreed regulatory consents, approvals or other clearances, including from the U.S. Department of Transportation (“DOT”) and the Federal Communications Commission (“FCC”), and under applicable foreign direct investment laws and regulations in the United Kingdom. Both the Company and Parent ﬁled their respective Notiﬁcation and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division of the DOJ on November 19, 2024. The waiting period applicable to the consummation of the merger under the HSR Act expired at 11:59 p.m., Eastern Time, on December 19, 2024. The parties also made the required ﬁlings with the DOT and the FCC on November 18, 2024 and December 3, 2024, respectively, and in the United Kingdom on November 23, 2024, which remain pending.
The merger agreement includes covenants obligating each of the parties to cooperate with the other parties and use their respective reasonable best efforts to, as promptly as reasonably practicable, (i) consummate the transactions contemplated by the merger agreement, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations (“approvals”) from any governmental authority or third party (including under any contracts) that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement and (iv) defend or contest in good faith any proceeding brought by any governmental authority or a third party or any outstanding order, determination, judgment, injunction, ruling, writ, award or decree (including a suspension or debarment) of any governmental authority that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement. The merger agreement also provides that Parent will take actions that are necessary to secure the expiration or termination of any applicable waiting period or obtain any approvals under the HSR Act or any antitrust law, aviation regulation (including receipt of the DOT comfort letter) or any foreign direct investment law.
In addition, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any restraint (as deﬁned in the section entitled “The Merger Agreement — Conditions of the Merger”) that would prevent, prohibit, restrict or delay the consummation of the transactions, Parent has agreed to promptly take (and to cause their respective controlled affiliates to take and, solely with respect to clause (A)(7) below to address specific requests from the aviation regulators, to cause the equity commitment party and, solely for this purpose, (x) any current or future direct or indirect subsidiaries of the equity commitment party that own or hold, or are contemplated by the equity commitment party to own or hold, any direct or indirect interest in Parent or MergerCo and (y) Parent and its current or future subsidiaries, to take, with respect to Parent, MergerCo, any entity referred to in the preceding clause (x), and each of their respective current or future subsidiaries) all actions necessary to secure the expiration or termination of any applicable waiting period or obtain any approvals under the HSR Act or any other antitrust law, aviation regulations or any foreign direct investment law and resolve any objections asserted with respect to the transactions under any such law raised by any governmental authority, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any restraint that would prevent, prohibit, restrict or delay the consummation of the transactions, including (A) (1) executing settlements, undertakings, consent decrees, stipulations or other agreements with any governmental authority or with any other person, (2) selling, divesting or otherwise conveying or holding separate particular assets or categories of assets or businesses of Parent and its subsidiaries, (3) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company and its subsidiaries contemporaneously with or subsequent to the effective time, (4) terminating existing relationships, contractual rights or obligations of the Company or its subsidiaries, (5) creating any relationship, contractual right or obligation of the Company or its subsidiaries, (6) effectuating any other change or restructuring of the Company or its subsidiaries (and, in each case, entering into agreements or stipulating to the entry of any judgment by, or filing appropriate applications with, the FTC, the DOJ or any other governmental authority under any antitrust law, aviation regulations or foreign direct investment law in connection with any of the foregoing and, in the case of actions by or with respect to the Company, by consenting to such action by the Company (including any consents required under the merger agreement with respect to such action); provided, that any such action will be conditioned upon the closing of the merger agreement), or (7) taking such actions as may be necessary to (x) ensure that, at the closing of the merger agreement, Parent and MergerCo are, and are controlled by, a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15) of the federal aviation act and as interpreted by DOT and (y) address any other specific requests from the aviation regulators in order to obtain the DOT comfort letter and (B) defending through litigation any claim asserted in court or administrative or other tribunal by any person (including any governmental authority) in order to avoid the entry of, or to have vacated or terminated, any restraint under any antitrust law, aviation regulations or foreign direct investment law that would prevent the closing of the merger agreement prior to the outside date (as defined below in the section entitled “— Termination of the Merger Agreement”) then in effect.
Appraisal Rights
(page 55)
If the merger is consummated, Company stockholders of record and beneficial owners of shares of Company common stock who do not vote in favor of approval of the merger agreement proposal, who continuously hold their shares of Company common stock and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Company common stock, as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration in respect of such shares. The “fair value” of your shares of Company common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. Company stockholders of record and beneficial owners of Company common stock who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal in the form compliant with Section 262 of the DGCL and described in this proxy statement prior to the vote to approve the merger agreement proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL.

The text of Section 262 of the DGCL is attached as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, Company stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel and their financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.
See “The Merger—Certain Effects of the Merger” and “Appraisal Rights.”
Go Shop
(page 80)
Until 11:59 p.m. (New York City time) on December 8, 2024 (the “no-shop period start date”), the Company, its subsidiaries and their respective representatives had the right to, solely with respect to any person that is not a no-shop party (as defined below under the section entitled “The Merger Agreement — Go-Shop”), directly or indirectly:
•
solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any takeover proposal (as defined below under the section entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) or any proposal, inquiry or offer that could be reasonably expected to lead to, result in or constitute a takeover proposal (a “takeover inquiry”);

•
subject to the entry into, and solely in accordance with, an acceptable confidentiality agreement, provide information (including non-public information and data) relating to the Company, its subsidiaries and joint venture entities, and afford access to the business, properties, assets, books, records and personnel of the Company and its subsidiaries to any person (and its representatives subject to the terms and obligations of such acceptable confidentiality agreement applicable to such person), in each case, in connection with, or for the purpose of, encouraging, facilitating or assisting a takeover proposal or takeover inquiry; provided, that (i) the Company will promptly provide to Parent any non-public information that is provided to any person given such access that was not previously provided to Parent or its representatives (and, in any event, within forty-eight hours of such information being provided to such person) and (ii) any competitively sensitive non-public information provided to any person who is or who has one or more affiliates that is a competitor of the Company, any of its subsidiaries or joint venture entities in connection with the actions permitted by the merger agreement will be provided in accordance with customary “clean room” or other similar procedures as reasonably determined by the Board; and

•
subject to the entry into, and solely in accordance with, an acceptable confidentiality agreement, engage in any discussions or negotiations with any persons (and their respective representatives) with respect to a takeover proposal (or takeover inquiries) and cooperate with or assist or participate in or facilitate any such takeover inquiries.

The Company and its representatives may continue to engage in the activities described in this section with respect to any excluded party (for so long as such person or group is an excluded party) following the no-shop period start date and prior to the cut-off date for such excluded party, including with respect to any amended takeover proposal submitted by such excluded party following the no-shop period start date and prior to the cut-off date for such excluded party.
For purposes of the merger agreement, an “excluded party” means any person or group of persons identified as an excluded party in writing by the Company to Parent on or prior to the no-shop period start date (i) who is not a no-shop party, (ii) from whom the Company or any of its representatives has received a written bona fide takeover proposal after the execution of the merger agreement and prior to the no-shop period start date, and (iii) which takeover proposal the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes, or would reasonably be expected to result in or constitute, a superior proposal (as defined below under the section “The Merger Agreement — No Solicitation; Change in Board Recommendation”); provided that a person or group of persons will immediately cease to be an excluded party upon the earlier to occur of the following (a) such takeover proposal made by such person or group of persons is withdrawn by written notice to the Company, any of its subsidiaries or any of their respective representatives, (b) such takeover proposal, in the good faith determination of the Board, after consultation with its financial advisors and outside legal counsel, no longer is, or would no longer be reasonably expected to result in or constitute, a superior proposal and (c) 11:59 p.m. (New York City time) on December 23, 2024.

For more information, see “The Merger Agreement — Go Shop” beginning on page 80.
No Solicitation
(page 81)
From and after the no-shop period start date, other than as permitted with respect to excluded parties described above, the merger agreement restricts the Company’s ability to directly or indirectly:
•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly facilitate, assist or encourage any takeover proposal or takeover inquiry;
•
engage in, continue, knowingly facilitate or otherwise participate in any discussions or negotiations regarding (except solely to notify any person of the provisions of this section) a takeover proposal or any takeover inquiry, or furnish to any person (other than Parent and its representatives but including any person or group who has ceased to be an excluded party (as defined below), after such person or group has ceased to be an excluded party) any non-public information and data relating to the Company, its subsidiaries and the joint venture entities or afford any such person with access to the business, properties, assets, books, records and personnel of the Company, its subsidiaries and the joint venture entities, in each case, in connection with, or for the purpose of, encouraging, facilitating or assisting a takeover proposal or takeover inquiry;

•	approve, endorse or recommend a takeover proposal;
•
negotiate or enter into any letter of intent, term sheet, memorandum of understanding, commitment or agreement in principle, merger agreement, acquisition agreement, expense reimbursement agreement or other similar agreement providing for or relating to a takeover proposal or that requires the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement on the terms provided in the merger agreement (other than an acceptable confidentiality agreement) (any of the foregoing, a “Company acquisition agreement”); or

•	resolve, endorse, recommend, commit, agree, propose or authorize to do any of the foregoing.
Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, prior to the receipt of the Company stockholder approval, the Company is permitted to participate in discussions or negotiations with, provide any non-public information to, and otherwise facilitate a takeover proposal involving, third parties that have made an unsolicited takeover proposal upon the Board’s (or an authorized Board committee’s) determination in good faith, after consultation with ﬁnancial advisors and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal.
For more information, see “The Merger Agreement — No Solicitation; Change in Board Recommendation” beginning on page 81.
Conditions of the Merger
(page 92)
Each party’s obligation to eﬀect the merger is subject to the satisfaction (or waiver, if permissible under applicable law), on or prior to the closing date of the merger (the “closing date”), of certain conditions, including:
•
no judgment enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction or any applicable law will be in eﬀect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•
the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act (including any timing agreements with or commitment to any governmental authority to delay or not to close the transactions contemplated by the merger agreement entered in connection therewith) and obtaining certain agreed regulatory consents, approvals or other clearances, including from the DOT and the FCC, and under applicable foreign direct investment laws and regulations in the United Kingdom; and

•	the receipt of the Company stockholder approval.

The obligations of Parent and MergerCo to consummate the merger are subject to the satisfaction (or written waiver by Parent, if permissible under applicable law) on or prior to the closing date of the following additional conditions:
•	the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject to certain materiality qualifications;
•
the Company having complied with or performed, in all material respects, the obligations required to be complied with or performed by the Company at or prior to the eﬀective time under the merger agreement; and

•	since the date of the merger agreement, no Material Adverse Eﬀect (as defined under the section entitled “The Merger Agreement — Representations and Warranties”) having occurred.
The obligation of the Company to consummate the merger is subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) on or prior to the closing date of the following additional conditions:
•	the truthfulness and correctness of representations and warranties of Parent and MergerCo to the extent specified in the merger agreement, subject to certain materiality qualifications; and
•
Parent and MergerCo having complied with or performed, in all material respects, the obligations required to be complied with or performed by them at or prior to the eﬀective time under the merger agreement.

The consummation of the merger and the transactions is not conditioned upon Parent’s receipt of ﬁnancing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
For more information, see “The Merger Agreement — Conditions of the Merger” beginning on page 92.
Termination of the Merger Agreement
(page 93)
The merger agreement may be terminated and the transactions abandoned at any time prior to the eﬀective time, whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.
Termination by Either the Company or Parent
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the transactions at any time prior to the eﬀective time (except as otherwise expressly noted in the merger agreement), whether before or after receipt of the Company stockholder approval, if:
•
the eﬀective time has not occurred on or before May 3, 2025 (as such date may be extended pursuant to the terms of the merger agreement, the “outside date”) or such other date as may be agreed to by the parties in writing; provided that (i) this right to terminate the merger agreement will not be available to any party if the breach by such party of its representations and warranties set forth in the merger agreement or the failure of such party to perform any of its obligations under the merger agreement has been a principal cause of, or resulted in, the events speciﬁed in this right to terminate; (ii) in the event the marketing period has commenced but has not completed as of the outside date, the outside date will be extended to the date that is four business days following the then-scheduled end date of the marketing period; and (iii) if on the outside date the conditions set forth under the ﬁrst bullet described above in the section entitled “— Conditions of the Merger” (to the extent relating to matters described in the second bullet described above in the section entitled “— Conditions of the Merger”) or the second bullet described above in the section entitled “— Conditions of the Merger” are not satisﬁed but all other closing conditions have been satisﬁed or waived (other than those conditions that by their nature are to be satisﬁed at the closing, but provided that such conditions will then be capable of being satisﬁed if the closing were to take place on such date), then the outside date will be automatically extended to September 3, 2025;

•
any restraint having the eﬀect set forth in the ﬁrst bullet described above in the section entitled “— Conditions of the Merger” is in eﬀect and has become ﬁnal and nonappealable; provided no party may invoke this right to terminate if such party’s failure to comply with its obligations set forth under the section entitled “The Merger Agreement — Reasonable Best Eﬀorts” is the primary cause of, or resulted in, the failure of this condition to be satisfied; or

•
the special meeting (including any adjournments or postponements thereof) has concluded, a vote on the adoption of the merger agreement has been taken, and approval of the Company’s stockholders has not been obtained.

Termination by Parent
Parent may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the eﬀective time (except as otherwise expressly noted in the merger agreement), whether before or after receipt of the Company stockholder approval, if:
•
the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth under the fourth and ﬁfth bullets described above in the section entitled “— Conditions of the Merger” and (ii) is incapable of being cured by the date that is twelve business days prior to the outside date then in effect, or, if capable of being so cured, the Company has not cured such breach or failure to perform by the earlier of twelve business days prior to the outside date then in effect and the date that is twenty calendar days following receipt by the Company of written notice of such breach or failure to perform; provided that Parent will not have the right to terminate the merger agreement pursuant to this right to terminate if Parent or MergerCo is then in breach, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements under the merger agreement and such breach or inaccuracy would result in a failure of any of the conditions set forth under the seventh and eighth bullets described above under the section entitled “— Conditions of the Merger”; or

•
prior to the receipt of the Company stockholder approval, the Board or a duly authorized committee thereof will have made an adverse recommendation change (as defined under the section entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”).

Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Parent at any time prior to the eﬀective time (except as otherwise expressly noted in the merger agreement), whether before or after receipt of the Company stockholder approval, if:
•
either of Parent or MergerCo has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth under the seventh and eighth bullets described above in the section entitled “— Conditions of the Merger” and (ii) is incapable of being cured by the date that is twelve business days prior to the outside date then in effect, or, if capable of being so cured, either Parent or MergerCo, as applicable, has not cured such breach or failure to perform by the earlier of twelve business days prior to the outside date then in effect and the date that is twenty calendar days following receipt by Parent of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate the merger agreement pursuant to this right to terminate; provided that the Company will not have the right to terminate the merger agreement pursuant to this right to terminate if the Company is then in breach, or if there is an inaccuracy of, any of its representations, warranties, covenants or agreements under the merger agreement and such breach or inaccuracy would result in a failure of any of the conditions set forth under the fourth and ﬁfth bullets described above in the section entitled “— Conditions of the Merger”;

•
prior to receipt of the Company stockholder approval, in order to enter into a Company acquisition agreement providing for a superior proposal in accordance with the applicable terms of the merger agreement; provided that, prior to or concurrently with such termination, the Company pays or causes to be paid the applicable Company termination fee (as defined below in the section entitled “— Termination Fees”); or

•
(i) the conditions under the ﬁrst, second, third, fourth, ﬁfth and sixth bullets described above in the section entitled “— Conditions of the Merger” have been satisﬁed or waived (to the extent such waiver is permitted by applicable law) (other than those conditions that by their nature are to be satisﬁed at the closing, but provided that such conditions will then be capable of being satisfied if the closing were to take place on such date), (ii) on or after the date that the closing should have occurred pursuant to the merger agreement, the Company has conﬁrmed by irrevocable written notice to Parent that all of the conditions under the seventh and eighth bullets described above in the section entitled “— Conditions of the Merger” have been satisﬁed or waived (to the extent such waiver is permitted by applicable law), and the Company stands ready, willing and able to consummate the transactions and (iii) the merger is not consummated within the earlier of (a) three business days after the later of the delivery of such notice and (b) one business day prior to the outside date.

Termination Fees
(page 95)
The Company will be required to pay to Parent a termination fee of $55,339,993 if:
•
(i) the Company or Parent terminates the merger agreement pursuant to the provisions described in the ﬁrst or third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or Parent terminates the merger agreement pursuant to the provisions described in the first bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent”, (ii) after the date of the merger agreement and prior to such valid termination of the merger agreement, a takeover proposal will have been publicly made or publicly proposed, or will have been delivered to the Company or the Board (or a committee thereof), and has not been fully, unconditionally, irrevocably and publicly (to the extent publicly made or proposed) withdrawn prior to (a) the date that is at least ten days prior to the special meeting in the event of a termination pursuant to the provision described in the third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or (b) termination of the merger agreement in the event of a termination pursuant to the provision described in the ﬁrst bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or pursuant to the provisions described in the first bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” and (iii) within twelve months of the date the merger agreement is validly terminated, the Company enters into a written agreement providing for the consummation of any takeover proposal (it being understood that the consummation of such takeover proposal may (or may not) occur after the twelve-month period after the merger agreement is validly terminated) or any takeover proposal is consummated, in each case, regardless of whether or not such takeover proposal is with or from the same person or persons that made the takeover proposal under clause (ii); provided that, for purposes of clauses (ii) and (iii), the references to “20%” in the deﬁnition of “takeover proposal” are deemed to be references to “50%”; or

•
(i) Parent terminates the merger agreement pursuant to the provision described in the second bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” or (ii) the Company terminates the merger agreement pursuant to the provision described in the second bullet point described above in the section entitled “Termination of the Merger Agreement — Termination by the Company”.

However, if the merger agreement is terminated by the Company pursuant to the provision described in the second bullet point above in the section entitled “Termination of the Merger Agreement — Termination by the Company” prior to the applicable cut-off date for an excluded party to enter into a definitive agreement with respect to a superior proposal received from such excluded party, then the Company will instead pay to Parent a termination fee of $37,156,852 (such termination fee of $55,339,993 or $37,156,852, as applicable, the “Company termination fee”).
Parent will be required to pay to the Company a termination fee of $150,000,000 (the “Parent termination fee”), plus recovery costs (if any) up to a maximum amount of $7,500,000 if (i) the Company terminates the merger agreement pursuant to the provisions described in the first or third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company” or (ii) if the Company or Parent terminates the merger agreement pursuant to the provisions described in the ﬁrst bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” and at such time the Company had the right to terminate the merger agreement pursuant to the provisions described in the first or third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”.
Current Price of Common Stock
On [     ], [     ], the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on NASDAQ was $[     ]. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.
Effects on the Company if the Merger Is Not Consummated
(page 69)
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, Company common stock will continue to be listed and traded on NASDAQ, Company common stock will continue to be registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock.
Additional Information
(page 104)
You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to brieﬂy address some commonly asked questions regarding the special meeting, the merger and the merger agreement. These questions and answers may not address all questions that may be important to you. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:	Why am I receiving this proxy statement?
A:
On November 3, 2024, the Company entered into the merger agreement with Parent and MergerCo. Pursuant to the terms of the merger agreement, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the special meeting described below under “— What proposals will be considered at the special meeting?”
Q:	As a holder of Company common stock, what will I receive in the merger?
A:
If the merger is consummated, you will be entitled to receive $22.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time.

The receipt of cash in exchange for Company common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in Company common stock surrendered in exchange.
Except in certain specific circumstances described below and under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — Non-U.S. Holders,” Non-U.S. Holders generally will not be subject to U.S. federal income tax unless such Non-U.S. Holder has certain connections with the United States.
The U.S. federal income tax consequences described above may not apply to all holders of Company common stock. You should read the section titled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the merger to you.
Q:	When and where is the special meeting of our stockholders?
A:
The special meeting of Company stockholders will be held on [    ], 2025 at [    ] Eastern Time, in a virtual-only meeting format. Company stockholders may only attend the special meeting virtually. Company stockholders will not be able to physically attend the special meeting. To access the virtual special meeting, you should visit www.virtualshareholdermeeting.com/ATSG2025SM. You will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the virtual meeting and vote your shares of Company common stock if you are a Company stockholder as of the record date. If you hold your shares in “street name” you can access the virtual special meeting by visiting www.virtualshareholdermeeting.com/ATSG2025SM and logging in as a “GUEST”. We encourage you to access the special meeting before the start time of [    ], Eastern Time. Please allow ample time to log into the audio webcast and test your computer systems.

Q:	Who is entitled to attend and vote at the special meeting?
A:
Only Company stockholders of record at the close of business on [    ], 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [    ] shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals

presented in this proxy statement. If on [    ], 2025, you were a “record” holder of Company common stock (that is, if you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you are entitled to attend and vote at the virtual special meeting or by proxy. Whether or not you intend to attend the virtual special meeting, we encourage you to authorize a proxy to vote now, online, by phone or by proxy card to ensure that your vote is counted.
If on [    ], 2025, you were the beneﬁcial owner of Company common stock held in “street name” (that is, if you held Company common stock through your bank, broker or other nominee), then these materials are being forwarded to you by that organization. You may direct your bank, broker or other nominee how to vote your Company common stock by following the voting instructions on the form provided by your bank, broker or other nominee. If you hold any Company common stock through your bank, broker or other nominee and wish to attend the virtual special meeting, you may attend the virtual special meeting by visiting www.virtualshareholdermeeting.com/ATSG2025SM and logging in as a “GUEST”.
For additional information on how to vote at the special meeting, please see the section entitled “The Special Meeting — Voting Procedures”.
For a description of certain restrictions on voting by Company stockholders who are not “U.S. citizens”, as deﬁned by applicable laws and regulations, please see the section “The Special Meeting — Limited Voting by Foreign Owners” of this proxy statement.
For a period of 10 days ending on the day before the date of the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive oﬃces located at 145 Hunter Drive, Wilmington OH 45177, by contacting the Secretary of the Company.
Q:	What proposals will be considered at the special meeting?
A:	At the special meeting, Company stockholders will be asked to consider and vote on the following proposals:
•	the merger agreement proposal;
•	the advisory compensation proposal; and
•	the adjournment proposal.
Q:	How does the Board recommend that I vote?
A:	The Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger” beginning on page 40.
In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive oﬃcers have interests that may be diﬀerent from, or in addition to, the interests of Company stockholders generally. Please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 59.
Q:	What constitutes a quorum for purposes of the special meeting?
A:
The holders of a majority in voting power of the outstanding shares of Company common stock entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present or represented at the special meeting, the Chairman of the special meeting or the Company stockholders entitled to vote thereat, present in person or by proxy, may adjourn the special meeting, without notice, if (i) the special meeting is adjourned for 30 days or less, (ii) the time and, if the special meeting is being held at a place, the place of the adjourned special meeting and the means of remote communications, if any, by which Company stockholders and proxy holders may be deemed to be present in person and vote at such adjourned special meeting are (a) announced at the special meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the special meeting, on the same electronic network used to enable Company stockholders and proxy holders to participate in the special meeting by means of remote communication, or (c) set forth in the notice of the special meeting given in accordance with Section 222(a) of the DGCL, and (iii) no new record date is fixed for the adjourned special meeting. If, however, the adjournment is for more than 30 days, or if in connection with the adjournment a new record date is ﬁxed for the adjourned special meeting, we will provide a notice of the adjourned special meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insuﬃcient votes to adopt the merger agreement and the transactions contemplated by the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.
Q:	What vote of our stockholders is required to approve each of the proposals?
A:
The approval of the merger agreement proposal requires the aﬃrmative vote (in person or by proxy) of the holders of a majority in voting power of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa. Abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have the same eﬀect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the advisory compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal.
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting (whether or not a quorum is present). Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.
A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneﬁcial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneﬁcial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide such organization with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the special meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions.
Q:	How do the Company’s directors and executive officers intend to vote?
A:
As of December 18, 2024, the directors and executive oﬃcers of the Company beneﬁcially owned in the aggregate 2,177,236 shares of Company common stock, or approximately 3.28% of the outstanding shares of Company common stock as of December 18, 2024. Although none of the directors or executive oﬃcers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.

Q:	Do any of the Company’s directors or executive oﬃcers have any interests in the merger that are different from, or in addition to, my interests as a Company stockholder?
A:
In considering the proposals to be voted on at the special meeting of Company stockholders, you should be aware that the Company’s directors and executive oﬃcers have ﬁnancial interests in the merger that may be diﬀerent from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:
•	The treatment of the Company’s equity-based awards provided for under the merger agreement (as described below in “The Merger Agreement — Treatment of Company Equity-Based Awards”);
•	severance and other beneﬁts payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements or change in control agreements;
•	accelerated vesting of interests under the deferred compensation plan;
•
receipt of the cash value of contributions that the Company would have made on the executive officer’s behalf for a three-year period (for the CEO, a two-year period) under the RIP or the CAP 401(k), as applicable;

•
ability to receive prorated contributions made by the Company to the Company’s 401(k) plan equal to the prorated portion of such year-end contribution that would have been made in the year in which the closing of the merger occurs;

•
continued participation in the Company’s annual equity incentive plans in 2025; provided that such equity incentive awards will be granted entirely in the form of time-vesting Company RSUs or Company restricted stock, and that the unvested portion of the grant will be converted into cash-based awards at the effective time;

•	the grant of cash-based retention awards under a program established for the beneﬁt of certain Company employees; and
•
certain members of the Company’s management may have the opportunity to elect to “roll over” a portion of their shares of Company common stock in exchange for equity interests of Parent (or an affiliate thereof) having an equivalent value to the per share merger consideration in lieu of receiving the cash consideration.

These interests are described in more detail, and certain of them are quantiﬁed, in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 59.
Q:	What will happen to outstanding Company equity-based awards in the merger?
A:	Other than the interim equity awards, each equity-based award outstanding immediately prior to the effective time will be treated as follows:
•
each Company RSU outstanding immediately prior to the effective time will vest and be canceled and the holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company RSU immediately prior to the effective time and (ii) the merger consideration;

•
each Company PSU outstanding immediately prior to the effective time will vest and be canceled and the holder thereof will then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company PSU immediately prior to the effective time (assuming, for purposes of determining the number of Company PSUs, attainment of all applicable performance goals at the higher of (A) target level of performance and (B) actual level of performance measured as of the effective time) and (ii) the merger consideration; and

•
each award of shares of Company restricted stock outstanding immediately prior to the effective time will fully vest and the holder thereof will then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company restricted stock immediately prior to the effective time and (ii) the merger consideration.

With respect to the awards described above, the payments described above will be made, subject to any applicable withholding taxes, as promptly as reasonably practicable after the eﬀective time but in no event later than the second regularly scheduled payroll date following the effective time, to the holders of the equity-based awards.
With respect to the interim equity awards, such interim equity awards will be granted entirely in the form of time-vesting Company RSUs or Company restricted stock, with such unvested portion of the interim equity awards to be converted into go forward awards at the effective time that vest on the same terms and conditions as applied to the interim equity awards.
See “The Merger Agreement — Treatment of Company Equity-Based Awards” beginning on page 71.
Q:	What happens if I transfer my Company common stock before the special meeting?
A:
The record date for the special meeting is earlier than the date of the special meeting. If you own Company common stock on the record date and transfer your shares of Company common stock after the record date but prior to the special meeting, you will retain your right to vote such shares of Company common stock at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred your shares of Company common stock and who continues to own such shares as of immediately before the effective time.

Q:	How do I vote if I am a Company stockholder of record or hold my shares in “street name”?
A:
If you are a Company stockholder of record, you may vote in advance of the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the reply envelope provided. The proxy card that you received in the mail contains instructions for voting by these methods. You may also vote by attending the virtual special meeting and voting during the live webcast.

If your shares of Company common stock are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneﬁcial owner of shares of Company common stock held in “street name”, and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the Company stockholder of record of those shares of Company common stock. As the beneﬁcial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares of Company common stock via the internet or by phone if the bank, broker or other nominee oﬀers these options to you or by completing, dating, signing and returning a voting instruction form. Your bank, broker or other nominee will send you instructions on how to submit your voting instructions for your shares of Company common stock.
For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 27.
Whether or not you plan to attend the virtual special meeting, we urge you to vote now to ensure your vote is counted. You may still attend the virtual special meeting and vote during the live webcast if you have already voted by proxy.
Q:	Is there any way for me to vote my shares of Company common stock other than during the special meeting?
A:
Yes, and we encourage you to vote in advance of the special meeting. If you are a Company stockholder of record, you may vote in advance of the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the reply envelope provided. The proxy card that you received in the mail contains instructions for voting by these methods. If you hold your shares in “street name,” you must follow the instructions contained in the voting instruction form provided to you by the broker, bank or other institution holding your shares on your behalf.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?
A:
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. If you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, fail to instruct your bank, broker or other nominee on how to vote, or abstain from the merger agreement proposal, it will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote (in person or by proxy) of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal or the adjournment proposal.
Q:	Can I change my vote after I have delivered my proxy?
A:	Yes. For Company stockholders of record, any time after you have submitted a proxy and before the proxy is exercised, you may revoke or change your vote in one of three ways:
•
you may submit a new proxy bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting Procedures”;

•	you may submit a written notice of revocation to the Company’s Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, OH 45177; or
•	you may attend the virtual special meeting and vote during the live webcast. Attendance at the virtual special meeting will not, in itself, constitute revocation of a previously granted proxy.
Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in suﬃcient time for it to be received by the Company prior to the special meeting.
If you hold your shares in “street name”, you will need to revoke or resubmit your proxy through your broker, bank or other nominee and in accordance with its procedures. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail).
For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 27.
Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive to ensure that all of your shares of Company common stock are voted.

Q:	If I hold my Company common stock in certiﬁcated form, should I send in my stock certificates now?
A:
No. Parent will designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the merger consideration in accordance with the merger agreement. At or prior to the eﬀective time, Parent will deposit or cause to be deposited with the paying agent an amount in cash suﬃcient to pay the aggregate merger consideration to the holders of shares of Company common stock outstanding immediately prior to the effective time (other than excluded shares and appraisal shares). Promptly after the eﬀective time, and in any event not later than the fifth business day after the eﬀective time, the surviving corporation will cause the paying agent to mail to each holder of Company common stock, who holds share certiﬁcates or non-certificated book-entry shares not held through the Depository Trust Corporation (“DTC”), entitled to the merger consideration a letter of transmittal and instructions advising such Company stockholder how to surrender its Company common stock in exchange for the merger consideration. Each holder of Company common stock will be entitled to receive the merger consideration upon, in the case of holders of share certiﬁcates, the surrender of such share certificates for cancelation to the paying agent or, in the case of holders of non-certiﬁcated book-entry shares not held through the DTC, the transfer of such non-certificated book-entry shares by book receipt of an “agent’s message” in customary form by the paying agent in connection with the surrender of such non-certificated book-entry shares, and, in each case, together with the associated letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the paying agent. You should not return your stock certiﬁcates with the enclosed proxy card, and you should not forward your stock certiﬁcates to the paying agent without a letter of transmittal. If you hold non-certiﬁcated book-entry shares of Company common stock through the DTC, you will not be required to deliver a stock certiﬁcate or letter of transmittal, and you will instead receive your cash payment after the paying agent receives the documents requested in the applicable instruction from the DTC. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Payment for Stock”.
Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my Company common stock?
A:
Yes. Holders and “beneficial owners” (as defined for this purpose in Section 262(a) of the DGCL) of Company common stock are entitled to appraisal rights under Section 262 of the DGCL so long as they take certain actions and meet certain conditions, including that they do not vote (in person or by proxy) in favor of the merger agreement proposal. For more information regarding appraisal rights, see “The Merger — Appraisal Rights” beginning on page 55. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to exercise, appraisal rights.

Q:	When is the merger expected to be consummated?
A:
We currently expect to consummate the merger during the first half of 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver of the other conditions to the merger described in the merger agreement.

Q:	What effect will the merger have on the Company?
A:
If the merger is consummated, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. If the merger is consummated, Parent and the Company shall cooperate and use their respective reasonable best efforts to cause Company common stock to be delisted from NASDAQ and deregistered under the Exchange Act as promptly as practicable after the eﬀective time, and, accordingly, Company common stock will no longer be publicly traded.

Q:	What happens if the merger is not consummated?
A:
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, Company common stock will continue to be listed and traded on NASDAQ, Company common stock will continue to be registered under the Exchange Act and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock. If the merger agreement is terminated under specified circumstances, the Company may be required to pay Parent a one-time termination fee of either $37,156,852 or $55,339,993, as applicable, or Parent may be required to pay the Company a one-time termination fee of $150 million. Please see the section entitled “The Merger Agreement — Termination Fees” beginning on page 95 of this proxy statement and the merger agreement attached as Annex A to this proxy statement for more information.

Q:	What is householding and how does it affect me?
A:
The SEC has approved rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Company stockholders sharing the same address by delivering a single proxy statement addressed to those Company stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.

Banks, brokers or other nominees with account holders who are Company stockholders may be “householding” proxy materials. A single proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the aﬀected Company stockholders. If you have received notice from your bank, broker or other nominee that they will be “householding” communications to your address, such “householding” will continue until you are notiﬁed otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank, broker or other nominee and write or call us at the following address or phone number: Air Transport Services Group, Inc., Attention: Executive Assistant, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, OH 45177, ((937) 366-2296). Company stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their banks, brokers or other nominees. We will promptly deliver an additional copy of the proxy statement to any stockholder who so requests.
Q:	Who can help answer my questions?
A:	If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitation agent:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Stockholders, banks and brokers may call toll-free: (888) 755-6843

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Except for historical information contained in this communication, the matters discussed herein contain forward-looking statements that involve risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and aircraft in service, technological developments, economic trends, expected transactions and similar matters. The words “may,” “believe,” “expect,” “anticipate,” “target,” “goal,” “project,” “estimate,” “guidance,” “forecast,” “outlook,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend” and variations of such words and similar expressions identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements are susceptible to a number of risks, uncertainties and other factors. This includes the impact of the risks related to the merger (as further discussed below). While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company’s actual results and experiences could differ materially from the anticipated results or other expectations expressed in its forward-looking statements.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the merger agreement, including the expected time period to consummate the merger, the anticipated benefits (including synergies) of the merger and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that Company stockholders may not approve the merger; the risk that the anticipated tax treatment of the merger is not obtained; the risk that the parties may not be able to satisfy the conditions to the merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the merger; the risk that any announcements relating to the merger could have adverse effects on the market price of the Company’s common stock; the risk that the merger and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the merger that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the merger which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and the Company’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/894081/000089408124000016/atsg-20231231.htm), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the Securities Exchange Commission (“SEC”) and that are available on the Company’s website at https://www.atsginc.com/investors/reports-and-filings/sec-filings and at https://www.sec.gov/edgar/browse/?CIK=894081&owner=exclude. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable events or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

THE PARTIES
Air Transport Services Group, Inc.
The Company, together with its subsidiaries, is a premier provider of aircraft leasing and cargo and passenger air transportation solutions for air carriers and other businesses seeking outsourced airlift services. The Company’s total in-service fleet is composed of 130 freighter and passenger aircraft as of December 31, 2023. To support the needs of leasing customers and customers in the aviation and logistics industries at large, the Company offers a broad array of complementary solutions ranging from flight and ground operations to aircraft maintenance, repair, and overhaul services.
The Company primarily operates through two reportable segments: CAM, which includes the leasing of aircraft and aircraft engines, and ACMI Services, which includes the cargo and passenger aircraft flight operations of the Company’s three airlines. The Company’s other business operations, which primarily provide support services to the transportation industry, do not constitute reportable segments.
The Company was incorporated in Delaware in 2007 under the name ABX Holdings, Inc. The principal executive oﬃces of the Company are located at 145 Hunter Drive, Wilmington OH 45177, and the Company’s telephone number is (937) 382-5591. Shares of Company common stock are listed on NASDAQ under the trading symbol “ATSG”.
Parent
Parent is a Delaware limited liability company and an affiliate of Stonepeak that was formed solely for the purpose of owning MergerCo and, following the merger, the surviving corporation. Parent has not carried on any activities or operations to date, except for those activities that are incidental to its formation and those activities that are undertaken in connection with the transactions contemplated by the merger agreement. Parent’s principal executive oﬃce is located at 550 W 34th Street, 48th Floor, New York, NY 10001.
MergerCo
MergerCo is a Delaware corporation and a wholly-owned subsidiary of Parent that was incorporated solely for the purpose of facilitating the merger. MergerCo has not carried on any activities or operations to date, except for those activities that are incidental to its formation and those activities that are undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, MergerCo will be merged with and into the Company. As a result, the Company will survive the merger. Upon completion of the merger, MergerCo will cease to exist as a separate entity. MergerCo’s principal executive office is located at 550 W 34th Street, 48th Floor, New York, NY 10001.
Parent and MergerCo are each affiliated with Stonepeak. Stonepeak is a leading alternative investment firm specializing in infrastructure and real assets with approximately $70 billion of assets under management. Through its investment in defensive, hard-asset businesses globally, Stonepeak aims to create value for its investors and portfolio companies, and to have a positive impact on the communities in which it operates. Stonepeak sponsors investment vehicles focused on private equity and credit. The firm provides capital, operational support and committed partnership to sustainably grow investments in its target sectors, which include communications, energy transition, power and renewable energy, transport and logistics and water. Stonepeak is headquartered in New York with offices in Hong Kong, Houston, London, Seoul, Singapore, Sydney, Tokyo, and Abu Dhabi.

THE SPECIAL MEETING
We are furnishing this proxy statement to the holders of Company common stock as part of the solicitation of proxies by the Board for exercise at the special meeting and at any postponements or adjournments thereof.
Date, Time and Place
The special meeting of Company stockholders will be held on [   ], 2025 at [   ] Eastern Time, in a virtual-only meeting format. To access the virtual special meeting, you should visit www.virtualshareholdermeeting.com/ATSG2025SM. All Company stockholders are entitled to attend the special meeting; however, you are entitled to participate, meaning you are entitled to vote and submit questions, at the special meeting only if you were a Company stockholder of record as of the close of business on the record date.
Purpose of the Special Meeting
The special meeting is being held for the following purposes:
•	to consider and vote on the merger agreement proposal;
•	to consider and vote on the advisory compensation proposal; and
•	to consider and vote on the adjournment proposal.
A copy of the merger agreement is attached as Annex A to this proxy statement.
Recommendation of the Board
The Board has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions. The Board unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger” beginning on page 40.
Registering for the Special Meeting
Stockholders of Record
If you are a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare), then you do not need to register to virtually attend and participate in the special meeting. You may attend and participate by accessing www.virtualshareholdermeeting.com/ATSG2025 and selecting “I have a Control Number”. Please then enter the control number shown on your proxy card.
Beneficial (“Street Name”) Stockholders
If you hold your shares in “street name” (in other words, your Company common stock is held in the name of your bank, broker or other nominee), you do not need to register for the virtual special meeting and can attend the virtual special meeting by visiting www.virtualshareholdermeeting.com/ATSG2025SM and logging in as a “GUEST”.
Record Date and Stockholders Entitled to Vote
Only Company stockholders of record at the close of business on [   ], 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [   ] shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.
For a period of 10 days ending on the day before the special meeting date, the names of Company stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive oﬃces located at 145 Hunter Drive, Wilmington OH 45177, by contacting the Secretary of the Company.

Quorum
The holders of a majority in voting power of the outstanding shares of Company common stock entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum.
If a quorum is not present or represented at the special meeting, the Chairman of the special meeting or Company stockholders entitled to vote thereat, present in person or by proxy, may adjourn the special meeting, without notice, if (i) the special meeting is adjourned for 30 days or less, (ii) the time and, if the special meeting is being held at a place, the place of the adjourned special meeting and the means of remote communications, if any, by which Company stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the special meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the special meeting, on the same electronic network used to enable Company stockholders and proxy holders to participate in the special meeting by means of remote communication, or (c) set forth in the notice of the special meeting given in accordance with Section 222(a) of the DGCL, and (iii) no new record date is fixed for the adjourned special meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is ﬁxed for the adjourned special meeting, we will provide a notice of the adjourned special meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement and the transactions contemplated by the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.
Vote Required
Approval of the Merger Agreement Proposal
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa.
Abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have the same eﬀect as a vote “AGAINST” the merger agreement proposal.
Approval of the Advisory Compensation Proposal
The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the advisory compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal.
The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal and vice versa. Because the vote on the advisory compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive oﬃcers in connection with the consummation of the merger, if the merger is approved by our stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.
Approval of the Adjournment Proposal
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of a majority of the voting power of the outstanding shares represented at the special meeting and entitled to vote at the special meeting (whether or not a quorum is present). Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger.
A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneﬁcial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneﬁcial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide banks, brokers and other nominees with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the special meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions.
Voting Procedures
Whether or not you plan to attend the virtual special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.
If you are a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare) and to ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the virtual special meeting, either (i) via the internet at www.proxyvote.com, (ii) by telephone at +1 (800) 690-6903 or (iii) by completing, signing, dating and mailing the enclosed proxy card in the reply envelope provided. For your mailed proxy card to be counted, we must receive it before [   ] Eastern Time on [   ], 2025. You may also vote by attending the virtual special meeting and voting during the live webcast.
If you hold your shares in “street name” (in other words, your Company common stock is held in the name of your bank, broker or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, you should instruct your bank, broker or other nominee how to vote your shares of Company common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Alternatively, you may vote by telephone or over the internet as instructed by your broker. Without following the voting instructions, your Company common stock held in “street name” will not be voted, which will have the same eﬀect as a vote “AGAINST” the merger agreement proposal and will not have any eﬀect on the advisory compensation proposal and adjournment proposal.
We encourage you to vote in advance of the special meeting. If you are a Company stockholder of record, you may vote in advance of the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the reply envelope provided. The notice or proxy card that you received in the mail contains instructions for voting by these methods. If you hold your shares in “street name,” you must follow the instructions contained in the voting instruction form provided to you by the broker, bank or other institution holding your shares on your behalf.
For additional questions about the merger, assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Georgeson LLC (“Georgeson”), which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (888) 755-6843.
Limited Voting by Foreign Owners
To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, the Company’s Restated Certificate of Incorporation (as amended through the date hereof, the “Certificate of Incorporation”) restricts foreign ownership of shares of the Company’s voting stock, which currently consists solely of Company common stock. The restrictions imposed by federal law currently require that no more than 25% of the Company’s voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens.

The Certificate of Incorporation generally provides that ownership or control of (i) 25% or more of the issued and outstanding voting stock of the Company (the “Maximum Voting Percentage”) or (ii) shares of capital stock of the Company entitled to receive 50% or more of the Company’s dividends, distributions or proceeds upon liquidation (the “Maximum Economic Percentage”), by persons who are not citizens of the United States, as defined in 49 U.S.C. §40102(a)(15), is prohibited. Under 49 U.S.C. §40102(a)(15), the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.
The Certificate of Incorporation further generally provides that a transfer of shares of the voting stock of the Company to a non-U.S. citizen shall not be valid, except between the parties to the transfer, until the transfer shall have been registered on a separate stock record (the “Foreign Stock Record”) that is maintained by the Company. The Certificate of Incorporation further generally provides that: (i) no shares of the Company’s voting stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on the Foreign Stock Record, and (ii) no shares of the Company’s voting stock will be registered on the Foreign Stock Record if the amount so registered would exceed the Maximum Voting Percentage or the Maximum Economic Percentage. Any holder of the Company’s voting stock who is not a United States citizen and has not registered its shares on the Foreign Stock Record maintained by us will not be permitted to vote its shares at the special meeting. By signing the proxy card or otherwise appointing one or more representatives of the Company to serve as proxies, the stockholder certifies that such Company stockholder is a United States citizen as that term is defined in 49 U.S.C. §40102(a)(15) or that the shares of Company common stock represented by the proxy card have been registered on our Foreign Stock Record. As of the record date, shares of Company common stock representing less than the Maximum Voting Percentage and the Maximum Economic Percentage are registered on the Foreign Stock Record. The enclosed proxy card contains a certiﬁcation that by signing the proxy card the Company stockholder certiﬁes that such Company stockholder is a “Citizen of the United States” as deﬁned by 49 U.S.C. §40102(a)(15) or that the shares of Company common stock represented by the proxy card have been registered on our Foreign Stock Record.
The Company will promptly deliver a copy of its bylaws to any Company stockholder who writes or calls us at the following address or phone number: Oﬃce of the Secretary, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, OH 45177, (914) 701-8000.
How Proxies Are Voted
If you complete and submit your proxy card, the persons named as proxies will follow your instructions. If you are a holder of record and you submit a proxy card but do not direct how to vote on each item, the persons named as proxies therein will vote in favor of the merger agreement proposal, the advisory compensation proposal and the adjournment proposal.
Revocation of Proxies
You may revoke your proxy at any time before the vote is taken at the virtual special meeting. If you are a Company stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy or voting instructions), including by means of a telephone or internet proxy, (ii) providing a written notice of revocation to the Corporate Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, prior to your shares of Company common stock being voted or (iii) participating in the virtual special meeting and voting your shares of Company common stock. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting or specifically so request. For shares of Company common stock that you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided.
Confidentiality
It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific individual Company stockholder on any matter submitted for a vote of Company stockholders be kept confidential from the Company and its directors, officers and employees, except when (i) disclosure is required by applicable law or regulation, (ii) a stockholder expressly requests such disclosure, or (iii) in a contested proxy solicitation.
Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers to solicit their customers and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and NASDAQ regulations. We may also use the services of our directors, oﬃcers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Georgeson to solicit proxies at a total cost to the Company of approximately $17,500, plus reimbursement of customary out-of-pocket expenses.
Adjournments
Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies, subject to the provisions of the merger agreement. If a quorum is not present or represented at the special meeting, the Chairman of the special meeting or Company stockholders entitled to vote thereat, present in person or by proxy, may adjourn the special meeting, without notice, if (i) the special meeting is adjourned for 30 days or less, (ii) the time and, if the special meeting is being held at a place, the place of the adjourned special meeting and the means of remote communications, if any, by which Company stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the special meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the special meeting, on the same electronic network used to enable Company stockholders and proxy holders to participate in the special meeting by means of remote communication, or (c) set forth in the notice of the special meeting given in accordance with Section 222(a) of the DGCL, and (iii) no new record date is fixed for the adjourned special meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is ﬁxed for the adjourned special meeting, we will provide a notice of the adjourned special meeting to each Company stockholder of record entitled to vote at the special meeting. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting.
Voting by Company Directors and Executive Officers
As of December 18, 2024, the directors and executive oﬃcers of the Company beneﬁcially owned in the aggregate 2,177,236 shares of Company common stock, or approximately 3.28% of the outstanding shares of Company common stock as of December 18, 2024. Although none of the directors or executive oﬃcers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.
The Company’s directors and executive oﬃcers have interests in the merger that may be diﬀerent from, or in addition to, the interests of Company stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 59.
Appraisal Rights
If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court of Chancery so long as all of the requirements of Section 262 of the DGCL are complied with. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
Company stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:
•
you must NOT vote in favor of approval of the merger agreement proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of approval of the merger agreement proposal, if you submit a proxy and wish to exercise your appraisal rights, you must instruct the proxy to vote your shares against approval of the merger agreement proposal or abstain from voting your shares on the approval of the merger agreement proposal;

•
you must deliver to the Company a written demand for appraisal before the vote on the approval of the merger agreement proposal at the special meeting, as described further below, and be a Company stockholder of record or a beneficial owner of Company common stock at the time of the making of such demand;

•	you must continuously hold such shares of Company common stock (or beneficial own such shares, as the case may be) from the date of making the demand through the effective time; and
•
you or the surviving corporation (or any other Company stockholder or beneficial owner that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the merger. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, Company stockholders and beneficial owners who wish to seek appraisal should initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 of the DGCL.

Voting, virtually or by proxy, against, abstaining from voting on or failing to vote on the approval of the merger agreement proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.
The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualiﬁed in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal and ﬁnancial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights”.
Other Matters
Pursuant to the DGCL and the Company’s by-laws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Assistance
If you have any questions or need assistance in registering, completing your proxy card or have questions regarding the special meeting, please contact Georgeson, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (888) 755-6843.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL
We are asking holders of Company common stock to vote on a proposal to adopt the merger agreement and the transactions contemplated by the merger agreement. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger and the merger agreement, including the information set forth under the sections of this proxy statement captioned “The Merger” and “The Merger Agreement”. A copy of the merger agreement is attached as Annex A to this proxy statement. Approval of this proposal is a condition to the consummation of the merger. In the event this proposal is not approved, the merger cannot be consummated.
The Board recommends a vote “FOR” the approval of the merger agreement proposal.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking holders of Company common stock to approve, by an advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive oﬃcers in connection with the consummation of the merger. As required by those rules, the Company is asking holders of Company common stock to vote on the approval of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive oﬃcers in connection with the consummation of the merger, as disclosed in the table entitled “Potential Payments to Named Executive Oﬃcers”, including the associated narrative discussion, and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”
The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal and vice versa.
Because the vote on the advisory compensation proposal is advisory in nature only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the executive compensation payable in connection with the consummation of the merger, such executive compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.
The Board recommends a vote “FOR” the approval of the advisory compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary, to obtain additional votes to approve the merger agreement proposal. The Company currently does not intend to propose adjournment of the special meeting if there are sufficient votes in favor of the merger agreement proposal.
We are asking holders of Company common stock to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement proposal.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
The Board recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER
Overview
The Company is seeking the adoption by the holders of Company common stock of the merger agreement the Company entered into on November 3, 2024 with Parent and MergerCo. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of speciﬁed conditions, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The Board has unanimously approved and declared advisable the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement and recommends that Company stockholders vote to adopt the merger agreement and the transactions contemplated by the merger agreement.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation of, or among, the Board, Stonepeak, the Company’s representatives, Stonepeak’s representatives and/or their respective advisors or other parties.
The Board and the Company’s management regularly review and assess the Company’s operations, performance, opportunities, prospects and strategic direction, including in light of industry, economic and financial market conditions and opportunities. In connection with this review and assessment, and with the assistance of legal and financial advisors, the Board and the Company’s management have, from time to time, considered potential strategic alternatives for the Company, including potential business combinations or other transactions, as well as remaining an independent public company, to strengthen the Company’s business and maximize shareholder value.
On December 11, 2023, a representative of Stonepeak contacted the Company’s Chief Financial Officer, Quint Turner, to request a meeting with Mr. Turner in order for Stonepeak to introduce itself and discuss potential ways that Stonepeak could be a constructive partner in driving shareholder value. The Company scheduled a call for December 14, 2023, among the Company’s then President (now Chief Executive Officer), Mike Berger, the Company’s then Chief Executive Officer (now Executive Chairman), Joe Hete, Mr. Turner and representatives of Stonepeak. On the December 14 call, Messrs. Turner, Berger and Hete and the representatives of Stonepeak discussed the Company’s business and its strategic direction and potential opportunities for Stonepeak to provide the Company with capital funding. The parties did not discuss a potential business combination involving the Company and Stonepeak. Shortly thereafter, Mr. Hete relayed the substance of this discussion to other members of the Board.
From December 14, 2023, through March 14, 2024, the Company did not have any other communications with Stonepeak.
On March 15, 2024, a representative of Stonepeak contacted Messrs. Turner, Hete and Berger to request a meeting, explaining that Stonepeak had continued to consider how it could explore constructive partnerships with the Company and wanted to discuss the Company’s latest perspectives on its business and strategic direction. The meeting was scheduled for April 4, 2024, in Wilmington, Ohio.
At the April 4 meeting, representatives of Stonepeak discussed with Messrs. Turner, Berger and Hete a potential business combination involving the Company and Stonepeak. The conversation was high level and no speciﬁc terms relating to a potential transaction (including price) were discussed. Messrs. Turner, Berger and Hete indicated that while the Company was not currently pursuing a sale, the Company was open to considering how best to maximize shareholder value. Shortly thereafter, Mr. Hete relayed the substance of this discussion to other members of the Board.
On April 26, 2024, a representative of Stonepeak called Mr. Hete to make a verbal, non-binding proposal for the acquisition of the Company by Stonepeak for $16.00 to $17.00 per outstanding share of Company common stock in an all-cash transaction (referred to as the “First Offer”). Mr. Hete acknowledged the First Offer, indicating that it appeared too low and not to adequately value the Company. Mr. Hete promptly shared the First Offer with the other members of the Board. On April 26, 2024, the closing price of the Company’s common stock was $12.91 per share.

On April 27, 2024, a representative of Stonepeak provided Mr. Hete with key diligence requests for the purpose of potentially developing a revised proposal. Mr. Hete acknowledged Stonepeak’s request and relayed that the Company had an upcoming Board meeting and was scheduled to release first quarter 2024 earnings in the coming weeks, and that the Company would remain in touch.
On April 29-30, 2024, the Board held its regularly scheduled Board meeting in Mason, Ohio, with members of the Company’s management in attendance. At the April meeting, representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”), longstanding financial advisor to the Board, joined via videoconference and delivered a presentation that included, among other matters, a preliminary financial analysis of the Company. A discussion ensued among the members of the Board, the Company’s management and the representatives of Goldman Sachs regarding, among other things, (i) an overview of the Company’s recent performance, (ii) a market update and discussion of the environment for potential strategic transactions involving the Company, (iii) strategic options and alternatives that might be available to the Company, including the standalone case as an independent public company, and risks and considerations related to each, and (iv) background information concerning Stonepeak. Following discussion and in light of the foregoing, the Board discussed in executive session that the First Offer was not in the best interests of the Company’s shareholders. Shortly thereafter, as directed by the Board, Mr. Hete called representatives of Stonepeak to inform them of the Board’s feedback on the First Offer.
From April 2024 through June 2024, representatives of the Company and Stonepeak exchanged various communications and Stonepeak expressed continued interest in a potential strategic transaction between the Company and Stonepeak. Representatives of the Company conveyed that while the Company was not looking to pursue a sale, any formal acquisition proposal submitted by Stonepeak would be reviewed by the Board to determine if it presented compelling shareholder value.
On June 24, 2024, Stonepeak sent a revised non-binding proposal to Messrs. Hete and Berger, proposing the acquisition of the Company by Stonepeak for $20.00 per outstanding share of Company common stock in an all-cash transaction (referred to as the “Second Offer”). Mr. Hete promptly shared the Second Offer with the other members of the Board. On June 24, 2024, the closing price of the Company’s common stock was $13.02 per share.
On June 25, 2024, Messrs. Turner, Berger, Hete and other representatives of the Company met with representatives of Goldman Sachs to discuss the Second Offer. Following discussion with Goldman Sachs, Mr. Hete discussed the Second Offer with the other members of the Board, and the Board determined that in light of the discussion and the Company’s recent performance, the Second Offer did not adequately value the Company, but that the Board would provide Stonepeak with limited key diligence materials to demonstrate the additional value of the Company, subject to the parties executing a confidentiality agreement. Representatives of the Company directed Goldman Sachs to invite Stonepeak to enter into a confidentiality agreement. On July 3, 2024, the Company and Stonepeak executed a confidentiality agreement containing a customary standstill provision, with a term of 12 months, which would terminate in certain customary situations, including if the Company entered into a definitive agreement with a third party providing for an acquisition of more than 50% of any class of the equity securities of the Company or its subsidiaries. On July 18, 2024, Goldman Sachs received additional key diligence requests from Stonepeak regarding the Company and on July 23, 2024, representatives of Goldman Sachs and the Company met with representatives of Stonepeak for purposes of completing preliminary diligence.
On August 5-6, 2024, the Board held its regularly scheduled Board meeting in Mason, Ohio, with members of the Company’s management in attendance. At the August meeting, representatives of Goldman Sachs gave a presentation that included, among other matters, a preliminary financial analysis of the Company and the Second Offer. The Board then discussed Stonepeak’s interest in a potential transaction with the Company with representatives of Goldman Sachs. The discussion included, among other matters, (i) the status of discussions between the parties, (ii) the Board’s view that the Second Offer did not adequately value the Company, (iii) various strategic considerations in the event the Company determined to continue engaging with Stonepeak, including remaining an independent standalone public company, (iv) the Board’s fiduciary obligations to maximize shareholder value, including the possibility of the Company requiring a “go-shop” period to conduct a post-signing market check in the event that the Company and Stonepeak were to come to terms on a transaction without conducting a market check prior to signing and the risks and benefits of each approach. Following this discussion, the Board authorized the Company, in consultation with Goldman Sachs, to continue engaging and holding discussions with Stonepeak regarding a potential transaction with the Company and continue sharing key diligence materials with Stonepeak, including the Company’s management projections, to demonstrate the additional value of the Company.

On August 14, 2024, the Company shared its initial draft management projections with Stonepeak. On August 21, 2024, representatives of the Company met with representatives of Stonepeak to discuss the Company’s management projections.
On August 29, 2024, Stonepeak submitted a revised non-binding proposal to the Board, proposing to acquire the Company for $21.00 per share of outstanding Company common stock in an all-cash transaction (referred to as the “Third Offer”). The Third Offer stated that the updated $21.00 per share price was premised on a range of valuation and returns analyses that incorporate projected financials, the Company’s commercial outlook, long-term historical financial performance and return on investment metrics, capex requirements, capital structure and leverage. On August 29, 2024, the closing price of the Company’s common stock was $16.31 per share.
Over the course of the following week, Messrs. Turner, Berger, Hete and other representatives of the Company had numerous calls with representatives of Goldman Sachs to discuss the Third Offer.
On September 6, 2024, representatives of the Company met with representatives of Stonepeak and Goldman Sachs in New York, New York to discuss the terms of the Third Offer, financial diligence, the Company’s operations and growth opportunities.
On September 12, 2024, Messrs. Turner, Berger, Hete and other representatives of the Company had a call with representatives of Goldman Sachs to further discuss the Third Offer. On the call, representatives of the Company authorized representatives of Goldman Sachs to communicate to Stonepeak that the Board would evaluate the Third Offer at its next meeting, but that based on the Board’s last meeting, the Company expected the Board to determine that the Third Offer was insufficient and that an improved offer to maximize shareholder value would likely be required. On September 17, 2024, representatives of Goldman Sachs called representatives of Stonepeak to share such feedback.
On September 20, 2024, the Company shared the Management Projections (as defined in the section to this proxy statement entitled “The Merger — Certain Financial Forecasts”) with Stonepeak, which reflected the latest financial information available to the Company, including changes in certain customer performance expectations and pricing. The Management Projections presented a more favorable financial position of the Company than the initial draft management projections shared with Stonepeak on August 14, 2024. On September 24-25, 2024, representatives of the Company met with representatives of Stonepeak to discuss the Management Projections.
On October 3, 2024, Stonepeak submitted a revised non-binding proposal to the Board, offering to acquire the Company for $22.00 per share of outstanding Company common stock in an all-cash transaction with no financing contingency (referred to as the “Fourth Offer”). The Fourth Offer provided that the increased offer price reflected the extensive due diligence conducted by Stonepeak as of that date and the incremental information reviewed by Stonepeak since the Third Offer, including historical segment-level financials and specific key performance indicators, plane-level lease renewal history and the Management Projections. On October 3, 2024, the closing price of the Company’s common stock was $14.66 per share.
On October 4, 2024, Messrs. Turner, Berger, Hete and other representatives of the Company had a call with representatives of Goldman Sachs to discuss the Fourth Offer.
On October 7, 2024, the Board held a meeting via videoconference, which was attended by members of the Company’s management and representatives from the Company’s outside legal counsel, Davis Polk & Wardwell LLP (“Davis Polk”) and Vorys, Sater, Seymour & Pease LLP (“Vorys”), as well as Goldman Sachs. At the October 7 meeting, representatives of Davis Polk reviewed with the Board its ﬁduciary duties and other legal matters in the context of a review of a potential sale transaction. Representatives of Goldman Sachs gave a presentation that included, among other matters, a preliminary financial analysis of the Company and the Fourth Offer. The Board then discussed with representatives of Goldman Sachs the Fourth Offer. Goldman Sachs reviewed the negotiating history between the Company and Stonepeak to date and informed the Board that Stonepeak was willing to proceed without commercial commitments from any of the Company’s customers or shareholders. However, Goldman Sachs indicated that Stonepeak was not interested in participating in a pre-signing market check and that its willingness to pay a meaningful premium assumed the Company would negotiate with them on an exclusive basis. Following questions from members of the Board and discussion, the Board determined that if Stonepeak accepted a customary “go-shop”, then the Board would support pursuing a transaction with Stonepeak on an exclusive basis. The Board concluded that the Company should send Stonepeak a counteroffer to the Fourth Offer with an offer price of $23.00 per share of outstanding Company common stock (the “Counteroffer”).

On October 8, 2024, a representative of Goldman Sachs verbally conveyed the Company’s Counteroffer to a representative of Stonepeak. During the discussion, the representative of Stonepeak rejected the Company’s Counteroffer but proposed to have a further conversation with Mr. Hete. Shortly thereafter, the same representative of Stonepeak spoke with Mr. Hete about the Fourth Offer, the Company’s Counteroffer and the Company’s financial projections and, at the conclusion of the discussion, the representative of Stonepeak indicated that he would discuss internally whether Stonepeak would be willing to improve its offer.
On October 9, 2024, Stonepeak submitted a revised non-binding proposal to the Board to acquire the Company for $22.50 per share of outstanding Company common stock in an all-cash transaction with no financing contingency (referred to as the “Fifth Offer”), in which it indicated that it was Stonepeak’s “best-and-final offer”. On October 9, 2024, the closing price of the Company’s common stock was $14.94 per share.
Subsequently on October 9, 2024, the Company convened a meeting by videoconference, with members of the Company’s management and representatives of Davis Polk, Vorys and Goldman Sachs in attendance. Representatives of the Company discussed with representatives of Davis Polk, Vorys and Goldman Sachs the Fifth Offer. After discussion, the Company’s management determined that Mr. Hete would contact each other Board member to confirm that the Board continued to support moving forward with a transaction on the terms contained in the Fifth Offer on an exclusive basis, subject to inclusion of a customary “go-shop” in any definitive agreement. Promptly after such meeting, Mr. Hete confirmed with other members of the Board their continued support in pursuing a transaction with Stonepeak on such terms.
Later on October 9, 2024, Mr. Hete sent a letter to Stonepeak confirming that the Board had authorized the Company to move forward with Stonepeak on an exclusive basis on the terms outlined in the Fifth Offer, subject to a customary “go-shop” provision being included in any definitive agreement. Stonepeak agreed to the Company’s terms, and the parties executed an exclusivity agreement on October 9, 2024, with an exclusivity period until 11:59 p.m. Eastern Time on November 7, 2024.
On October 10, 2024, Simpson Thacher & Bartlett LLP (“Simpson Thacher”), legal counsel to Stonepeak, sent Davis Polk certain legal and regulatory due diligence requests. Later that day, the Company provided Stonepeak and its advisors access to a virtual data room with certain non-public information of the Company.
Over the next several days, Davis Polk, Vorys, Silverberg Goldman, LLP (“Silverberg Goldman”), regulatory counsel to the Company, Simpson Thacher and Hogan Lovells US LLP (“Hogan Lovells”), regulatory counsel to Stonepeak, discussed various matters in connection with the transaction, including diligence and regulatory approvals.
On October 14, 2024, the Company authorized Stonepeak to have an introductory call with a certain customer regarding its future commercial relationship with the Company should Stonepeak pursue a transaction with the Company. The Company and Stonepeak agreed that such discussion would not solicit any voting or other commitments from such customer for a potential transaction.
On October 16, 2024, a call took place among representatives of Simpson Thacher, Davis Polk, Hogan Lovells, and Silverberg Goldman to discuss potential transaction structure and regulatory approvals.
On October 17, 2024, Simpson Thacher, on behalf of Stonepeak, sent Davis Polk an initial draft merger agreement. The initial draft merger agreement provided for, among other things, (i) a “go-shop” provision that would permit the Company to actively solicit more favorable offers for a period of 30 days following the signing of a definitive merger agreement, (ii) a termination fee payable by the Company equal to 4% of the Company’s equity value in the event the merger agreement was terminated under certain circumstances, including for the Company to enter into a superior proposal (or 2.5% of the Company’s equity value if the merger agreement was terminated to enter into a superior proposal in connection with the “go-shop”) and (iii) a Parent termination fee payable by Stonepeak equal to 4% of the Company’s equity value in the event that the merger agreement was terminated by the Company under certain circumstances, including Stonepeak failing to consummate the merger at a time when all closing conditions have been satisfied or waived or Stonepeak’s material uncured breach of the representations and warranties or covenants contained in the merger agreement.
Also on October 17, 2024, the Company held a due diligence call on which representatives of PricewaterhouseCoopers LLP, accountants to Stonepeak, asked representatives of the Company certain financial questions about the Company’s business.

Between October 18, 2024, and October 23, 2024, (i) representatives of the Company and Stonepeak, together with their respective advisors, held a series of due diligence conference calls during which representatives of the Company and its outside advisors answered questions from Stonepeak and its advisors regarding finance, accounting, tax, legal, operational, litigation, intellectual property, labor, executive compensation and employee benefits, real estate, environmental, and regulatory matters and (ii) representatives of the Company and representatives of Davis Polk, Vorys and Silverberg Goldman discussed the terms of the initial draft merger agreement. The Company instructed Davis Polk to deliver a revised draft of the merger agreement to Simpson Thacher reflecting the Company’s feedback.
On October 21, 2024, Simpson Thacher sent initial drafts of the equity commitment letter and limited guarantee to Davis Polk.
On October 25, 2024, Davis Polk sent a revised draft of the merger agreement to Simpson Thacher. The revised draft of the merger agreement, among other things, (i) increased the “go-shop” period to 45 days following the signing of a definitive merger agreement (and introduced an extension period if the Company were then in active discussions with a third party regarding a potential superior proposal), (ii) reduced the termination fee payable by the Company to equal 3.5% of the Company’s equity value in the event the merger agreement was terminated under certain circumstances, including for the Company to enter into a superior proposal (or 1.75% of the Company’s equity value if the merger agreement was terminated to enter into a superior proposal in connection with the “go-shop”), (iii) increased the Parent termination fee payable by Stonepeak to equal 8% of the enterprise value of the transaction, (iv) introduced a regulatory termination fee payable by Stonepeak equal to 8% of the enterprise value of the transaction if the required regulatory approvals were not obtained (the “regulatory termination fee”) and (v) expanded the scope of Stonepeak’s undertaking to obtain required governmental approvals.
On October 29, 2024, Simpson Thacher sent a revised draft of the merger agreement to Davis Polk. The revised draft of the merger agreement, among other things, (i) reduced the “go-shop” period to 30 days following signing of a definitive merger agreement (with an extension period of up to 10 days for qualifying bidders), (ii) maintained the termination fee payable by the Company equal to 3.5% of the Company’s equity value in the event the merger agreement was terminated for the Company to enter into a superior proposal (but increased the termination fee payable by the Company to equal 2.35% of the Company’s equity value if the merger agreement was terminated to enter into a superior proposal in connection with the “go-shop”), (iii) reduced the Parent termination fee payable by Stonepeak to equal 6% of the Company’s equity value, (iv) rejected inclusion of a regulatory termination fee, and (v) introduced a marketing period for Stonepeak to raise the funds required to finance the transaction in the bond markets.
Later on October 29, 2024, Davis Polk sent to Simpson Thacher an initial draft of the Company’s confidential disclosure letter to the merger agreement (the “confidential disclosure letter”).
Also on October 30, 2024, Davis Polk sent to Simpson Thacher a revised draft of the merger agreement, which highlighted the open commercial points, including, among other things, the length of the “go-shop” period, the quantum of the Company termination fee and the Parent termination fee, and the inclusion of a regulatory termination fee. Representatives of Davis Polk had a call with representatives of Simpson Thacher to discuss the Company’s feedback on the open commercial points in the merger agreement.
Also on October 30, 2024, Goldman Sachs delivered a customary relationship disclosure letter, which was dated as of October 30, 2024, to the Company’s management, who in turn provided the letter to the members of the Board, providing information regarding certain of Goldman Sachs’ relationships with the Company, Amazon, Stonepeak and certain of their affiliates and portfolio companies.
On November 1, 2024, Simpson Thacher sent to Davis Polk a revised draft of the merger agreement, which (i) increased the “go-shop” period to 35 days following signing of a definitive merger agreement (with an extension period of up to 15 days for certain qualifying bidders), but excluded certain potentially interested parties from the “go-shop” provisions, (ii) maintained the termination fee payable by the Company equal to 3.5% of the Company’s equity value in the event the merger agreement was terminated for the Company to enter into a superior proposal (or 2.35% of the Company’s equity value if the merger agreement was terminated to enter into a superior proposal in connection with the “go-shop”), (iii) increased the Parent termination fee payable by Stonepeak to equal 7% of the Company’s equity value, and (iv) rejected inclusion of a regulatory termination fee.

Over the course of November 1, 2024, through the morning of November 3, 2024, the Company and its advisors continued to negotiate with Stonepeak and its advisors on the proposed terms of the merger agreement and other transaction documents, including the debt commitment letter, the equity commitment letter, the related fee letter and the limited guarantee, and Davis Polk and Simpson Thacher continued to exchange drafts of the transaction documents and the confidential disclosure letter. The negotiations covered various aspects of the transaction, including, among other things: the duration of the go-shop, the scope of Stonepeak’s undertaking to obtain the required regulatory approvals, the restriction on the conduct of the Company’s business until completion of the transaction, the representations and warranties to be made by the parties, the conditions to completion of the mergers, the Company’s ability to participate in discussions and negotiations with third parties relating to unsolicited proposals, the right of the Board to change its recommendation that stockholders approve the merger in response to a superior proposal or otherwise, the Company’s right to terminate the merger agreement to accept a superior proposal under certain conditions and the other termination provisions and the triggers of the Company termination fee. Following further correspondence between Simpson Thacher and Davis Polk, in the morning of November 3, 2024, Simpson Thacher sent a proposed final execution version of the merger agreement to Davis Polk, which, among other things, included a “go-shop” period of 35 days following signing of a definitive merger agreement (with an extension period of up to 15 days for certain qualifying bidders) (without excluding certain potentially interested parties from the “go-shop” provisions) and Parent termination fee equal to $150 million.
Later that morning of November 3, 2024, the Board held a meeting at which members of the Company’s management, and representatives of Goldman Sachs, Davis Polk, and Vorys were present. Prior to the meeting, representatives of Davis Polk provided the Board with an essentially complete version of the merger agreement, the form of amended and restated certificate of incorporation of the Surviving Company to be attached as Exhibit A to the merger agreement, and a near final draft of the confidential disclosure letter, and Goldman Sachs reviewed with the Board the information that had previously been provided by representatives of Goldman Sachs with respect to any material relationships with Stonepeak. The Board discussed, among other matters, the price negotiations between the Company and Stonepeak. Goldman Sachs then reviewed its financial analysis of the merger consideration. At the request of the Board, Goldman Sachs rendered an oral opinion of Goldman Sachs, subsequently confirmed by delivery of a written opinion dated November 3, 2024, to the Board to the effect that, as of the date of the written opinion and based on and subject to the assumptions, limitations, qualifications and other matters considered as described in such written opinion, the merger consideration of $22.50 per share to be paid to holders (other than Parent and its affiliates) of outstanding shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives of Davis Polk (i) again reviewed with the Board its fiduciary duties under Delaware law, including its fiduciary duties when evaluating the proposed transaction, (ii) presented a summary of the merger agreement and (iii) indicated that the Company and Stonepeak had agreed upon all financial and other material terms of the transaction and were imminently prepared to execute the merger agreement and related transaction documents. The Board then met in executive session to discuss the potential transaction and the information received from the Company’s management and advisors relating to the potential transaction. The Board also considered potential issues with rejecting Stonepeak’s proposal and remaining a standalone public company, the risk of pursuing strategic alternatives, the Company’s ability to solicit proposals during the go-shop period and the ability of the Company to terminate the agreement with Stonepeak to enter into an agreement with another bidder if such bidder made a superior proposal to acquire the Company. After further discussion and consideration of the merger agreement and the other transactions contemplated by the merger agreement (including the factors described in the section to this proxy statement entitled “The Merger — Reasons for the Merger”), the Board unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (ii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof.
On the afternoon of November 3, 2024, representatives of Davis Polk and Simpson Thacher finalized the confidential disclosure letter. Later that same afternoon, the Company, Parent and MergerCo executed and delivered, as applicable, the merger agreement, equity commitment letter, limited guarantee, debt commitment letter and the related fee letter.
On the morning of November 4, 2024, prior to the commencement of trading of Company common stock on NASDAQ, the Company released a press release announcing the execution of the merger agreement and the proposed terms of the acquisition by Stonepeak. The press release announcing the transaction also noted that the merger agreement included a go-shop period of 35 days continuing through December 8, 2024, and in certain cases for a period of 50 days continuing through December 23, 2024.
Beginning on November 4, 2024, representatives of Goldman Sachs contacted 18 parties to invite such parties to participate in the Company’s go-shop process. Such parties were identified as having the most likely interest in acquiring the Company and the financial capability to complete an acquisition. 17 of the contacted parties were private equity sponsors, and the remaining one was a potential strategic counterparty. Of the 18 parties contacted, three parties indicated interest in evaluating preliminary diligence information. Following execution of confidentiality agreements by two such parties, representatives of Goldman Sachs provided representatives of such parties with a targeted set of documents under such confidentiality agreements for due diligence review. The third party that indicated interest in evaluating preliminary diligence information did not execute a confidentiality agreement with the Company and, therefore, was not provided any documents or information for due diligence review.
All of the invited parties indicated that they were not interested in pursuing an acquisition of the Company, without any request to do further due diligence.
At 11:59 p.m., Eastern Time, on December 8, 2024, the “go-shop” period ended with the Company not having received any alternative acquisition proposals.
Recommendation of the Board
At the special meeting of the Board on November 3, 2024, after consideration, including of the material factors described in the section below entitled “— Reasons for the Merger”, and detailed discussions with the Company’s management and its legal and ﬁnancial advisors, at such meeting and prior meetings of the Board, the Board unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof. Accordingly, the Board recommends a vote “FOR the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Reasons for the Merger
At its November 3, 2024, meeting held to evaluate the merger, the Board unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof.
In evaluating the merger agreement and arriving at its determination, the Board consulted with the Company’s senior management, representatives of the Company’s financial advisor, Goldman Sachs, and the Company’s outside legal counsel, Davis Polk, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the merger to the Company and the Company’s stockholders. The Board believed that, taken as a whole, the following factors supported its decision to approve the merger:
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Merger Consideration. The current and historical trading prices of shares of Company common stock, and the fact that the merger consideration of $22.50 per share of Company common stock in cash represents a premium of approximately 29.3% over the unaffected closing share price of Company common stock of $17.40 (which was the closing share price on November 1, 2024, the last trading day prior to the announcement of the merger agreement), and a premium of approximately 45.5% to the volume weighted average closing share price of Company common stock over the 90 trading days prior to the announcement of the merger agreement.

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Arm’s-Length Negotiations. The fact that the merger consideration was the result of arm’s-length negotiations and that the Company negotiated an increase by Stonepeak from its April 26, 2024, proposed price of $16.00-$17.00 per share of Company common stock, and the Board’s belief that the merger consideration was the maximum price that Stonepeak was willing to pay.

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Uncertainty of Future Company Common Stock Market Price. The uncertainty of Company common stock’s future stock market price if the Company remained a standalone public company. The Board considered the Company’s business, technology, products, services, assets, financial condition, results of operations, management, competitive position and prospects, as well as current industry, economic and financial market conditions and opportunities. The Board also considered the Management Projections (as defined below under “The Merger — Certain Financial Forecasts”) and the initiatives and the potential execution risks associated with such plan. In connection with these considerations, the Board considered the attendant risk that if the Company remained a standalone public company, Company common stock might not trade at levels equal to or greater than the value of the merger consideration in the near term, over an extended period of time or at all.

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Merger Consideration in Cash. The fact that all of the merger consideration will be paid in cash, giving Company stockholders the opportunity to realize near-term value certainty in comparison to the risks, uncertainties, and longer potential timeline for realizing equivalent value from the Company’s standalone financial plan.

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Financial Analyses and Opinion of Goldman Sachs. The opinion of Goldman Sachs, dated November 3, 2024, to the Board to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Goldman Sachs’s opinion, the merger consideration of $22.50 in cash per share to be received by the holders (other than Parent and its affiliates) of shares of Company common stock in the merger was fair, from a financial point of view, to such holders, as more fully described below in the section titled “The Merger — Opinion of the Company’s Financial Advisor.”

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Market Check. The Board’s belief that contacting other potential bidders prior to signing a definitive agreement with Stonepeak would result in significant risks to the Company and its business, including concerns that market leaks and rumors regarding a potential transaction would disrupt the Company’s business relationships and risk employee turnover, lead to turnover in the Company’s stockholder base and potential stock price volatility and delay or jeopardize the availability of Stonepeak’s proposal.

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Likelihood of Consummation. The likelihood that the merger would be completed, in light of, among other things, Stonepeak’s substantial available capital and proven ability to complete large acquisition transactions, the conditions to the merger, the absence of a financing condition, the $150 million Parent termination fee (representing approximately 7% of the Company’s equity value) payable to the Company if the merger agreement is terminated in certain circumstances, and the efforts required to obtain regulatory approvals, including the obligation of Parent to hold separate, sell, license, divest or otherwise dispose of certain businesses or properties or assets of Parent, the Company or their respective subsidiaries.

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Risks Related to Certain Key Commercial Parties. Risks relating to the Company’s agreements with certain key commercial parties that are critical to the Company’s business, including that they may exercise their termination rights under certain agreements with the Company, which may discourage other parties potentially interested in an acquisition of, or combination with, the Company from pursuing that opportunity.

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Risks and Uncertainties in the Airline Industry. The Board’s understanding of risks and uncertainties in the industry in which the Company competes, and the risks that the Company would face if it continued to operate on a standalone public company basis, including:

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Air Cargo Services Industry Risks. Risks relating to the air cargo services industry, including, but not limited to, the competitive market for air cargo services, the failure to comply with extensive governmental laws and regulations in the U.S. and abroad and the imposition of more stringent regulations and rules on the air cargo services industry, and the initiatives to address global climate change;

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Company Operational Risks. Risks relating to the operation of the Company, including, but not limited to, the deterioration or disruption in the airfreight market, global economic conditions, ﬁnancial markets or global supply chains, including the impact of geopolitical events, health epidemics, the underutilization of existing aircraft, the failure to deploy or redeploy aircraft with customers at favorable rates or due to the grounding or loss of one or more aircraft, the seasonal nature of global trade flows, fuel availability and price volatility;

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Collective Bargaining Risks. Risks relating to the Company’s collective bargaining agreements covering the flight crewmembers and flight attendant employees of Omni Air International, LLC, ABX Air, Inc. and Air Transport International, Inc., which could result in higher labor costs than those faced by some of the Company’s non-unionized competitors or in a work interruption or stoppage; and

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Government Contractor Risks. Risks relating to compliance with existing and future applicable laws and regulations, especially the rules and regulations applicable to the Company as a U.S. government contractor.

•	Terms of the Merger Agreement. The terms and conditions of the merger agreement, including:
•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;
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the Company’s ability during the “go-shop” period to solicit alternative acquisition proposals from third parties and provide information to, and participate in discussions and engage in negotiations with, third parties regarding any takeover proposals, in each case, except for certain no-shop parties;

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the Company’s ability after the expiration of the “go-shop” period to continue to provide information to, and participate in discussion and engage in negotiations with, certain excluded parties until the cut-off date for any such excluded parties;

•	the Company’s ability after the “go-shop” period, in certain circumstances in response to unsolicited competing proposals, to furnish information to and conduct negotiations with third parties;
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the provisions of the merger agreement that allow the Board to change its recommendation in favor of the adoption of the merger agreement in response to a superior proposal and terminate the merger agreement in order to accept a superior proposal if the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that an acquisition proposal constitutes a superior proposal (including taking into account any modifications to the terms of the merger agreement that are proposed by Parent) and, in connection with the termination of the merger agreement, payment to Parent of a termination fee of $55,339,993 (representing approximately 3.5% of the Company’s equity value) in the event the merger agreement was terminated for the Company to enter into a superior proposal received or $37,156,852 (representing approximately 2.35% of the Company’s equity value) if the transaction is with certain excluded parties prior to the applicable cut-off date for any such excluded parties, subject to the Company’s compliance with certain procedural requirements;

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the provisions of the merger agreement that allow the Board to change its recommendation in favor of the adoption of the merger agreement in response to an intervening event, if the Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its directors’ fiduciary duties (including taking into account any modifications to the terms of the merger agreement that are proposed by Parent), subject to the Company’s compliance with certain procedural requirements;

•
the Board’s belief, after consultation with its outside legal counsel and financial advisors, that the payment of the $55,339,993 termination fee (or $37,156,852 termination fee if the transaction is with certain excluded parties prior to the applicable cut-off date for any such excluded parties) was not likely to unduly discourage additional competing third-party proposals or reduce the price of such proposals, that such termination fees and provisions are customary for transactions of this size and type, and that the size of the termination fee was reasonable in the context of comparable transactions;

•
the fact that upon termination of the merger agreement in certain specific circumstances, Parent would be required to pay to the Company a $150,000,000 termination fee that would help offset some of the costs involved in connection with negotiating the merger agreement and attempting to consummate the merger;

•	the outside date of May 3, 2025 (subject to one automatic extension to September 3, 2025, under certain circumstances), which the Board believed to be sufficient time to complete the merger; and

•	the ability of the Company to specifically enforce the terms of the merger agreement under certain circumstances.
•
Timing Considerations. The timing of the merger and the risk that if the Company did not accept the offer by Parent (as provided for in the merger agreement), it may not have another opportunity to do so or to accept a comparable opportunity.

•
Financing Strength of Parent. The fact that Parent has obtained committed debt and equity financing for the merger from reputable financing sources, the limited conditionality of the commitment letters and the likelihood that Parent would be able to finance the merger given Parent’s financial resources and financial profile.

•
Availability of Appraisal Rights. The fact that appraisal rights would be available to holders of Company common stock under Delaware law and that there was no condition in the merger agreement relating to the maximum number of shares of Company common stock that could exercise appraisal rights.

•
Opportunity of Company Stockholders to Vote. The Board considered the fact that the merger would be subject to the approval of Company stockholders, and that Company stockholders would be free to evaluate the merger and vote for or against the approval of the merger proposal at the special meeting.

The Board also considered certain potentially negative factors in its deliberations concerning the merger, including the following:
•	No Solicitation. The Company’s inability, after 11:59 p.m. (New York City time) on December 8, 2024, to solicit competing proposals.
•	Tax Treatment. The fact that the merger consideration will generally be taxable to Company stockholders.
•
No Company Stockholder Participation in Future Growth or Earnings. The Board considered that Company stockholders would lose the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as a standalone public company.

•
Risk of Non-Completion. The possibility that the merger might not be completed, including as a result of the failure to obtain regulatory approvals or the failure of Company stockholders to approve the merger agreement proposal, and the effect the resulting public announcement of the termination of the merger agreement may have on:

•	the trading price of Company common stock; and
•	the Company’s business and operating results, particularly in light of the costs incurred in connection with the merger.
•	Risk of Alternative Transactions. The risk that an alternative transaction potentially could be more beneficial to Company stockholders than the merger with Stonepeak.
•
Possible Deterrence of Competing Offers. The risk that various provisions of the merger agreement, including the requirement that the Company pay Parent a termination fee of $55,339,993 in the event the merger agreement was terminated for the Company to enter into a superior proposal received (or $37,156,852 if the transaction is with certain excluded parties prior to the applicable cut-off date for any such excluded parties), subject to the Company’s compliance with certain procedural requirements, may discourage other parties potentially interested in an acquisition of, or combination with, the Company from pursuing that opportunity.

•
Possible Disruption of the Company’s Business and Costs and Expenses. The possible disruption to the Company’s business that may result from the merger, the resulting distraction of the Company’s management and potential attrition of the Company’s employees and the costs and expenses associated with completing the merger.

•
Restrictions on Operation of the Company’s Business. The requirement that the Company act and carry on the business in the ordinary course and the other restrictions on the Company’s activities and operations prior to completion of the merger.

•	Lack of Assets of Parent and MergerCo. The fact that Parent and MergerCo are newly-formed entities with essentially no assets other than their rights under the commitment letters.
•	Financing Failure. The risk that the financing contemplated by the commitment letters might not be obtained.
•
Impact of Announcement. The uncertainty about the effect of the merger, regardless of whether the merger is completed, on the Company’s employees, customers, lenders and other parties, which may impair the Company’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with the Company. Additionally, the potential for litigation arising in connection with the merger.

•
Need to Obtain Required Regulatory Clearances. The fact that completion of the merger would require (i) certain regulatory consents, approvals or other clearances, including from the DOT, the FCC and under applicable foreign direct investment laws in the United Kingdom and (ii) the termination or expiration of the waiting period under the HSR Act.

The Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were significantly outweighed by the positive factors and potential benefits that it expected Company stockholders would achieve as a result of and associated with the merger. The Board believed that the merger would maximize the immediate value of Company stockholders’ shares of Company common stock and minimize the risks and uncertainty affecting the future prospects of the Company, including the potential execution risks associated with its standalone financial plan. Accordingly, the Board unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions contemplated thereby, (ii) approved and declared advisable the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement and the transactions contemplated thereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof.
In addition, the Board was aware of and considered the interests that the Company’s directors and executive officers may have with respect to the merger that differ from, or are in addition to, the interests of Company stockholders generally, as described below under “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but is meant to include material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weights or values to any of these different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Rather, the Board viewed its position and recommendation as being based on an overall analysis and on the totality of the information and factors presented to and considered by it, including discussions with the Company’s management and outside legal and financial advisors. In addition, in considering the factors described above, individual directors may have given different weights to different factors. The Board based its unanimous recommendation on the totality of the information presented.
This explanation of the Company’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”
Certain Unaudited Financial Forecasts
While the Company has from time to time provided limited financial guidance to investors, the Company’s management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with the merger, the Company provided certain unaudited non-public financial projections regarding the Company to the Board (referred to as the “Management Projections”). At the direction of the Board, the Management Projections were also provided to, and approved for use by, Goldman Sachs for purposes of performing its financial analysis in connection with rendering its opinion to the Board (as more fully described below under “The Merger — Opinion of the

Company’s Financial Advisor”). The Management Projections were also provided to Stonepeak in connection with Stonepeak’s due diligence review of the Company. A summary of the Management Projections is included below to give Company stockholders access to certain information that was considered by the Board for purposes of evaluating the merger. The Management Projections are not, and should not be viewed as, public guidance or even targets and do not constitute an admission or representation by the Company that the information contained therein is material information.
The Management Projections, while presented with numerical specificity, were based on numerous variables and assumptions, including about future performance, that are inherently uncertain and many of which are beyond the Company’s control. The Management Projections reflect numerous estimates, assumptions and judgments made by the Company’s management, based on information available at the time the Management Projections were developed, with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. Because the Management Projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. There can be no assurances that the Management Projections accurately reflect future trends or accurately estimate the Company’s future financial and operating performance. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Management Projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including the ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions and other factors described in or referenced under the section titled “Cautionary Statement Regarding Forward-Looking Statements” and those risks and uncertainties described in the Company’s public filings with the SEC. Further, the Management Projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Some or all of the assumptions that have been made in connection with the preparation of the Management Projections may have changed since the date the Management Projections were prepared. Accordingly, there can be no assurance that the Management Projections will be realized, and actual results may vary materially from those shown. Since the Management Projections cover a long period of time, the Management Projections by their nature are unlikely to anticipate each circumstance that will have an effect on the commercial value of the Company’s assets and services.
The Management Projections included in this document, including the financial projections set forth below under “— Company Management Financial Projections,” are the responsibility of the Company’s management. Deloitte & Touche LLP (referred to as “Deloitte”), the Company’s independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Projections and, accordingly, Deloitte has not expressed an opinion or any other form of assurance with respect thereto. The Deloitte report on the Company’s consolidated financial statements incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, relates to the Company’s previously issued financial statements. It does not extend to the Management Projections and should not be read to do so.
The Management Projections are not being included in this proxy statement in order to influence any Company stockholder’s decision as to whether or not to approve the merger proposal or whether or not to seek appraisal rights with respect to shares of Company common stock held by such Company stockholder. The summary of the Management Projections is being included in this proxy statement solely because these Management Projections were made available to the Board and Goldman Sachs.
The Management Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the merger and merger-related expenses. The Management Projections also do not take into account the effect of any failure of the merger to consummate and should not be viewed as accurate or continuing in that context.
The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Company, Goldman Sachs or any of their respective affiliates, advisors or representatives considered or consider the Management Projections to be predictive of actual future events, and the Management Projections should not be relied on as such. None of the Company, Goldman Sachs or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these Management Projections, and none of them undertakes any obligation to update, correct or otherwise revise or reconcile the

Management Projections to reflect circumstances existing after the date such Management Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate. The Company does not intend to make publicly available any update, correction or other revisions to the Management Projections, except as required by law. These considerations should be taken into account in reviewing the Management Projections, which were prepared as of an earlier date. None of the Company, Goldman Sachs or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Management Projections or that the projected results will be achieved. The Company has not made any representation to Stonepeak or its affiliates, in the merger agreement or otherwise, concerning the Management Projections.
Company stockholders are cautioned not to place undue, if any, reliance on the Management Projections included in this proxy statement.
The Management Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or generally accepted accounting principles in the United States (referred to as “GAAP”).
The Management Projections incorporate certain financial measures which are not GAAP measures. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The Company’s calculations of these financial measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. Financial measures provided to a financial advisor are excluded from the SEC’s definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures were not relied upon by Goldman Sachs for purposes of performing their respective financial analyses in connection with rendering its respective opinions to the Board (as described in the sections titled “The Merger Agreement — Opinion of the Company’s Financial Advisor”) or by the Board. Accordingly, a reconciliation of the financial measures included in the Management Projections is not provided.
Subject to the foregoing qualifications, the Management Projections are set forth below:
Company Management Financial Projections

	Management Projections Fiscal Year ending December 31,
	2024E	2025E	2026E	2027E	2028E	2029E	2030E
	($ millions)
Adjusted Revenue(1)	$2,018	$2,182	$2,238	$2,306	$2,403	$2,503	$2,612
Adjusted EBITDA(2)	$555	$670	$705	$724	$767	$812	$860
Total Depreciation & Amortization	$379	$412	$424	$444	$467	$489	$513
Total Capital Expenditures	$364	$412	$446	$457	$496	$491	$533
Free Cash Flow(3)	$192	$259	$259	$268	$271	$321	$327

(1)	For the purposes of the Management Projections, “Adjusted Revenue” is defined as total revenue plus the amortization of certain customer incentives.
(2)
For the purposes of the Management Projections, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense, and certain other adjustments.

(3)	For purposes of the Management Projections, “Free Cash Flow” flow is defined as Adjusted EBITDA, less Total Capital Expenditures.
For additional information on the Company’s actual results and historical financial information, see the section titled “Where You Can Find More Information”.
Opinion of the Company’s Financial Advisor
Goldman Sachs rendered its opinion to the Board that, as of November 3, 2024 and based upon and subject to the factors and assumptions set forth therein, the $22.50 in cash per share of Company common stock to be paid to the holders (other than Parent and its affiliates) of shares of Company common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated November 3, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the merger, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the merger agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2023;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;
•	certain other communications from the Company to its stockholders;
•	certain publicly available research analyst reports for the Company; and
•
certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs’ use by the Company, which are referred to in this section as the “Management Projections” and summarized in the section entitled “— Certain Financial Forecasts”.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition, and future prospects of the Company; reviewed the reported price and trading activity for Company common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the air cargo transportation industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company’s consent that the Management Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Company common stock, as of the date of the opinion, of the $22.50 in cash per share of Company common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the merger, whether relative to the $22.50 in cash per share of Company common stock to be paid to the holders (other than Parent and its affiliates) of shares of Company common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which Company common stock will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the merger, or as to the impact of the merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 1, 2024, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.
Illustrative Discounted Cash Flow Analysis
Using the Management Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per share of Company common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 8.00% to 9.50%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2024 (i) estimates of unlevered free cash flow for the Company for the remaining quarter in fiscal year 2024 and for the fiscal years 2025 through 2030 as reflected in the Management Projections and (ii) a range of illustrative terminal values for the Company, which were calculated by applying terminal year exit enterprise value (“EV”) to the last twelve month EBITDA (“EV/LTM EBITDA”) multiples ranging from 4.75x to 5.75x, to a terminal year estimate of EBITDA to be generated by the Company as reflected in the Management Projections (which analysis implied a range of perpetuity growth rates ranging from 1.5%-3.9%). The range of terminal year exit EV/LTM EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of the Company. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company the amount of the Company’s net debt as of September 30, 2024, as provided by and approved for Goldman Sachs’ use by the management of the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Company common stock as of November 1, 2024, as provided by and approved for Goldman Sachs’ use by the management of the Company, using the treasury stock method, to derive a range of illustrative present values per share of Company common stock ranging from $20.75 to $28.25, rounded to the nearest $0.25.
Illustrative Present Value of Future Share Price Analysis
Using the Management Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Company common stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for the Company as of December 31 for each of the fiscal years 2025 through 2028, by applying a range of multiples of illustrative EV to next twelve-month EBITDA (“EV/NTM EBITDA”) of 4.25x to 5.25x to estimates of the Company’s NTM EBITDA for each of the fiscal years 2025 through 2028. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for the Company.
Goldman Sachs then subtracted the amount of the Company’s net debt for each of the fiscal years 2025 to 2028, each as provided by and approved for Goldman Sachs’ use by the management of the Company, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for the Company for each of the fiscal years 2025 to 2028. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Company common stock for each of fiscal years 2025 to 2028, calculated using information provided by and approved for Goldman Sachs’ use by the management of the Company, to derive a range of implied future values per share of Company common stock. Goldman Sachs then discounted these implied future equity values per share of Company common stock to September 30, 2024, using an illustrative discount rate of 11.8%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $19.50 to $26.50 per share of Company common stock, rounded to the nearest $0.25.
Premia Paid Analysis.
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from January 1, 2018 through November 1, 2024 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $1 billion and $5 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in the all-cash U.S. public transactions relative to the target’s last closing stock price prior to announcement of the merger. This analysis indicated a median premium of approximately 23% across the period. This analysis also indicated a 25th percentile premium of approximately 11% and 75th percentile premium of approximately 50% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premia of approximately 11% to approximately 50% to the last closing price per share of Company common stock of $17.40 as of November 1, 2024 and calculated a range of implied equity values per share of Company common stock of $19.25 to $26.00, rounded to the nearest $0.25.
Historical Stock Trading Analysis.
Goldman Sachs reviewed the historical trading prices for Company common stock for the one-year period ended November 1, 2024. In addition, Goldman Sachs analyzed the consideration to be paid to holders (other than Parent and its affiliates) of shares of Company common stock pursuant to the merger agreement in relation to (i) the closing price per share of Company common stock on November 1, 2024, (ii) the volume weighted average price (the “VWAP”) per share of Company common stock for the preceding 90-trading day period ending November 1, 2024, (iii) the 52-week high price per share of Company common stock as of November 1, 2024 and (iv) the 52-week low price per share of Company common stock as of November 1, 2024.
This analysis indicated that the price per share of Company common stock to be paid to the holders of shares of Company common stock pursuant to the merger agreement represented:
•	a premium of 29.3% based on the closing price of $17.40 per share of Company common stock on November 1, 2024;
•	a premium of 45.5% based on the VWAP of $15.47 per share of Company common stock for the preceding 90-trading day period ending November 1, 2024;
•	a premium of 9.1% based on the highest price of $20.62 per share of Company common stock for the 52-week period ending on November 1, 2024; and
•	a premium of 91.0% based on the lowest price of $11.78 per share of Company common stock for the 52-week period ending on November 1, 2024.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Parent or the merger.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Company common stock, as of the date of the opinion, of the $22.50 in cash per share of Company common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.
The merger consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board. Goldman Sachs did not recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.
As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Stonepeak Partners LLC, an affiliate of Parent (“Stonepeak”), and Amazon, a significant shareholder of the Company, and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the merger. During the two-year period ended November 3, 2024, Goldman Sachs Investment Banking has not been engaged by the Company or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Stonepeak and its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Madison Energy Investments LLC, a portfolio company of Stonepeak, in connection with its sale to EQT Infrastructure in February 2023; as financial advisor to Stonepeak in its acquisition of an interest in Key Access Pipeline Systems in April 2023; as arranger with respect to a term loan and revolver repricing of Oryx Midstream Services LLC, a portfolio company of Stonepeak, in February 2024; as financial advisor to Stonepeak in its acquisition or Arvida Group in July 2024; and as bookrunner with respect to the initial public offering of shares of Lineage Logistics LLC, a portfolio company of Stonepeak, in July 2024. During the two-year period ended November 3, 2024, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking directly to Stonepeak and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Stonepeak) of approximately $40 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Amazon and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to the issuance by Amazon of its notes due 2024, notes due 2025, notes due 2027, notes due 2029 and notes due 2032 in November 2022; as financial advisor to Amazon in connection with its acquisition of One Medical in February 2023; and as financial advisor to Amazon in connection with its announced acquisition of iRobot, which was terminated in January 2024. During the two-year period ended November 3, 2024, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Amazon and/or its affiliates of approximately $15 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Stonepeak, Amazon and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. As of November 3, 2024, affiliates of Goldman Sachs also were co-invested with Stonepeak and its affiliates and were invested in limited partnership units of affiliates of Stonepeak, and may continue to do so in the future.
As the Board was aware, concurrent with the issuance of the Company’s convertible notes in September 2017 (the “Convertible Notes”), the Company entered into convertible note hedge transactions and warrant transactions with respect to the Convertible Notes (the warrant transactions, collectively, the “Warrant Transactions”) with Goldman Sachs and three other counterparties (collectively referred to in this section of this proxy statement as the “hedging transactions counterparties”), each acting as a principal for its own account. The Convertible Notes had an initial strike price equal to approximately $31.90 per share of Company common stock.
The convertible note hedge transactions were intended to generally reduce the potential dilutive effect on Company stockholders of the conversion of the Convertible Notes and/or offset any potential cash payment in excess of the principal amount of the Convertible Notes that the Company may have had to make in the event that the market value per share of Company common stock, as measured under the convertible note hedge transactions at the time of exercise, was greater than the strike price of the call options purchased by the Company in the convertible note hedge transactions. The Convertible Notes matured on October 15, 2024, and all related convertible note hedge transactions expired on the same date and none remain outstanding as of December 23, 2024.
The Warrant Transactions provide Goldman Sachs with warrants on shares of Company common stock, the value of which depends on the price of Company common stock exceeding the strike price of the warrants. The Warrant Transactions consisted of the sale by the Company of call options with respect to, collectively, 1,622,234 shares of Company common stock, the aggregate number of Company common stock underlying the Convertible Notes at the time of issuance (with 20% purchased from Goldman Sachs), of which Warrant Transactions covering 339,965 shares of Company common stock remain outstanding, in the aggregate, following the repurchase by the Company of Convertible Notes and execution of the Partial Termination Agreement between Goldman Sachs and the Company on August 9, 2023. As of December 23, 2024, approximately 21% of the Warrant Transactions remain outstanding, with a strike price of $41.3525 per share of Company common stock.
The Warrant Transactions may be adjusted, exercised and/or terminated in accordance with their terms in connection with certain events, including the announcement or consummation of the merger, which could result in a payment from the Company to Goldman Sachs. In particular, under the terms of the Warrant Transactions, each of Goldman Sachs and the other hedging transactions counterparties, each acting separately as calculation agent under the Warrant Transactions to which it is a party, is entitled in certain circumstances to make adjustments to the strike price of the warrants sold by the Company to Goldman Sachs and the other hedging transactions counterparties to reflect the economic effect of the announcement of the merger on the Warrant Transactions. In addition, each of Goldman Sachs and the other hedging transactions counterparties may, each acting separately as calculation agent, determining party or otherwise as principal under the Warrant Transactions to which it is a party, determine such additional adjustments and/or value owed upon termination or cancellation in respect of such warrants in accordance with their terms, including on or following consummation or abandonment of the merger. All actions or exercises of judgment by Goldman Sachs in its capacity as calculation agent pursuant to the terms of the Warrant Transactions to which it is a party must be performed in good faith and a commercially reasonable manner.
As a result of the Warrant Transactions, the hedging transactions counterparties are expected to have market exposure to the price of shares of Company common stock. It is the ordinary practice of the hedging transactions counterparties to engage in hedging activities to limit their respective market exposure to the price of the stock underlying privately negotiated equity derivative transactions with issuers of such stock, such as the Warrant Transactions. In connection with the Warrant Transactions, Goldman Sachs (and its affiliates) have engaged, and will continue to engage, in accordance with applicable law, in hedging and other market transactions (which may include the entering into or unwinding of various derivative transactions with respect to Company common stock) that are generally intended to substantially neutralize Goldman Sachs’ exposure as a result of the Warrant Transactions to changes in the price per share of Company common stock. Such hedging activity is at Goldman Sachs’ own risk and may result in a gain or loss to Goldman Sachs in an amount that may be greater than or less than the initial expected contractual benefit to Goldman Sachs under the Warrant Transactions. The amount of any such gain or loss will not be known until the applicable Warrant Transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs shall have completed all of its hedge unwind activities.
Goldman Sachs has informed the Company that to mitigate exposure from the Warrant Transactions, as of December 23, 2024, Goldman Sachs held a net short economic position of approximately 5,546 shares of Company common stock and was long and short a number of various options on Company common stock.
The Warrant Transactions are subject to adjustments made to the terms of the Warrant Transactions as a result of the announcement and the consummation of a merger, tender offer or other event involving the Company (including the merger), as described above. Goldman Sachs provided to the management of the Company, for the information of the Board, materials that summarized, based on theoretical models, the potential effects of the announcement and of the consummation of an acquisition of the Company on the Warrant Transactions to which Goldman Sachs is a counterparty. The materials included preliminary illustrative analyses by Goldman Sachs Investment Banking for a range of stated assumptions regarding takeout prices for Company common stock and volatilities, as well as based on other reasonable assumptions. In accordance with industry practice, Goldman Sachs maintains customary institutional information barriers reasonably designed to prevent the unauthorized disclosure of confidential information between personnel in Goldman Sachs Investment Banking and personnel in Goldman Sachs FICC and Equities who are undertaking the hedging transactions with respect to Goldman Sachs’ Warrant Transactions. In connection with the preparation of presentations to senior management of the Company and the Board, persons in Goldman Sachs Investment Banking, including the representatives of Goldman Sachs who have advised the Company in connection with the merger may have received or may receive input from personnel in Goldman Sachs FICC and Equities into how to model, or reports of historical measures or estimates of, Goldman Sachs’ and/or Goldman Sachs’ Investment Banking’s profit and/or loss over certain measurement periods related to the Warrant Transactions.
The amount of any termination payment owed to Goldman Sachs as a result of the termination of the Warrant Transactions will vary depending on market conditions (including, for example, interest rates and volatility and price of Company common stock) and the valuation model used to determine such amount and, accordingly, the amount of any termination payment owed by the Company to a hedging transactions counterparty may be significantly different from the illustrative amounts described above. The consummation of the merger could result in the Company paying a hedging transactions counterparty an amount that is greater than, equal to, or less than the amount the Company would have paid or delivered to the hedging transactions counterparty upon exercise, expiration or termination of its Warrant Transactions in the absence of the merger.
Goldman Sachs has advised the Company that as of December 23, 2024, Goldman Sachs expects to realize a net gain of up to approximately $1 million with respect to the Warrant Transactions as a result of the merger, after giving effect to its hedging activities based on the ordinary hedging practices described above and based on a range of stated assumptions, including volatilities and other reasonable assumptions. The amount of any such gain may not be known until the Warrant Transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs and its affiliates have completed all of their unwind activities, and such amount may differ from the estimates provided above.
The indenture governing the Convertible Notes and the forms of confirmations containing the terms of the convertible note hedge transactions and Warrant Transactions were included as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2017, which contains additional disclosure regarding the Convertible Notes and a description of the convertible note hedge transactions and Warrant Transactions. All references in this section of this proxy statement to share counts, conversion prices, and strike prices are subject to adjustment from time to time in accordance with the terms of the confirmations relating to the convertible note hedge transactions and Warrant Transactions.
The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated February 2, 2015, and reinstated October 20, 2024, the Company engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $35 million, all of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Effects of the Merger
If the Company stockholder approval is obtained, the other conditions to the closing of the merger are either satisﬁed or (to the extent permitted by law) waived and the merger is consummated, MergerCo will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly-owned subsidiary of Parent.
At the eﬀective time, each share of Company common stock issued and outstanding immediately prior to the eﬀective time (other than excluded shares and appraisal shares) will be canceled and converted into the right to receive $22.50 in cash, without interest and less any applicable withholding taxes. Company stockholders and “beneficial owners” (as defined for this purpose in Section 262(a) of the DGCL) who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company common stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL. For more information, please see the section of this proxy statement entitled “— Appraisal Rights”. Following the merger, all Company common stock will be beneﬁcially owned by Parent, and none of the current holders of Company common stock will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent. As a result, the current holders of Company common stock will no longer beneﬁt from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company. Following the merger, Parent will beneﬁt from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
Please see the section of this proxy statement entitled “The Merger Agreement — Consideration to be Received in the Merger” beginning on page 70.
For information regarding the eﬀects of the merger on the Company’s outstanding equity-based awards, please see the section below entitled “— Interests of the Company’s Directors and Executive Oﬃcers in the Merger” beginning on page 59 and the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Long-Term Incentive Awards” beginning on page 71.
Shares of Company common stock are currently registered under the Exchange Act and listed on NASDAQ under the trading symbol “ATSG”. Following the consummation of the merger, shares of Company common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of Company common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to ﬁle periodic and other reports with the SEC with respect to Company common stock.
Effects on the Company if the Merger Is Not Consummated
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, Company common stock will continue to be listed and traded on NASDAQ, Company common stock will continue to be registered under the Exchange Act and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock.
If the merger is not consummated, there is no assurance as to the eﬀect of these risks and opportunities on the future value of your Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of Company common stock reﬂects a market assumption that the merger will be consummated. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be oﬀered or that the business, operations, ﬁnancial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 93.

If the merger agreement is terminated under specified circumstances, the Company may be required to pay Parent a one-time termination fee of either $37,156,852 or $55,339,993, as applicable, or Parent may be required to pay the Company a one-time termination fee of $150 million. Please see the section entitled “The Merger Agreement—Termination Fees” beginning on page 95 of this proxy statement and the merger agreement attached as Annex A to this proxy statement for more information. Please see the section entitled “The Merger Agreement — Termination Fees” beginning on page 95 of this proxy statement and the merger agreement attached as Annex A to this proxy statement for more information.
Financing of the Merger
We anticipate that the total amount of funds necessary to consummate the merger (including amounts needed to pay the aggregate merger consideration and pay all fees, costs and expenses required to be paid by Parent or MergerCo at or prior to the closing in connection with the transactions contemplated by the merger agreement) will be approximately $3.107 billion in the aggregate, which will be funded with committed equity ﬁnancing and debt ﬁnancing as described below. We anticipate that the total funds available to Parent and MergerCo to pay the amounts described above will be up to $1.4 billion in the aggregate of equity ﬁnancing and an aggregate amount of $2.3 billion of debt ﬁnancing. Parent does not anticipate requiring additional sources of funding in order to consummate the merger. Parent has received the aggregate equity commitment for the equity ﬁnancing from the equity commitment party as described below in the section entitled “— Equity Financing” and debt commitments for the debt ﬁnancing from the debt ﬁnancing sources as described below in the section entitled “— Debt Financing”.
The consummation of the merger is not conditioned on Parent’s receipt of any ﬁnancing.
Equity Financing
Parent and MergerCo delivered to the Company the equity commitment letter, pursuant to which the equity commitment party has committed to Parent to fund, subject to the terms and conditions thereof, an aggregate amount up to $1.4 billion solely for purposes of paying the merger consideration at the closing.
Debt Financing
In connection with entering into the merger agreement, Parent received the debt commitment letter from the debt ﬁnancing sources. Pursuant to the debt commitment letter, the debt ﬁnancing sources have committed to provide, severally but not jointly, the credit facilities.
The commitments of the debt ﬁnancing sources under the debt commitment letter are subject to the satisfaction (or waiver by the applicable debt ﬁnancing sources) of certain conditions precedent, including, without limitation:
•
the merger will be consummated prior to or substantially concurrently with the initial borrowing under the credit facilities in all material respects in accordance with the terms described in the merger agreement, without giving eﬀect to certain material amendments or waivers absent the consent of the applicable debt financing sources;

•	since the date of the merger agreement, no material adverse effect (as defined in the section below entitled “— Representations and Warranties”) will have occurred;
•	the consummation of the equity ﬁnancing will have been made (or substantially concurrently with the initial borrowing under the credit facilities will be made);
•
prior to or substantially simultaneously with the initial borrowing under the credit facilities, certain existing indebtedness of the Company and its subsidiaries will have been satisfied and discharged or otherwise repaid or redeemed and, if applicable, any security interests and guarantees in connection therewith will have been terminated and/or released;

•
subject to customary limited conditionality provisions, all documents and instruments required to create and perfect the security interests contemplated under the credit facilities will be fully executed and delivered by the applicable parties and, if applicable, in proper form for filing; and

•	other customary conditions precedent set forth in the debt commitment letter.
The commitments under the debt commitment letter terminate automatically in the event that (i) the initial borrowings under the credit facilities does not occur on or before 11:59 p.m., New York City time, on the date that is ﬁve business days after May 3, 2025 (as such date may be extended (or further extended, as applicable) in accordance with the terms of the merger agreement as in eﬀect on the date of the merger agreement), (ii) the merger agreement is terminated by Parent (or its affiliates) in accordance with its terms without the consummation of the merger having occurred or (iii) the closing occurs without the funding of the credit facilities.
Limited Guarantee
Parent delivered to the Company the limited guarantee of the guarantor, pursuant to which the guarantor, subject to the terms and conditions thereof, has guaranteed the obligations of Parent to pay guaranteed obligations, subject to an aggregate cap equal to $157.5 million.
Appraisal Rights
Holders of Company common stock will become entitled to receive the merger consideration as a result of the merger. The holders and “beneficial owners” (as defined for this purpose in Section 262(a) of the DGCL) of Company common stock will be entitled to appraisal rights under Section 262 of the DGCL in connection with the merger.
If you hold or “beneficially own” one or more shares of Company common stock and comply with all requirements set forth in Section 262 of the DGCL in connection with the merger, you are entitled to appraisal rights under Delaware law and have the right to have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the merger consideration, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such Company stockholder or beneficial owner awarded “fair value” for its, his or her shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. Any Company stockholder or beneficial owner wishing to preserve their rights to appraisal must make a demand for appraisal as described below.
The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of Company common stock and references to a “beneficial owner” are to a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person;. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.
Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of approval of the merger agreement proposal, the Company, not less than 20 days prior to the meeting, must notify each stockholder who was a Company stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes the required notice, and the copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. A person who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully and consult with legal advisors. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration.
How to Exercise and Perfect Your Appraisal Rights
Persons wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:
•
you must NOT vote in favor of approval of the merger agreement proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of approval of the merger agreement proposal, if you submit a proxy and wish to exercise your appraisal rights, you must instruct the proxy to vote your shares against approval of the merger agreement proposal or abstain from voting your shares on the approval of the merger agreement proposal;

•
you must deliver to the Company a written demand for appraisal before the vote on the approval of the merger agreement proposal at the special meeting, as described further below, and be a Company stockholder of record or beneficial owner at the time of the making of such demand;

•	you must continuously hold (or beneficially own, as the case may be) the shares of Company common stock from the date of making the demand through the effective date of the merger; and
•
you or the surviving corporation (or any other person that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the Company stockholders and beneficial owners to initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 of the DGCL.

Voting, virtually or by proxy, against, abstaining from voting on or failing to vote on the approval of the merger agreement proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.
Who May Exercise Appraisal Rights
A Company stockholder or beneficial owner wishing to exercise appraisal rights must deliver to the Company, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of such Company stockholder’s or beneficial owner’s shares of Company common stock. In addition, that Company stockholder or beneficial owner must not vote or submit a proxy in favor of the merger proposal. A vote in favor of the merger proposal, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will nullify any previously filed written demands for appraisal with respect to such Company stockholder’s shares of Company common stock. A Company stockholder exercising appraisal rights must hold of record the shares of Company common stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. A beneficial owner exercising appraisal rights must own the shares of Company common stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the merger. For a Company stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will nullify any previously delivered written demand for appraisal. A Company stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. Neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A Company stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will constitute a waiver of appraisal rights.
Written Demand and Notice
If the shares of Company common stock with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares of Company common stock are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a Company stockholder or beneficial owner, as applicable; however, the agent must identify the Company stockholder or Company stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the Company stockholder or Company stockholders or beneficial owner or owners, as applicable. If a demand for appraisal is made by a beneficial owner, it must reasonably identify the holder of record of the shares of Company common stock for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of Company common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list described below.

A person who elects to exercise appraisal rights under Section 262 of the DGCL must mail his, her or its written demand for appraisal to the following address:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, OH 45177
Attention: W. Joseph Payne,
Chief Legal Officer & Secretary
If the merger is consummated, the surviving corporation will give written notice that the merger has become effective within 10 days after the closing date of the merger to each stockholder and beneficial owner that did not vote in favor of the merger agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the closing date of the merger, any stockholder and beneficial owner that did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such demand and to accept the merger consideration in accordance with the merger agreement for his, her or its shares of common stock.
Judicial Appraisal
Within 120 days after the closing date of the merger, but not later, any person that has complied with the requirements of Section 262 of the DGCL, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the merger in the case of a petition filed by a Company stockholder or beneficial owner, demanding a determination of the value of the shares of Company common stock held by all such Company stockholders or beneficial owners. The surviving corporation is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares of Company common stock appraised and have otherwise complied with the requirements of Section 262 of the DGCL, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the effective date of the merger, any person that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the approval of the merger agreement proposal and with respect to which the Company has received demands for appraisal, and the aggregate number of holders and beneficial owners holding or owning those shares of Company common stock (for which purpose the record holder of shares of Company common stock for which appraisal is demanded by the beneficial owner thereof shall not be considered a separate Company stockholder holding such shares of Company common stock for purposes of such aggregate number). The surviving corporation must mail this statement within the later of 10 days of receipt by the surviving corporation of the request therefor or 10 days after expiration of the period for delivery of demands for appraisal.
If a petition for appraisal is duly filed, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all persons who have demanded an appraisal of their shares of Company common stock. The Delaware Court of Chancery will then determine which persons are entitled to appraisal rights and may require the persons demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any person who fails to comply with this direction.
Because the shares of Company common stock will be listed on a national securities exchange immediately prior to the consummation of the merger, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (i) the total number of shares of Company common stock entitled to appraisal exceeds 1% of the outstanding shares of Company common stock eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares of Company common stock exceeds $1 million. Accordingly, you will not be entitled to an appraisal of your shares of Company common stock in connection with the merger if neither of these thresholds is satisfied.
Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Company common stock owned by such persons in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Company common stock at the effective time held by all persons who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the closing date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the closing date of the merger and the date of payment of the judgment. However, the Company has the right, at any time before the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Company makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the Company in such voluntary cash payment and the fair value of the shares of Company common stock as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same, upon surrender by such persons of their stock certificates or, in the case of book-entry shares, forthwith.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. Parent and the surviving corporation do not anticipate offering more than the merger consideration to any person exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company common stock is less than the merger consideration.
If no party files a petition for appraisal within 120 days after the effective time, then all persons will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement, without interest thereon.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder and beneficial owner is responsible for its own attorneys and expert witnesses expenses, although, upon application of a person whose name appears on the verified list filed by the surviving corporation in the merger who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder or beneficial owner in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal not dismissed or subject to such an award pursuant to a reservation of jurisdiction.
Any person that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote the shares of Company common stock subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of Company common stock as of a record date prior to the effective time.

Withdrawal
Any stockholder or beneficial owner that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving corporation, except that any attempt to withdraw made more than 60 days after the closing date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction, provided, however, that this provision will not affect the right of any person who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered in the merger within 60 days after the effective date of the merger. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the merger consideration, without interest thereon.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Company stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.
Interests of the Company’s Directors and Executive Officers in the Merger
The Company’s directors and executive oﬃcers have ﬁnancial interests in the merger that may be diﬀerent from, or in addition to, the interests of Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and the transactions contemplated by the merger agreement and to recommend that Company stockholders approve the merger agreement proposal.
The Company’s executive oﬃcers for purposes of the discussion below are Joseph C. Hete (Executive Chairman), Michael L. Berger (Chief Executive Oﬃcer), Quint O. Turner (Chief Financial Officer), Edward J. Koharik III (Chief Operating Officer), W. Joseph Payne (Chief Legal Officer), Jeffrey A. Dominick (President) and C. Todd France (Chief Commercial Officer). In addition, Richard F. Corrado, former Chief Executive Officer and named executive officer, left the Company as of November 3, 2023 and will not receive any compensation or benefits in connection with the transactions.
Treatment of Company Equity-Based Awards
For information regarding beneﬁcial ownership of shares of Company common stock by each of the Company’s directors and executive oﬃcers and all directors and executive oﬃcers as a group, please see the section entitled “Security Ownership of Certain Beneﬁcial Owners and Management”, beginning on page 98. Each of the Company’s directors and executive oﬃcers will be entitled to receive, for each share of Company common stock he or she holds, the same per share merger consideration in cash in the same manner as other Company stockholders.
As described further in the section entitled “The Merger Agreement — Treatment of Company Equity-Based Awards” beginning on page 71, each Company RSU outstanding immediately prior to the effective time will vest and be canceled and the holder thereof shall then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company RSU immediately prior to the effective time and (ii) the merger consideration. Each Company PSU outstanding immediately prior to the eﬀective time will vest and be canceled and the holder thereof shall then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company PSU immediately prior to the effective time (assuming the attainment of all applicable performance goals at the higher of (A) target level of performance and (B) actual level of performance measured as of the effective time) and (ii) the merger consideration. Each share of Company restricted stock outstanding immediately prior to the eﬀective time will fully vest and the holder thereof shall then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company restricted stock immediately prior to the effective time and (ii) the merger consideration. With respect to the interim equity awards, such interim equity awards will be granted entirely in the form of time-vesting Company RSUs or Company restricted stock, with such unvested portion of the interim equity awards to be converted into go forward awards at the effective time that vest on the same terms and conditions as applied to the interim equity awards.
The following table sets forth, as of December 18, 2024 (the latest practicable date to determine such amounts before the ﬁling of this proxy statement), and assuming a deal price of $22.50, for the Company’s named executive officers (each, a “NEO” and, collectively, the “NEOs”), other executive officers as a group and directors, (i) the number of shares of Company restricted stock held by such NEO (other than (a) the interim equity awards, which will not vest in connection with the merger, and (b) those Company restricted stock awards scheduled to vest on or before December 31, 2024) (ii) the number of Company PSUs (measured at target) held by such NEO (other than those Company PSUs scheduled to vest on or before December 31, 2024 due to the close of the applicable performance period), (iii) the number of Company RSUs held by such nonemployee director, and (iv) the number of shares of Company restricted stock granted prior to the date hereof as interim equity awards to such NEO (although such awards will not vest on a single-trigger basis in connection with the merger). See “— Quantiﬁcation of Payments and Beneﬁts” below for the value of the Company equity-based awards held by each of the Company’s executive officers.

	Company Restricted Stock(1)		Company PSUs(2)		Company RSUs(3)		Interim Equity Awards(4)		Total ($)
Name	Number of Shares	Value ($)	Number of Shares	Value ($)	Number of Shares	Value ($)	Number of Shares	Value ($)
NEOs
Joseph C. Hete	92,300	2,076,750	92,300	2,076,750	5,293	119,092.5	—	—	4,272,592.5
Michael L. Berger	67,200	1,512,000	67,200	1,512,000	—	—	85,700	1,928,250	4,952,250
Quint O. Turner	51,700	1,163,250	51,700	1,163,250	—	—	36,000	810,000	3,136,500
Edward J. Koharik, III	49,400	1,111,500	49,400	1,111,500	—	—	32,400	729,000	2,952,000
W. Joseph Payne	49,300	1,109,250	49,300	1,109,250	—	—	33,100	744,750	2,963,250
Non-NEO Executive Officers(5)	57,683	1,297,867.5	14,300	321,750	—	—	84,700	1,905,750	3,525,367.5
Nonemployee Directors
Phyllis J. Campbell	—	—	—	—	17,566	395,235	—	—	395,235
Raymond E. Johns, Jr.	—	—	—	—	21,423	482,017.5	—	—	482,017.5
Laura Peterson	—	—	—	—	9,023	203,017.5	—	—	203,017.5
Randy D. Rademacher	—	—	—	—	92,305	2,076,862.5	—	—	2,076,862.5
J. Christopher Teets	—	—	—	—	114,964	2,586,690	—	—	2,586,690
Jeffrey J. Vorholt	—	—	—	—	100,771	2,267,347.5	—	—	2,267,347.5
Paul S. Williams	—	—	—	—	21,500	483,750	—	—	483,750

(1)
Represents Company restricted stock (other than the interim equity awards that have been granted prior to the date hereof) outstanding as of December 18, 2024. The values shown with respect to Company restricted stock are determined as the product of the merger consideration multiplied by the total number of shares of Company restricted stock (excluding the interim equity awards that have been granted). 100% of the Company restricted stock will vest effective upon the closing of the merger.

(2)
Represents shares of Company common stock subject to the Company PSUs outstanding as of December 18, 2024, measured at target. The values shown with respect to Company PSUs are determined as the product of the merger consideration multiplied by the total number of shares of Company common stock subject to the Company PSUs. 100% of the Company PSUs will vest effective upon the closing of the merger at the greater of target and actual performance.

(3)
Represents shares of Company common stock subject to the Company RSUs outstanding as of December 18, 2024. The values shown with respect to Company RSUs are determined as the product of the merger consideration multiplied by the total number of shares of Company common stock subject to the Company RSUs.

(4)
Represents shares of Company restricted stock that have been granted as interim equity awards prior to the date hereof. The values shown with respect to the interim equity awards are determined as the product of the merger consideration multiplied by the number of shares of restricted stock awarded as interim equity awards before netting out shares of Company restricted stock forfeited on the grant date to satisfy tax withholding obligations pursuant to Section 83(b) elections. These awards will not vest on a single-trigger basis in connection with the merger and instead will be converted into go forward awards subject to the same terms and conditions as the Company restricted stock granted prior to the date hereof.

(5)
Includes Jeffrey Dominick (President) and Todd France (Chief Commercial Officer). Richard F. Corrado, former Chief Executive Officer and previously a NEO, left the Company as of November 3, 2023. Mr. Corrado holds 13,000 Company PSUs that will vest on December 31, 2024. Therefore, he will not hold any outstanding equity awards as of the closing of the merger.

Severance Entitlements
Change in Control Agreements
Each of the Company’s executive officers is subject to a change in control agreement with the Company, which generally follows the same form and provides that, in the event of a change in control of the Company (as defined in the change in control agreement), the executive officer will have the right to remain employed, at not less than his or her respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter. If an executive officer is terminated without “Cause” (as defined in the change in control agreement) or resigns for “Good Reason” (as defined in the change in control agreement) within four years after a change in control, the Company must pay the executive officer, in addition to all accrued compensation, (i) a multiple (ranging from 1x to 2x (or 3x with respect to Mr. Berger)) of the sum of (a) the higher of (x) the executive officer’s base salary in effect at the time of termination and (y) the executive’s base salary at the highest rate in effect during the two years prior to the date of termination and (b) the amount of any additional compensation (including sums awarded under any incentive compensation plan) awarded to the executive officer in the year most recently ended; provided that, if the executive’s normal retirement date is less than three years (less than two years in the case of Mr. Berger) from the termination date, the multiplier for the salary and bonus severance payments will be adjusted accordingly to provide such payments through the retirement date, (ii) unpaid bonus, if any, for the year prior to the year in which the termination of employment occurs, (iii) health insurance premiums for the duration of the applicable COBRA continuation coverage period for both the executive officer and any dependents and (iv) the amount forfeited by the executive officer that would have vested under each qualified retirement plans if the executive officer’s employment had continued for the remaining term of the change in control agreement. In addition, the executive officer is entitled to reimbursement for outplacement services up to a maximum of $10,000 and receipt of the actuarial value of contributions that the Company would have made on his behalf for a three-year period (for a two-year period in the case of Mr. Berger) under the RIP or the CAP 401(k), as applicable; provided that, if the executive’s normal retirement date is less than three years (less than two years in the case of Mr. Berger) from the termination date, the multiplier for such payments will be adjusted accordingly to provide such payments through the retirement date. The change in control agreements also provided for enhanced benefits under the ABX Supplemental Executive Retirement Plan (the “SERP”) for participants; however, the SERP has been frozen and the executives who participate are not eligible to receive any additional benefits under the SERP in connection with a change in control.
Deferred Compensation Plan
Michael Berger, Jeffrey Dominick, Quint Turner, Edward Koharik and Joseph Payne participate in the Company’s deferred compensation plan, which provides deferred compensation to a select group of management and highly compensated employees (except for any person so employed under the terms of a collective bargaining agreement) in an amount equal to the retirement contributions that cannot be made to the qualified plan in which the eligible employee participates due to IRS compensation limits. Under the terms of the deferred compensation plan, a participant in the plan will become fully vested in all amounts credited to his or her account upon a change in control of the Company (which includes the merger). However, as of the date hereof, all executive officers other than Jeffrey Dominick are fully vested in their aggregate account balances under the deferred compensation plan.
Continued Contribution to the 401(k) Plan
Under the terms of the merger agreement, the Company may continue to make employer contributions under the 401(k) plan in the ordinary course of business consistent with past practice. For the year in which the closing of the merger occurs, the Company may make a contribution to the 401(k) plan equal to the prorated portion of such year-end contribution that would have been made in the year in which the closing occurs.

Retention Awards
The Company may establish a cash-based retention award program in the amounts and on the terms as determined by the Company. Bonuses under the retention award program shall be payable in part at the closing of the merger and in part over the two years following the merger, subject to continued employment through each applicable payment date; however, in the event of a termination by us without “cause” or the recipient for “good reason” (to the extent such recipient has an agreement or participates in a Company benefit plan that provides for severance benefits upon a resignation for “good reason”), then any outstanding and unpaid retention bonus award amount shall accelerate in full upon the effectiveness of the recipient’s execution of a release of claims.
The table below sets forth the amount of retention awards that each of the Company’s named executive oﬃcers may receive under the retention award program.

Name	Retention Awards Amount ($)
Michael L. Berger	500,000
Quint O. Turner	500,000
Edward J. Koharik, III	500,000
W. Joseph Payne	500,000

Arrangements with Parent
Prior to the effective time, Parent and/or its affiliates expect to enter into discussions with the Company’s directors or executive officers regarding rollover, reinvestment and/or future compensation arrangements. However, as of the date of this proxy statement, none of the Company’s directors or executive oﬃcers has entered into any such agreement, arrangement or understanding with Parent or any of its aﬃliates regarding rollover, reinvestment and/or employment, or providing for any compensation or beneﬁts, following the eﬀective time, and the merger is not conditioned upon any such agreement, arrangement or understanding being entered into.
Section 280G Mitigation Actions
The Company, in consultation with Parent, is permitted to take certain actions before the eﬀective time to mitigate the amount of potential “excess parachute payments” for “disqualiﬁed individuals” (each, as deﬁned in Section 280G of the Code), including (i) accelerating the grant, vesting or payment in 2024 of any compensation or benefits that otherwise would have been granted, vested or paid in the first half of 2025 (including (a) 2024 annual bonuses, (b) any unvested Company equity-based awards that are scheduled to vest during the first half of 2025 or otherwise accelerate upon the effective time or (c) accrued vacation/paid time off amounts, (ii) entering into non-competition agreements and obtaining third party valuations of restrictive covenants or (iii) entering into “best net” cutback agreements with disqualified individuals. The Company is not required to and does not plan to provide tax or other gross-ups have been or will be provided to any disqualified individual related to Section 280G of the Code.
The Company has engaged a third-party consultant to advise on the impacts of Section 280G of the Code in connection with the merger. Consistent with the actions permitted under the merger agreement, the Company has taken the following actions to mitigate the effects of Section 280G of the Code: (i) accelerated the payment of a portion of the annual cash bonuses the disqualified individuals would have received in 2025 with respect to the 2024 performance period; (ii) accelerated the vesting of a portion of the Company PSUs for which the performance period would have completed on December 31, 2024 such that the settlement of such Company PSUs occurred prior to December 31, 2024; (iii) accelerated the vesting of any Company restricted stock that would have vested prior to the end of the first quarter of 2025 (or, for Jeffrey Dominick, with respect to his initial grant of Company restricted stock) such that the settlement of such Company restricted stock occurred prior to December 31, 2024; and (iv) issued interim equity awards to certain disqualified individuals in the form of Company restricted stock (subject to such disqualified individual’s election under Section 83(b) of the Code), which will automatically convert to cash-based long-term awards consistent with the terms of the go forward awards described above. The Company may take such other actions it deems necessary or appropriate to further mitigate the effects of Section 280G of the Code in accordance with the merger agreement.
Director and Officer Indemnification
Pursuant to the terms of the merger agreement, members of the Board and oﬃcers of the Company will be entitled to certain ongoing indemniﬁcation and coverage under directors’ and oﬃcers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and oﬃcer indemniﬁcation, please see the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 90.
Quantification of Payments and Benefits
In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive oﬃcers’ estimates of the amounts of compensation that are payable in connection with or otherwise relate to the merger. Company stockholders are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on any of the Company, the Board, Parent or the surviving corporation. Accordingly, if the merger agreement proposal is approved by the Company stockholders and the merger is consummated, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and above under “— Interests of the Company’s Directors and Executive Officers in the Merger”.
The potential payments in the tables below are quantiﬁed in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the merger is consummated on March 31, 2025, (ii) the per share merger consideration of $22.50, (iii) the named executive oﬃcers’ salary as in eﬀect as of the date of this proxy statement, (iv) the number of unvested Company equity-based awards held by the named executive officers as of December 18, 2024, the latest practicable date to determine such amounts before the ﬁling of this proxy statement, less any awards expected to vest in the ordinary course on or prior to December 31, 2024, assuming (x) no additional grants or forfeitures of Company PSUs or Company restricted stock will be made prior to December 31, 2024 (or, in the case of any interim equity awards, will not vest in connection with the merger on a single-trigger basis, and instead will be converted into go forward awards subject to the same terms and conditions as the applicable Company restricted stock or Company RSU granted prior to the closing date) and (y) Company PSUs vest at target and (v) an assumption that each named executive oﬃcer experiences a termination of employment immediately following the consummation of the merger under circumstances that entitle such named executive oﬃcer to receive severance (i.e., a termination without “Cause” or resignation for “Good Reason”). As such, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reﬂect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a NEO may materially differ from the amounts set forth below. Mr. Richard F. Corrado, former Chief Executive Officer and previously a NEO, left the Company as of November 3, 2023 and will not receive any compensation or benefits in connection with the transactions.

Name	Cash Severance ($)(1)	Equity Acceleration ($)(2)	Health Care Continuation Coverage ($)(3)	Job Outplacement services ($)(4)	Retention Awards ($)(5)	Interim Equity Awards ($)(6)	Total ($)
Joseph C. Hete(7)	—	4,153,500	—	—	—	—	4,153,500
Michael L. Berger	2,970,000	3,024,000	36,959	10,000	500,000	1,928,250	8,469,209
Quint O. Turner	1,559,250	2,326,500	18,582	10,000	500,000	810,000	5,224,332
Edward J. Koharik, III	1,560,900	2,223,000	19,560	10,000	500,000	729,000	5,042,460
W. Joseph Payne	1,590,600	2,218,500	55,608	10,000	500,000	744,750	5,119,458

(1)
The amounts shown in this column represent the estimated value of the cash severance each named executive officer is eligible to receive upon a termination without Cause or for Good Reason within four years after a change in control. The amount constitutes (i) a multiple (ranging from 1x to 2x (or 3x with respect to Mr. Berger)) of the sum of (a) the higher of (x) the executive officer’s base salary in effect at the time of termination and (y) the executive’s base salary at the highest rate in effect during the 2 years prior to the date of termination and (b) the amount of any additional compensation (including sums awarded under any incentive compensation plan) awarded to the executive officer in the year most recently ended (provided that, if the executive’s normal retirement date is less than three years from the termination date (less than two years in the case of Mr. Berger), the multiplier for the salary and bonus severance payments will be adjusted accordingly to provide such payments through the retirement date (i.e., for Messrs. Berger and Turner, the multiplier is 1.8x)), (ii) the annual incentive bonus for the year most recently ended for the named executive officer, to the extent unpaid, and (iii) the actuarial value of contributions that the Company would have made on the named executive officer’s behalf for a 3-year period (for a 2-year period in the case of Merger) under the RIP or the CAP 401(k), as applicable; provided that, if the executive’s normal retirement date is less than three years (less than two years in the case of Mr. Berger) from the termination date, the multiplier for such payments will be adjusted accordingly to provide such payments through the retirement date. Each NEO’s cash severance payments are “double-trigger”, as such payments will not be payable solely as a result of the consummation of the merger, but would also require a termination without Cause or for Good Reason.

(2)
The amounts shown in this column represent the estimated aggregate value of each NEO’s unvested Company equity-based awards. As described in the section entitled “— Treatment of Company Equity-Based Awards”, at the eﬀective time, each Company RSU outstanding immediately prior to the eﬀective time will vest and be canceled and the holder thereof shall then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company RSU immediately prior to the effective time and (ii) the merger consideration. Each Company PSU outstanding immediately prior to the effective time will vest and be canceled and the holder thereof shall then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company PSU immediately prior to the effective time (assuming the attainment of all applicable performance goals at the higher of (A) target level of performance and (B) actual level of performance measured as of the effective time) and (ii) the merger consideration. Each share of Company restricted stock outstanding immediately prior to the eﬀective time will fully vest and the holder thereof shall then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company restricted stock immediately prior to the effective time and (ii) the merger consideration. Each NEO’s equity payments are “single-trigger”, as such payments will be payable solely as a result of the consummation of the merger.
The Company granted the interim equity awards to its NEOs during 2024 in the form of Company restricted stock, amounting to grant date fair market values of (i) $1,874,259 for Mr. Berger; (ii) $787,320 for Mr. Turner; (iii) $723,897 for Mr. Payne; and (iv) $708,588 for Mr. Koharik. The number of shares underlying the Company restricted stock was determined by dividing the fair market value of the award as of the grant date by the price per share of the Company's common stock as of the grant date.
(3)
Under the change in control agreement, the Company will pay the NEO’s health insurance premiums for the remaining term of the agreement provided that the executive has elected COBRA continuation coverage and, at the end of such continuation coverage period, will arrange for the executive to receive health benefits substantially similar to those which the executive was receiving immediately prior to the termination of the coverage period. The amounts for Messrs. Payne, Berger and Turner in the change in control scenario reflect the value of the Company’s portion of the cost until each reaches age 65. These amounts are merely intended as an estimate using 2024 rates. Each NEO’s healthcare continuation payments are “double-trigger”, as such payments will not be payable solely as a result of the consummation of the merger, but would also require a termination without Cause or for Good Reason.

(4)
The amounts shown in this column represent an estimate of the maximum amount that the Company will pay or reimburse to the NEO for job outplacement services under the terms of the change in control agreement. Each NEO’s job outplacement services payments are “double-trigger”, as such payments will not be payable solely as a result of the consummation of the merger, but would also require a termination without Cause or for Good Reason.

(5)
The amounts shown in this column represent the retention payment amounts payable under the Retention Program for each NEO. The retention awards shall be payable in part at the closing of the merger and in part over the two years following the merger, subject to such NEO’s continued employment with the Company and its subsidiaries on each applicable payment date.

(6)
The amounts shown in this column represent an estimated aggregate value payable to each NEO for the Company restricted stock awarded prior to the date hereof as interim equity awards before netting out shares of Company restricted stock forfeited on the grant date to satisfy tax withholding obligations pursuant to Section 83(b) elections. The interim equity awards will not vest in connection with the merger and instead will be converted into go forward awards subject to the same terms and conditions as the Company restricted stock granted, including “double-trigger” acceleration on a termination without cause or a resignation for Good Reason (among other qualifying termination events).

(7)
Mr. Hete does not have a change in control agreement with the Company and will not receive payments under the Retention Program. He will only receive payments for the accelerated vesting of his equity-based awards in connection with the merger.

Material U.S. Federal Income Tax Consequences of the Merger
The following discussion sets forth certain material U.S. federal income tax consequences of the merger to U.S. Holders and Non-U.S. Holders (as defined below) of Company common stock whose shares of Company common stock are converted into the right to receive cash pursuant to the merger. This discussion does not address any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. In addition, it does not address any alternative minimum tax consequences of the merger, the potential application of the Medicare contribution tax on net investment income or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion is based upon the Internal Revenue Code of 1986, as amended (referred to as the “Code”), the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this Proxy Statement. These laws may change, possibly retroactively, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only consequences to those holders that hold their shares of Company common stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or that may be applicable to holders that are subject to special treatment under the U.S. federal income tax laws, such as:
•	financial institutions;
•	tax-exempt organizations or accounts;
•	S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);
•	insurance companies;

•	mutual funds;
•	dealers or brokers in stocks and securities, or currencies;
•	traders in securities that elect mark-to-market method of tax accounting with respect to their Company common stock;
•	holders of Company common stock or Company equity awards that received Company common stock or Company equity awards through a tax-qualified retirement plan or otherwise as compensation;
•	persons that have a functional currency other than the U.S. dollar;
•	holders of Company common stock that hold Company common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	except as discussed below under “—Non-U.S. Holders,” persons who actually or constructively own more than 5% of Company common stock;
•	persons subject to special tax accounting rules (including rules requiring recognition of gross income based on a taxpayer’s applicable financial statement); or
•	United States expatriates.
The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes and that holds Company common stock generally will depend on the status of the partner and the activities of the partnership. Partners in such a partnership holding Company common stock should consult their own tax advisors.
We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (referred to as the “IRS”) as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations applicable to the merger, or any related transactions. If the tax consequences described below are successfully challenged, the tax consequences applicable to the merger may differ from the tax consequences described below.
Holders should consult with their own tax advisors as to the tax consequences of the merger in light of their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. state or local, non-U.S. or other tax laws and of changes in those laws.
U.S. Holders
For purposes of this Proxy Statement, the term “U.S. Holder” means a beneficial owner of Company common stock that is:
•	A citizen or individual resident of the United States;
•
A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (i) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

For purposes of this Proxy Statement, a beneficial owner of Company common stock that is neither a U.S. Holder nor a partnership is referred to as a “Non-U.S. Holder.”
In general, a U.S. Holder receiving cash in exchange for Company common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes on the exchange in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in Company common stock surrendered in the exchange. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Company common stock.

Gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in Company common stock is more than one year at the time of the completion of the merger. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are currently subject to U.S. federal income tax at preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
If a U.S. Holder acquired different blocks of Company common stock at different times or at different prices, any gain or loss and the holding period with respect to Company common stock exchanged must be determined separately with respect to each block of Company common stock that is exchanged.
Non-U.S. Holders
The receipt of cash by a Non-U.S. Holder in exchange for shares of Company common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
The gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States);

•
The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Company common stock pursuant to the merger and certain other conditions are met; or

•
The Non-U.S. Holder owned, directly or under certain constructive ownership rules in the Code, more than 5% of Company common stock at any time during the five-year period preceding the merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the Non-U.S. Holder held Company common stock.

Gain described in the first bullet point immediately above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. Holder, subject to an applicable income tax treaty providing otherwise. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. Non-U.S. Holders described in the second bullet point immediately above will be subject to tax on any gain realized on the exchange at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder. With respect to the third bullet point immediately above, the Company believes that it is not and has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.
Information Reporting and Backup Withholding
Payments of cash to a holder in the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%), unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules (generally, by furnishing a properly completed and executed IRS Form W-9 or applicable IRS Form W-8 to the applicable withholding agent). Certain holders (such as corporations) are exempt from information reporting and backup withholding.
Non-U.S. Holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding. Non-U.S. Holders should consult their own tax advisors regarding compliance with such requirements and procedures.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
This discussion of certain material U.S. federal income tax consequences is not tax advice. Holders of Company common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Regulatory Approvals in Connection with the Merger
The parties to the merger agreement intend to, and are obligated to, each of the parties to cooperate with the other parties and use their respective reasonable best efforts to, as promptly as reasonably practicable, (i) consummate the transactions contemplated by the merger agreement, (ii) obtain all approvals from any governmental authority or third party (including under any contracts) that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement and (iv) defend or contest in good faith any proceeding brought by any governmental authority or a third party or any outstanding order, determination, judgment, injunction, ruling, writ, award or decree (including a suspension or debarment) of any governmental authority that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement, in each case, as described in the section of this proxy statement entitled “The Merger Agreement — Efforts”. The management of each of the Company and Parent currently believe that the necessary regulatory approvals can be obtained in the first half of 2025; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.
HSR Act Clearance
Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated by the FTC, which prevent transactions such as the merger from being consummated until (i) certain information and materials are furnished to the DOJ and the FTC and (ii) the applicable waiting period is terminated early or expires. Both the Company and Parent ﬁled their respective Notiﬁcation and Report Forms with the FTC and the Antitrust Division of the DOJ on November 19, 2024. The waiting period applicable to the consummation of the merger under the HSR Act expired at 11:59 p.m., Eastern Time, on December 19, 2024.
At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.
Other U.S. Regulatory Approvals
Consummation of the merger is also subject to receipt of the receipt of certain additional regulatory consents, approvals or other clearances, including from the DOT and the FCC. The parties also made the required ﬁlings with the DOT and the FCC on November 18, 2024 and December 3, 2024, respectively.
There can be no assurance that the requisite approvals will be obtained on a timely basis or at all.
Non-U.S. Regulatory Approvals
Consummation of the merger is also subject to receipt of a clearance decision by the United Kingdom pursuant to the National Security and Investment Act 2021. The parties submitted the required ﬁling with the United Kingdom government on November 23, 2024.
The United Kingdom government could take such actions under the applicable regulatory laws as it deems necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.
Additional Approvals
In addition, the parties expect to submit a notification of the merger to the Defense Counterintelligence and Security Agency (“DCSA”) of the U.S. Department of Defense.
The Company and Parent also intend to make all required ﬁlings under the Exchange Act relating to the merger and obtain all other approvals and consents that may be necessary to give eﬀect to the merger.

Delisting and Deregistration of the Common Stock
Prior to the effective time, Parent and the Company shall cooperate and, prior to the closing of the merger, the Company shall use its reasonable best efforts to cause Company common stock to be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as promptly as practicable after the eﬀective time, and, accordingly, Company common stock will no longer be publicly traded.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is important to you, and is qualiﬁed in its entirety by the full merger agreement, as attached to this proxy statement as Annex A. We recommend that you read the merger agreement carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and not to provide you with any other factual information regarding the Company, Parent, MergerCo or their respective subsidiaries, aﬃliates or businesses. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the beneﬁt of the other parties to the merger agreement and:
•	have been made only for purposes of the merger agreement;
•	have been qualiﬁed by certain documents ﬁled with, or furnished to, the SEC by the Company prior to the date of the merger agreement;
•	have been qualiﬁed by conﬁdential disclosures made by the Company in connection with the merger agreement;
•	are subject to materiality qualiﬁcations contained in the merger agreement that may differ from what may be viewed as material by investors;
•	were made only as of the date of the merger agreement or such other date as is speciﬁed in the merger agreement; and
•
have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and MergerCo, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, MergerCo or any of their respective subsidiaries, aﬃliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed (and may continue to change) after the date of the merger agreement, which subsequent information may or may not be fully reﬂected in the Company’s public disclosures.
Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide the Company stockholders with a materially complete understanding of the disclosures relating to the merger agreement. See “Where You Can Find Additional Information” beginning on page 104 of this proxy statement.
The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement.
Effects of the Merger
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, MergerCo, a wholly-owned subsidiary of Parent, will be merged with and into the Company, the separate corporate existence of MergerCo will thereupon cease, and the Company will be the surviving corporation in the merger.
Closing and Effective Time of the Merger
Unless Parent and the Company agree otherwise, the closing will take place at 10:00 a.m. (New York City time) on the twelfth business day following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisﬁed at the closing, but subject to the satisfaction or waiver of those conditions at the closing); provided that, unless an earlier date is elected by Parent in writing in its sole and absolute discretion, the closing will not occur prior to the earlier of (i) any business day during the marketing period (as described under the section entitled “— Financing” below) as may be speciﬁed by Parent on no less than three business days’ prior written notice to the Company and (ii) the third business day after the ﬁnal day of the marketing period.
The merger will become effective at the time that the certiﬁcate of merger is ﬁled with and accepted by the Secretary of State of the State of Delaware or, to the extent permitted by applicable law, at such later time as is agreed to by the parties prior to the filing of such certificate of merger and specified therein.
At the effective time of the merger, the certiﬁcate of incorporation of the Company, as in effect immediately prior to the completion of the merger, will be amended and restated to read in its entirety as set forth on Exhibit A to the merger agreement, and as so amended and restated will be the certiﬁcate of incorporation of the surviving corporation until thereafter amended in accordance with applicable law and the certiﬁcate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section entitled “— Conditions of the Merger” below). The bylaws of the surviving corporation will be amended and restated to read in their entirety as the bylaws of MergerCo in effect immediately prior to the effective time, and as so amended, will be the bylaws of the surviving corporation until thereafter amended in accordance with applicable law and the certiﬁcate of incorporation and bylaws of the surviving corporation; provided, however, that the name of the surviving corporation set forth therein will be automatically deemed to be changed to the name of the Company. The Company and Parent currently expect to consummate the merger in the first half of 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the other conditions to the merger described under the section entitled “— Conditions of the Merger” below. For additional information, please see the section of this proxy statement entitled “The Merger — Regulatory Approvals in Connection with the Merger” beginning on page 67.
Directors and Officers of the Surviving Corporation
The directors of MergerCo immediately prior to the effective time will be the directors of the surviving corporation immediately following the effective time, until their respective successors are duly elected or appointed and qualiﬁed or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.
The oﬃcers of the Company immediately prior to the effective time will be the oﬃcers of the surviving corporation until their respective successors are duly appointed and qualiﬁed or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.
Consideration To Be Received in the Merger
The merger agreement provides that, at the effective time, each issued and outstanding share of Company common stock (other than excluded shares and appraisal shares) will be converted automatically into and will thereafter represent only the right to receive an amount in cash equal to $22.50 per share, without interest and less any applicable withholding taxes. As of the effective time, each holder of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration to be paid in consideration therefor in accordance with the merger agreement.
If, between the date of the merger agreement and the effective time, the number of outstanding shares of Company common stock or securities convertible or exchangeable into or exercisable for Company common stock will have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse share split, dividend (including any dividend or other distribution of securities convertible into shares of Company common stock), reorganization, recapitalization, reclassiﬁcation, subdivision, combination, exchange of shares or other like change, then the merger consideration and any other amounts payable pursuant to the merger agreement will be equitably adjusted as necessary to reflect, without duplication, such event.
Excluded Shares
All shares of Company common stock that are owned by the Company as treasury shares immediately prior to the effective time or held by Parent or MergerCo immediately prior to the effective time, including any “rollover” shares (collectively, the “excluded shares”), will be canceled and will cease to exist and no consideration will be delivered in exchange therefor.

Treatment of Company Equity-Based Awards
Other than the interim equity awards, each equity-based award outstanding immediately prior to the effective time will be treated as follows:
•
each Company RSU outstanding immediately prior to the effective time will vest and be canceled and the holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company RSU immediately prior to the effective time and (ii) the merger consideration;

•
each Company PSU outstanding immediately prior to the effective time will vest and be canceled and the holder thereof will then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company PSU immediately prior to the effective time (assuming, for purposes of determining the number of Company PSUs, attainment of all applicable performance goals at the higher of (A) target level of performance and (B) actual level of performance measured as of the effective time) and (ii) the merger consideration; and

•
each share of Company restricted stock outstanding immediately prior to the effective time will fully vest and the holder thereof will then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company common stock subject to such Company restricted stock immediately prior to the effective time and (ii) the merger consideration.

With respect to the awards described above, the payments described above will be made, subject to any applicable withholding taxes, as promptly as reasonably practicable after the effective time but in no event later than the second regularly scheduled payroll date following the effective time, to the holders of the equity-based awards.
With respect to the interim equity awards, such interim equity awards will be granted entirely in the form of time-vesting Company RSUs or Company restricted stock, with such unvested portion of the interim equity awards to be converted into go forward awards at the effective time that vest on the same terms and conditions as applied to the interim equity awards.
Treatment of Company Warrants
At the effective time, each outstanding warrant for shares of Company common stock governed by the Amazon Warrants (as defined in the merger agreement) will automatically vest and, following the Company’s exercise of its mandatory exercise right, will be exercisable in accordance with the terms of the Amazon Warrants solely for the merger consideration that Company common stock issuable upon exercise of such warrants immediately prior to the merger would have been entitled to receive upon consummation of the merger.
Treatment of Company Indebtedness
Pursuant to the merger agreement, the Company has agreed, prior to the effective time, to take all actions required by the indenture governing the Company’s 3.875% Convertible Senior Notes due 2029 (the “2029 Convertible Notes” and such indenture, the “Convertible Notes Indenture”) as a result of the transactions or as otherwise required by the terms of the Convertible Notes Indenture, including to deliver any supplemental indentures, any notices, certificates, opinions, documents or instruments required to be delivered under such Convertible Notes Indenture in connection with such transactions. The Company must provide Parent and its counsel reasonable opportunity to review and comment on any such supplemental indenture, notice, certificate, opinion, document or instrument prior to the dispatch or making thereof.
Pursuant to the merger agreement, the Company and its subsidiaries have agreed, if requested by Parent, to redeem at Parent’s expense the Company’s 4.750% Senior Notes due 2028 (the “2028 Senior Notes” and, together with the 2029 Convertible Notes, the “Notes”) in full upon the terms set forth in and in compliance with the indenture governing the 2028 Senior Notes (the “Senior Notes Indenture” and, together with the Convertible Notes Indenture, the “Indentures”). The Company has agreed, and has agreed to cause its subsidiaries to, at the written request of Parent and solely to the extent permitted by the 2028 Senior Notes Indenture, use its and their reasonable best efforts to (i) issue one or more notices of optional redemption for all of the outstanding aggregate principal amount of the 2028 Senior Notes, pursuant to the 2028 Senior Notes Indenture, in order to effect a redemption on the closing date; provided that such redemption notice will be subject to and conditioned upon the occurrence of the closing and in no event will (a) the pendency of the redemption of the 2028 Senior Notes have any effect on the timing of the closing or (b) the consummation of the redemption of the 2028 Senior Notes in any way be construed to be a condition to the consummation of the closing and (ii) provide any other cooperation reasonably requested by Parent that is necessary or reasonably required in connection with a redemption or prepayment of the 2028 Senior Notes and the satisfaction and discharge of the 2028 Senior Notes Indenture effective no earlier than the closing, including using reasonable best efforts to take such actions, including the issuance of all customary certificates, opinions and other documentation, as may be required under the terms of the 2028 Senior Notes to effect such redemption or prepayment and satisfaction and discharge effective as of the closing. Parent and its counsel must be given a reasonable opportunity to review and comment on all documents related to the redemption, prepayment and satisfaction and discharge of the 2028 Senior Notes, and the Company must give reasonable and good faith consideration to any comments made by Parent and its counsel.
Pursuant to the merger agreement, Parent or MergerCo will be permitted, at their option and expense, to commence and conduct, in accordance with any Indenture, one or more tender offers and/or consent solicitations (a “Debt Offer”) with respect to the outstanding Notes of the applicable series. Any such offer and acceptance of purchase of such Notes, if applicable, will be expressly conditioned on the consummation of the transactions (which condition will not be waivable by Parent and/or MergerCo). If Parent or MergerCo elect to commence a Debt Offer, Parent must provide Company and its counsel reasonable opportunity to review and comment on any such documentation, which comments the Parent will consider in good faith. Parent will reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company in connection with any Debt Offer and will indemnify and hold harmless the Company and its subsidiaries and its respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with their cooperation in the Debt Offer, redemption or repayment and the provision of any information used in connection therewith (other than information provided by or on behalf of the Company or its subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of the merger agreement by, the Company, its subsidiaries or their representatives.
Treatment of Convertible Notes Warrants
Pursuant to the merger agreement, the Company will cooperate with Parent in connection with the termination and/or adjustment of the outstanding warrants entered into between the Company and each of Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Bank of America, N.A. and Bank of Montreal, on September 25, 2017, and September 26, 2017 (the “convertible notes warrants”). The Company will provide any relevant communications that it receives from the counterparties to the convertible notes warrants to Parent, and will provide Parent and its counsel with reasonable opportunity to review and comment on any proposed responses to such communications.
Payment for Stock
Prior to the closing date, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent for the payment of the merger consideration in accordance with the terms of the merger agreement. At or prior to the effective time, Parent will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay the aggregate merger consideration to the holders of shares of Company common stock outstanding immediately prior to the effective time (other than the excluded shares and appraisal shares).
As promptly as practicable after the effective time (but in no event more than five business days thereafter), the surviving corporation will cause the paying agent to mail to each person who was, immediately prior to the effective time, a holder of shares of Company common stock represented by a share certiﬁcate or book-entry shares not held, directly or indirectly, through The Depository Trust Company (the “DTC”) (other than excluded shares and appraisal shares) (i) a letter of transmittal and (ii) instructions advising such Company stockholder how to surrender its Company common stock in exchange for the merger consideration for effecting the surrender of the share certiﬁcates or book-entry shares to the paying agent in exchange for payment of the merger consideration as provided in the merger agreement.
Upon delivery of a letter of transmittal (duly completed and validly executed in accordance with the instructions thereto) and either (i) surrender to the paying agent of share certiﬁcates (or aﬃdavits of loss in lieu thereof as provided in the merger agreement together with any bonds and such other customary documents as may reasonably be required by the paying agent) or (ii) transfer of book-entry shares not held through the DTC, by book receipt of an “agent’s message” in customary form by the paying agent in connection with the surrender of book-entry shares (or such other reasonable evidence, if any, of surrender with respect to such book-entry shares, as the paying agent may reasonably request), in each case, as contemplated in the merger agreement, the holder of such share certiﬁcate or book-entry shares will be entitled to receive in exchange therefor the merger consideration for each share of Company common stock formerly represented by such share certiﬁcate or book-entry share, and the share certificate so surrendered will forthwith be canceled.
With respect to book-entry shares held, directly or indirectly, through DTC, Parent and the Company will cooperate to establish procedures with the paying agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the effective time, upon surrender of book-entry shares held of record by DTC or its nominees, the merger consideration to which the beneﬁcial owners thereof are entitled to receive as a result of the merger.
No interest will be paid or accrued on any amount payable upon surrender of any Company common stock. HOLDERS OF SHARE CERTIFICATES OR BOOK-ENTRY SHARES NOT HELD, DIRECTLY OR INDIRECTLY, THROUGH DTC SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.
Transfer Books; No Further Ownership Rights
At the effective time, the transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time. From and after the effective time, the holders of the shares of Company common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares other than the right to receive the merger consideration upon surrender of share certificates or book-entry shares in accordance with the merger agreement. If, at any time after the effective time, share certiﬁcates or book-entry shares are presented to the surviving corporation, for any reason, they will be canceled and exchanged as provided in the merger agreement.
Lost, Stolen or Destroyed Certificates
A holder of a share certiﬁcate that has been lost, stolen or destroyed will have to make an aﬃdavit of that fact and, if required by Parent, post a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it or the surviving corporation with respect to such share certiﬁcate, upon which the paying agent will pay, in exchange for such lost, stolen or destroyed share certificate, the applicable merger consideration to be paid in respect of the share of Company common stock formerly represented by such share certificate as contemplated in the merger agreement.
Termination of Exchange Fund
At any time following the ﬁrst anniversary of the closing date, Parent will be entitled to require the paying agent to deliver to the surviving corporation any portion of the exchange fund (including any interest received with respect thereto) which has not been disbursed to holders of shares of Company common stock represented by share certiﬁcates or book-entry shares as of immediately prior to the effective time, and thereafter such holders will be entitled to look only to the surviving corporation for, and the surviving corporation will remain liable for, payment of their claims for the merger consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of the surviving corporation or its designee, free and clear of all claims or interest of any person previously entitled thereto.
No Liability
Notwithstanding any provision of the merger agreement to the contrary, none of the Company, Parent or MergerCo, the surviving corporation or the paying agent will be liable to any person for merger consideration delivered to a public oﬃcial pursuant to any applicable state, federal or other abandoned property, escheat or similar law. If any share certiﬁcate or book-entry share will not have been surrendered prior to such date on which any merger consideration would otherwise escheat to or become the property of any governmental authority, any such merger consideration will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.
Appraisal Rights
Shares of Company common stock that are outstanding immediately prior to the effective time and that are held by any person or beneficially owned by a “beneficial owner” (as defined, for purposes of the merger agreement, in Section 262(a) of the DGCL) who has not voted in favor or consented in writing to the adoption of the merger agreement with respect to such shares and who is entitled to demand, and properly demands and perfects, appraisal of such shares pursuant to, and who complies in all respects with, Section 262 will not be converted into the right to receive the merger consideration as provided in the merger agreement, but instead will be canceled and will represent the right to receive payment of the appraised value of such shares as provided under Section 262 of the DGCL provided, however, that if any such person will fail to perfect or otherwise waives, forfeits, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such person to receive payment under Section 262 of the DGCL will cease and such shares will be deemed to have been converted as of the effective time into, and will represent only the right to receive, the merger consideration, without interest thereon. For additional information, please see “The Merger — Appraisal Rights”. Prior to the effective time, the Company will not, without the prior written consent of Parent, make any payment or deliver any consideration with respect to any demands for appraisal or notices of dissent, offer to settle or settle, or compromise any rights of the Company with respect to any such demands or notices, waive any failure to timely deliver a demand for appraisal pursuant to, or otherwise comply with, Section 262 of the DGCL, or agree to do any of the foregoing.
Representations and Warranties
The merger agreement contains representations and warranties that the Company, on the one hand, and Parent and MergerCo, on the other hand, have made to one another, which are qualiﬁed in many cases by knowledge, materiality or Material Adverse Effect standards and with respect to the disclosures made by the Company, by (i) certain exceptions and qualiﬁcations set forth in the merger agreement, (ii) conﬁdential disclosures made by the Company to Parent and MergerCo and (iii) certain documents filed with, or furnished to, the SEC by the Company, prior to the date of the merger agreement.
The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.
For purposes of the merger agreement and this proxy statement, a “Material Adverse Effect” with respect to the Company and its subsidiaries means any effect, change, event, circumstance, development, condition or occurrence that, individually or in the aggregate, has, or would be reasonably expected to have, a material adverse effect on (i) the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the merger prior to the outside date; provided, however, that solely with respect to the foregoing clause (i) “material adverse effect” will not include any event to the extent arising out of, or resulting from, the following: (A) generally affecting (1) the industry in which the Company and its subsidiaries operate or (2) the economy, credit or ﬁnancial or capital markets generally, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy or inﬂation or (B) (1) changes or prospective changes in law or in GAAP, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political or social conditions, in each case, after the date of the merger agreement, (2) the negotiation, execution, announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement (other than for purposes of any representation or warranty contained in Section 3.04(d) and Section 3.05 of the merger agreement or that otherwise relates to the effect of the transactions contemplated by the merger agreement (or Section 6.02(a) of the merger agreement as it relates to Section 3.04(d) and Section 3.05 of the merger agreement) or any such other representation or warranty), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators to the extent relating to the identity of Parent or MergerCo, or any proceeding brought by Company stockholders or any other person against the Company, any of its subsidiaries or any of its or their respective directors or officers or its or its subsidiaries’ representatives arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement (other than any such matters brought by Parent or any of its affiliates), (3) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, (4) epidemics, pandemics, disease outbreak, earthquakes, wild ﬁres, ﬂoods, hurricanes, tornados or other natural disasters, force majeure events or other comparable events, (5) any action taken by the Company and its subsidiaries that is required by the merger agreement (other than for purposes of any representation or warranty contained in Section 3.04(d) and Section 3.05 of the merger agreement or that otherwise relates to the effect of the transactions (or Section 6.02(a) of the merger agreement as it relates to Section 3.04(d) and Section 3.05 of the merger agreement) or any such other representation or warranty) or at Parent’s written request or the failure to take any action by the Company or its subsidiaries if such action is prohibited by the merger agreement, (6) any change or prospective change in the Company’s credit ratings, (7) any decline in the market price, or change in trading volume, of the shares of the Company, (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published ﬁnancial or operating predictions of revenue, earnings, cash ﬂow or cash position or (9) any matters set forth in the confidential disclosure schedules to the merger agreement (it being understood that the exceptions in clauses (6), (7) and (8) will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (8)) is a Material Adverse Effect); provided further, however, that any effect, change, event, circumstance, development, condition or occurrence referred to in clause (A) or clauses (B)(1), (3), or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event, circumstance, development, condition or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect).
A “Material Adverse Effect” with respect to Parent means any effect, change, event, circumstance, development, condition or occurrence that would prevent or materially delay, materially interfere with, materially hinder or materially impair (i) the consummation by Parent or MergerCo of any of the transactions on a timely basis (including receipt of the DOT comfort letter) or (ii) the compliance by Parent or MergerCo with its obligations under the merger agreement.
The representations and warranties made by the Company relate to, among other topics, the following:
•
the organization, valid existence, good standing, authority and qualiﬁcation to conduct business with respect to the Company, each subsidiary in which the Company holds more than 50% of the voting equity interests and each joint venture in which the Company holds an equity interest (collectively, the “joint venture entities”);

•	capitalization;
•	authority to enter into the merger and the binding nature of the merger agreement;
•	subject to the receipt of the Company stockholder approval, the absence of conflict or violation of certain governing documents, applicable laws or contracts;
•	governmental approvals;
•	compliance with SEC filing requirements;
•	conformity with GAAP and SEC requirements of financial statements filed with the SEC;
•	the absence of specified undisclosed liabilities;
•	existence of internal controls and disclosure controls and procedures;
•
the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of certain actions or circumstances, and absence of any material adverse effect since December 31, 2023;

•	the absence of certain legal, regulatory or administrative proceedings;
•	compliance with applicable laws and holding and maintenance of, and absence of certain events or pleadings with respect to, certain required permits and licenses;
•	certain tax matters;

•	certain employee benefits matters;
•	certain labor matters;
•	certain environmental matters;
•	certain intellectual property matters;
•	certain data privacy laws and technology and information security matters;
•	matters relating to the leased real property and the absence of owned real property;
•	material contracts;
•
government contracts, certain security clearances and compliance with certain requirements and restrictions regarding supply chains and the safeguarding of information related to government contracts and security clearances;

•	aircraft operated by certain subsidiaries of the Company and aircraft owned or leased by the Company or its subsidiaries and operated by another person;
•
U.S. citizenship of the Company and ABX Air, Inc., Air Transport International, Inc. and Omni Air International, LLC (the Company’s “airline subsidiaries”) and Cargo Aircraft Management, Inc. and the authority of each of the airline subsidiaries to operate as an “air carrier”, in each case, under the Federal Aviation Act;

•	insurance coverage;
•	absence of rights agreements and inapplicability of anti-takeover law;
•
receipt of an opinion from the Company’s ﬁnancial advisor regarding the fairness, from a ﬁnancial point of view, of the merger consideration to be received by holders of shares of Company common stock;

•	brokers and other advisors;
•	related persons transactions;
•	vendors and customers;
•	assets of the Company and its subsidiaries;
•	the validity of title or leasehold interest, as applicable, to the Company’s tangible personal property;
•	solvency of the Company; and
•	the absence of any other representations or warranties.
The representations and warranties made by the Parent and MergerCo relate to, among other topics, the following:
•	the organization, valid existence, good standing, authority and qualiﬁcation to conduct their respective businesses;
•	authority to enter into the merger and the binding nature of the merger agreement;
•	governmental approvals;
•	ownership and operations of MergerCo;
•
financing, including the equity commitment letter and debt commitment letter made available by Parent to the Company (including the enforceability thereof) and the related fee letter, and the absence of any financing contingency;

•	the solvency of the Company immediately prior to the effective time, after giving effect to the transactions contemplated by the merger agreement (including the merger and the financing);
•	the absence of certain arrangements with any member of the Company’s management or Board or certain beneficial owners;

•	U.S. citizenship and absence of “air carrier” of Parent and MergerCo, in each case, under the Federal Aviation Act, and absence of “foreign person” status under the Defense Production Act;
•	brokers and other advisors;
•	the accuracy of information supplied for including in this proxy statement;
•	the absence of certain legal proceedings;
•	non-ownership of Company common stock;
•	the absence of any other representations or warranties; and
•	non-reliance on Company estimates, projections, forecasts, forward-looking statements and business plans.
Covenants Regarding Conduct of Business by the Company Pending the Effective Time
Under the merger agreement, in general, subject to certain exceptions and unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company has agreed to, and to cause each of its subsidiaries to, (i) act and carry on the business of the Company and its subsidiaries in the ordinary course and (ii) use reasonable best efforts to (A) preserve the Company’s and its subsidiaries’ current business organizations intact and preserve in all material respects its present and future relationships and goodwill with customers, suppliers, joint venture partners, landlords, lenders, governmental authorities and other persons, groups or entities with which the Company or any of its subsidiaries has business relations or regulator relations, in each case, consistent with past practice, (B) keep available the services of its directors, oﬃcers and key employees, (C) maintain the assets and properties of the Company and its subsidiaries in good working order and condition, ordinary wear and tear excepted and (D) maintain in effect all of its material permits.
The Company has also agreed under the merger agreement, subject to certain exceptions (including as required by applicable law, judgment or a government authority, as expressly required by the merger agreement or as set forth in the confidential disclosure schedules to the merger agreement) and unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), to certain restrictions on its activities during the period from the date of the merger agreement to the effective time or earlier termination of the merger agreement. These restrictions on the Company’s activities are summarized below. In general, subject to certain exceptions, the Company will not, and will not permit any of its subsidiaries to, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), and, solely in speciﬁed cases, grant its consent to permit any of the Company’s joint venture entities to:
•
issue, sell, grant, transfer, dispose of, pledge or encumber, or authorize the issuance, sale, grant, transfer, disposition, pledge or encumbrance of, (i) any shares of the capital stock of the Company or any of its subsidiaries or joint venture entities, (ii) any or other equity or voting interests of, or any securities convertible into, or exchangeable or exercisable for, any shares of capital stock or other equity or voting interests (including any rights, warrants or options to purchase any shares of capital stock or other equity or voting interests) of, the Company or any of its subsidiaries or joint venture entities or (iii) any restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or equity or voting interests in, the Company or any of its subsidiaries or joint venture entities, with specified exceptions;

•
redeem, purchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, (i) any shares of the capital stock or other equity or voting interests of its joint venture entities or (ii) any securities of the Company or any of its subsidiaries, except as (A) required by any of the Company’s benefit plans in effect on the date of the merger agreement or (B) in connection with any conversion of the Company’s 3.875% Convertible Senior Notes due 2029 (the “2029 Convertible Notes”);

•
other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution (whether in cash, securities or other property) in respect of, any shares of its capital stock or other equity or voting interests;

•
split, reverse split, combine, consolidate, subdivide, exchange, reclassify, adjust or recapitalize any shares of its capital stock or other equity or voting interests, or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company common stock or other equity or voting securities, except for any such transaction by a wholly-owned subsidiary of the Company which remains a wholly-owned subsidiary after consummation of such transaction;
•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the merger);
•
incur, create, assume, issue, sell, syndicate or reﬁnance any indebtedness or guarantee, endorse or otherwise become liable for (whether directly, contingently or otherwise) indebtedness of any person or entity, except for (i) intercompany indebtedness among the Company and its wholly-owned subsidiaries in the ordinary course of business or (ii) borrowings under the Credit Agreement (as deﬁned in the merger agreement) in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $10,000,000 (or, solely in connection with aircraft conversions, $30,000,000);

•
voluntarily accelerate payment with respect to or under (i) any leases relating to all aircraft owned or leased by the Company or any of its subsidiaries and operated under the operating certificate of any person other than the Company or any of its subsidiaries or (ii) any amounts owing as deferred purchase price for property, assets, businesses, securities or services, including all seller notes and “earn-out” payments prior to the time when the Company or its subsidiaries is required to pay such amounts in accordance with the terms of such aircraft leases or purchase agreements, as applicable;

•	enter into any swap or hedging transaction or other derivative agreements;
•
forgive any loans or make any loans, capital contributions, guarantees or advances to any person, group or entity other than (i) to the Company or any wholly-owned subsidiary of the Company, (ii) capital contributions required by any agreement relating to the formation, creation, equity or other ownership interests, operation, management or control of any of the joint venture entities or the organizational documents of any joint venture entity, as applicable, (iii) or extensions of credit in the ordinary course of business and (iv) advances of expenses to employees in the ordinary course of business;

•
sell, lease, license, transfer to any person, group or entity, or pledge, abandon or otherwise dispose of, in a single transaction or series of related transactions, any aircraft or engines or any of the properties, assets, businesses or rights of the Company or any of its subsidiaries (excluding material intellectual property of the Company), except (i) among the Company and its wholly-owned subsidiaries, (ii) dispositions of assets that are no longer used or useful in the conduct of the business of the Company or any of its subsidiaries, (iii) leases or subleases of real property under which the Company or any of its subsidiaries is a tenant or a subtenant, in each case, existing as of the date of the merger agreement, and voluntary terminations or surrenders of such leases or subleases in the ordinary course of business, (iv) leases of aircraft or aircraft parts or equipment in the ordinary course of business, (v) sales or leases of properties or assets (other than aircraft or aircraft parts or equipment contemplated by the forgoing clause (iv)) for consideration not to exceed $5,000,000 individually or $20,000,000 in the aggregate and (vi) grants or pledges of any encumbrances permitted under the applicable terms of the merger agreement;

•
transfer, sell, lease, license, subject to an encumbrance (other than encumbrances permitted under the merger agreement), cancel, abandon or allow to lapse or expire or otherwise dispose of any material intellectual property owned or purported to be owned by the Company or any of its subsidiaries, except, in each case, for (i) non-exclusive licenses granted in the ordinary course of business or (ii) natural statutory expirations of material intellectual property of the Company;

•
acquire (by merger, consolidation, acquisition of stock or assets or otherwise), or make any investment in, directly or indirectly, the capital stock or the assets of any other person, group or entity, if the aggregate amount of consideration paid or transferred by the Company and its subsidiaries in connection with all such transactions would exceed $5,000,000 (other than acquisitions or leases of aircraft or aircraft parts or equipment in the ordinary course of business and in accordance with the applicable terms of the merger agreement, including through acquisitions of aircraft-owning special purpose entities);

•
make or incur any capital expenditures or other expenditures with respect to ﬂight equipment other than (i) as set forth in the confidential disclosure schedules to the merger agreement or (ii) capital expenditures not to exceed 10% in the aggregate of the amount of the Company’s plan for capital expenditures previously made available to Parent;

•
except as required under any Company beneﬁt plan or collective bargaining agreement, (i) increase compensation or beneﬁts other than with respect to increases in base compensation and commensurate increases in target bonus compensation for employees below the level of executive officer (as such term is defined in Section 16 of the Exchange Act) and in the ordinary course of business, (ii) increase the severance, retention, change in control, termination pay, compensation or beneﬁts of any director, employee or independent contractor of the Company and its subsidiaries, (iii) establish, adopt, enter into, amend, terminate or increase the coverage or beneﬁts available under any collective bargaining agreement or Company beneﬁt plan, (iv) enter into any employment, severance, consulting or similar agreement (other than with employees outside of the United States containing standard terms and at-will agreements on standard terms and not providing for severance for employees in the United States), (v) grant any equity or equity-based awards of the Company and its subsidiaries to any director, employee or individual contractor of the Company and its subsidiaries, (vi) accelerate the vesting or payment, or fund or in any other way secure the payment of compensation or beneﬁts under any Company beneﬁt plan, (vii) hire or promote any employee or independent contractor, other than hiring or promoting employees below the level of executive officer in the ordinary course of business, (viii) terminate the employment or service of any employee or other individual independent contractor (other than employees below the level of executive officer in the ordinary course of business, other than for “cause” (as reasonably determined by the Company or applicable subsidiary) or due to death or disability), (ix) institute a layoff or plant closing which triggers the notice requirements of the Worker Adjustment and Retraining Notification Act; or (x) voluntarily recognize or certify any labor union, labor organization, works council or group of employees as a bargaining representative for employees of the Company and its subsidiaries;

•
make any material changes in the Company’s methods of accounting, principles or practices, except insofar as may be required by GAAP (or any interpretation thereof), a governmental authority, the Financial Accounting Standards Board (or any similar organization) or in Regulation S-X of the Exchange Act;

•
(i) make, change or revoke any entity classification election or other material tax election, adopt or change any material tax accounting method or change any tax accounting period, (ii) amend any material tax returns, (iii) settle or compromise any material suit, claim, action, investigation, proceeding or audit with respect to taxes, (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. law) with, request any ruling with respect to any material amount of taxes from, or initiate or enter into any voluntary disclosure with respect to any taxes with, any governmental authority, (v) except as required by a change in applicable law, file any material tax return in a manner materially inconsistent with the past practices of the Company or its relevant subsidiary, (vi) consent to any extension or waiver of the limitation period applicable to a material amount of taxes (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business) or (vii) surrender any refund with respect to a material amount of taxes;

•
modify, amend, terminate (other than terminations occurring as a result of the expiration of the term thereof), extend or renew or waive any material rights or obligations under (whether by merger, consolidation or otherwise) the Company’s certiﬁcate of incorporation, as amended, or the comparable organizational documents of any subsidiary of the Company or any joint venture partner;

•
other than a renewal of a contract (including any company lease for leased real property) on substantially similar terms for the Company or its subsidiaries, enter into, extend or renew, or otherwise modify or amend in any material respect, terminate (other than terminations occurring as a result of the expiration of the term thereof) or waive any material rights or obligations under, any material contract (or, in each case, any contract that, if entered into prior to the date of the merger agreement, would be a material contract), subject to certain exceptions set forth in the merger agreement;

•	adopt or implement any stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan;
•
subject to certain exceptions set forth in the merger agreement, settle, release, waive or compromise any pending or threatened action, claim, investigation, arbitration, mediation, proceeding, litigation or suit commenced, brought, conducted, or heard by or before, any governmental authority or arbitrator (each, a “proceeding”) against the Company or any of its subsidiaries, if such settlement, release, waiver or compromise would require a payment by the Company or its subsidiaries, in excess of $1,000,000 in any individual case or series of related cases or $5,000,000 in the aggregate; provided that any such settlement, release, waiver or compromise does not include any material obligations (other than the payment of money) to be performed by the Company or any of its subsidiaries following the closing or the admission of wrongdoing by the Company or any of its subsidiaries or any of their respective oﬃcers or directors; and provided, further, that no settlement of any pending or threatened proceeding may involve any material injunctive or equitable relief, or impose material restrictions, on the business activities of the Company and its subsidiaries, taken as a whole;
•
take any action that would reasonably be expected to result in an adjustment to the conversion rate (as deﬁned in the indenture governing the 2029 Convertible Notes) applicable to the 2029 Convertible Notes; provided that this restriction will not apply to any adjustment to the conversion rate solely as a result of the transactions in accordance with the terms of the indenture governing the 2029 Convertible Notes;

•	enter into any new material line of business or terminate any line of business existing as of the date of the merger agreement;
•
fail to use reasonable best efforts to continue, in respect of all aircraft operated under the operating certificate of any of the Company’s airline subsidiaries (the “operated aircraft”), all maintenance programs consistent with past practice (either with current service providers or other reputable service providers), including using reasonable best efforts to keep all operated aircraft in such condition as may be necessary to enable the Company and its airline subsidiaries to operate in the ordinary course of business;

•
voluntarily cancel, terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any insurance policy, other than the renewal of an existing insurance policy or a commercially reasonable substitute therefor;

•
take any action that would cause the Company or any of its airline subsidiaries to fail to be, or fail to be owned and controlled by, a “citizen of the United States” as deﬁned in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act and as interpreted by DOT;

•
take any action that would cause any of the Company’s airline subsidiaries to fail to be an “air carrier” as defined in 49 U.S.C. § 40102(a)(2), or fail to hold an operating certificate issued pursuant to 49 U.S.C. § 41101-41102 of the Federal Aviation Act and as interpreted by DOT;

•
modify any public privacy policies of the Company or any of its subsidiaries or the security procedures of any information technology assets owned or purported to be owned by the Company or any of its subsidiaries and used in the operation of the businesses of the Company or any of its subsidiaries, in each case, in any manner that is materially adverse to the business of the Company or any of its subsidiaries;

•
grant any material refunds, credits, rebates or allowances to customers other than refunds, credits, rebates or allowances granted in the ordinary course of the business consistent with past practice; or

•	commit or agree, in writing or otherwise, to take any of the foregoing actions or adopt any resolutions in support of any of the foregoing actions.
Nothing contained in the merger agreement is intended to give Parent or MergerCo, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the effective time. Prior to the effective time, the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations.
Go-Shop
Until the no-shop period start date, the Company, its subsidiaries and their respective representatives will have the right to, solely with respect to any person that is not a no-shop party, directly or indirectly:
•	solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any takeover proposal or takeover inquiry;
•
subject to the entry into, and solely in accordance with, an acceptable confidentiality agreement, provide information (including non-public information and data) relating to the Company, its subsidiaries and joint venture entities, and afford access to the business, properties, assets, books, records and personnel of the Company and its subsidiaries to any person (and its representatives subject to the terms and obligations of such acceptable confidentiality agreement applicable to such person), in each case, in connection with, or for the purpose of, encouraging, facilitating or assisting a takeover proposal or takeover inquiry; provided, that (i) the Company will promptly provide to Parent any non-public information that is provided to any person given such access that was not previously provided to Parent or its representatives (and, in any event, within forty-eight hours of such information being provided to such person) and (ii) any competitively sensitive non-public information provided to any person who is or who has one or more affiliates that is a competitor of the Company, any of its subsidiaries or joint venture entities in connection with the actions permitted by the merger agreement will be provided in accordance with customary “clean room” or other similar procedures as reasonably determined by the Board; and
•
subject to the entry into, and solely in accordance with, an acceptable confidentiality agreement, engage in any discussions or negotiations with any persons (and their respective representatives) with respect to a takeover proposal (or takeover inquiries) and cooperate with or assist or participate in or facilitate any such takeover inquiries.

For purposes of the merger agreement a “no-shop party” means any person or group of persons, or any affiliate thereof, who (i) entered into a confidentiality agreement with the Company with respect to such person’s consideration and evaluation of any transaction with or involving the Company of a type described in the definition of “takeover proposal”, or (ii) held discussions or negotiations with the Company or any of its representatives with respect to such person’s consideration and evaluation of any such transaction, or otherwise received confidential information from or on behalf of the Company relating to such person’s consideration and evaluation of any such transaction, in each case of clauses (i) and (ii), during the period from January 1, 2024, to the date of the merger agreement.
Except as may relate to any excluded party (for so long as such person or group is an excluded party) or as expressly permitted by the merger agreement, (A) from and following the execution of the merger agreement, with respect to any no-shop party, and (B) from and following the no-shop period start date, with respect to any other person (other than Parent and its representatives), the Company will, and will cause its subsidiaries and its and their respective officers and directors to, and will instruct and use reasonable best efforts to cause its and their respective other representatives to:
•
immediately terminate (or cause to be terminated) any discussions or negotiations with any such no-shop party or any such person and its affiliates and representatives (other than Parent and its representatives) with respect to any takeover proposal or takeover inquiry; and

•
promptly (and, in any event, within 48 hours thereafter) terminate all physical and electronic data room access granted to any such no-shop party or any such person or its representatives (other than Parent and its representatives) in connection with any takeover proposal or takeover inquiry, or its consideration of any takeover proposal or takeover inquiry, cease providing any further information or access with respect to the Company, its subsidiaries, the joint venture entities or any takeover proposal or takeover inquiry to any such no-shop party or any such person or its representatives and request the return or destruction by such no-shop party or such person and its representatives of all non-public information concerning the Company and any of its subsidiaries and joint venture entities.

Notwithstanding the commencement of the Company’s obligations following the no-shop period start date under the merger agreement, the Company and its representatives may continue to engage in the activities described in this section with respect to any excluded party (for so long as such person or group is an excluded party) following the no-shop period start date and prior to the cut-off date for such excluded party, including with respect to any amended takeover proposal submitted by such excluded party following the no-shop period start date and prior to the cut-off date for such excluded party.
No Solicitation; Change in Board Recommendation
Except as expressly permitted under the merger agreement, including certain actions as they may relate to an excluded party (but only for so long as such person is an excluded party), the Company will not, and will cause each of its subsidiaries and its and their respective officers and directors to not, and will instruct and use reasonable best efforts to cause each of its and their respective other representatives to not, from the no-shop period start date until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, directly or indirectly:

•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly facilitate, assist or encourage any takeover proposal or takeover inquiry;
•
engage in, continue, knowingly facilitate or otherwise participate in any discussions or negotiations regarding (except solely to notify any person of certain provisions of the merger agreement, including those appliable to this section) a takeover proposal or any takeover inquiry, or furnish to any person (other than Parent and its representatives but including any person or group who has ceased to be an excluded party, after such person or group has ceased to be an excluded party) any non-public information and data relating to the Company, its subsidiaries and the joint venture entities or afford any such person with access to the business, properties, assets, books, records and personnel of the Company, its subsidiaries and the joint venture entities, in each case, in connection with, or for the purpose of, encouraging, facilitating or assisting a takeover proposal or takeover inquiry;

•	approve, endorse or recommend a takeover proposal;
•
negotiate or enter into any letter of intent, term sheet, memorandum of understanding, commitment or agreement in principle, merger agreement, acquisition agreement, expense reimbursement agreement or other similar agreement providing for or relating to a takeover proposal or that requires the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement on the terms provided in the merger agreement (other than an acceptable confidentiality agreement) (any of the foregoing, a “Company acquisition agreement”); or

•	resolve, endorse, recommend, commit, agree or propose to do any of the foregoing.
Notwithstanding the foregoing, nothing in the merger agreement will restrict the Company from disclosing any information to the extent required under that certain Second Amended and Restated Stockholders Agreement, dated as of May 6, 2024, by and between the Company and Amazon.
At any time on or after the date of the merger agreement (with respect to a no-shop party), or the no-shop period start date (with respect to any other person) and prior to obtaining the Company stockholder approval, if (i) the Company or any of its representatives receives a bona fide written takeover proposal that does not result from a material breach of the obligations under the merger agreement, it being understood and agreed that the Company and its representatives may contact and correspond with any person or group of persons making the takeover proposal or its or their representatives solely to (a) clarify the terms and conditions thereof (without negotiation) or (b) to notify such persons or group of persons or its or their representatives of the Company’s obligations described above, and (ii) the Board or any duly authorized committee thereof determines in good faith, after consultation with its ﬁnancial advisors and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to result in a superior proposal, then the Company and any of its representatives may:
•
enter into an acceptable conﬁdentiality agreement (as deﬁned below) with the person making such takeover proposal and furnish pursuant to an acceptable conﬁdentiality agreement information (including non-public information), and afford access to the business, properties, assets, books or records and personnel with respect to the Company and its subsidiaries and joint venture entities, in each case, to the person who has made such takeover proposal and its representatives; provided that (i) the Company will promptly provide to Parent any non-public information concerning the Company or any of its subsidiaries or joint venture entities that is provided to any person given such access that was not previously provided to Parent or its representatives prior to or substantially concurrently with the time it is provided to such person (and, in any event, within twenty-four hours thereafter) and (ii) any competitively sensitive non-public information provided to any person who is or who has one or more affiliates that is a competitor of the Company, any of its subsidiaries or joint venture entities in connection with the actions permitted by the merger agreement will be provided in accordance with customary “clean room” or other similar procedures as reasonably determined by the Board; and

•	engage in or otherwise participate in discussions or negotiations with the person making such takeover proposal and its representatives.
Following the no-shop period start date, the Company will (i) promptly (and, in any event, within twenty-four hours from the receipt thereof) notify Parent in the event that the Company, any of its subsidiaries or its or their respective representatives receives (or prior to the no-shop period start date has received) a takeover proposal or any takeover inquiry (including any takeover proposal or takeover inquiry received after the date of the merger agreement and prior to the no-shop period start date) or (ii) any non-public information is requested from, or any solicitations, discussions, communications or negotiations are sought to be initiated or continued with, the Company, any of its subsidiaries or any of its or their representatives with respect to a takeover proposal or takeover inquiry, which notice will include (to the extent then known to the Company, any of its subsidiaries or their respective representatives) (a) the identity of the person making such takeover proposal, takeover inquiry, request for information or other discussion, communication or negotiation, (b) a copy of any such takeover proposal, takeover inquiry or request for information or other discussion, communication or negotiation (including any draft agreements or term sheets, financing commitments and other agreements submitted therewith) and (c) a summary of the material terms and conditions of any such takeover proposal, takeover inquiry or request for information or other discussion, communication or negotiation not made in writing. In addition, from and after the no-shop period start date until the earlier to occur of the valid termination of the merger agreement and the effective time, the Company will promptly (and, in any event, within twenty-four hours) keep Parent reasonably informed of the status and terms of any such takeover proposal, takeover inquiry or request for information or other discussion, communication or negotiation (including any change to price or other material amendment thereto) and related discussions or negotiations.
Except as expressly permitted under the merger agreement, the Board has agreed that neither it, nor any committee thereof, will:
•
(i) fail to include the Board’s recommendation in this proxy statement, (ii) withdraw, withhold, rescind, change, modify, amend or qualify in a manner adverse to Parent, or publicly propose or announce its intention to withdraw, withhold, change, modify, amend or qualify the Board’s recommendation, (iii) recommend the approval or adoption of, or endorse, declare advisable, authorize, approve or adopt, or endorse, declare advisable, authorize, approve or adopt, any takeover proposal, (iv) fail to recommend, in a statement on Schedule 14D-9, against any takeover proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act within ten business days after commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer (or any subsequent amendment thereto), (v) other than with respect to a tender offer or exchange offer (which are addressed in the foregoing clause (iv)), within ten business days following a written request by Parent (or if the special meeting is scheduled to be held within ten business days, then within two business days after Parent so requests and, in any event, prior to the special meeting), fail to publicly reaffirm (including by issuing a press release) the Board recommendation in this proxy statement or (vi) publicly propose, resolve or agree to any of the foregoing (any such action, an “adverse recommendation change”); or

•	authorize, execute or enter into (or cause or permit the Company or any of its subsidiaries to execute or enter into) any Company acquisition agreement.
Prior to obtaining approval of the merger agreement proposal, but not after, the Board or any duly authorized committee thereof may, in response to a bona fide written takeover proposal that did not result from a material breach of the merger agreement (i) make an adverse recommendation change or (ii) cause the Company to terminate the merger agreement in accordance with the terms thereof to enter into a Company acquisition agreement with respect to such takeover proposal, in each case, if and only if (A) the Board or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (1) such takeover proposal is a superior proposal and (2) the failure to take such action would be inconsistent with its fiduciary duties under applicable law and (B)(1) the Company has given Parent at least four business days’ prior written notice (the “superior proposal notice period”) of its intention to take any such actions (which notice will not, in and of itself, constitute an adverse recommendation change), and which notice will (x) specify the basis on which the Board or any duly authorized committee thereof intends to effect such adverse recommendation change or proposed termination and (y) include the terms and conditions of such takeover proposal (including the consideration offered therein and the identity of the person or group of persons making the takeover proposal) and an unredacted copy of any written materials received from or on behalf of the person or persons making such takeover proposal (including a copy of any proposed Company acquisition agreements, proposed or committed financing documentation and any other related documents or written materials), (2) the Company has negotiated with, and has caused its representatives to negotiate with, Parent in good faith during the superior proposal notice period, to the extent Parent wishes to negotiate, in order to enable Parent to revise the terms of the merger agreement so that such takeover proposal would cease to constitute a superior proposal and (3) at the end of the applicable superior proposal notice period, and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Parent, if any, the Board or any duly authorized committee thereof (after consultation with its financial advisors and outside legal counsel) has determined that such takeover proposal continues to constitute a superior proposal and that the failure of the Board or any duly authorized committee thereof to take such actions would be inconsistent with its fiduciary duties under applicable law (it being understood and agreed that any change, modification or amendment to the financial or other material terms of a takeover proposal that was previously the subject of a notice hereunder will require a new notice to Parent as provided above, but, with respect to any such subsequent notices, the superior proposal notice period will be deemed to be three business days rather than four business days; provided that such new notice will in no event shorten the original four business day notice period).
In addition, prior to obtaining the Company stockholder approval, but not after, the Board or any duly authorized committee thereof may, in response to an intervening event, make an adverse recommendation change contemplated by the merger agreement, if, and only if, (i) the Board or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that an intervening event has occurred and that its failure to effect an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law and (ii) (A) the Company has given Parent at least four business days’ prior written notice (the “intervening event notice period”) of its intention to take such action (which notice will not, in and of itself, constitute an adverse recommendation change), and which notice will include a description of the intervening event in reasonable detail and the rationale for the adverse recommendation change, (B) the Company has negotiated with, and has caused its representatives to negotiate with, Parent in good faith during the intervening event notice period, to the extent Parent wishes to negotiate, in order to enable Parent to revise the terms of the merger agreement so that the Board or any duly authorized committee thereof would be permitted to not take such action and (C) at the end of the intervening event notice period and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Parent, if any, the Board or any duly authorized committee thereof (after consultation with its financial advisors and outside legal counsel) will have determined in good faith that the failure to make such an adverse recommendation change would continue to be inconsistent with its fiduciary duties under applicable law (it being understood and agreed that any material change to the events, developments or circumstances surrounding the intervening event that was previously the subject of a notice hereunder will require a new notice to Parent as provided above, but, with respect to any such subsequent notices, the intervening event notice period will be deemed to be three business days rather than four business days; provided that such new notice will in no event shorten the original four business day notice period).
For purposes of the merger agreement and this proxy statement, “acceptable conﬁdentiality agreement” means (i) any conﬁdentiality agreement entered into by the Company from and after the date of the merger agreement that contains conﬁdentiality provisions that are not less favorable in the aggregate to the Company than those contained in the conﬁdentiality agreement between the Company and certain aﬃliates of Stonepeak Infrastructure Fund IV LP, except that such conﬁdentiality agreement (A) need not include standstill or other provisions that restrict the making of or amendment or modification to any non-public takeover proposals solely to the Board (or its authorized representatives) and (B) will not prohibit the Company from complying with the merger agreement or prevent its ability to consummate the transactions contemplated by the merger agreement or (ii) any conﬁdentiality agreement entered into prior to the date of the merger agreement.
For purposes of the merger agreement and this proxy statement, “takeover proposal” means any proposal, inquiry or offer from any person or group (other than Parent and its subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect:
•
acquisition or purchase of more than 20% of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof) or to which more than 20% of the consolidated revenues or earnings of the Company and its subsidiaries are attributable, including through the acquisition equity securities of one or more subsidiaries of the Company owning such assets;

•
acquisition or issuance of securities (whether by merger, consolidation, spin-off, share exchange (including a split-off), business combination or similar transaction) representing more than 20% of the voting power of any class of equity or voting securities of the Company (including Company common stock);

•
tender offer or exchange offer that if consummated would result in such person or group beneﬁcially owning securities representing more than 20% of the voting power of any class of equity or voting securities of the Company (including Company common stock); or

•	merger, amalgamation, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company pursuant to which

(i) such person or group would (a) acquire, directly or indirectly, more than 20% of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof) or to which more than 20% of the consolidated revenues or earnings of the Company and its subsidiaries are attributable, including through the acquisition of equity securities in one or more subsidiaries of the Company owning such assets or (b) beneficially own securities representing more than 20% of the aggregate voting power of any class of securities of the Company (including Company common stock) or of the surviving entity in a merger, amalgamation, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity or (B) equity holders of the Company immediately preceding such transaction hold 80% or less of any class of equity securities of the Company (including Company common stock) or of the surviving entity in a merger, amalgamation, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (whether by voting power or economic interest).
For purposes of the merger agreement and this proxy statement, “superior proposal” means any bona ﬁde written takeover proposal that both (i) did not result from a material breach of the merger agreement and (ii) the Board or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its ﬁnancial advisors and outside legal counsel, and after taking into account all relevant factors, including the likelihood that such takeover proposal will be consummated in accordance with its terms, the certainty, conditionality and timing of closing of such takeover proposal, all legal, regulatory, ﬁnancial, ﬁnancing and other aspects of such takeover proposal (including the person making such takeover proposal, financing sources and terms, financing market conditions, the absence of financing or due diligence conditions) and any other factors as the Board (or such duly authorized committee thereof) reasonably considers to be relevant in good faith, (a) if consummated, would be more favorable to Company stockholders (solely in their capacities as such) than the merger transactions from a financial point of view (taking into account any revisions to the terms of the merger agreement made or proposed by Parent in accordance with the merger agreement and (b) is reasonably capable of being completed (if accepted) in accordance with its terms (provided, that for purposes of the deﬁnition of “superior proposal”, the references to “20%” in the definition of takeover proposal will be deemed to be references to “50%”).
For purposes of the merger agreement and this proxy statement, an “intervening event” means any material event, fact, circumstance or development or change in circumstances with respect to the Company and its subsidiaries that, (i) irrespective of when such event, fact, circumstance, development or change occurred, was not known to, or reasonably foreseeable by, the Board as of the date of the merger agreement (or, if known to or reasonably foreseeable by the Board as of the date of the merger agreement, the consequences (or the magnitude thereof) was not known or reasonably foreseeably by the Board as of the date of the merger agreement), and (ii) does not involve or relate to a takeover proposal or takeover inquiry; provided that in no event will (a) the fact that, in and of itself, the Company meets or exceeds any internal or published or third-party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period constitute, or be considered in determining whether there has been, an intervening event, (b) any change in the market price, trading volume or ratings of any securities or indebtedness of the Company or any of its subsidiaries constitute, or be considered in determining whether there has been, an intervening event or (c) any change, event or development consisting of or resulting primarily from any action taken by Parent that is required by the merger agreement or any breach of the merger agreement by the Company or its subsidiaries, in each case, constitute, or be considered in determining whether there has been, an intervening event; provided, further, in the case of clauses (a) and (b), that the underlying causes of any such change may be considered in determining whether an intervening event has occurred.
Standstills and Confidentiality Agreements
From the date of the merger agreement until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, the Company will not, and will cause its subsidiaries not to, (i) terminate, amend, modify or waive any provision of any confidentiality agreement, standstill or similar agreement to which the Company or any of its subsidiaries is a party that remains in effect following the execution of the merger agreement or (ii) take any action to make any provision of any takeover law (or any related provision in the Company’s certificate of incorporation and bylaws, each as amended and/or restated as the case may be) inapplicable to any transactions contemplated by a takeover proposal or party thereto (or affiliate or associate thereof) (other than the transactions with Parent and its representatives contemplated by the merger agreement); provided, that the Company or the Board or any duly authorized committee thereof will be permitted to grant a waiver of any standstill agreement to the extent the Board or any duly authorized committee thereof will have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and such waiver is limited to the extent necessary to allow such person to make a confidential takeover proposal to the Board that constitutes or would reasonably be expected to result in a superior proposal.
Efforts to Obtain the Company Stockholder Approval
The Company will solicit from the holders of Company common stock proxies in favor of the adoption of the merger agreement in accordance with the DGCL and, unless the Board has effected an adverse recommendation change, the Company will use its reasonable best efforts to secure the Company stockholder approval at the special meeting. The Company will keep Parent reasonably informed on a reasonably current basis, and promptly upon Parent’s written request, of the status of its efforts to solicit such approval. Unless the merger agreement is earlier validly terminated pursuant to its terms, the Company will take all action required under the DGCL, the Company organizational documents and the applicable requirements of NASDAQ necessary to hold the special meeting for the purpose of voting upon the adoption of the merger agreement.
Reasonable Best Efforts
Each of the parties to the merger agreement has agreed to cooperate with the other parties and use (and cause their respective controlled aﬃliates to use) their reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the merger agreement) to as promptly as reasonably practicable:
•
take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing to be satisﬁed as promptly as reasonably practicable and to consummate and make effective, as promptly as reasonably practicable (and, in any event, prior to the outside date), the transactions, including preparing and ﬁling promptly and fully all documentation to effect all necessary, proper and advisable ﬁlings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents;

•
obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other conﬁrmations from any governmental authority or third-party (including under any of the Company’s contracts) necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

•	execute and deliver any additional instruments necessary to consummate the transactions; and
•
defend or contest in good faith any proceeding brought by any governmental authority or a third party or any judgment that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement.

The parties to the merger agreement also agreed to (i) take all action reasonably necessary so that no takeover law is or becomes applicable to the merger or any of the other transactions contemplated by the merger agreement and (ii) if any such takeover law is or becomes applicable to any of the foregoing, take all action reasonably necessary so that the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to eliminate or minimize the effect of such takeover law or the restrictions in the Company’s certificate of incorporation and bylaws, each as amended and/or restated as the case may be, on the merger and the other transactions contemplated by the merger agreement.
Parent will solely (i) control the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any aviation regulators in connection with the transactions and (ii) coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any ﬁling or submission with an aviation regulator in connection with the transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, an aviation regulator relating to the transactions and of all other regulatory matters incidental thereto, including any notice ﬁling with the DOT regarding a substantial change in operations, ownership or management under 14 C.F.R. § 204.5 and the ownership structure of Parent that supports the necessary finding that Parent is a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15) and fit to be the holder of necessary DOT permits and authority (the determination from the DOT confirming the same, the “DOT comfort letter”); provided, that, in each case, Parent will, in good faith, take into consideration the Company’s views, suggestions and comments regarding nonconfidential strategy, efforts and positions to be taken and regulatory actions requested in any filing or submission with an aviation regulator. Parent will, subject to the applicable provisions in the merger agreement, solely control the timing and strategy for obtaining any other approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any other governmental authorities in connection with the transactions contemplated by the merger agreement (including any such approvals required by applicable antitrust laws, aviation regulations and foreign direct investment laws) and coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any ﬁling or submission with such other governmental authority in connection with the transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, any such other governmental authority relating to the transactions contemplated by the merger agreement and of all other regulatory matters incidental thereto, including the ﬁnal content of any substantive communications with any applicable governmental authority with respect to obtaining approval or expiration of any waiting period under the HSR Act and any applicable aviation regulations and foreign direct investment laws; provided, that Parent will take into considerations the Company’s views, suggestions and comments regarding non-conﬁdential strategy, efforts and positions to be taken and regulatory actions requested in any ﬁling or submission with such other governmental authority.
Each of the parties agreed to (i) make (and will cause their respective controlled affiliates to make or, if required pursuant to the HSR Act, cause their ultimate parent entity (as that term is defined in the HSR Act) to make) an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions as promptly as reasonably practicable following the date of the merger agreement, and in any event within ten business days following the date of the merger agreement, and to supply (and will cause their respective controlled affiliates or, if required pursuant to the HSR Act, cause their ultimate parent entity (as that term is defined in the HSR Act) to supply) as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (ii) make (and will cause their respective affiliates to make) all appropriate filings pursuant to aviation regulations with respect to the transactions, including any notice filing with the DOT regarding a substantial change in operations, ownership or management under 14 C.F.R. § 204.5 and the ownership structure of Parent that supports the necessary finding that Parent is a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15) and fit to be the holder of necessary DOT permits and authority, as promptly as reasonably practicable following the date of the merger agreement, and in any event within fifteen business days following the date of the merger agreement, and to supply (and will cause their respective affiliates to supply) as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the aviation regulations, (iii) make (and will cause their respective affiliates to make) all filings and submissions under the foreign direct investment laws set forth in the confidential disclosure schedules to the merger agreement with respect to the transactions as promptly as reasonably practicable following the date of the merger agreement, and to supply (and will cause their respective controlled affiliates to supply) as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the foreign direct investment laws, and (iv) promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws, aviation regulations (including receipt of the DOT comfort letter) and foreign direct investment laws that may be required by any foreign or U.S. federal, state or local governmental authority, in each case, with competent jurisdiction, and to satisfy the conditions to closing set forth in the merger agreement, so as to enable the parties to consummate the transactions as promptly as reasonably practicable (and, in any event, prior to the outside date).
Without limiting the foregoing, Parent will promptly take (and will cause their respective controlled affiliates to take and, solely with respect to clause (A)(7) below to address specific requests from the aviation regulators, will cause the equity commitment party and, solely for this purpose, (x) any current or future direct or indirect subsidiaries of the equity commitment party that own or hold, or are contemplated by the equity commitment party to own or hold, any direct or indirect interest in Parent or MergerCo and (y) Parent and its current or future subsidiaries, to take, with respect to Parent, MergerCo, any entity referred to in the preceding clause (x), and each of their respective current or future subsidiaries) all actions necessary to secure the expiration or termination of any applicable waiting period or obtain any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations, as applicable under the HSR Act or any other antitrust law, aviation regulations (including receipt of the DOT comfort letter) or any foreign direct investment law and resolve any objections asserted with respect to the transactions under any such law raised by any governmental authority, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any restraint that would prevent, prohibit, restrict or delay the consummation of the transactions, including (A) (1) executing settlements, undertakings, consent decrees, stipulations or other agreements with any governmental authority or with any other person, (2) selling, divesting or otherwise conveying or holding separate particular assets or categories of assets or businesses of Parent and its subsidiaries, (3) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company and its subsidiaries contemporaneously with or subsequent to the effective time, (4) terminating existing relationships, contractual rights or obligations of the Company or its subsidiaries, (5) creating any relationship, contractual right or obligation of the Company or its subsidiaries, (6) effectuating any other change or restructuring of the Company or its subsidiaries (and, in each case, entering into agreements or stipulating to the entry of any judgment by, or filing appropriate applications with, the FTC, the DOJ or any other governmental authority under any antitrust law, aviation regulations or foreign direct investment law in connection with any of the foregoing and, in the case of actions by or with respect to the Company, by consenting to such action by the Company (including any consents required under the merger agreement with respect to such action); provided, that any such action will be conditioned upon the closing), or (7) taking such actions as may be necessary to (x) ensure that, at the closing, Parent and MergerCo are, and are controlled by, a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15) of the federal aviation act and as interpreted by DOT and (y) address any other specific requests from the aviation regulators in order to obtain the DOT comfort letter and (B) defending through litigation any claim asserted in court or administrative or other tribunal by any person (including any governmental authority) in order to avoid the entry of, or to have vacated or terminated, any restraint under any antitrust law, aviation regulations or foreign direct investment law that would prevent the closing prior to the outside date then in effect.
Without limiting the foregoing, the Company has agreed not to (and to cause its subsidiaries and its and their respective representatives to not) propose, negotiate, effect or agree to any such actions (other than actions otherwise permitted by the merger agreement) without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). The Company has also agreed to not commit (and will cause its controlled affiliates not to commit) to or agree with any governmental authority to stay, toll or extend any applicable waiting period or review period (including any “pull and refile” of any filing or application) under the HSR Act or any other laws or enter into a timing agreement with any governmental authority under any laws, without the prior written consent of Parent. Notwithstanding anything to the contrary, except as expressly specified in the merger agreement, Parent will not be obligated (and nothing in the merger agreement will be deemed to obligate its affiliates) to take any action contemplated by the merger agreement with respect to Stonepeak Partners LLC and its affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, any of the foregoing (collectively, the “Stonepeak Parties”), or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Stonepeak Parties, other than Parent and its subsidiaries (including the surviving corporation and its subsidiaries following the closing), other than the making of filings with or submissions to, the supply of information or documentation to, or communications with, governmental authorities in order to obtain any consents, approvals or other clearances required to satisfy the conditions to closing set forth in the merger agreement, in each case, to the extent required pursuant to any antitrust law, aviation regulations or foreign direct investment laws.
Parent and MergerCo will not, and Parent will cause the equity commitment party and (x) any direct or indirect subsidiary special purpose or pooled capital investment vehicles of the equity commitment party, (y) any direct or indirect subsidiaries of the equity commitment party that own or hold, or are contemplated by the equity commitment party to own or hold, an interest in Parent and MergerCo and (z) Parent and its subsidiaries not to, acquire or agree to acquire any asset, property, business or person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), in each case, with the intention to, or if such action would reasonably be expected to, prevent or materially delay (i) the expiration or termination of any waiting period under the HSR Act or any other antitrust laws, aviation regulations or foreign direct investment laws, (ii) obtaining approval of any governmental authority under antitrust laws, aviation regulations or foreign direct investment laws or (iii) the receipt of any clearance pursuant to any antitrust laws, aviation regulations or foreign direct investment laws to the merger agreement or the transactions or the consummation of the transactions contemplated the merger agreement, including the receipt of the DOT comfort letter.
Each of the parties will use (and will cause their respective controlled affiliates to use) its reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ, any aviation regulators or any other governmental authority in connection with the transactions and in connection with any investigation or other inquiry by or before the FTC, the DOJ, any aviation regulator or any other governmental authority relating to the transactions or any proceeding initiated by a private person, (ii) keep the other parties informed in all material respects and on a reasonably timely basis of any material written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ, any aviation regulator or any other governmental authority and of any material written or verbal communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions, (iii) subject to applicable laws and the confidentiality agreement between the Company and affiliates of Stonepeak Infrastructure Fund IV LP relating to the exchange of information, and to the extent reasonably practicable, promptly consult with the other parties with respect to information relating to the other parties and their respective subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third person or the FTC, the DOJ, any aviation regulator or any other governmental authority in connection with the transactions, other than “4(c) documents” as that term is used in the rules and regulations under the HSR Act, (iv) to the extent permitted by the FTC, the DOJ, any aviation regulator or such other applicable governmental authority or other person, promptly give the other parties to the merger agreement the opportunity to attend and participate in any substantive meetings and conferences, and (v) as soon as reasonably practicable (and, in any event, prior to the outside date) obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FTC, the DOJ, any aviation regulator and any other governmental authority. Prior to submitting any material document or any information relating to the transactions or the parties to the FTC, the DOJ, any aviation regulator or any other governmental authority, a party will send the other parties such document or information reasonably in advance of such submission, and consider in good faith the views of the other party prior to submitting such document or information to the FTC, the DOJ, any aviation regulator or any other governmental authority (subject to certain exceptions with respect to notifications under the HSR Act).
In furtherance and not in limitation of the foregoing, each of the parties will use (and will cause their respective controlled affiliates to use) its reasonable best efforts to, as soon as reasonably practicable after the date of the merger agreement, cause the Company to submit to DCSA and, to the extent applicable, any other governmental authority a notice of the transactions (the “security notification”). The Company will reasonably cooperate with Parent in preparing the security notification, and any other submissions to DCSA, and negotiating any arrangement with DCSA as may be necessary for the continuation of all necessary U.S. government facility security clearances. The parties will use their reasonable best efforts to submit a change condition package to DCSA in the National Industrial Security System under 32 C.F.R. § 117.8 of the National Industrial Security Program Operation Manual as promptly as practicable following the closing.
Financing
Marketing Period
Under the merger agreement, the Company has agreed to allow Parent a period of fourteen business days (subject to certain blackout dates) to market the debt ﬁnancing. The marketing period commences once Parent has received certain required ﬁnancial information and all of the unwaived conditions to the closing are satisﬁed (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time). The marketing period will end on any earlier date on which the debt financing has been obtained.
Efforts
The merger agreement provides that each of Parent and MergerCo will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the equity ﬁnancing and debt ﬁnancing in an amount required to satisfy the financing uses on the terms and subject only to the conditions (including the “market ﬂex” provisions) set forth in the equity commitment letter and debt commitment letter (or, other than with respect to amount and conditionality, on terms that are otherwise acceptable to Parent, MergerCo and the providers of the applicable financing of the merger in their sole discretion), including using reasonable best efforts to:
•	maintain in effect and comply with the equity commitment letter and debt commitment letter;

•
negotiate and enter into deﬁnitive agreements no later than the closing date with respect to the debt ﬁnancing on the terms and subject only to the conditions (including the “market ﬂex” provisions) set forth in the debt commitment letter (or, other than with respect to amount and conditionality, on terms that are otherwise acceptable to Parent, MergerCo and the providers of the applicable financing in their sole discretion);

•
satisfy on a timely basis (taking into account the expected timing of the closing) all conditions to the funding or investing of the ﬁnancing required to satisfy the financing uses applicable to Parent in the commitment letters and the deﬁnitive agreements related thereto that are within their control; and

•	enforce its rights under the commitment letters and any deﬁnitive agreements relating to the financing of the merger.
Parent and MergerCo will not, without the prior written consent of the Company, agree to or permit any termination of or amendment or modiﬁcation to be made to, or grant any waiver of any provision under, the commitment letters if such termination, amendment, modiﬁcation or waiver would (A) reduce or have the effect of reducing the aggregate amount of the ﬁnancing below the amount necessary to satisfy the financing uses (including by increasing the amount of fees to be paid or original issue discount) (B) impose new or additional conditions precedent to the availability of the ﬁnancing or otherwise adversely expand, amend or modify any of the conditions to the ﬁnancing, or otherwise expand, amend or modify any other provision of the commitment letters in a manner that would reasonably be expected to materially delay or prevent the funding of the ﬁnancing in an amount required to satisfy the financing uses on the closing date or (C) materially and adversely impact the ability of Parent or MergerCo, as applicable, to enforce its rights against other parties to the commitment letters, other than certain customary exceptions more fully set forth in the merger agreement.
Prior to the closing date, the Company has agreed that the Company and its subsidiaries will use their reasonable best efforts to provide, and will use reasonable best efforts to cause their representatives to provide, to Parent and MergerCo, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent, as more fully set forth in the merger agreement, to assist Parent in causing the conditions in the debt commitment letter to be satisﬁed or as is otherwise reasonably requested by Parent or the debt ﬁnancing sources in connection with the ﬁnancings contemplated by the debt commitment letter and an offering or private placement of debt securities pursuant to Rule 144A under the Securities Act of 1933, in each case, that is necessary and customary for financings of the type contemplated by the debt commitment letter and an offering or private placement of debt securities pursuant to Rule 144A under the Securities Act.
Parent and MergerCo obtaining ﬁnancing, including any alternative ﬁnancing, is not a condition to the consummation of the merger.
Indemnification and Insurance
The merger agreement provides that for a period of six years from and after the effective time, the surviving corporation will, and Parent will cause the surviving corporation to, (i) indemnify and hold harmless each current or former director or oﬃcer of the Company or its subsidiaries and each other person, group or entity who at the effective time is, or at any time prior to the effective time was, indemniﬁed or entitled to be indemniﬁed by the Company or its subsidiaries pursuant to the Company’s certiﬁcate of incorporation and other organizational documents and the organizational documents of the Company’s subsidiaries in effect on the date of the merger agreement or in any agreement in existence on the date of the merger agreement providing for indemniﬁcation or advancement of expenses between the Company or any of its subsidiaries and any such person, group or entity (each, an “indemnitee” and, collectively, “indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, ﬁnes, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel but subject to receipt from the indemnitee to whom such expenses are advanced of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law by a court of competent jurisdiction in a final, nonappealable judgment that such indemnitee is not entitled to indemnification) in connection with any proceeding (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an indemnitee is or was a director, oﬃcer, employee or agent of, or in a similar capacity for, the Company or such subsidiary or (B) acts or omissions by an indemnitee in the indemnitee’s capacity as a director, oﬃcer, employee or agent of, or in a similar capacity for, the Company or such subsidiary or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a representative of another person (including any employee beneﬁt plan)), in each case of (A) or (B), at, or at any time prior to, the effective time (including any proceeding relating in whole or in part to the transactions or relating to the enforcement of the indemniﬁcation provisions of the merger agreement or any other indemniﬁcation or expense advancement right of any indemnitee), and (ii) assume in the merger without any further action all obligations of the Company and such subsidiaries to the indemnitees in respect of indemniﬁcation, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided in the Company charter and the organizational documents of such subsidiaries as in effect on the date of the merger agreement providing for indemniﬁcation or advancement of expenses between the Company or its subsidiaries and any indemnitee as set forth in the confidential disclosure schedules to the merger agreement.
For a period of six years from and after the effective time, to the extent permitted by applicable law, Parent will cause, unless otherwise required by law, the certiﬁcate of incorporation and by-laws of the surviving corporation, and the surviving corporation will cause the organizational documents of its subsidiaries, to contain provisions no less favorable to the indemnitees with respect to limitation of liabilities, indemniﬁcation and exculpation, in each case, of directors, oﬃcers, employees or agents than are set forth as of the date of the merger agreement in the Company’s certiﬁcate of incorporation and the organizational documents of such subsidiaries as in effect on the date of the merger agreement, and to the extent permitted by law, the surviving corporation will, and Parent will cause the surviving corporation to, advance any expenses of any indemnitee, subject to receipt from such indemnitee of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law by a court of competent jurisdiction in a final, nonappealable judgment that such indemnitee is not entitled to indemnification.
In the event any proceeding is brought against any indemnitee and in which indemniﬁcation could be sought by such indemnitee in any threatened or actual proceeding relating to any acts or omissions (each, a “covered claim”), (i) the surviving corporation will have the right, but not the obligation, to control the defense thereof after the effective time, (ii) none of Parent, the surviving corporation or any of its subsidiaries will settle, compromise or consent to the entry of any judgment in any such covered claim, unless such settlement, compromise or consent relates only to monetary damages or includes an unconditional release of such indemnitee from all liability arising out of such covered claim or such indemnitee otherwise consents in writing to such settlement, compromise or consent, (iii) none of Parent, the surviving corporation or any of its subsidiaries will be liable for any settlement effected without Parent’s or the surviving corporation’s prior written consent (which consent will not be unreasonably withheld, delayed or conditioned), (iv) each of the surviving corporation, its subsidiaries and the indemnitees will cooperate in the defense of any covered claim and agree to provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, (v) none of Parent, the surviving corporation or any of its subsidiaries will have any obligation hereunder to any indemnitee to the extent that a court of competent jurisdiction will determine in a final and non-appealable judgment that such indemnitee is not entitled to indemnification, in which case the indemnitee will promptly refund to Parent or the surviving corporation the amount of all such expenses theretofore advanced pursuant hereto and (vi) none of Parent, the surviving corporation or any of its subsidiaries will be obligated to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable indemnitees) for all indemnitees in any jurisdiction with respect to any single legal action, except to the extent that, on the advice of any such indemnitee’s counsel, two or more of such indemnitees will have conflicting interests in the outcome of such action. At its own expense, an indemnitee may, but will not be obligated to, employ separate counsel and participate in the defense of any proceeding involving such indemnitee and so controlled by the surviving corporation; provided that if (i) the named parties to any such proceeding include the surviving corporation and such indemnitee and such indemnitee is advised by its own counsel that there are legal defenses available to it that are different from or additional to those available to the surviving corporation or any other indemnitee that is party thereto, (ii) a conflict of interest exists between such indemnitee and the surviving corporation or (iii) the surviving corporation and such indemnitee will have mutually agreed in writing to the retention of such counsel for such indemnitee, then in each such case such indemnitee will be entitled to obtain its own separate counsel and the surviving corporation will pay the reasonable and documented fees and expenses of such counsel.
The merger agreement requires the Company to purchase and bind a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent beneﬁts as the current policies of directors’ and oﬃcers’ liability insurance maintained by the Company and its subsidiaries with respect to matters existing or occurring prior to the effective time, covering, without limitation, the transactions, or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Such tail policy will survive the merger for not less than six years for the beneﬁt of the Company, its subsidiaries, and the Company’s and any of its subsidiaries’ past and present directors and/or oﬃcers that are insured under the Company’s current directors’ and oﬃcers’ liability insurance policy in effect as of the date of the merger agreement. The surviving corporation will maintain the tail policy for a period of six years after the effective time. Neither the Company nor the surviving corporation will be required to pay a premium for such policy in excess of 300% of the last annual premium paid prior to the date of the merger agreement.
From and after the effective time, the obligations of Parent and the surviving corporation with respect to indemniﬁcation under the merger agreement will not be terminated or modiﬁed in such a manner as to adversely affect the rights of any indemnitee to whom such provisions apply unless (x) such termination or modiﬁcation is required by applicable law or (y) the affected indemniﬁable party will have consented in writing to such termination or modiﬁcation. In the event that (i) Parent, the surviving corporation or any of their respective successors or assigns (A) consolidates with or merges into any other person, entity or group and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any person, entity or group, or (ii) Parent or any of its successors or assigns dissolves the surviving corporation, then proper provisions will be made so that the successors and assigns of Parent or the surviving corporation assume all of the obligations thereof with respect to indemniﬁcation set forth in the merger agreement.
Employee Matters
The merger agreement provides that for a period beginning at the date of the closing and ending on the date which is twelve months following the closing, Parent will, and will cause the surviving corporation and its subsidiaries to, provide to each person who is an employee of the Company or any of its subsidiaries immediately prior to the effective time (each, a “continuing employee”) (i) a base salary or wage rate and target short-term incentive compensation (excluding retention or change in control and equity or equity-based compensation opportunities) that are no less favorable, in each case, than those in effect immediately prior to the effective time, (ii) severance benefits that are no less favorable than those that would have been provided to such continuing employee under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect immediately prior to the effective time or as otherwise set forth in the confidential disclosure letter delivered by the Company to Parent and MergerCo concurrently with or prior to the execution of the merger agreement, subject to execution by the continuing employee of a general release of claims consistent with the Company’s standard form, and (iii) employee benefit plans and arrangements (including retirement and welfare benefits but excluding any severance benefits, retiree welfare benefits, nonqualified deferred compensation, retention, change in control and defined benefit pension plans) that are substantially comparable in the aggregate to those provided to such continuing employee immediately prior to the effective time.
Certain Additional Covenants and Agreements
The merger agreement also contains additional covenants between the Company, Parent and MergerCo relating to, among other things, (i) public announcements with respect to the transactions, (ii) access to information and conﬁdentiality, (iii) coordination with respect to any proceeding relating to the merger, (iv) restrictions on MergerCo’s activities other than as contemplated by, related to or in furtherance of the transactions contemplated by the merger agreement, (v) the delisting of the shares of Company common stock from NASDAQ and deregistering such Company common stock under the Exchange Act, (vi) this proxy statement, including, among other things, its preparation, filing, and dissemination and arranging for the special meeting, (vii) director resignations, (viii) defense production act matters and (ix) third-party consents.
Conditions of the Merger
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law), on or prior to the closing date, of certain conditions, including:
•
no judgment enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction or any applicable law will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•
the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act (including any timing agreements with or commitment to any governmental authority to delay or not to close the transactions contemplated by the merger agreement entered in connection therewith) and obtaining certain agreed regulatory consents, approvals or other clearances, including from the DOT and the FCC, and under applicable foreign direct investment laws and regulations in the United Kingdom; and
•	the receipt of the Company stockholder approval.
The obligations of Parent and MergerCo to consummate the merger are subject to the satisfaction (or written waiver by Parent, if permissible under applicable law) on or prior to the closing date of the following additional conditions:
•	the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject to certain materiality qualifications;
•
the Company having complied with or performed in all material respects the obligations required to be complied with or performed by the Company at or prior to the effective time under the merger agreement; and

•
since the date of the merger agreement, no Material Adverse Effect (having occurred and Parent receiving a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

The obligation of the Company to consummate the merger is subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) on or prior to the closing date of the following additional conditions:
•	the truthfulness and correctness of representations and warranties of Parent and MergerCo to the extent specified in the merger agreement, subject to certain materiality qualifications; and
•
Parent and MergerCo having complied with or performed, in all material respects, the obligations required to be complied with or performed by them at or prior to the effective time under the merger agreement.

The consummation of the merger and the transactions is not conditioned upon Parent’s receipt of ﬁnancing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
Termination of the Merger Agreement
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time (except as otherwise expressly noted in the merger agreement), whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.
Termination by Either the Company or Parent
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the transactions at any time prior to the effective time (except as otherwise expressly noted in the merger agreement), whether before or after receipt of the Company stockholder approval, if:
•
the effective time has not occurred on or before the outside date or such other date as may be agreed to by the parties in writing; provided that (i) this right to terminate the merger agreement will not be available to any party if the breach by such party of its representations and warranties set forth in the merger agreement or the failure of such party to perform any of its obligations under the merger agreement has been a principal cause of, or resulted in, the events speciﬁed in this right to terminate; (ii) in the event the marketing period has commenced but has not completed as of the outside date, the outside date will be extended to the date that is four business days following the then-scheduled end date of the marketing period; and (iii) if on the outside date the conditions set forth under the ﬁrst bullet described above in the section entitled “— Conditions of the Merger” (to the extent relating to matters described in the second bullet described above in the section entitled “— Conditions of the Merger”) or the second bullet described above in the section entitled “— Conditions of the Merger” are not satisﬁed but all other closing conditions have been satisﬁed or waived (other than those conditions that by their nature are to be satisﬁed at the closing, but provided that such conditions will then be capable of being satisﬁed if the closing were to take place on such date), then the outside date will be automatically extended to September 3, 2025;

•
any restraint having the effect set forth in the ﬁrst bullet described above in the section entitled “— Conditions of the Merger” is in effect and has become ﬁnal and nonappealable; provided no party may invoke this right to terminate if such party’s failure to comply with its obligations set forth under the section entitled “The Merger Agreement — Reasonable Best Efforts” is the primary cause of, or resulted in, the failure of this condition to be satisfied; or

•
the special meeting (including any adjournments or postponements thereof) has concluded, a vote on the adoption of the merger agreement has been taken, and the Company stockholder approval has not been obtained.

Termination by Parent
Parent may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time (except as otherwise expressly noted in the merger agreement), whether before or after receipt of the Company stockholder approval, if:
•
the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth under the fourth and ﬁfth bullets described above in the section entitled “— Conditions of the Merger” and (ii) is incapable of being cured by the date that is twelve business days prior to the outside date then in effect, or, if capable of being so cured, the Company has not cured such breach or failure to perform by the earlier of twelve business days prior to the outside date then in effect and the date that is twenty calendar days following receipt by the Company of written notice of such breach or failure to perform; provided that Parent will not have the right to terminate the merger agreement pursuant to this right to terminate if Parent or MergerCo is then in breach, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements under the merger agreement and such breach or inaccuracy would result in a failure of any of the conditions set forth under the seventh and eighth bullets described above in the section entitled “— Conditions of the Merger”; or

•	prior to the receipt of the Company stockholder approval, the Board or a duly authorized committee thereof will have made an adverse recommendation change.
Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Parent at any time prior to the effective time (except as otherwise expressly noted in the merger agreement), whether before or after receipt of the Company stockholder approval if:
•
either of Parent or MergerCo has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (A) would give rise to the failure of any of the conditions set forth under the seventh and eighth bullets described above in the section entitled “— Conditions of the Merger” and is incapable of being cured by the date that is twelve business days prior to the outside date then in effect, or, if capable of being so cured, either Parent or MergerCo, as applicable, has not cured such breach or failure to perform by the earlier of twelve business days prior to the outside date then in effect and the date that is twenty calendar days following receipt by Parent of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate the merger agreement pursuant to this right to terminate; provided that the Company will not have the right to terminate the merger agreement pursuant to this right to terminate if the Company is then in breach, or if there is an inaccuracy of, any of its representations, warranties, covenants or agreements under the merger agreement and such breach or inaccuracy would result in a failure of any of the conditions set forth under the fourth and ﬁfth bullets described above in the section entitled “— Conditions of the Merger”;

•
prior to receipt of the Company stockholder approval, in order to enter into a Company acquisition agreement providing for a superior proposal in accordance with the applicable terms of the merger agreement; provided that, prior to or concurrently with such termination, the Company pays or causes to be paid the applicable Company termination fee; or

•
(i) the conditions under the ﬁrst, second, third, fourth, ﬁfth and sixth bullets described above in the section entitled “— Conditions of the Merger” have been satisﬁed or waived (to the extent such waiver is permitted by applicable law) (other than those conditions that by their nature are to be satisﬁed at the closing, but provided that such conditions will then be capable of being satisfied if the closing were to take place on such date), (ii) on or after the date that the closing should have occurred pursuant to the merger agreement, the Company has conﬁrmed by irrevocable written by notice to Parent that all of the conditions under the seventh and eighth bullets described above in the section entitled “— Conditions of the Merger” have been satisﬁed or waived (to the extent such waiver is permitted by applicable law), and the Company stands ready, willing and able to consummate the transactions and (iii) the merger is not consummated within the earlier of (a) three business days after the later of the delivery of such notice and (b) one business day prior to the outside date.
Termination Fees
The Company will be required to pay to Parent the Company termination fee of $55,339,993 if:
•
(i) the Company or Parent terminates the merger agreement pursuant to the provisions described in the ﬁrst or third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or Parent terminates the merger agreement pursuant to the provisions described in the first bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent”, (ii) after the date of the merger agreement and prior to such valid termination of the merger agreement, a takeover proposal will have been publicly made or publicly proposed, or will have been delivered to the Company or the Board (or a committee thereof), and has not been fully, unconditionally, irrevocably and publicly (to the extent publicly made or proposed) withdrawn prior to (a) the date that is at least ten days prior to the special meeting in the event of a termination pursuant to the provision described in the third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or (b) termination of the merger agreement in the event of a termination pursuant to the provision described in the ﬁrst bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or pursuant to the provisions described in the first bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” and (iii) within twelve months of the date the merger agreement is validly terminated, the Company enters into a written agreement providing for the consummation of any takeover proposal (it being understood that the consummation of such takeover proposal may (or may not) occur after the twelve month period after the merger agreement is validly terminated) or any takeover proposal is consummated, in each case, regardless of whether or not such takeover proposal is with or from the same person or persons that made the takeover proposal under clause (ii); provided that for purposes of clauses (ii) and (iii), the references to “20%” in the deﬁnition of “takeover proposal” are deemed to be references to “50%”; or

•
(i) Parent terminates the merger agreement pursuant to the provision described in the second bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” or (ii) the Company terminates the merger agreement pursuant to the provision described in the second bullet point described above in the section entitled “Termination of the Merger Agreement — Termination by the Company”.

However, if the merger agreement is terminated by the Company pursuant to the provision described in the second bullet point described above in the section entitled “Termination of the Merger Agreement — Termination by the Company” prior to the applicable cut-off date for an excluded party to enter into a definitive agreement with respect to a superior proposal received from such excluded party, then the Company termination fee will instead be $37,156,852.
Parent will be required to pay to the Company the Parent termination fee of $150,000,000, plus recovery costs (if any) up to a maximum amount of $7,500,000 if (i) the Company terminates the merger agreement pursuant to the provisions described in the first or third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company” or (ii) if the Company or Parent terminates the merger agreement pursuant to the provisions described in the ﬁrst bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” and at such time the Company had the right to terminate the merger agreement pursuant to the provisions described in the first or third bullet point described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”.

Fees and Expenses
Whether or not the transactions are consummated, all fees and expenses incurred in connection with the merger agreement and the transactions will be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in the merger agreement; provided that ﬁling fees for certain regulatory ﬁlings, the proxy statement and printing and mailing the proxy statement and any reasonable out-of-pocket expenses incurred by the Company in connection with the performance of its obligations pursuant to the applicable covenants and agreements under the merger agreement will be borne by the parties as follows:
•	in the event the merger is consummated, by the surviving corporation; and
•
in the event the merger agreement is terminated prior to the occurrence of the closing, by Parent with respect to certain regulatory fees and by the Company with respect to this proxy statement and the special meeting.

Withholding Taxes
Notwithstanding anything in the merger agreement to the contrary, each of Parent, MergerCo, the Company, the surviving corporation, the paying agent and their respective aﬃliates will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted or withheld under applicable tax law. To the extent that amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.
Amendment or Supplement
Subject to compliance with applicable law, at any time prior to the effective time, the merger agreement may be amended or supplemented in any and all respects by written agreement of the parties thereto; provided that (i) following receipt of the Company stockholder approval, there will be no amendment to the provisions of the merger agreement which by law would require further approval by the Company stockholders, and (ii) any modiﬁcation or amendment of speciﬁed sections of the merger agreement that is material and adverse to the interests of the debt ﬁnancing sources or their affiliates will not be effective against such parties without their prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Extension of Time, Waiver, etc.
At any time prior to the effective time, Parent and the Company may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, (ii) extend the time for the performance of any of the obligations or acts of the other party or (iii) waive compliance by the other party with any of the agreements contained in the merger agreement applicable to such party or, except as otherwise provided in the merger agreement, waive any of such party’s conditions (it being understood that Parent and MergerCo will be deemed a single party for such purposes).
Governing Law; Jurisdiction
The merger agreement, the transactions and all claims and causes of actions arising thereunder are governed by, and will be construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conﬂict of laws principles. Any proceeding arising out of or relating to the merger agreement or the transactions will be heard and determined in the Delaware Court (or, if the Delaware Court declines to accept jurisdiction over any proceeding, any state or federal court within the State of Delaware).
Notwithstanding anything to the contrary in the merger agreement, the parties to the merger agreement have agreed that any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any debt ﬁnancing sources or their aﬃliates arising out of or relating to the merger agreement or to the debt commitment letter, will be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and that, except to the extent relating to the interpretation of any provisions in the merger agreement or the debt commitment letters, any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any debt ﬁnancing sources or their affiliates will be governed by, and construed in accordance with, the laws of the State of New York.
Specific Enforcement
The parties agreed that irreparable damage for which monetary relief (including the termination fees described above in the section entitled “— Termination Fees”), even if available, would not be an adequate remedy, would occur in the event that any provision of the merger agreement is not performed in accordance with its speciﬁc terms or is otherwise breached, including if the parties fail to take any action required of them to consummate the merger agreement and the transactions.
Subject to certain limitations, the parties acknowledged and agreed that the parties are entitled to an injunction or injunctions, speciﬁc performance or other equitable relief to prevent breaches of the merger agreement; that the termination fees described above in the section entitled “— Termination Fees” do not adequately compensate for the harm that would result from a breach of the merger agreement and will not be construed to diminish or otherwise impair a party’s right to speciﬁc enforcement; and that the right of speciﬁc enforcement is an integral part of the transactions and without that right neither the Company nor Parent would have entered into the merger agreement. The parties agreed not to assert that a remedy of speciﬁc enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.
Notwithstanding the foregoing, the parties agreed that no debt ﬁnancing source or its aﬃliates will have any liability to the Company or any of its subsidiaries or aﬃliates relating to or arising out of the merger agreement, any of the transactions contemplated thereby, the debt commitment letter or any debt ﬁnancing, or any performance thereof, whether in law or in equity, whether in contract or in tort or otherwise, nor will the Company or any of its subsidiaries or aﬃliates be entitled to speciﬁc performance of any commitment letter (including the debt commitment letter) or similar agreement entered into by Parent or MergerCo or any of their respective aﬃliates for any debt ﬁnancing against any debt financing source or its affiliates providing such debt financing.
Under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both specific performance to cause the closing to occur and also the Parent termination fee or monetary damages of any kind.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneﬁcial ownership of Company common stock as of December 18, 2024 by (i) each person or group who is known by the Company to be a beneﬁcial owner of 5% or more of Company common stock, based on currently available Schedules 13G and 13D ﬁled with the SEC, as may be updated by a Statement of Change of Beneﬁcial Ownership of Securities on Form 4 subsequently ﬁled with the SEC, (ii) each director of the Company, (iii) each of the Company’s NEOs and (iv) all directors and executive officers of the Company as a group.
Beneﬁcial ownership of common stock is determined under rules of the SEC and generally includes any shares of Company common stock over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, the Company believes based on the information provided to the Company that each person and entity named in the table has sole voting and investment power with respect to all of the shares of Company common stock shown as beneﬁcially owned by such person or entity. Applicable percentage of beneﬁcial ownership is based on 66,472,266 shares of Company common stock outstanding on December 18, 2024. Shares of Company common stock subject to company equity awards currently exercisable or that will be settled or exercisable within 60 days after December 18, 2024 are deemed to be outstanding and beneﬁcially owned by the person holding the company equity awards for the purpose of computing the percentage of beneﬁcial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
Unless otherwise indicated, the address of each named person is c/o Air Transport Services Group, Inc. 145 Hunter Drive, Wilmington, OH 45177.

Beneficial Ownership of Holders of 5% or More of Company Common Stock, Directors and Executive Officers:
Name of Beneficial Owner	Number of Shares of Company Common Stock Beneficially Owned	Percent of Outstanding Shares of Company Common Stock Beneficially Owned
Holders of 5% or more of Company Common Stock:
Amazon.com, Inc.(a) 410 Terry Avenue North Seattle, WA 98109	13,294,113	19.999
River Road Asset Management, LLC(b) 462 S. 4th St., Ste 2000 Louisville, KY 40202	8,439,673	12.803
The Vanguard Group(c) 100 Vanguard Boulevard Malvern, PA 19355	6,055,101	9.286
Blackrock, Inc.(d) 50 Hudson Yards New York, NY 10001	4,106,630	6.230
Dimensional Fund Advisors LP(e) Building One 6300 Bee Cave Road Austin, TX 78746	4,013,265	6.088
Victory Capital Management, Inc.(f) 15935 La Cantera Pkwy San Antonio, TX 78256	3,711,505	5.630
Barrow Hanley Global Investors(g) 2200 Ross Ave, 31st Floor Dallas, TX 75201-2761	3,354,203	5.088
Nonemployee Directors:
Phyllis J. Campbell(h)	26,285	*
Raymond E. Johns, Jr.(i)	45,451	*
Laura Peterson(j)	30,937	*
Randy D. Rademacher(k)	153,661	*

Beneficial Ownership of Holders of 5% or More of Company Common Stock, Directors and Executive Officers:
Name of Beneficial Owner	Number of Shares of Company Common Stock Beneficially Owned	Percent of Outstanding Shares of Company Common Stock Beneficially Owned
J. Christopher Teets(l)	122,942	*
Jeffrey J. Vorholt(m)	145,389	*
Paul S. Williams(n)	21,500	*
Director and NEO:
Joseph C. Hete	639,122	*
Michael L. Berger	155,489	*
Other NEOs:
Quint O. Turner	329,254	*
Edward J. Koharik III	107,235	*
W. Joseph Payne	242,247	*
Richard F. Corrado	134,283	*
All directors and executive officers as a group (14 persons, including the persons listed above)(o)	2,177,236	3.275
*	Represents less than 1% of the outstanding shares of Company common stock.
(a)
This information is based on a Schedule 13G/A filed with the SEC on November 7, 2024. As set forth in this filing, as of November 1, 2024, Amazon.com NV Investment Holdings LLC (“NV Holdings”), a wholly-owned subsidiary of Amazon, is the record holder of 12,741,445 shares of Company common stock. Amazon has sole voting and investment power with respect to these shares of Company common stock. In addition, on March 8, 2016, pursuant to an Investment Agreement, dated as of March 8, 2016 (the “2016 Investment Agreement”), by Amazon and the Company. the Company issued Amazon a warrant (“Warrant-A”) to acquire up to 12,810,629 shares of Company common stock. On March 8, 2018, pursuant to the 2016 Investment Agreement, the Company issued Amazon a warrant (“Warrant-B-1”) to acquire up to an additional 1,591,333 shares of Company common stock. On September 8, 2020, pursuant to the 2016 Investment Agreement, the Company issued Amazon a warrant (“Warrant-B-2” and together with Warrant-A and Warrant B-1, the “2016 Warrants”) to acquire up to an additional 1,591,333 shares of Company common stock, which was subsequently adjusted to 506,530 shares of Company common stock.

On December 20, 2018, pursuant to an Investment Agreement, dated as of December 20, 2018 (the “2018 Investment Agreement”), by and between Amazon and the Company, the Company issued Amazon a warrant (the “2018 Warrant”) to acquire up to an additional 14,801,369 shares of Company common stock.
On May 29, 2020, pursuant to the 2018 Investment Agreement, the Company issued Amazon a warrant (the “2020 Warrant”) to acquire up to an additional 7,014,804 shares of Company common stock.
On May 6, 2024, the Company and Amazon entered into an amendment of the 2016 Investment Agreement and a supplement and amendment to the 2018 Investment Agreement (the “2018 Investment Agreement Amendment”). Pursuant to the 2018 Investment Agreement Amendment, the Company issued Amazon a warrant (the “2024 Warrant”) to acquire up to an additional 2,915,000 shares of Company common stock.
The 2016 Warrants, the 2018 Warrant, the 2020 Warrant, and the 2024 Warrant are collectively referred to as the “Warrants”.
As of November 1, 2024, all shares of Company common stock subject to the 2016 Warrants, the 2018 Warrant, and the 2020 Warrant have vested and are exercisable or have been exercised, subject to certain regulatory approvals and the terms and conditions outlined in these Warrants. Shares of Company common stock subject to the 2024 Warrant vest and become exercisable upon the achievement of certain commercial milestones, subject to certain regulatory approvals and the terms and conditions outlined in the 2024 Warrant.
On March 5, 2021, Amazon delivered notices of exercise to the Company to acquire vested shares of Company common stock underlying the 2016 Warrants, and as permitted by the terms of the Warrants, Amazon amended the Beneficial Ownership Limitation (as defined below) from 4.999% to 19.999%. The number of shares of Company common stock that are currently exercisable is determined under the Warrants (as amended), which provide that Amazon is prohibited from exercising the Warrants for such number of shares of Company common stock as would result in beneficial ownership by Amazon of Company common stock exceeding 19.999% of all outstanding Company common stock, subject to certain exceptions (the “Beneficial Ownership Limitation”). The number of shares of Company common stock is reported in this proxy statement with reference to the number of shares of outstanding Company common stock as of November 1, 2024. To the extent the number of shares of outstanding Company common stock increases, the number of shares of Company common stock beneficially owned by Amazon would increase. To the extent the number of shares of outstanding Company common stock decreases, the number of shares of Company common stock beneficially owned by Amazon would decrease.
The number of shares of Company common stock beneficially owned by Amazon was calculated assuming 66,472,266 shares of Company common stock outstanding as of December 18, 2024. The number of shares of Company common stock beneficially owned by Amazon for purposes of the above table was calculated as the sum of the 12,741,445 shares that the Company has issued to NV Holdings, plus 552,668 shares of Company common stock issuable, as of the Record Date, upon exercise of vested warrants that could bring Amazon’s ownership to 19.999% of the Company’s outstanding shares (including such warrant shares in the total outstanding shares as of the Record Date for such purposes). Amazon thus has sole voting power over 13,294,113 shares and sole dispositive power with regard to 13, 294,113 shares. Other than as set forth in this footnote with respect to the calculation of Amazon’s beneficial ownership (based solely upon the aforementioned filing and the terms of the Warrants), we have not made any independent determination as to the beneﬁcial ownership of this Company stockholder and are not restricted in any determination we may make by reason of inclusion of such Company stockholder or their shares in this table.

(b)
Based solely on an Amendment No. 5 to Schedule 13G filed with the SEC on January 30, 2024, River Road Asset Management, LLC reported aggregate beneficial ownership and sole dispositive power of 8,439,673, shares, no shared voting or dispositive power of any Company common stock, and sole voting power of 8,129,447 shares of Company common stock, indicating no voting power of 310,226 shares of Company common stock, in each case, as of December 31, 2023. We have not made any independent determination as to the beneﬁcial ownership of this Company stockholder and are not restricted in any determination we may make by reason of inclusion of such Company stockholder or their shares in this table.

(c)
Based solely on an Amendment No. 9 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group, Inc. reported aggregate beneficial ownership of 6,055,101 shares, no sole voting power over any shares, shared voting power of 69,227 shares, sole dispositive power of 5,954,389 shares, and shared dispositive power of 100,712 shares of Company common stock as of December 31, 2023. We have not made any independent determination as to the beneﬁcial ownership of this Company stockholder and are not restricted in any determination we may make by reason of inclusion of such Company stockholder or their shares in this table.

(d)
Based solely on an Amendment No. 6 to Schedule 13G filed with the SEC on January 29, 2024, BlackRock Inc. reported aggregate beneficial ownership and sole dispositive power of 4,106,630 shares of Company common stock, no shared voting or dispositive power over any shares of Company common stock, and sole voting power of 4,015,439 shares of Company common stock, indicating no voting power of 91,191 shares of Company common stock, in each case, as of December 31, 2023. We have not made any independent determination as to the beneﬁcial ownership of this Company stockholder and are not restricted in any determination we may make by reason of inclusion of such Company stockholder or their shares in this table.

(e)
Based solely on Schedule 13G filed with the SEC on February 14, 2024, Dimensional Fund Advisors LP reported aggregate beneficial ownership and sole dispositive power of 4,013,265 shares of Company common stock, no shared voting or dispositive power of any shares of Company common stock, and sole voting power of 3,931,211 shares of Company common stock, indicating no voting power of 82,054 shares of Company common stock, in each case, as of December 31, 2023.

In addition, Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all shares of Company common stock of the Company listed in the above table with respect to Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. We have not made any independent determination as to the beneﬁcial ownership of this Company stockholder and are not restricted in any determination we may make by reason of inclusion of such Company stockholder or their shares in this table.
(f)
Based solely on Schedule 13G filed with the SEC on November 7, 2024, Victory Capital Management, Inc. reported aggregate beneficial ownership and sole dispositive power of 3,711,505 shares, sole voting power over 3,690,605 shares, no shared voting power with respect to any shares and thus no voting power with respect to 20,500 shares. We have not made any independent determination as to the beneﬁcial ownership of this Company stockholder and are not restricted in any determination we may make by reason of inclusion of such Company stockholder or their shares in this table.

(g)
Based solely on Schedule 13G filed with the SEC on November 13, 2024, Barrow Hanley Global reported aggregate beneficial ownership, sole voting power and sole dispositive power over 3,354,203 shares, no shared voting power with respect to any shares and no shared dispositive power over any shares. We have not made any independent determination as to the beneﬁcial ownership of this Company stockholder and are not restricted in any determination we may make by reason of inclusion of such Company stockholder or their shares in this table.

(h)	Consists of (i) 8,719 shares of Company common stock held directly and (ii) 17,566 shares of Company RSUs subject to vesting within 60 days of December 18, 2024.
(i)	Consists of (i) 24,028 shares of Company common stock held directly and (ii) 21,423 shares of Company RSUs subject to vesting within 60 days of December 18, 2024.
(j)	Consists of (i) 21,914 shares of Company common stock held directly and (ii) 9,023 shares of Company RSUs subject to vesting within 60 days of December 18, 2024.
(k)	Consists of (i) 61,356 shares of Company common stock held directly and (ii) 92,305 shares of Company RSUs subject to vesting within 60 days of December 18, 2024.
(l)	Consists of (i) 7,978 shares of Company common stock held directly and (ii) 114,964 shares of Company RSUs subject to vesting within 60 days of December 18, 2024.
(m)	Consists of (i) 44,618 shares of Company common stock held directly and (ii) 100,771 shares of Company RSUs subject to vesting within 60 days of December 18, 2024.
(n)	Consists of 21,500 shares of Company RSUs subject to vesting within 60 days of December 18, 2024.
(o)	Includes Jeffrey Dominick (President) and Todd France (Chief Commercial Officer).

MARKET PRICE AND DIVIDEND INFORMATION
Shares of Company common stock are listed on NASDAQ under the trading symbol “ATSG”. The table below provides the high and low intra-day trading prices for shares of Company common stock, as reported by the NASDAQ Global Select Market.

	High	Low
2024
October 1, 2024 through December 18, 2024	$22.33	$14.37
Third quarter	$16.95	$13.16
Second quarter	$15.84	$11.69
First quarter	$17.62	$11.62
2023
Fourth quarter	$21.78	$14.03
Third quarter	$24.96	$18.63
Second quarter	$21.21	$14.39
First quarter	$28.70	$19.57
2022
Fourth quarter	$29.55	$24.22
Third quarter	$34.00	$23.32
Second quarter	$33.75	$27.97
First quarter	$34.54	$25.52
2021
Fourth quarter	$29.68	$23.68
Third quarter	$27.92	$21.42
Second quarter	$30.80	$22.52
First quarter	$32.43	$25.15

On November 1, 2024 the last full trading day prior to published market speculation regarding a potential sale of the Company, the closing price for shares of Company common stock was $17.40 per share. The $22.50 per share to be paid for each share of Company common stock pursuant to the merger agreement represents a premium of approximately 29.3% over the closing price on November 1, 2024, and a premium of 45.5% based on the volume-weighted average price VWAP of $15.47 per share of Company comment stock for the preceding 90-trading day period ending November 1, 2024. On [ ], [ ], the latest practicable trading day before the ﬁling of this proxy statement, the reported closing price for shares of Company common stock on NASDAQ was $[ ]. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.
As of the close of business on the record date, there were [ ] shares of Company common stock outstanding and entitled to vote, held by [ ] Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.
The Company has never declared or paid any cash dividends on shares of Company common stock. The Company does not anticipate paying cash dividends on shares of Company common stock in the foreseeable future, and under the terms of the merger agreement, the Company is prohibited from establishing a record date for, declaring, setting aside for payment or paying any dividend on, or making any other distribution (whether in cash, securities or other property) in respect of, any shares of its capital stock or other equity or voting interests, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent.

HOUSEHOLDING
The SEC has approved rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Company stockholders sharing the same address by delivering a single proxy statement addressed to those Company stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.
Brokers with account holders who are Company stockholders may be “householding” proxy materials. A single proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the aﬀected Company stockholders. If you have received notice from your broker that they will be “householding” communications to your address, such “householding” will continue until you are notiﬁed otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker and write or call us at the following address or phone number: Air Transport Services Group, Inc., Attention: Executive Assistant, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, OH 45177, (937) 366-2296. Company stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers. We will promptly deliver an additional copy of the proxy statement to any Company stockholder who so requests.

STOCKHOLDER PROPOSALS
If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. Until the merger is consummated, you will continue to be entitled to attend and participate in stockholder meetings, including the Company’s annual meetings of Company stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2025 annual meeting of Company stockholders will be held.
Under the rules of the SEC, if you wished to include a proposal in the Company’s proxy statement and proxy card for its 2025 annual meeting, it must have been received by the Secretary of the Company no later than December 12, 2024 and complied with the requirements of Rule 14a-8 of the Exchange Act.
Under the Company’s bylaws, proposals of stockholders intended to be presented at the 2025 annual meeting outside of the Company’s proxy statement process must be received by the Secretary of the Company no more than 120 days (i.e., on or after January 22, 2025) and not less than 90 days (i.e., on or before February 21, 2025) prior to the first anniversary of the preceding year’s annual meeting (i.e., May 22, 2025); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s bylaws. A copy of the bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.
If a stockholder intends to present a proposal at the 2025 annual meeting without inclusion of that proposal in our 2025 proxy materials and written notice of the proposal is not received by the Secretary of the Company by the date determined by the Company’s bylaws, or if the Company meets other requirements of the SEC rules, proxies solicited by the Board for the 2025 annual meeting will confer discretionary authority on the proxy holders named therein to vote on the proposal at the 2025 annual meeting.
Stockholders who intend to solicit proxies for the 2025 annual meeting in support of director nominees other than the Company’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 of the Exchange Act and the Company’s bylaws no later than 90 days (i.e., on or before February 21, 2025) nor earlier than 120 days (i.e., on or after January 22, 2025) prior to the first anniversary of the preceding year’s annual meeting; provided, however, if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, then such notice must be provided not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
In each case, written notice must be given to the Secretary of the Company at the following address: Air Transport Services Group, Inc., Attn: Corporate Secretary, 145 Hunter Drive, Wilmington, Ohio 45177.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, ﬁle annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s web site at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualiﬁed in its entirety by reference to that contract or other document ﬁled as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document ﬁled separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later ﬁle with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later ﬁle with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents ﬁled by us with the SEC under the Exchange Act and any documents ﬁled by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
•
the portions of our Deﬁnitive Proxy Statement on Schedule 14A for our 2024 annual meeting of Company stockholders ﬁled with the SEC on April 11, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Quarterly Report on Form 10-Q for the ﬁscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024; and
•	our Current Reports on Form 8-K ﬁled on February 23, 2024, June 5, 2024 and November 4, 2024.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is diﬀerent from or adds to the information contained in this proxy statement or in the documents we have publicly ﬁled with the SEC. Therefore, if anyone does give you any diﬀerent or additional information, you should not rely on it.

Annex A
AGREEMENT AND PLAN OF MERGER

By and Among

STONEPEAK NILE PARENT LLC,

STONEPEAK NILE MERGERCO INC.

and

AIR TRANSPORT SERVICES GROUP, INC.

Dated as of November 3, 2024

A-i

A-ii

Exhibits

Exhibit A – Amended and Restated Certificate of Incorporation of the Surviving Company	A-89

A-iii

This AGREEMENT AND PLAN OF MERGER, dated as of November 3, 2024 (this “Agreement”), is by and among Stonepeak Nile Parent LLC, a Delaware limited liability company (“Parent”), Stonepeak Nile MergerCo Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“MergerCo”), and Air Transport Services Group, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 8.12.
WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), MergerCo will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and pursuant to the Merger each share of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than (a) shares of Company Common Stock canceled pursuant to Section 2.01(b) and (b) Appraisal Shares, which shall be treated in accordance with Section 2.07), will be converted into the right to receive the Merger Consideration;
WHEREAS, the Board of Directors of the Company has unanimously (a) determined that it is advisable and fair to, and in the best interests of, the Company and the stockholders of the Company, and declared it advisable that the Company enter into this Agreement and consummate the transactions contemplated hereby, (b) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (c) adopted resolutions recommending that the stockholders of the Company vote to adopt this Agreement (this clause (c), the “Company Board Recommendation”) and (d) directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of the Company entitled to vote thereon at a meeting thereof;
WHEREAS, the Board of Directors of Parent has unanimously (a) duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions and (b) declared this Agreement advisable;
WHEREAS, the Board of Directors of MergerCo has unanimously (a) determined that it is in the best interests of MergerCo and the sole stockholder of MergerCo, and declared it advisable that MergerCo enter into this Agreement and consummate the Transactions, (b) adopted resolutions approving and declaring the advisability of this Agreement and the Transactions, including the Merger, (c) adopted resolutions recommending that the sole stockholder of MergerCo adopt this Agreement and (d) directed that this Agreement and the Transactions be submitted to the sole stockholder of MergerCo for adoption;
WHEREAS, Parent, in its capacity as sole stockholder of MergerCo, will approve and adopt this Agreement and the consummation by MergerCo of the Transactions by written consent immediately following the execution and delivery of this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as consideration for, and an inducement to, the Company’s willingness to enter into this Agreement, Stonepeak Infrastructure Fund IV LP (the “Equity Commitment Party”) has entered into and delivered the Equity Commitment Letter;
WHEREAS, concurrently with the execution of this Agreement, and as consideration for, and inducement to, the Company’s willingness to enter into this Agreement, the Equity Commitment Party has entered into and delivered a limited guarantee (the “Limited Guarantee”) with respect to certain obligations of Parent and MergerCo under this Agreement (the Equity Commitment Party delivering the Limited Guarantee, in such capacity, the “Guarantor”); and
WHEREAS the Company, Parent and MergerCo desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and MergerCo hereby agree as follows:
ARTICLE I
The Merger
SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the DGCL, at the Effective Time, MergerCo shall be merged with and into the Company, the separate corporate existence of MergerCo shall thereupon cease, and the Company shall be the surviving corporation in the Merger. The Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Corporation.”
SECTION 1.02 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on the twelfth (12th) Business Day following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), remotely by exchange of documents and signatures (or their electronic counterparts), unless another date, time or place is agreed to by Parent and the Company; provided that, notwithstanding the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), unless an earlier date is elected by Parent in writing in its sole and absolute discretion, the Closing shall not occur prior to the earlier of (x) any Business Day during the Marketing Period as may be specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (y) the third (3rd) Business Day after the final day of the Marketing Period. The date on which the Closing actually occurs is referred to as the “Closing Date.”
SECTION 1.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is filed with and accepted by the Secretary of State of the State of Delaware (the “Secretary of State of Delaware”) or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).
SECTION 1.04 Effects of the Merger. The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 259, of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and MergerCo shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.
SECTION 1.05 Certificate of Incorporation and Bylaws of the Surviving Corporation.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerCo, the Company or any holder of any Company Common Stock or any shares of capital stock of MergerCo, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation (and subject to Section 5.06).
(b) The parties shall take the actions necessary so that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the bylaws of MergerCo in effect immediately prior to the Effective Time, and as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation; provided, however, that the name of the Surviving Corporation set forth therein shall be automatically deemed to be changed to the name of the Company.

SECTION 1.06 Directors and Officers of the Surviving Corporation.
(a) The directors of MergerCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
ARTICLE II
Effect of the Merger on Capital Stock; Exchange of Certificates;
Equity-Based Awards; and Company Warrants
SECTION 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, MergerCo or the holders of any shares of Company Common Stock or any shares of capital stock of MergerCo:
(a) Capital Shares of MergerCo. Each issued and outstanding share of capital stock of MergerCo shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation and such shares shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.
(b) Cancelation of Certain Shares. All shares of Company Common Stock that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of Company Common Stock held by Parent or MergerCo immediately prior to the Effective Time, including the Rollover Shares, shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.
(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) (including, for the avoidance of doubt, the Rollover Shares) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.07) shall be converted automatically into and shall thereafter represent only the right to receive an amount in cash equal to $22.50 per share, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a share of Company Common Stock represented by a certificate immediately prior to the Effective Time (each, a “Share Certificate”) or non-certificated shares of Company Common Stock held in book-entry form (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 2.02.
SECTION 2.02 Exchange Matters.
(a) Paying Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, prior to the Closing Date shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration to the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than (x) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) and (y) Appraisal Shares, which shall be treated in accordance with Section 2.07) (such cash being hereinafter referred to as the “Exchange Fund”).
Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America (“U.S.”), (ii) short-term obligations for which the full faith and credit of the U.S. is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or a combination of the foregoing. In the event the amount of the Exchange Fund decreases, as a result of losses with respect to such investments, or otherwise diminishes below the level sufficient for the Paying Agent to make all payments of the Merger Consideration in accordance with this Article II, Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation.
(b) Payment Procedures.
(i) As promptly as practicable after the Effective Time (but in no event more than five (5) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of shares of Company Common Stock represented by a Share Certificate or Book-Entry Shares not held, directly or indirectly, through The Depository Trust Company (“DTC”) (other than (x) a Share Certificate representing a share of Company Common Stock or Book-Entry Shares to be canceled in accordance with Section 2.01(b) and (y) Appraisal Shares, which shall be treated in accordance with Section 2.07) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates or such Book-Entry Shares shall pass, only upon delivery of the Share Certificates (or affidavits in lieu thereof together with any bonds and such other customary documents as may reasonably be required by the Paying Agent) to the Paying Agent or, in the case of such Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal), and (B) instructions for use in effecting the surrender of the Share Certificates or Book-Entry Shares to the Paying Agent, as applicable, in exchange for payment of the Merger Consideration as provided in Section 2.01(c), which in each case shall be in a form reasonably acceptable to the Company and finalized prior to the Effective Time.
(ii) Upon delivery of a letter of transmittal (duly completed and validly executed in accordance with the instructions thereto) and either (A) surrender to the Paying Agent of Share Certificates (or affidavits of loss in lieu thereof as provided in this Section 2.02 together with any bonds and such other customary documents as may reasonably be required by the Paying Agent) or (B) transfer of Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), in each case as contemplated in subsection (i) of this Section 2.02(b), the holder of such Share Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Share Certificate or Book-Entry Share, and the Share Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.02, each Share Certificate or Book-Entry Share shall be deemed at any time at or after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II.
(iii) The Persons who were, immediately prior to the Effective Time, holders of Book-Entry Shares (other than (x) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) or (y) Appraisal Shares, which shall be treated in accordance with Section 2.07) held, directly or indirectly, through DTC shall not be required to deliver a Share Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Section 2.02. With respect to such Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Section 2.02.
(iv) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Share Certificate is registered, Parent may cause the Paying Agent to pay the Merger Consideration to such Person only if such Share Certificate (if applicable) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Paying Agent that any applicable stock transfer or similar Taxes have been paid or are not applicable. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Persons in whose name such Book-Entry Shares are registered in the stock transfer records of the Company.
(v) No interest will be paid or accrued on any amount payable upon surrender of any Company Common Stock.
(c) Transfer Books; No Further Ownership Rights. The Merger Consideration paid in respect of the shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all ownership rights in such Company Common Stock, and at the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares other than the right to receive the Merger Consideration upon surrender of Share Certificates or Book-Entry Shares in accordance with this Section 2.02. Subject to the last sentence of Section 2.02(e), if, at any time after the Effective Time, Share Certificates or Book-Entry Shares are presented to the Surviving Corporation, for any reason, they shall be canceled and exchanged as provided in this Article II.
(d) Lost, Stolen or Destroyed Certificates. If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Share Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Share Certificate, the applicable Merger Consideration to be paid in respect of the share of Company Common Stock formerly represented by such Share Certificate as contemplated by this Article II.
(e) Termination of Exchange Fund. At any time following the first (1st) anniversary of the Closing Date, Parent shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any portion of the Exchange Fund (including any interest received with respect thereto) which has not been disbursed to holders of shares of Company Common Stock represented by Share Certificates or Book-Entry Shares as of immediately prior to the Effective Time, and thereafter such holders who have not heretofore complied with this Article II shall be entitled to look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law. If any Share Certificate or Book-Entry Share shall not have been surrendered prior to such date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(g) Withholding. Notwithstanding anything in this Agreement to the contrary, each of Parent, MergerCo, the Company, the Surviving Corporation, the Paying Agent and their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable Tax Law. To the extent that amounts are so deducted or withheld and paid over to the relevant Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

SECTION 2.03 Treatment of Equity-Based Awards. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any duly authorized committee thereof administering the Equity Plans) shall adopt such resolutions and take such other actions as may be required to provide for the following:
(a) Each restricted stock unit with respect to Company Common Stock subject solely to time-based vesting conditions (each, a “Company RSU”) outstanding immediately prior to the Effective Time shall, as of the Effective Time, vest and be canceled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration. As of the Effective Time, all Company RSUs shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of a Company RSU shall cease to have any rights with respect thereto, except the right to receive the payments contemplated by this Section 2.03 in respect thereof.
(b) Each restricted stock unit with respect to Company Common Stock that was granted subject to both performance-based and time-based vesting conditions (each, a “Company PSU”) outstanding immediately prior to the Effective Time shall, as of the Effective Time, vest and be canceled and the holder thereof shall then be entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time (assuming, for purposes of determining the number of Company PSUs, attainment of all applicable performance goals at the higher of (A) target level of performance and (B) actual level of performance measured as of the Effective Time) and (ii) the Merger Consideration. As of the Effective Time, all Company PSUs shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of a Company PSU shall cease to have any rights with respect thereto, except the right to receive the payments contemplated by this Section 2.03 in respect thereof.
(c) Each award of shares of Company Common Stock that was granted subject to time-based vesting conditions (each, a “Company Restricted Stock Award”) outstanding immediately prior to the Effective Time shall, as of the Effective Time, fully vest and the holder thereof shall then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time and (ii) the Merger Consideration. As of the Effective Time, all Company Restricted Stock Awards shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of a Company Restricted Stock Award shall cease to have any rights with respect thereto, except the right to receive the payments contemplated by this Section 2.03 in respect thereof.
SECTION 2.04 Payments with Respect to Equity-Based Awards. Notwithstanding anything in this Agreement to the contrary, all amounts payable pursuant to this Article II in respect of each Equity-Based Award to which the Surviving Corporation or any of its Subsidiaries has a Tax withholding obligation shall be paid as promptly as reasonably practicable after the Effective Time, but in no event later than the second regularly scheduled payroll date following the Effective Time, by the Surviving Corporation or any of its Subsidiaries through their payroll systems, less applicable Tax withholdings (or, in the case of the Company’s non-employee directors or individual independent contractors, such other method as the Company typically utilizes for payments to such Persons), to the holders of the Equity-Based Awards.
SECTION 2.05 Treatment of Company Warrants.
(a) The parties agree that the Convertible Notes Warrants shall be treated in accordance with Section 5.15.
(b) The parties agree that Amazon Warrant 2018 shall be treated in accordance with Section 12(v) thereof and that the Company shall provide a written notice at least ten (10) Business Days prior to the Closing requiring the mandatory exercise of Amazon Warrant 2018 pursuant to and in accordance with Section 13 thereof in connection with the consummation of the Merger.

(c) The parties agree that Amazon Warrant 2020 shall be treated in accordance with Section 12(v) thereof and that the Company shall provide a written notice at least ten (10) Business Days prior to the Closing requiring the mandatory exercise of Amazon Warrant 2020 pursuant to and in accordance with Section 13 thereof in connection with the consummation of the Merger.
(d) The parties agree that Amazon Warrant 2024 shall be treated in accordance with Section 12(v) thereof and that the Company shall provide a written notice at least ten (10) Business Days prior to the Closing requiring the mandatory exercise of Amazon Warrant 2024 pursuant to and in accordance with Section 13 thereof in connection with the consummation of the Merger.
(e) The parties agree that, if Subsequent Amazon Warrant 2024 is issued after the date of this Agreement, Subsequent Amazon Warrant 2024 shall be treated in accordance with Section 12(v) thereof and that the Company shall provide a written notice at least ten (10) Business Days prior to the Closing requiring the mandatory exercise of Subsequent Amazon Warrant 2024 pursuant to Section 13 thereof in connection with the consummation of the Merger.
(f) The Company shall timely provide, in accordance with the provisions of the Convertible Notes Warrants and Amazon Warrants, any notices required to be provided in connection with the Merger prior to the Effective Time. Parent and its counsel shall be given a reasonable opportunity to review and comment on any such notice before such document is provided, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel.
SECTION 2.06 Adjustments. If, between the date hereof and the Effective Time, the outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse share split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, subdivision, combination, exchange of shares or other like change, the Merger Consideration and any other amounts payable pursuant to this Article II shall be equitably adjusted as necessary to reflect, without duplication, such stock split, reverse share split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, subdivision, combination, exchange of shares or other like change. For the avoidance of doubt, nothing in this Section 2.06 shall be construed to permit any member of the Company Group to take any action with respect to the Company Common Stock or its other securities that is prohibited by this Agreement.
SECTION 2.07 Appraisal Rights.
(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person or beneficially owned by a “beneficial owner” (as defined, for purposes of this Section 2.07, in Section 262(a) of the DGCL) who has not voted in favor or consented in writing to the adoption of this Agreement with respect to such shares and who is entitled to demand, and properly demands and perfects, appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead shall be canceled and shall represent the right to receive payment of the appraised value of such Appraisal Shares as provided under Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect or otherwise waives, forfeits, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive payment under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 2.01(c), without interest thereon (payable in accordance with Section 2.02).
(b) The Company shall give prompt (and, in any event, within two (2) Business Days) notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of the Appraisal Shares, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands and notices. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment or deliver any consideration with respect to any such demands or notices of dissent, offer to settle or settle, or compromise any rights of the Company with respect to, any such demands or notices, waive any failure to timely deliver a demand for appraisal pursuant to, or otherwise comply with, Section 262 of the DGCL, or agree to do any of the foregoing.
ARTICLE III
Representations and Warranties of the Company
The Company represents and warrants to Parent and MergerCo that, except as (a) set forth in the confidential disclosure letter delivered by the Company to Parent and MergerCo concurrently with or prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed a disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement (i) to which there is an explicit cross-reference to such information, item or matter or (ii) to the extent that it is reasonably apparent based upon the content of such disclosure (without reference to any extrinsic document) that such information, item or matter is relevant to such other section or subsection) or (b) disclosed in any report, schedule, form, statement or other document (including exhibits) both filed with (or furnished to) the SEC by the Company and publicly available at least two (2) Business Days prior to the date of this Agreement (the “Filed SEC Documents”), other than any cautionary, predictive or forward-looking disclosure (other than any statements of fact or other specific statements that are not predictive, forward-looking or cautionary in nature) in any such Filed SEC Document contained in the “Risk Factors” or “Forward-Looking Statements” sections thereof, or other similarly cautionary, forward-looking or predictive statements in such Filed SEC Documents; it being understood that, solely with respect to the foregoing clause (b), any matter disclosed in such Filed SEC Documents shall not be deemed disclosed for purposes of Section 3.01 (Organization; Standing), Section 3.02 (Capitalization), Section 3.03 (Subsidiaries; Joint Venture Entities), clauses (a) through (c) of Section 3.04 (Authority; Noncontravention) and Section 3.24 (Brokers and Other Advisors); provided that, for any representation and warranty in this Article III, other than those representations and warranties set forth in Section 3.03 (Subsidiaries; Joint Venture Entities) or Section 3.04 (Authority; Noncontravention), to the extent such representations and warranties are made with respect to any Joint Venture Entity (or any Representative of any Joint Venture Entity), either expressly or as included in any other definition, such representations and warranties are made solely to the Knowledge of the Company.
SECTION 3.01 Organization; Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing with the Secretary of State of Delaware and has all requisite corporate power and corporate authority necessary to (a) carry on its business as it is now being conducted and (b) own, lease and use its assets and properties in the manner in which its assets and properties are currently owned, leased or used, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company (in jurisdictions that recognize the following concepts) is duly licensed and qualified to do business as a foreign corporation, and is in good standing, under the laws of such jurisdictions where the nature of its business or the ownership, leasing or use of its assets and properties requires such licensing or qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents. The Company is not in violation of the Company Charter Documents in any material respect.
SECTION 3.02 Capitalization.
(a) The authorized shares of the Company consist of 150,000,000 shares of Company Common Stock and 20,000,000 preferred shares, par value $0.01 per share (“Company Preferred Shares”). At the close of business on November 1, 2024 (the “Capitalization Date”), (i) 65,759,904 shares of Company Common Stock were issued and outstanding, of which 723,154 shares were subject to outstanding Company Restricted Stock Awards, and (ii) no Company Preferred Shares were issued or outstanding. As of the Capitalization Date, (1) 12,514,560 shares of Company Common Stock were reserved for issuance upon exercise of the 2029 Convertible Notes, (2) 14,801,369 shares of Company Common Stock were reserved and available for issuance upon exercise of the Amazon Warrant 2018, (3) 7,014,804 shares of Company Common Stock were reserved and available for issuance upon exercise of the Amazon Warrant 2020, (4) 2,915,000 shares of Company Common Stock were reserved and available for issuance upon exercise of the Amazon Warrant 2024, (5) 2,915,000 shares of Company Common Stock were reserved and available for issuance upon exercise of the Subsequent Amazon Warrant 2024, (6) 1,699,820 shares of Company Common Stock were reserved and available for issuance upon exercise of the Convertible Notes Warrants, and (7) 2,273,584 shares of Company Common Stock were reserved and available for issuance pursuant to the Equity Plans (which excludes, for the avoidance of doubt, outstanding Company RSUs and outstanding Company PSUs assuming attainment of the maximum level of performance), and (A) 466,643 shares of Company Common Stock were subject to outstanding Company RSUs and (B) 662,200 shares of Company Common Stock were subject to outstanding Company PSUs (assuming attainment of the target level of performance). As of the close of business on the Capitalization Date, the Conversion Rate (as defined in the 2029 Convertible Notes Indenture) of the 2029 Convertible Notes was 31.2864 shares of Company Common Stock per $1,000 aggregate principal amount. Since the Capitalization Date through the date hereof, the Company has not issued any Company Securities (as defined below) other than, in each case, pursuant to the 2029 Convertible Notes, the Company Warrants and the vesting or settlement of Company RSUs and Company PSUs. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and are not subject to and were not issued in violation of any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights.
(b) Except as described in Section 3.02(a) or Section 3.11(g), as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or equity or voting interests in, the Company, (v) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (vi) no other obligations by the Company or any Subsidiary of the Company to provide any funds to or make any investment (in the form of a loan, capital contribution, guarantee, credit enhancement or otherwise) in (x) any Subsidiary or Joint Venture Entity of the Company that is not wholly-owned by the Company or (y) any other Person. Other than the 2029 Convertible Notes and the Company Warrants, there are no outstanding agreements of any kind which obligate the Company to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the forfeiture of, or withholding of Taxes with respect to, Company RSUs and Company Restricted Stock Awards), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any Company Common Stock. Other than the 2029 Convertible Notes, the Company does not have outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) on any matter. Other than the Stockholders Agreement and the Company Restricted Stock Awards, the Company is not a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement relating to any Company Securities or the disposition, voting or dividends with respect to any Company Securities.
SECTION 3.03 Subsidiaries; Joint Venture Entities.
(a) Each of the Subsidiaries of the Company and each Joint Venture Entity is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization except (other than with respect to the due organization and valid existence of each of the Company’s Subsidiaries) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries of the Company and each Joint Venture Entity has all requisite corporate or similar power and corporate or similar authority necessary to (i) carry on its business as it is now being conducted and (ii) own, lease and use its assets and properties in the manner in which its assets and properties are currently owned, leased or used, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of the Company are in violation of their respective organizational or governing documents in any material respect and none of the

Company or any of its Subsidiaries is in violation of any Joint Venture Agreement in any material respect. The Company has provided the organizational or governing documents for each Subsidiary of the Company and each Joint Venture Entity and the Joint Venture Agreements for each non-wholly owned Subsidiary of the Company and each Joint Venture Entity.
(b) Section 3.03(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Subsidiary of the Company, listing for each Subsidiary of the Company, its name, type of entity and the jurisdiction of its organization. All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Encumbrance (other than Permitted Encumbrances) and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests. As of the date of this Agreement, there are no issued, reserved for issuance or outstanding: (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iv) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities or to grant, extend or enter into any such agreements relating to any Company Subsidiary Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Subsidiary Securities. No Subsidiary of the Company has any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) on any matter. No Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement relating to any Company Subsidiary Securities or the disposition, voting or dividends with respect to any Company Subsidiary Securities.
(c) Section 3.03(c) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of each other corporation, partnership, limited liability company or other Person that is not a Subsidiary of the Company but in which the Company, directly or indirectly, holds an equity interest (each such Person, a “Joint Venture Entity” and each such interest, a “JV Interest”), and the (i) name, (ii) type of entity, (iii) the jurisdiction of its organization, (iv) the Joint Venture Entity’s authorized capital stock or other securities and the type of its issued and outstanding capital stock or other securities, (v) the number and percentage of the JV Interests held by the Company, directly or indirectly, and the Company or the applicable Subsidiary of the Company that holds such JV Interests, (vi) to the Knowledge of the Company, the name of the other Persons owning interests in, or engaged in the business of, the Joint Venture Entity with the Company, and (vii) to the Knowledge of the Company, the number and percentage of the capital stock or other securities held by each other Person owning securities in the Joint Venture Entity. All JV Interests are owned, directly or indirectly, by the Company, free and clear of all Encumbrances (other than Permitted Encumbrances) and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws). All outstanding JV Interests held by the Company or any Subsidiaries of the Company have been duly authorized and validly issued and are fully paid, nonassessable (if applicable) and are not subject to and were not issued in violation of any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights. None of the Company or any Subsidiary of the

Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any JV Interest or any other agreement relating to the disposition, voting or dividends with respect to any JV Interest (except for the Joint Venture Agreement and any organizational documents of a Joint Venture Entity).
SECTION 3.04 Authority; Noncontravention.
(a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the receipt of the Company Stockholder Approval, to consummate the Merger Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized by its Board of Directors and, except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii), collectively, the “Bankruptcy and Equity Exception”).
(b) The Board of Directors of the Company, at a meeting duly called and held, unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into this Agreement and consummate the transactions contemplated hereby, (ii) approved and declared advisable the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) resolved to make the Company Board Recommendation in accordance with this Agreement and the DGCL and (iv) directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the stockholders of the Company entitled to vote thereon at a meeting thereof, which resolutions, subject to Section 5.02, have not, as of the date of this Agreement, been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.
(c) Assuming the representations and warranties set forth in Section 4.11 (Ownership of Equity of the Company) and Section 4.07 (Certain Arrangements) are true and correct, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting or any adjournment or postponement thereof, are the only votes of the holders of any class or series of shares of capital stock of the Company necessary to adopt this Agreement and approve the Merger.
(d) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) subject to the receipt of the Company Stockholder Approval, violate, contravene or conflict with any provision of the Company Charter Documents, (ii) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of any organizational or governing documents of any Subsidiary of the Company or of any Joint Venture Entity or (iii) assuming that the consents, approvals, filings, licenses, Permits, authorizations, declarations, notifications and registrations referred to in Section 3.05 and the Company Stockholder Approval are obtained prior to the Effective Time and the filings referred to in Section 3.05 are made and any waiting periods thereunder have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to the Company or its Subsidiaries (or by which its or any of their respective properties or assets are bound), (y) violate, conflict with or constitute a default under (or any event which with notice or lapse of time or both would constitute a default), result in any breach of or any loss of benefit or increase in any cost or obligation under, require any consent, notice or approval under, or give to others any right or termination, vesting, amendment, acceleration or cancellation of, any of the terms or provisions of any Contract or Permit to which the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any Joint Venture Entity is party (or by which any of their respective properties or assets are bound) or (z) result in the creation of any Encumbrances (other than a Permitted Encumbrance) on any properties or assets of the Company or its Subsidiaries, or, to the Knowledge of the Company, the Joint Venture Entities, except, in the case of clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.05 Governmental Approvals. Except for (a) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of the NASDAQ Global Select Market (“NASDAQ”), (c) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (d) filings required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Laws or Foreign Direct Investment Laws in the jurisdictions set forth on Section 3.05(d) of the Company Disclosure Letter, (e) compliance with the requirements of Title 49 of the United States Code (“U.S.C.”) or any regulation, rule, order, notice or policy of the U.S. Federal Aviation Administration (the “FAA”), the U.S. Department of Transportation (the “DOT”), the Federal Communications Commission (the “FCC”) or any foreign Civil Aviation Authority (“CAA”, and collectively with the FAA, DOT and FCC, the “Aviation Regulators”, and such statutes, regulations, rules, orders, notices or policies referred to in this clause (e), collectively, the “Aviation Regulations”) that is set forth on Section 3.05(e) of the Company Disclosure Letter, and (f) filings, consents, approvals, authorizations, clearances or other actions required by DCSA, and (g) compliance with any applicable state securities or “blue sky” Laws, no consent, approval, license, permit or authorization of, or filing, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger Transactions, other than in each case (x) any matter, action or filing required solely by reason of the identity of Parent or MergerCo (as opposed to a third party) in the Transactions and (y) such other consents, approvals, licenses, permits, authorizations, filings, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.06 Company SEC Documents; Undisclosed Liabilities.
(a) The Company has timely filed or furnished (as applicable) with the SEC all reports, schedules, forms, statements and other documents (including exhibits) required to be filed or furnished by the Company with the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or the Exchange Act since January 1, 2022 (as the aforementioned materials have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”), together with all certifications required pursuant to the U.S. Sarbanes-Oxley Act of 2002. None of the Subsidiaries of the Company is required to make any filings with the SEC. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended, or, with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review. As of the date of this Agreement, there has been no material correspondence between the SEC and the Company since January 1, 2022, that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date of this Agreement.
(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents, as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended prior to the date hereof, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein),

(i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and applicable accounting requirements, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations and consolidated statements of comprehensive income, cash flows and stockholders’ equity for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).
(c) Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, contingent or otherwise) of a type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except liabilities (i) to the extent specifically disclosed or reflected and adequately reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of December 31, 2023 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement or misappropriation), (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as would not be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.
(d) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to (x) provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to (y) ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2022, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably or actually be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data or (ii) any fraud or allegation of fraud, whether or not material, that involves (or involved) management or other employees who have (or had) a significant role in the Company’s internal control over financial reporting. The Company and its Subsidiaries are, and have been since January 1, 2022, in compliance in all material respects with the applicable provisions of the U.S. Sarbanes-Oxley Act of 2002 and the applicable listing and corporate governance rules and regulations of NASDAQ. Since January 1, 2022, the Company has not received any notice from NASDAQ asserting any non-compliance with such rules and regulations. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the U.S. Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2023, and such assessment concluded that such system was effective. Since January 1, 2022, none of the Company, its Subsidiaries or the Company’s auditors have identified to the Company’s Board of Directors or the Audit Committee of the Company’s Board of Directors any matter set forth in the preceding clause (i) or (ii). None of the Company or its Subsidiaries has outstanding, or has arranged any outstanding, “extension of credit” to directors or executive officers of the Company prohibited by Section 402 of the U.S. Sarbanes-Oxley Act of 2002.
(e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” that would be required to be disclosed under Item 303(a) of Regulation S-K as promulgated by the SEC. Except as have been described in the Filed SEC Documents, as of the date of this Agreement, there are no unconsolidated direct or indirect Subsidiaries of the Company.
(f) Since January 1, 2022, there has been no material change in the Company and its Subsidiaries accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

(g) The Proxy Statement (including any amendment or supplement thereto), at the time first filed with the SEC, at the time first sent or given to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, MergerCo or any Representatives thereof for inclusion or incorporation by reference in the Proxy Statement.
SECTION 3.07 Absence of Certain Changes.
(a) Since the Balance Sheet Date through the date of this Agreement, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and to any transaction of the type contemplated by this Agreement, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business.
(b) Since the Balance Sheet Date through the date of this Agreement, there has not been any change, event, development, occurrence, state of facts, circumstances or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c) Since the Balance Sheet Date through the date of this Agreement, the Company has not taken any action that, if taken after the date hereof, would constitute a breach of, or otherwise require the consent of Parent under, any of the covenants set forth in Section 5.01(b).
SECTION 3.08 Legal Proceedings.
(a) Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no legal, regulatory or administrative Proceeding pending or threatened in writing (or, to the Knowledge of the Company, orally) against (i) the Company, its Subsidiaries, the Joint Venture Entities or its or their respective assets or properties, (ii) against any officer, director or employee, in their capacities as such, or, to the Knowledge of the Company, any other Person with respect to which the Company, any of its Subsidiaries or any of the Joint Venture Entities has or could reasonably be expected to have an indemnification obligation or (iii) that is reasonably expected to result in injunctive relief against the Company, any of its Subsidiaries or any of the Joint Venture Entities. There is no, and since January 1, 2022, there has been no, outstanding order, determination, judgment, injunction, ruling, writ, award or decree (including a suspension or debarment) of any Governmental Authority (a “Judgment”) by or before any Governmental Authority to which the Company, any of its Subsidiaries or any of the Joint Venture Entities is a party or any of its or their respective assets are bound that would be material to the Company and its Subsidiaries, taken as a whole.
(b) Since January 1, 2022, (i) the Company and its Subsidiaries have not received any written complaints, allegations or Proceedings, or to the Knowledge of the Company, unwritten formal allegations or complaints, relating to alleged or actual sexual harassment by any employee of the Company or its Subsidiaries at or above the level of senior vice president, and (ii) none of the Company or its Subsidiaries have entered into a settlement Contract with any employee of the Company or any of its Subsidiaries or any other Person that involves allegations of sexual harassment by any employee of the Company or its Subsidiaries at or above the level of senior vice president.
SECTION 3.09 Compliance with Laws; Permits.
(a) The Company, its Subsidiaries and the Joint Venture Entities are, and have been since January 1, 2022, in compliance with all Laws and Judgments, applicable to the Company, its Subsidiaries and the Joint Venture Entities or their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2022, the Company has been in compliance in all material respects with the applicable listing and governance rules and regulations of NASDAQ, except where the failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company and its Subsidiaries hold all licenses, franchises, permits, certificates, consents, approvals, authorizations, designations, waivers, ratings, operations specifications, exemptions, variances, orders, clearances, grants, directives, deviations, registrations and other similar authorities from any Governmental Authority (collectively, “Permits”) necessary for the lawful conduct of their respective businesses and all such Permits are valid and in full force and effect, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred with respect to any of the Permits which permits, or after notice or lapse of time or both would permit, the suspension, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is not pending any applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of the Company and any of its Subsidiaries that impairs or threatens to impair the validity of any Permit or which would reasonably be expected, if accepted or granted, to result in the suspension or revocation of any Permit, except where the impairment, suspension or revocation of any such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are, and since January 1, 2022, have been, operating in compliance with the terms of such Permits, except where the failure to be in compliance with such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c) None of the Company, its Subsidiaries or the Joint Venture Entities, nor any of their respective directors, officers or employees acting in such capacity, nor to the Knowledge of the Company, any of its or their respective agents, representatives, or other Persons acting for or on behalf, or at the direction of, any of the foregoing, since October 1, 2019:
(i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, or unlawful expenses relating to political activity, has made any bribe, unlawful rebate, payoff, influence payment, kickback or other similar unlawful payment of any nature, nor has violated any applicable Anti-Corruption Law;
(ii) has been or is, or has been or is owned or controlled by, a Sanctioned Person, nor has engaged in any transactions with or for the benefit of any Sanctioned Person, except to the extent permitted for a Person required to comply with Sanctions, or otherwise violated applicable Sanctions or applicable Anti-Money Laundering Laws; nor
(iii) has violated any applicable Ex-Im Laws.
(d) Since October 1, 2019, the Company, its Subsidiaries, the Joint Venture Entities and all of their respective directors, officers and employees, and to the Knowledge of the Company, all of its and their respective agents, representatives, and others Person acting for or on behalf, or at the direction of, any of the foregoing, has obtained, maintained and satisfied the requirements of all import and export licenses, consents, notices, waivers, approvals, orders, registrations, declarations and other authorizations, and made all filings with any Governmental Authority required for (i) the import, export, and re-export or transfer of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals.
(e) Since October 1, 2019, the Company and its consolidated Subsidiaries have adhered to a system of internal controls reasonably designed to ensure compliance with Anti-Corruption Laws, Sanctions, and Ex-Im Laws, and have maintained accurate books and records as required by the U.S. Foreign Corrupt Practices Act of 1977, as amended.
(f) Since October 1, 2019, the Company, its Subsidiaries and the Joint Venture Entities have not received any written allegation, inquiry, notice or communication that alleges that the Company, its Subsidiaries or the Joint Venture Entities, or any director, officer, employee, agent, representative, or other Person acting for or on behalf, or at the direction, of any of the foregoing, has violated any Anti-Corruption Laws, Sanctions, or Ex-Im Laws, and, to the Knowledge of the Company, no circumstances presently exist that would reasonably be expected to give rise to any such allegation, inquiry, notice or communication.
(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are not in default under or violation of, and, to the Knowledge of the Company, are not being investigated for or charged by any Governmental Authority with a violation of, any Law, Aviation Regulation or Permit, (ii) since January 1, 2022, each of the Company and its Subsidiaries has timely filed all material submissions, reports, registrations, renewals, schedules, forms, notices, statements, disclosures and other documents, together with any amendments required to be made with respect thereto, that it was required to file with the Aviation Regulators, and, in each case, has paid all fees and assessments due and payable in connection therewith, (iii) no Aviation Regulator has taken any action or threatened in writing (or, to the Knowledge of the Company, orally) to take any action to amend, modify, suspend, revoke, terminate, cancel, withdraw or otherwise materially affect any Permit and (iv) the Company has not received any written notice or communication of any material noncompliance with any Law, Aviation Regulation or Permit.
SECTION 3.10 Tax Matters.
(a) Except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:
(i) The Company, its Subsidiaries and the Joint Venture Entities have properly prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns (including information provided therewith or with respect thereto) required to be filed by the Company or its Subsidiaries, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all respects.
(ii) All Taxes owed by the Company, its Subsidiaries and the Joint Venture Entities that are due (whether or not shown on any Tax Return) have been timely paid.
(iii) The Company and its Subsidiaries (i) have complied in all respects with all applicable Laws relating to the withholding of Taxes, (ii) have collected all sales and use, value added, goods and services and similar Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or have been furnished properly completed exemption certificates, (iii) are in compliance in all respects with all applicable transfer pricing Laws and regulations and (iv) are in compliance in all respects with all Laws applicable to abandoned or unclaimed property or escheat and have timely paid, remitted or delivered to each jurisdiction all amounts in respect of unclaimed or abandoned property required by any applicable Laws to be paid, remitted or delivered to that jurisdiction.
(iv) Neither the Company nor any of its Subsidiaries has any currently open, or received written notice of any, pending audits, examinations, investigations, proposed adjustments, claims or other Proceedings in respect of any Taxes.
(v) No deficiency for any Tax has been asserted or assessed, in each case, against the Company or any of its Subsidiaries that has not been fully resolved or withdrawn, and no claim has been made in writing in a jurisdiction where the Company or any of its Subsidiaries does not file a type of Tax Return that the Company or any of its Subsidiaries is or may be subject to such type of taxation by or required to file such type of Tax Return in that jurisdiction, which claim has not been resolved.
(vi) There are no Encumbrances for Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, except for (x) statutory Encumbrances for Taxes not yet due and payable or (y) the amount or validity of which are being contested in good faith and by appropriate Proceedings and for which appropriate reserves have been established in accordance with GAAP.
(b) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring since January 1, 2022, that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).
(c) Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, joint, unitary or combined or similar group of corporations for purposes of filing a Tax Return (other than an “affiliated group” as defined by Section 1504(a) of the Code the common parent of which is the Company and which only includes the Company and its Subsidiaries) or has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or non-U.S. law), as a transferee or successor or otherwise as a matter of Law.

(d) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any material obligation under, any Tax sharing, allocation or indemnification Contract or similar Contract or arrangement other than (i) Contracts or arrangements solely among the Company or its Subsidiaries and (ii) Tax indemnification provisions in any Contract or arrangement entered into in the ordinary course of business the primary purpose of which is not Taxes.
(e) Neither the Company nor any of its Subsidiaries has waived any material statute of limitations in respect of Taxes or agreed to any extension of time with respect to a material assessment, collection, reassessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business) and no material request for any such waiver or extension is currently pending.
(f) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).
(g) Neither the Company nor any of its Subsidiaries will be required to include in a taxable period (or portion thereof) ending after the Closing Date a material amount of taxable income or a material item of deduction attributable to income that accrued or event or transaction that occurred in a taxable period (or portion thereof) ending on or prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or portion thereof) as a result of (i) any change in or incorrect use of accounting method on or prior to the Closing Date, (ii) closing agreements pursuant to Section 7121 of the Code or any similar provision of state, local or non-U.S. Law entered into on or prior to the Closing Date, (iii) an installment sale or open transaction arising on or prior to the Closing Date, (iv) any prepaid amount received or paid, or deferred revenue accrued or (v) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provisions of state, local or non-U.S. Law).
(h) Neither the Company nor any of its Subsidiaries has executed, entered into or is subject to any IRS private letter ruling or comparable agreement or ruling of any other taxing authority, nor is any such ruling or request for such ruling currently pending.
(i) Neither the Company nor any of its Subsidiaries has a permanent establishment (as defined in any applicable Tax treaty) or other fixed place of business in, or is tax resident in, a country other than the country in which it is organized.
(j) (i) Each of Air Transport International, LLC, 321 Precision Conversions, LLC and GA Telesis Engine Services, LLC (each a “Partnership”) is, and has been at all times since its formation, properly classified as a partnership for U.S. federal income (and applicable state and local) tax purposes and (ii) except as provided in clause (i), each of the Company and its Subsidiaries is treated as a corporation for U.S. federal income (and applicable state and local) tax purposes, and none of the Company or any of its Subsidiaries has made any election under Treasury Regulation Section 301.7701-3 to change its initial classification.
(k) No Partnership has made any election pursuant to Section 1101(g) of the Bipartisan Budget Act of 2015 to cause Sections 6221–6241 of the Code (as amended by the Bipartisan Budget Act of 2015) to apply to any taxable year beginning prior to January 1, 2018 (or any comparable election for state or local Tax purposes). No Partnership has elected to be subject at the partnership level to an income Tax imposed by a state, a political subdivision thereof, or the District of Columbia.
(l) Neither the Company nor any of its Subsidiaries has deferred any payroll or employment Taxes that remains unpaid or claimed any other benefit or relief, in each case, pursuant to the CARES Act.
SECTION 3.11 Employee Benefits.
(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document or a written description thereof (or, if appropriate, a form thereof), including any material amendments thereto, (ii) the most recent determination or opinion letter from the Internal Revenue Service, (iii) the most recent annual report on Form 5500 filed with the IRS (and attached schedules) and the most recent actuarial valuation or similar report, (iv) each current trust agreement, insurance or group annuity contract or other funding vehicle and (v) for the three (3) most recent years, any material non-routine correspondence with the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation, the SEC and any other Governmental Authority regarding the operation and administration of any Company Plan.
(b) Each Company Plan has been administered in compliance with its terms and applicable Laws, including ERISA and the Code, as applicable, other than instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to cause the loss of any such qualification status. There are no claims pending or threatened in writing (or, to the Knowledge of the Company, orally) (other than routine claims for benefits) by, on behalf of or against any Company Plan or any trust related thereto and no audit or other Proceeding by a Governmental Authority is pending or threatened in writing (or, to the Knowledge of the Company, orally) with respect to any Company Plan, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Company Plan, or in accordance with applicable Law, have been timely made or properly accrued and (ii) there have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plans.
(c) Neither the Company nor any Commonly Controlled Entity has in the past six (6) years maintained, sponsored or contributed to or been obligated to maintain, sponsor or contribute to, or has any liability with respect to any (i) defined benefit pension plan (as defined in Section 3(35) of ERISA) or a plan subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) or (iii) multiple employer welfare arrangement as defined in Section 3(40) of ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each Company Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (A) each of the Company and any Subsidiary or entity with which the Company or any Subsidiary is considered a single employer under Section 414(b), (c), (m) or (o) of the Code (a “Company ERISA Affiliate”) has at all times satisfied the minimum funding standard of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA, whether or not waived, and such Company Plan is not currently, and is not reasonably expected to be, in “at risk status” within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA; (B) no reportable event within the meaning of Section 4043(c) of ERISA for which the thirty (30)-day notice requirement has not been waived has occurred, and the consummation of the Transactions will not result in the occurrence of any such reportable event; (C) all premiums to the PBGC have been timely paid in full; (D) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any Company ERISA Affiliate; (E) the PBGC has not instituted proceedings to terminate any such Company Plan and, to the Knowledge of the Company, no condition exists that presents a risk that such proceeds will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Plan; and (F) neither the Company nor any other Company ERISA Affiliate has engaged in a “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA since January 1, 2018, and the consummation of the Transactions will not result in the occurrence of any such event.
(d) Except as set forth in Section 3.11(d) of the Company Disclosure Letter, no Company Plan (other than an individual employment, severance or other similar agreement) provides benefits or coverage in the nature of health, life or disability insurance following retirement, other than benefits or coverage (i) required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code or any other applicable Law or (ii) the full cost of which is borne by the recipient (or any of their beneficiaries).
(e) Except as set forth in this Agreement, the consummation of the Merger Transactions will not, either alone or in combination with another event, result in (i) any of the following with respect to any current or former director, officer or employee of the Company or its Subsidiaries: (A) material severance pay upon any termination of employment or service after the date of this Agreement, or any increase thereof; (B) any payment, compensation or benefit becoming due, or any increase thereof; (C) the acceleration of the time of payment or vesting of any payment, compensation or benefit, or increase thereof; and (D) any funding (through a grantor trust or otherwise) of benefits under any Company Plan; (ii) any limitation or restriction on the right to amend, terminate or transfer the assets of any material Company Plan on or following the Effective Time; or (iii) the payment of any amount that could, individually or in combination with any other payment, be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). None of the Company or its Subsidiaries is a party to or has any obligation under any Company Plan or otherwise to gross-up or indemnify any Person for excise Taxes payable pursuant to Section 409A or 4999 of the Code.
(f) All Company Plans maintained outside the jurisdiction of the U.S. that provide compensation or benefits in respect of any employee of the Company or its Subsidiaries that is primarily based outside the U.S., (i) if intended to qualify for special Tax treatment or be registered, meet all requirements for such treatment and are registered; (ii) if intended to be funded or book-reserved, are fully funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions and (iii) have been maintained in good standing with applicable Governmental Authorities and in compliance with all applicable Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(g) Prior to the date of this Agreement, the Company provided Parent with a document that sets forth a true and complete list of all Equity-Based Awards outstanding as of the date of this Agreement, including with respect to each such award: (i) the name of the holder thereof; (ii) the number of shares of Company Common Stock subject to such award (assuming attainment of the target level of performance, in the case of performance-based awards); (iii) the grant or issuance date; and (iv) any applicable vesting schedule. Each Equity-Based Award may, by its terms, be treated at the Effective Time as set forth in Section 2.03.
SECTION 3.12 Labor Matters.
(a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each Collective Bargaining Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is no, and since January 1, 2022, there has been no, labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or threatened in writing (or, to the Knowledge of the Company, orally) against or affecting the Company or its Subsidiaries, (ii) since January 1, 2022, none of the Company or its Subsidiaries have materially breached or otherwise materially failed to comply with the provisions of any Collective Bargaining Agreement by which it is bound and (iii) since January 1, 2022, there have been no material union grievances or union representation questions involving employees of the Company or its Subsidiaries nor have any such grievances or questions been threatened in writing (or, to the Knowledge of the Company, orally) against or affecting the Company or its Subsidiaries.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or its Subsidiaries are, and since January 1, 2022 have been, in compliance with all applicable Laws and Judgments relating to labor, employment and employment practices, including all such Laws relating to discrimination, harassment, retaliation, equal opportunity, affirmative action, workers’ compensation, terms and conditions of employment, termination of employment, wages, overtime, classification and compensation of employees and consultants and independent contractors, social security and Tax matters in connection with employees and independent contractors, pay equity, hours, disability rights and benefits, employee leaves of absence, occupational safety and health, employee whistle-blowing, immigration, employee privacy, child labor, unfair labor practices, labor relations, profit sharing, employment hiring, paid sick time, background screens, drug testing, and layoffs (including the WARN Act, the Railway Labor Act, as amended, or similar federal, state or local mass layoff or plant closing Law).
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or as set forth on Section 3.12(c) of the Company Disclosure Letter, there is no, and since January 1, 2022, there has been no, Proceeding threatened in writing (or, to the Knowledge of the Company, orally) against the Company or its Subsidiaries brought by or on behalf of any current or former employee, applicant for employment, officer, director or individual independent contractor of the Company or its Subsidiaries, any group or class of the foregoing, or any Governmental Authority, alleging: (i) violation of any labor or employment Laws; (ii) breach of any Collective Bargaining Agreement; (iii) breach of any express or implied contract of employment; (iv) wrongful termination of employment; or (v) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission.
(d) None of the Company or its Subsidiaries have advanced or loaned any sums to any employee or individual independent contractor, or promised to do so, the outstanding amount of which, in the aggregate, exceeds (or would exceed) $500,000 or individually, exceeds (or would exceed) $100,000, except any loans provided for by any defined contribution plan subject to Section 401(k) of the Code.
(e) Except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2022, (i) all individuals who perform or have performed services for the Company or its Subsidiaries have been properly classified under applicable Law (x) as employees or individual independent contractors and (y) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the Fair Labor Standards Act and state Law), and no such individual has been improperly included or excluded from any Company Plan and (ii) none of the Company or its Subsidiaries have received written (or, to the Knowledge of the Company, oral) notice of any pending or threatened inquiry or audit from any Governmental Authority concerning any such classifications.
SECTION 3.13 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries are, and have been since January 1, 2022, in compliance with all applicable Environmental Laws, and neither the Company nor any Subsidiary has received any written (or, to the Knowledge of the Company, oral) notice since January 1, 2022 (or prior to that time if the matter remains unresolved) alleging that the Company or any of its Subsidiaries is in violation of or has any liability under any Environmental Law, (b) the Company and its Subsidiaries possess and are, and have been since January 1, 2022, in compliance with all Permits required under Environmental Laws for the operation of their respective businesses, properties and assets, and all such Permits are in full force and effect, (c) there is no Proceeding under or pursuant to any Environmental Law that is pending or threatened in writing (or, to the Knowledge of the Company, orally) against the Company or its Subsidiaries, (d) neither the Company nor any of its Subsidiaries is subject to any Judgment imposed by any Governmental Authority under which there are uncompleted, outstanding or unresolved obligations on the part of the Company or its Subsidiaries arising under Environmental Laws, and (e) there has been no Release of, contamination by or exposure of any Person to Hazardous Substances (including on, at, under or from any property currently or, during the period of ownership, lease or operation by the Company or its Subsidiaries, formerly owned, leased or occupied by the Company or its Subsidiaries) in a manner, quantity or concentration that has given or would give rise to any Proceeding against, or any obligation to conduct remediation by, or other liability of the Company or its Subsidiaries under any Environmental Law, and (f) neither the Company nor any of its Subsidiaries has assumed by Contract any liability of any other Person arising under Environmental Law or relating to the investigation or remediation of Hazardous Substances.
SECTION 3.14 Intellectual Property.
(a) Section 3.14(a) of the Company Disclosure Letter includes, as of the date of this Agreement, all of the material Registered Company Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or its Subsidiaries exclusively own all of the Owned Company Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances), (ii) all of the Registered Company Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable, and (iii) the Company and its Subsidiaries have taken all necessary actions to maintain and protect each item of Registered Company Intellectual Property in all material respects.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries owns, is licensed or otherwise has the right to use all material Intellectual Property reasonably necessary to conduct the business of the Company and its Subsidiaries (taken as a whole) (the “Company Intellectual Property”); provided that nothing in this Section 3.14(b) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property, which is the subject of Section 3.14(f).
(c) Section 3.14(c) of the Company Disclosure Letter lists, as of the date of this Agreement, each Contract: (i) pursuant to which any material Intellectual Property is licensed (or the use thereof is granted) to the Company or any of its Subsidiaries or (ii) pursuant to which the Company or any of its Subsidiaries has granted to any Person any right or interest in or to use any material Owned Company Intellectual Property, in each case, excluding (A) licenses to off-the-shelf software or other software widely available on generally standard terms and conditions with annual or one-time fees less than $3,000,000; (B) non-exclusive licenses granted in the ordinary course of business; (C) Contracts under which a non-exclusive license to Intellectual Property is merely incidental to the transaction contemplated in such Contract; (D) confidentiality and non-disclosure agreements entered into in the ordinary course of business; and (E) proprietary agreements with employees or contractors on a standard form (or a substantially similar form) of the Company or any of its Subsidiaries (collectively, the “IP Contracts”).
(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have made reasonable best efforts to protect and maintain the confidentiality of Trade Secrets included in the Owned Company Intellectual Property.
(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all employees, officers and consultants who have developed any material Owned Company Intellectual Property have assigned, or have entered into appropriate agreements assigning, all of their right, title and interest in any such Owned Company Intellectual Property to the Company or any of its Subsidiaries.
(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no adverse third-party Proceedings are pending or threatened in writing (or, to the Knowledge of the Company, orally) against the Company or its Subsidiaries (i) challenging the ownership, validity or use by the Company or its Subsidiaries of any Owned Company Intellectual Property or (ii) alleging that the Company or its Subsidiaries are infringing, misappropriating or otherwise violating the Intellectual Property of any Person.
(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, currently and since January 1, 2022, (i) no Person is or has been infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Owned Company Intellectual Property and (ii) the operation of the business of the Company or its Subsidiaries, has not violated, misappropriated or infringed the Intellectual Property of any other Person.
(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is required to provide any source code of software included in the Owned Company Intellectual Property to any party as a result of using, distributing or making available any open source software (other than the open source software itself).
SECTION 3.15 Data Privacy and Technology; Information Security.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable Laws, binding industry standards and with their own respective privacy policies (“Privacy Policies”) relating to data privacy and Personal Information, including with respect to the collection, storage, processing, disclosure, transfer and use of Personal Information (“Privacy Obligations”) and (ii) since January 1, 2022, none of the Company or its Subsidiaries has received a complaint from any Governmental Authority or any other third party regarding its collection, storage, processing, disclosure, transfer or use of Personal Information that is pending or unresolved. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2022, the Company and its Subsidiaries have used commercially reasonable measures, consistent with accepted industry practices, designed to ensure the confidentiality, integrity, availability, privacy and security of Personal Information within the possession or control of the Company or any of its Subsidiaries and to protect any Personal Information under their possession or control from any use or access that would violate Privacy Obligations or any contractual obligations relating to data privacy and Personal Information applicable to the Company or its Subsidiaries.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2022, neither the Company nor any of its Subsidiaries (nor the service providers hosting their information) has experienced any breaches, outages or unauthorized uses of or accesses to the Company Owned IT Assets or any breaches or unauthorized uses of or accesses to Personal Information or Trade Secrets of the Company or its Subsidiaries.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Owned IT Assets (and the other Company IT Assets with respect to the Personal Information or Trade Secrets of the Company or its Subsidiaries) (i) operate and perform in all respects as required to permit the Company and its Subsidiaries to conduct the business of the Company and its Subsidiaries (taken as a whole) as conducted, and (ii) have not malfunctioned or failed since January 1, 2022. The Company and its Subsidiaries have taken reasonable best efforts and implemented commercially reasonable safeguards, designed to protect the Company Owned IT Assets (and the other Company IT Assets with respect to the Personal Information or Trade Secrets of the Company or its Subsidiaries) from unauthorized access and from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement or destruction of, software, data or other materials (“Malicious Code”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Owned IT Assets (and the other Company IT Assets with respect to the Personal Information or Trade Secrets of the Company or its Subsidiaries) are free from Malicious Code.
SECTION 3.16 Property.
(a) Neither of the Company nor any of its Subsidiaries owns any real property, nor is it a party to any Contract or otherwise has any obligation to acquire any real property.
(b) Section 3.16(b) of the Company Disclosure Letter set forth, as of the date hereof, a true and complete list of the address of each Leased Real Property and a description of each material Company Lease. The Company has made available to Parent a true, correct and complete copy of each material Company Lease. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Company Lease is in full force and effect, and the Company or one of its Subsidiaries has a good and valid leasehold, sub-leasehold or license interest (as lessee, sublessee or licensee) in each Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances), (ii) neither the Company nor any of its Subsidiaries has received written (or, to the Knowledge of the Company, oral) notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending or threatened, in each case, affecting any portion of the Leased Real Property and (iii) no Leased Real Property is subject to any lease, license, sublease or use and occupancy agreement pursuant to which the Company has granted any third party the right to use or occupy all or any portion of any Leased Real Property.
SECTION 3.17 Contracts.
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Material Contract. For purposes of this Agreement, “Material Contract” means any Contract (but excluding any Company Plan or any Collective Bargaining Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound that:
(i) is filed as an exhibit to the Company’s Annual Report on Form 10-K or is otherwise a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);
(ii) is a joint venture, partnership or other similar arrangement, other than with respect to any partnership that is wholly-owned by the Company or any of its wholly-owned Subsidiaries;
(iii) (A) provides for Indebtedness of the Company or any of its Subsidiaries (including Indebtedness of the Company or any of its Subsidiaries that is secured by any aircraft, engines or related aircraft equipment) having an outstanding principal amount or committed principal amount in excess of $5,000,000 (other than Indebtedness solely between or among any of the Company and its wholly-owned Subsidiaries), (B) under which the Company or any of its Subsidiaries has directly or indirectly guaranteed any obligation of a Person, other than the Company or any of its wholly-owned Subsidiaries (including any guarantee of indebtedness or any “keep well” or other agreement to maintain any financial statement condition), (C) evidences any swap or hedging transaction or other derivative agreements, (D) under which the Company or any of its Subsidiaries, directly or indirectly, has agreed to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than the Company or any of its wholly-owned Subsidiaries), in any such case which, individually, is in excess of $500,000, other than investments in the Company or any of its wholly-owned Subsidiaries, or (E) provides that the Company or its Subsidiaries shall create or grant an Encumbrance on the property or assets of the Company or its Subsidiaries;
(iv) relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise), (A) for aggregate consideration under such Contract in excess of $5,000,000 that was entered into after January 1, 2022, (B) with material obligations remaining to be performed or with material actual or potential liability continuing after the date of this Agreement or (C) pursuant to which any earn-out or deferred or contingent payment obligation of more than $2,500,000 remains outstanding against the Company, excluding, (1) acquisitions or dispositions of real property which are the subject of Section 3.17(a)(vi), (2) repurchases by the Company of Company Common Stock or (3) acquisitions or dispositions of inventory and equipment in the ordinary course;
(v) is a material Company Lease;
(vi) is for the purchase or sale of an interest in real property in excess of $500,000;
(vii) obligates the Company to make any capital expenditure in an amount in excess of $2,000,000 in any calendar year;
(viii) includes a binding obligation to purchase or lease aircraft, engines or simulators where the reasonably expected expenditures under any such Contract exceed $10,000,000 per annum (other than Contracts that may be terminated or cancelled by the Company without incurring any penalty);
(ix) is a Contract for maintenance or repair and overhaul that would reasonably be expected to result in the Company incurring costs in excess of $10,000,000 during the twelve (12)-month period ending December 31, 2024, or December 31, 2025;
(x) is a Contract not disclosed pursuant to the other subsections of this Section 3.17(a) and that by its terms is reasonably expected to result in (A) minimum payments to the Company under such Contract of more than $5,000,000 during the twelve (12)-month period ending December 31, 2024, or December 31, 2025, (B) minimum payments from the Company under such Contract of more than $3,500,000 during the twelve (12)-month period ending December 31, 2024, or December 31, 2025 or (C) has five (5) years or more remaining in its term, provides for payments to or from the Company under such Contract following the date of this Agreement in excess of $3,000,000 annually or $10,000,000 in the aggregate and cannot be cancelled by the Company upon notice of ninety (90) days or less;
(xi) is a Contract with a Significant Customer or Significant Vendor;
(xii) is a settlement agreement (A) requiring the Company or any of its Subsidiaries to pay consideration of more than $2,500,000 after the date of this Agreement, (B) imposing material future limitations on the operation of Company or its Subsidiaries or (C) entered into since January 1, 2022, that includes the admission of wrongdoing by the Company or its Subsidiaries or any of their respective officers or directors;
(xiii) expressly (A) prohibits the payment of dividends or distributions in respect of the capital stock or other securities of the Company or any of its Subsidiaries or (B) prohibits the pledging of the capital stock or other securities of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by the Company or any of its Subsidiaries;
(xiv) any Company Associated Party Contract;
(xv) is an IP Contract; or
(xvi) contains provisions that (A) grant a “most favored nation” or most favored customer pricing to any Person, (B) prohibit in a material respect the Company or any of its Subsidiaries from competing in or conducting or transacting in any line of business, with any Person or in any geographical area, (C) grant a right of exclusivity that is material to the Company or any of its Subsidiaries, first refusal, put, call or similar rights or any similar term for the benefit of a third party.

(b) (i) Subject to the Bankruptcy and Equity Exception, and except, solely for this clause (i), for terminations arising after the date hereof in accordance with the terms of the applicable Contract (other than as a result of, or in connection with, the circumstances set forth in clauses (ii) through (v) below), each Material Contract is valid and binding on the Company and its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Material Contract, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries have received written notice of the existence of any breach or default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) to the Knowledge of the Company, the counterparty under such Material Contract is not in breach or default thereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) no event has occurred that, with notice or lapse of time or both, would constitute a breach or default or would permit or cause the termination or acceleration or creation of any right or obligation under any Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c) As of the date hereof, the Company has made available to Parent true, correct and complete copies of the Material Contracts.
SECTION 3.18 Government Contracts.
(a) Except to the extent disclosure is restricted by applicable Law, Section 3.18(a) of the Company Disclosure Letter sets forth a correct and complete list, as of the date hereof, of the Company’s Government Contracts. Each Government Contract is in full force and effect and constitutes a legal, valid, and binding agreement, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Company has made available to Parent true, correct and complete copies of the Government Contracts as of the date of this Agreement. All task orders, purchase orders, and delivery orders awarded to the Company or any of its Subsidiaries were done so in accordance with the applicable Government Contract and do not materially change any terms and conditions of those Contracts.
(b) With respect to each Government Submission to which the Company or any of its Subsidiaries is a party, since January 1, 2022: (i) the Company and its applicable Subsidiary have complied with all material terms and conditions of such Government Submissions; (ii) all representations and certifications executed or provided with respect to such Government Submissions were accurate and truthful in all material respects as of their effective date and the Company is not aware of any evidence that such representations and certifications are not still current, accurate, and complete in all material respects; (iii) the Company and its applicable Subsidiary have complied with all such submissions in all material respects; (iv) to the Knowledge of the Company, the Company and its Subsidiaries have not had access to confidential or non-public information, provided any services, prepared any materials or engaged in any other conduct, in each case, that would reasonably be expected to create an “Organizational Conflict of Interest”, as set forth in FAR 9.501; and (v) since January 1, 2022, the Company and its Subsidiaries have not received any written (or, to the Knowledge of the Company, oral) notice of termination for breach, default or convenience, cure notice, show cause notice, stop work order or non-exercise of any option to extend a multi-year Contract, and no such notice has been threatened in writing (or, to the Knowledge of the Company, orally).
(c) (i) There are no outstanding material claims, disputes, or requests for equitable adjustment against the Company or any of its Subsidiaries arising under or relating to any Government Submission; (ii) there are no outstanding material claims, disputes or requests for equitable adjustment between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand, that are subject to the Contract Disputes Act, 41 U.S.C. §§ 7101-7109; (iii) there are no material disputes between the Company or any of its Subsidiaries, on the one hand, and any prime contractor, subcontractor or vendors, on the other hand, arising under or relating to any such Government Submission; and (iv) no Government Contract is or has been the subject of any bid protest proceeding since January 1, 2022.

(d) Since January 1, 2022, no material costs incurred by the Company have been formally disallowed, withheld (other than the hold-backs pursuant to Contracts in the ordinary course of business) or set-off by a Governmental Authority or prime contractor or higher-tier subcontractor, and no Governmental Authority or any prime contractor or higher-tier subcontractor has attempted in writing (or, to the Knowledge of the Company, orally) to formally disallow, withhold, set-off or raised any basis for disallowance of material costs claimed by or amounts otherwise due or payable to the Company or any of its Subsidiaries under any Government Contract.
(e) None of the Company, any of its Subsidiaries, or any of their respective officers, employees, or, to the Knowledge of the Company, government subcontractors, agents or consultants are, or since January 1, 2022 have been, suspended or debarred from doing business with a Governmental Authority, proposed for suspension or debarment, or are (or during such period were) the subject of a finding of non-responsibility or ineligibility for contracting with any Governmental Authority.
(f) Since January 1, 2022, the Company has not received: (i) any written (nor, to the Knowledge of the Company, oral) notice of exclusion, ineligibility or disqualification from award of a Contract since January 1, 2022, nor do any circumstances exist that would warrant the institution of debarment, suspension, or exclusion proceedings or any finding of non-responsibility, ineligibility or disqualification with respect to the Company or any of its Subsidiaries in the future; or (ii) any material adverse past performance evaluations, reports, or ratings (including any weaknesses or deficiencies noted in any Contractor Performance Assessment Reports (“CPARS”) or any ratings less than “Satisfactory” in any CPARS) by the U.S. government nor do any facts exist that would reasonably be expected to result in any material adverse past performance evaluation, report, or rating by the U.S. government with regard to any Government Contract (but excluding any routine audit or inspection that the Company and its Subsidiaries may receive in the ordinary course from the U.S. government).
(g) Since January 1, 2022, (i) the Company and its Subsidiaries have complied and is in compliance in all material respects with all applicable cybersecurity and information system security requirements regarding the safeguarding of information related to Government Contracts, including FAR 52.204-21, DFARS 252.204-7008, DFARS 252.204-7012, DFARS 252.204-7019 and DFARS 252.204-7020 and (ii) neither the Company nor any of its Subsidiaries has experienced any cyber incident that would require reporting to the U.S. Department of Defense under DFARS 252.204-7012.
(h) Since January 1, 2022, (i) the Company and its Subsidiaries have complied in all material respects with supply chain restrictions required by their Government Contracts, including the prohibitions on the sale and use of covered telecommunications equipment and services, including FAR 52.204-24, FAR 52.204-25, and FAR 52.204-26, (ii) the Company and its Subsidiaries have not provided covered telecommunications equipment or services to the government in the performance of a Government Contract and (iii) the Company and its Subsidiaries have not used covered telecommunications equipment or services, or used any equipment, system, or service that uses covered telecommunications equipment or services.
(i) Section 3.18(i) of the Company Disclosure Letter sets forth all facility security clearances held by the Company or any of its Subsidiaries that the Company or its applicable Subsidiary is permitted by Law to disclose. The Company and its Subsidiaries are in compliance in all material respects with applicable national security requirements, including the National Industrial Security Program Operating Manual (“NISPOM”), 32 C.F.R. Part 117, and all applicable requirements under an active Government Contract to which the Company or any of its Subsidiaries is a party relating to the safeguarding of and access to classified information. No facts exist which are reasonably expected to give rise to the revocation, invalidation or suspension of any facility security clearance held by the Company or any of its Subsidiaries or any personnel security clearance held by any employee of the Company or any of its Subsidiaries. Since January 1, 2022, neither Company nor any of its Subsidiaries has received an overall rating of less than “Satisfactory” from any DCSA or other Cognizant Security Agency (“CSA”) inspection or audit and there has been no unauthorized disclosure of classified information by employees of the Company or any of its Subsidiaries.
SECTION 3.19 Aircraft.
(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of (i) all aircraft operated under the operating certificate of any of the Airline Subsidiaries (the “Operated Aircraft”) and (ii) all aircraft owned or leased by the Company or any of its Subsidiaries and operated under the operating certificate of any Person other than the Company or any of its Subsidiaries (the “Leased Aircraft” and, together with the Operated Aircraft, the “Aircraft”), including, for each Aircraft, a description of the type, manufacturer’s model name, manufacturer’s serial number, registration number with the U.S. FAA or applicable non-U.S. aviation authority, the manufacture date or age, whether it is owned or leased, the identity of the owner or lessee, and whether the Aircraft is the subject of a security agreement or other financing arrangement and the identity of the financing party.
(b) (i) All Operated Aircraft and all Leased Aircraft are properly registered on the aircraft registry of the FAA or applicable non-U.S. aviation authority, are in airworthy condition (except for any Aircraft undergoing maintenance or in storage), and have validly issued certificates of airworthiness from the FAA or applicable non-U.S. aviation authority that are in full force and effect (except for the period of time any Aircraft may be out of service and such certificate is suspended in connection therewith), (ii) an aircraft registration certificate has been issued by the FAA or applicable non-U.S. aviation authority for each Operated Aircraft and each Leased Aircraft and (iii) each such aircraft registration certificate is current and valid.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Operated Aircraft are being maintained in all material respects according to applicable FAA regulatory standards and FAA-approved maintenance programs of the Airline Subsidiaries (except for any Operated Aircraft being harvested for parts that will not be returned to service). The Airline Subsidiaries have implemented maintenance schedules with respect to their Operated Aircraft and engines that, if complied with, result in the satisfaction of all requirements under all applicable airworthiness directives of the FAA and Aviation Regulations required to be complied with and which are in accordance with the FAA-approved maintenance program of the Airline Subsidiaries; and the Airline Subsidiaries are in compliance with such maintenance schedules in all material respects (except with respect to Operated Aircraft in storage).
(d) With respect to each Operated Aircraft owned by any of the Airline Subsidiaries (“Owned Aircraft”), the relevant Airline Subsidiary holds good and marketable title to such Owned Aircraft free and clear of any Encumbrances (except for any Permitted Encumbrances).
(e) With respect to Leased Aircraft, (i) each lease identified in Section 3.19(a) of the Company Disclosure Letter is, subject to the Bankruptcy and Equity Exception, in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) no breach or default under such lease has occurred or is continuing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) no event which, with the giving of notice or passing of time or both, would constitute a breach or default under any such lease has occurred, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.20 U.S. Citizen; Air Carrier. Each of the Company, its Airline Subsidiaries and Cargo Aircraft Management, Inc. is a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act and as interpreted by DOT, and each of the Airline Subsidiaries is fully authorized and qualified to operate as an “air carrier” within the meaning of the Federal Aviation Act. Except for the Airline Subsidiaries, none of the Company or its Subsidiaries are air carriers within the meaning of the Federal Aviation Act.
SECTION 3.21 Insurance. Section 3.21 of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all material insurance policies and fidelity bonds and all material self-insurance programs and arrangements relating to the business, equipment, properties, employees, officers or directors, assets and operations of the Company and its Subsidiaries, showing the type of coverage, insurer, effective dates and policy numbers, and with respect to any self-insurance or co-insurance arrangements, the reserves established thereunder (collectively, the “Insurance Policies”). The Company has made available to Parent true, correct and complete copies of each Insurance Policy. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own or hold policies of insurance with reputable and financially sound insurers in such amounts and providing adequate coverage against all risks customarily insured against by companies of similar size and financial condition and engaged in similar lines of business as the Company and its Subsidiaries, (b) all of the Insurance Policies are in full force and effect except for any expiration thereof in accordance with the terms thereof, (c) all premiums due and payable thereon have been paid when due and the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies, (d) since January 1, 2022, none of the Company or its Subsidiaries has received any written notice regarding any invalidation or cancellation of any Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage, (e) none of the Company or its Subsidiaries are in breach of, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured under the Insurance Policies, (f) no early termination of any Insurance Policy is or has been threatened in writing (or, to the Knowledge of the Company, orally) and (g) the Insurance Policies are sufficient for compliance with the requirements of any Contract and applicable Law. Since January 1, 2022, (i) there is no claim by the Company or any of its Subsidiaries pending under any Insurance Policy in favor of the Company and its Subsidiaries that has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business, and (ii) with respect to each material Proceeding that has been filed or investigation that has been initiated against the Company, no insurance carrier has disputed, questioned or issued a denial of coverage with respect to any such material Proceeding or investigation, or informed any of the Company of its intent to do so, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.22 No Rights Agreement; Anti-Takeover Provisions.
(a) As of the date hereof, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.
(b) Assuming the accuracy of the representations and warranties set forth in Section 4.07 (Certain Arrangements) and Section 4.11 (Ownership of Equity of the Company), the Board of Directors of the Company has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Law are not applicable to this Agreement or the Transactions and no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law (each, together with Section 203 of the DGCL, a “Takeover Law”) applies or will at any time prior to the Effective Time apply to the Merger or the other Transactions.
SECTION 3.23 Opinion of Financial Advisor. GS & Co. (“Goldman”) has delivered to the Board of Directors of the Company (the “Company Board”) its written opinion (or oral opinion to be confirmed in writing), dated as of the date thereof, to the effect that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than (i) shares of Company Common Stock canceled pursuant to Section 2.01(b) and (ii) Appraisal Shares) is fair from a financial point of view to such holders of shares of Company Common Stock. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or MergerCo or their Affiliates. A signed, true, correct and complete copy of Goldman’s opinion will be made available to Parent for informational purposes only (on a non-reliance basis) promptly following receipt by the Company Board (and, in any event, within two (2) Business Days of the date of Agreement).
SECTION 3.24 Brokers and Other Advisors. Except for Goldman, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the Merger Transactions based upon arrangements made by or on behalf of the Company. All fees and expenses incurred by the Company or its Subsidiaries in connection with the Transactions to Goldman shall not exceed the amount set forth in or contemplated by Goldman’s engagement letter with the Company for the Merger Transactions, a copy of which has been provided to Parent on an “outside counsel only” basis prior to the date hereof, and which amount is set forth on Section 3.24 of the Company Disclosure Letter.
SECTION 3.25 Related Persons Transactions. Except for compensation or other employment arrangements in the ordinary course of business or as otherwise disclosed in the Company SEC Documents, there are no Contracts, arrangements, understandings or transactions between the Company or its Subsidiaries, on the one hand, and any Associated Party thereof (but not including any wholly-owned Subsidiary of the Company), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K (each a, “Company Associated Party Contract”). No Associated Party owns, directly or indirectly, on an individual or joint basis, (a) any interest in any material property, rights or assets of the Company or any of its Subsidiaries or (b) any interest in, or serves as an officer or director or in another similar capacity of, any vendor or other independent contractor of the Company or its Subsidiaries, or any Person which has a Contract with the Company or its Subsidiaries.
SECTION 3.26 Vendors and Customers. Section 3.26 of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of the ten (10) largest vendors or service providers (other than financial institutions) of the Company and its Subsidiaries (based on the dollar value of reasonably expected expenditures by the Company and its Subsidiaries for fiscal year 2024) (“Significant Vendors”) and the five (5) largest customers of the Company and its Subsidiaries (based on the dollar value of reasonably expected revenues to the Company and its Subsidiaries for fiscal year 2024) (“Significant Customers”), together with amounts paid by or to such Persons during such period. None of the Significant Vendors or Significant Customers has modified, canceled or otherwise terminated, or threatened in writing (or, to the Knowledge of the Company, orally) to modify, cancel or otherwise to terminate, its relationship with the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2022, none of the Company or any of its Subsidiaries has been involved in any material claim, dispute or controversy with any Significant Vendor or Significant Customer, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.27 Assets. The Company and its Subsidiaries have good and valid title to, or have a valid leasehold interest in, or a valid right under Contract to use, all of the material tangible personal property reflected in the latest balance sheet of the Company included in the Company SEC Documents prior to the date hereof as being owned by the Company or its Subsidiaries or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Encumbrances, other than Permitted Encumbrances. The tangible personal property owned by the Company and its Subsidiaries is in good operating condition and repair for its continued use as it has been used in all material respects, subject to reasonable wear and tear, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.28 Solvency. As of immediately prior to the Effective Time, but without giving effect to the Merger or any other repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letter in connection with and contingent upon the Closing, the Company will be Solvent.
SECTION 3.29 No Other Parent or MergerCo Representations or Warranties. In entering into this Agreement, the Company acknowledges that it and its Representatives have conducted their own investigation, review and analysis of Parent and MergerCo and have relied solely on the representations and warranties of Parent and MergerCo expressly set forth in Article IV and have not relied on any factual representations, warranties, statements or opinions of Parent or MergerCo or their respective Representatives (except the representations and warranties of Parent and MergerCo expressly contained in Article IV). Except for the representations and warranties made by Parent and MergerCo in Article IV, none of Parent, Merger Co or any other Person on behalf of Parent or MergerCo makes any other express or implied representation or warranty with respect to Parent, MergerCo, their Affiliates or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company acknowledges the foregoing.
ARTICLE IV
Representations and Warranties of Parent and MergerCo
Parent and MergerCo jointly and severally represent and warrant to the Company:
SECTION 4.01 Organization; Standing. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and MergerCo is a corporation duly incorporated, validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware. Each of Parent and MergerCo has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
SECTION 4.02 Authority; Noncontravention.
(a) Each of Parent and MergerCo has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The Board of Directors of Parent has adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, which resolutions have not been subsequently rescinded, modified or withdrawn. The Board of Directors of MergerCo has adopted resolutions (i) unanimously approving the execution, delivery and performance by MergerCo of this Agreement and the consummation by MergerCo of the Transactions, (ii) declaring that this Agreement and the Merger are advisable and (iii) directing that this Agreement be submitted for consideration at a meeting or by unanimous written consent of MergerCo’s stockholder and recommending it for adoption thereby, which resolutions have not been subsequently rescinded, modified or withdrawn. No vote of the holders of shares of Parent is necessary to approve this Agreement or the consummation by Parent and MergerCo of the Merger and the other Transactions. Parent, as the sole stockholder of MergerCo, will adopt this Agreement and approve the Transactions immediately following the execution and delivery of this Agreement. Except as expressly set forth in this Section 4.02(a), or would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no other action on the part of Parent or MergerCo is necessary to authorize the execution, delivery and performance by Parent and MergerCo of this Agreement and the consummation by Parent and MergerCo of the Transactions. This Agreement has been duly executed and delivered by Parent and MergerCo and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and MergerCo, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) Neither the execution and delivery of this Agreement by Parent and MergerCo, nor the consummation by Parent or MergerCo of the Transactions, nor performance or compliance by Parent or MergerCo with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or MergerCo or (ii) assuming that the consents, approvals, filings, licenses, permits, authorizations, declarations, notifications and registrations referred to in Section 4.03 are obtained prior to the Effective Time and the filings referred to in Section 4.03 are made and any waiting periods thereunder have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to Parent, MergerCo or any of their respective Subsidiaries or (y) violate or constitute a default under any of the terms, conditions or provisions of any Contract to which Parent, MergerCo or any of their respective Subsidiaries are a party or accelerate Parent’s, MergerCo’s or any of their respective Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
SECTION 4.03 Governmental Approvals.
(a) Except for (i) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (ii) compliance with the rules and regulations of the NASDAQ, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (iv) filings required under, and compliance with other applicable requirements of the HSR Act or any other Antitrust Laws or Foreign Direct Investment Laws set forth on Section 3.05(d) of the Company Disclosure Letter, (v) compliance with the requirements of Title 49 of the U.S.C. and the Aviation Regulations set forth on Section 3.05(e) of the Company Disclosure Letter and (vi) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or MergerCo, the performance by Parent and MergerCo of their respective obligations hereunder and the consummation by Parent and MergerCo of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b) The consummation of the Transactions contemplated by this Agreement will not result in two (2) or more air carriers having international route authorities being under common control or a de facto certificate transfer in violation of 49 U.S.C. § 41105, and Parent will not take any action prior to the Effective Time that would cause the consummation of the Transactions to result in two (2) or more air carriers having international route authorities being under common control or a de facto certificate transfer in violation of 49 U.S.C. § 41105.
SECTION 4.04 Ownership and Operations of MergerCo. Parent owns beneficially and of record all of the outstanding shares of MergerCo, free and clear of all Encumbrances. MergerCo was formed solely for the purpose of engaging in the Merger Transactions, has no liabilities or obligations of any nature other than those incident to its formation or pursuant to the Transactions and, prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions or those incident to their formation.
SECTION 4.05 Financing.
(a) Parent has delivered to the Company true, complete and correct copies of (i) the Debt Commitment Letter and (ii) the Equity Commitment Letter.
(b) Parent has also delivered to the Company true, complete and correct copies of any fee letter associated with the Debt Commitment Letter, subject, in the case of each such fee letter, to redaction solely of pricing and other economic terms, fee amounts and the “market flex” provisions that are customarily redacted in transactions of this type, none of which redactions covers terms that could (i) reduce the aggregate amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing), (ii) impose any new condition precedent or contingency or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing or (iii) adversely affect the ability of Parent or MergerCo to enforce its rights against the other parties to the Debt Commitment Letter or otherwise adversely affect the timely availability of the Debt Financing.
(c) As of the date of this Agreement, (i) none of the Commitment Letters in the form delivered to the Company have been amended, supplemented or modified, (ii) no such amendment, supplement or modification is contemplated by Parent, or to the Knowledge of Parent, by the other parties thereto (other than to add lenders, lead arrangers, bookrunners, managers, agents or other entities who had not executed the Debt Commitment Letter as of the date of this Agreement, to reallocate commitments or assign or reassign titles or roles to, or between or among, any entities party thereto or to give effect to any “market flex” provisions in the fee letters referred to in clause (b) above) and (iii) the respective commitments contained in the Commitment Letters have not been withdrawn, terminated, rescinded or otherwise modified in any respect and, to the Knowledge of Parent, no such withdrawal, termination or rescission or other modification is contemplated. As of the date of this Agreement, there are no side letters or Contracts to which Parent or MergerCo is a party related to the funding or investing, as applicable, of the Financing other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof that could reasonably be expected to (A) reduce the aggregate amount of the Financing below the amount required to satisfy the Financing Uses, (B) impose any new condition precedent, contingency or otherwise adversely amend, modify or expand any conditions precedent to the Financing or (C) adversely affect the ability of Parent or MergerCo to enforce its rights against the other parties to the Commitment Letters or otherwise adversely affect the timely availability of the Financing.
(d) As of the date of this Agreement, Parent has fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are due and payable on or prior to the date hereof pursuant to the terms of the Debt Commitment Letter.
(e) As of the date of this Agreement, the Commitment Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent, MergerCo and the Equity Commitment Party, as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, except, in each case, as such enforceability may be limited by the Bankruptcy and Equity Exception. As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Financing required to satisfy the Financing Uses (including pursuant to any “market flex” provisions in any fee letters), other than as expressly set forth in the Commitment Letters. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would (i) constitute a default or breach on the part of Parent or MergerCo or, to the Knowledge of Parent, any other party thereto under any of the Commitment Letters or (ii) assuming the satisfaction or waiver of the conditions to the funding or investing of the Financing on the Closing Date, otherwise result in any portion of the Financing required to satisfy the Financing Uses being unavailable on the Closing Date.
(f) As of the date of this Agreement, assuming the satisfaction or waiver of conditions to Parent’s and MergerCo’s obligations to consummate the Merger, Parent does not reasonably believe that any of the conditions to the Financing contemplated by the Commitment Letters applicable to Parent or MergerCo, as applicable, will not be satisfied or that the full amount of the Financing required to satisfy the Financing Uses will not be made available to Parent in full on the Closing Date. Assuming the Financing is funded and/or invested in accordance with the Commitment Letters, as applicable (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex), provided under the Debt Commitment Letter and any related fee letter), Parent and MergerCo will have on the Closing Date funds sufficient to (i) pay the aggregate Merger Consideration and the other payments under Article II payable by Parent or MergerCo at Closing, (ii) pay any and all fees and expenses required to be paid at Closing by Parent and MergerCo in connection with the Merger and the Financing, (iii) prepay or repay any outstanding Indebtedness of the Company or its Subsidiaries required by this

Agreement or the Commitment Letters to be prepaid or repaid and (iv) satisfy all of the other payment obligations required to be paid at Closing by Parent and MergerCo hereunder in connection with the Transactions (clauses (i) through (iv), the “Financing Uses”).
(g) Subject to Section 8.08, the obligations of Parent and MergerCo to consummate the Transactions on the terms contemplated by this Agreement are not in any way contingent upon or otherwise subject to Parent’s consummation of any financing arrangement, Parent or any of its Affiliates obtaining any financing (including the Financing or any Alternative Financing) or the availability, grant, provision or extension of any financing to Parent or any of its Affiliates (including the Financing or any Alternative Financing).
SECTION 4.06 Solvency. Neither Parent nor MergerCo is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) satisfaction or waiver of the conditions to Parent’s obligation to consummate the Merger, (b) the accuracy of the representations and warranties of the Company set forth in Article III (for such purpose without giving effect to any “Knowledge,” “materiality” or “Material Adverse Effect” qualification or exceptions therein), (c) the estimates, projections or forecasts provided to Parent have been prepared in good faith on assumptions that were and continue to be reasonable and (d) the solvency of the Company and its Subsidiaries immediately prior to giving effect to the Transaction, after giving effect to the Transactions (including the payment of the aggregate Merger Consideration and the other amounts required to be paid in pursuant to Article II (including all amounts payable in respect of Equity-Based Awards, Company Warrants, 2028 Senior Notes and 2029 Convertible Notes under this Agreement), the payment of any fees and expenses required to be paid by Parent, MergerCo or the Surviving Corporation at Closing in connection with the Transaction, and the funding of the Financing pursuant to the Commitment Letters), the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be Solvent as of the Effective Time. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the date of determination.
SECTION 4.07 Certain Arrangements. Other than this Agreement, the Commitment Letters, the Limited Guarantee, the Confidentiality Agreement or as disclosed to the Board of Directors of the Company in writing prior to the date hereof, as of the date of this Agreement, there are no Contracts or other arrangements or commitments to enter into Contracts or other arrangements between Parent, MergerCo, the Guarantor or any of their Affiliates, on the one hand, and, to the Knowledge of Parent, any member of the Company’s management or Board of Directors or any beneficial owner of more than five percent (5%) of the outstanding shares of Company Common Stock, on the other hand, that relate in any material way to the Transactions or the management of the Surviving Corporation after the Effective Time, or the voting or disposition of any shares of Company Common Stock.
SECTION 4.08 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, MergerCo or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent or the Surviving Corporation.
SECTION 4.09 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or MergerCo specifically for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) is first filed with the SEC, is first sent or given to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and MergerCo make no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement or other required SEC filings.
SECTION 4.10 Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) Proceeding pending or threatened in writing (or, to the Knowledge of Parent and MergerCo, orally) against Parent or MergerCo, or any of their respective Affiliates, or (b) Judgment imposed upon or affecting Parent or MergerCo, or any of their respective Affiliates, in each case, by or before any Governmental Authority.
SECTION 4.11 Ownership of Equity of the Company. Neither Parent nor MergerCo, as of the date of the Agreement, own any shares of Company Common Stock or are or have been during the past three (3) years an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company during the three (3) years prior to the date hereof.
SECTION 4.12 U.S. Citizen; Air Carrier; No Foreign Person.
(a) Based solely on Parent’s Knowledge as of the date hereof of DOT’s interpretation of the definition of “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act, at the Closing, each of Parent and MergerCo shall be a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act and as interpreted by DOT as of the date of this Agreement, and neither Parent nor MergerCo is an “air carrier” within the meaning of the Federal Aviation Act.
(b) As of the Closing, the certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or MergerCo shall include ownership restrictions designed to ensure that each of Parent and MergerCo is a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act.
(c) Parent is not a “foreign person” as that term is used in Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. § 4565, and the regulations promulgated thereunder (the “DPA”), and the transactions contemplated by this Agreement will not constitute a “covered transaction” as defined in the DPA.
SECTION 4.13 No Other Company Representations or Warranties. Without limiting the representations and warranties made by the Company in Article III (or in any certificate or other agreement provided pursuant to this Agreement), Parent and MergerCo each acknowledge that it and its Representatives have received access to certain books and records, facilities, equipment, Contracts and other assets of the Company which it and its Representatives have desired or requested to review, and that it and its Representatives have had opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Except for the representations and warranties made by the Company in Article III (or in any certificate or other agreement provided pursuant to this Agreement or in any of the Transaction Documents) or in the case of Fraud or willful breach, (a) Parent and MergerCo (each for itself and on behalf of its Affiliates and Representatives) acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, have made or is making, and each of Parent, MergerCo and their Affiliates and respective Representatives have not relied on and are not relying on, any other express or implied representation or warranty with respect to the Company nor any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company and its Subsidiaries, notwithstanding the delivery or disclosure to Parent, MergerCo or any of their Affiliates or respective Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing, (b) Parent and MergerCo hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that they have conducted, to their satisfaction, their own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and (c) in making their determination to proceed with the Transactions, each of Parent, MergerCo and their respective Affiliates and Representatives have relied on the results of their own independent investigation.
SECTION 4.14 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and MergerCo and their respective Affiliates and Representatives, the negotiations of this Agreement or the course of the Transactions, Parent, MergerCo and their respective Affiliates and Representatives have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Without limiting the representations and warranties made by the Company in Article III (or in any certificate or other agreement provided pursuant to this Agreement), Parent and MergerCo hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and MergerCo are familiar, (b) Parent and MergerCo (each for itself and on behalf of its Affiliates and Representatives) are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans) and (c) Parent, MergerCo, their respective Affiliates and Representatives have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except for the representations and warranties expressly set forth in Article III (or in any certificate or other agreement provided pursuant to this Agreement).
ARTICLE V
Additional Covenants and Agreements
SECTION 5.01 Conduct of Business.
(a) Except (x) as required by applicable Law, Judgment or a Governmental Authority, (y) as expressly contemplated or required by this Agreement or (z) as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries to, (i) act and carry on the business of the Company Group in the ordinary course and (ii) use reasonable best efforts to (A) preserve the Company Group’s current business organizations intact and preserve in all material respects its present and future relationships and goodwill with customers, suppliers, joint venture partners, landlords, lenders, Governmental Authorities and other Persons with which the Company Group has business relations or regulator relations, in each case, consistent with past practice, (B) keep available the services of its directors, officers and key employees, (C) maintain the assets and properties of the Company Group in good working order and condition, ordinary wear and tear excepted and (D) maintain in effect all of its material Permits.
(b) Except as (x) required by applicable Law, Judgment or a Governmental Authority, (y) expressly contemplated or required by this Agreement or (z) set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause its Subsidiaries not to, and (solely in the case of clauses (i), (ii), (iii), (iv), (v), (xvii) and (xxix) (with respect to the foregoing)) shall not grant its consent (to the extent it has the right to such consent pursuant to the express terms of the organizational document of the applicable Joint Venture Entity) to permit such Joint Venture Entity to, in each case, directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, operation of law or otherwise:
(i) issue, sell, grant, transfer, dispose of, pledge or encumber, or authorize the issuance, sale, grant, transfer, disposition, pledge or encumbrance of, (A) any shares of the capital stock of any member of the Company Group or any Joint Venture Entity, (B) any other equity or voting interests of, or any securities convertible into, or exchangeable or exercisable for, any shares of capital stock or other equity or voting interests (including any rights, warrants or options to purchase any shares of capital stock or other equity or voting interests) of, any member of the Company Group or any Joint Venture Entity or (C) any restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or equity or voting interests in, any member of the Company Group or any Joint Venture Entity; provided that (x) the Company may issue shares of Company Common Stock (1) to settle Company RSUs or Company PSUs that are outstanding on the date of this Agreement in accordance with, and subject to the terms of, their terms in effect on the date of this Agreement, (2) as required by any Company Plans in effect on the date of this Agreement and set forth on Section 5.01(b)(i)(x)(2) of the Company Disclosure Letter, (3) in connection with conversion of 2029 Convertible Notes pursuant to the 2029 Convertible Notes Indenture (including in accordance with Section 5.14) or (4) in connection with the issuance of Company Common Stock upon the exercise of the Company Warrants, (y) the Company or its Subsidiaries may sell, transfer, dispose of, pledge or encumber the JV Interests in the event, and solely to the extent, such action is expressly required by the Joint Venture Agreement or organizational document of the applicable Joint Venture Entity, in each case, made available to Parent prior to the date of this Agreement and (z) a wholly-owned Subsidiary the Company may issue or transfer such Subsidiary’s capital stock to the Company or another wholly-owned Subsidiary of the Company;
(ii) redeem, purchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, (A) any shares of the capital stock or other equity or voting interests of any Joint Venture Entity or (B) any Company Securities or Company Subsidiary Securities, except as (x) required by any Company Plans in effect on the date of this Agreement or (y) in connection with conversion of 2029 Convertible Notes pursuant to the 2029 Convertible Notes Indenture (including in accordance with Section 5.14);
(iii) other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution (whether in cash, securities or other property) in respect of, any shares of its capital stock or other equity or voting interests;
(iv) split, reverse split, combine, consolidate, subdivide, exchange, reclassify, adjust or recapitalize any shares of its capital stock or other equity or voting interests, or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting securities, except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction;
(v) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);
(vi) incur, create, assume, issue, sell, syndicate or refinance any Indebtedness or guarantee, endorse or otherwise become liable for (whether directly, contingently or otherwise) the Indebtedness of any Person, except for (A) intercompany Indebtedness among the Company and its wholly-owned Subsidiaries in the ordinary course of business, (B) borrowings under the Credit Agreement in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $10,000,000 (or, solely in connection with aircraft conversions, $30,000,000);
(vii) voluntarily accelerate payment with respect to or under (A) any leases relating to the Leased Aircraft or (B) any amounts owing as deferred purchase price for property, assets, businesses, securities or services, including all seller notes and “earn-out” payments prior to the time when the Company or its Subsidiaries is required to pay such amounts in accordance with the terms of such aircraft leases or purchase agreements, as applicable;
(viii) enter into any swap or hedging transaction or other derivative agreements;
(ix) forgive any loans or make any loans, capital contributions, guarantees or advances to any Person other than (A) to the Company or any wholly-owned Subsidiary of the Company, (B) capital contributions required by the Joint Venture Agreement or other organizational documents of a Joint Venture Entity, as applicable, (C) extensions of credit in the ordinary course of business and (D) advances of expenses to employees in the ordinary course of business;
(x) sell, lease, license, transfer to any Person, or pledge, abandon or otherwise dispose of, in a single transaction or series of related transactions, (A) any aircraft or engines or (B) any of the properties, assets, businesses or rights of the Company Group (excluding Owned Company Intellectual Property, which is covered by clause (xi)), except (1) among the Company and its wholly-owned Subsidiaries, (2) dispositions of assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (3) leases or subleases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant, in each case, existing as of the date hereof, and voluntary terminations or surrenders of such leases or subleases in the ordinary course of business, (4) leases of aircraft or aircraft parts or equipment in the ordinary course of business, (5) sales or leases of properties or assets (other than aircraft or aircraft parts or equipment contemplated by the foregoing clause (4)) for consideration not to exceed $5,000,000 individually or $20,000,000 in the aggregate and (6) grants or pledges of Permitted Encumbrances and any Encumbrance to secure Indebtedness and other obligations permitted under Section 5.01(b)(vi);
(xi) transfer, sell, lease, license, subject to an Encumbrance (other than a Permitted Encumbrance), cancel, abandon or allow to lapse or expire or otherwise dispose of any material Owned Company Intellectual Property, except, in each case, for (i) non-exclusive licenses granted in the ordinary course of business or (ii) natural statutory expirations of Owned Company Intellectual Property;
(xii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), or make any investment in, directly or indirectly, the capital stock or the assets of any other Person or business, or division thereof, if the aggregate amount of consideration paid or transferred by the Company and its Subsidiaries in connection with all such transactions would exceed $5,000,000, other than acquisitions or leases of aircraft or aircraft parts or equipment in the ordinary course of business and in accordance with clauses (A) or (B) of Section 5.01(b)(xiii), including through acquisitions of aircraft-owning special purpose entities);
(xiii) make or incur any capital expenditures or other expenditures with respect to flight equipment other than (A) as set forth on Section 5.01(b)(xii)(A) of the Company Disclosure Letter or (C) capital expenditures not to exceed 10% in the aggregate of the amount of the Company’s plan for capital expenditures previously made available to Parent (“Capex Plan”);
(xiv) except as required pursuant to the terms of any Company Plan or Collective Bargaining Agreement in effect on the date of this Agreement, (A) increase the compensation or benefits provided to any director, employee or individual independent contractor of the Company and its Subsidiaries, other than with respect to increases in base compensation and commensurate increases in target bonus compensation for employees below the level of Executive Officer (as such term is defined in Section 16 of the Exchange Act) and in the ordinary course of business, (B) increase the severance, retention, change in control or termination pay, compensation or benefits to any director, employee or individual independent contractor of the Company and its Subsidiaries, (C) establish, adopt, enter into, amend, terminate or increase the coverage or benefits available under any Collective Bargaining Agreement or Company Plan (or other compensation or benefit agreement, plan, program, policy or arrangement that would be a Company Plan if in effect on the date of this Agreement), (D) enter into any employment, severance, consulting or similar agreement (other than such agreements with employees outside of the United States containing standard terms for the applicable jurisdiction, and at-will agreements on standard terms and not providing for severance for employees in the United States), (E) grant any equity or equity-based awards of the Company and its Subsidiaries to any director, employee or individual independent contractor of the Company and its Subsidiaries, (F) accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Plan, (G) hire or promote any employee or independent contractor, other than the hiring or promoting of employees below the level of Executive Officer (as such term is defined in Section 16 of the Exchange Act) in the ordinary course of business, (H) terminate the employment or service of any employee or other individual independent contractor of the Company and its Subsidiaries (other than (x) employees below the level of Executive Officer (as such term is defined in Section 16 of the Exchange Act) in the ordinary course of business, (y) for “cause” (as reasonably determined in good faith by the Company or its applicable Subsidiary) or (z) due to death or disability), or (I) institute any “plant closing” or “mass layoff” as such terms are defined in the WARN Act or take any other action which would trigger the notice requirements of the WARN Act;
(xv) make any material changes in the Company’s methods of accounting, principles or practices, except insofar as may be required by GAAP (or any interpretation thereof), a Governmental Authority, or the Financial Accounting Standards Board (or any similar organization) or in Regulation S-X of the 1934 Act;
(xvi) (A) make, change or revoke any entity classification election or other material Tax election, adopt or change any material Tax accounting method or change any Tax accounting period, (B) amend any material Tax Returns, (C) settle or compromise any material suit, claim, action, investigation, proceeding or audit with respect to Taxes, (D) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any analogous provision of state, local or non-U.S. Law) with, request any ruling with respect to any material amount of Taxes from, or initiate or enter into any voluntary disclosure with respect to any Taxes with, any Governmental Authority, (E) except as required by a change in applicable Law, file any material Tax Return in a manner materially inconsistent with the past practices of the Company or its relevant Subsidiary, (F) consent to any extension or waiver of the limitation period applicable to a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business) or (G) surrender any refund with respect to a material amount of Taxes;
(xvii) modify, amend, terminate (other than terminations occurring as a result of the expiration of the term thereof), extend or renew or waive any material rights or obligations under (whether by merger, consolidation or otherwise) the Company Charter Documents or the comparable organizational documents of any Subsidiary of the Company or any Joint Venture Entity;
(xviii) other than a renewal of a Contract (including any Company Lease) on substantially similar terms for the Company or its Subsidiaries, enter into, extend or renew, or otherwise modify or amend in any material respect, terminate (other than terminations occurring as a result of the expiration of the term thereof) or waive any material rights or obligations under, any Material Contract (or, in each case, any Contract that, if entered into prior to the date of Agreement, would be a Material Contract), in each case, other than (A) renewals or extensions pursuant to the terms of such Contract on terms not materially less favorable to the Company and its Subsidiaries, (B) with respect to the entry into of any Contracts that, if entered into prior to the date hereof, would constitute a Material Contract under: (1) Section 3.17(a)(i) (Item 601(b)(10)) (but solely with respect to Contracts with directors and officers, management contracts or Company Plans), (2) Section 3.17(a)(v) (Leases), (3) Section 3.17(a)(vii) (CapEx), (4) Section 3.17(a)(viii) (Purchase of Aircraft), (5) Section 3.17(a)(ix) (Maintenance/Repair), (6) Section 3.17(a)(x) (Minimum Purchase/Sale) (solely with respect to purchase orders), (7) Section 3.17(a)(xii) (Settlement Agreements), (8) Section 3.17(a)(xiv) (Company Associated Party Contract) (but solely with respect to Contracts with directors and officers, management contracts, Company Plans, or leases of aircrafts or parts or equipment to Amazon), and (9) Section 3.17(a)(xv) (IP Contract), in each case of clauses (A) and (B), both in the ordinary course of business and otherwise in compliance with the other sections of Section 5.01;
(xix) adopt or implement any stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan;
(xx) other than in connection with any Transaction Litigation, which is the subject of Section 5.08, settle, release, waive or compromise any pending or threatened Proceedings against the Company or any of its Subsidiaries, if such settlement, release, waiver or compromise would require a payment by the Company or its Subsidiaries in excess of $1,000,000 in any individual case or series of related cases or $5,000,000 in the aggregate; provided that any such settlement, release, waiver or compromise does not include any material obligations (other than the payment of money) to be performed by the Company or any of its Subsidiaries following the Closing or the admission of wrongdoing by the Company or any of its Subsidiaries or any of their respective officers or directors; and provided, further, that no settlement of any pending or threatened Proceeding may involve any material injunctive or equitable relief, or impose material restrictions, on the business activities of the Company and its Subsidiaries, taken as a whole;
(xxi) take any action that would reasonably be expected to result in an adjustment to the Conversion Rate (as defined in the 2029 Convertible Notes Indenture) applicable to the 2029 Convertible Notes; provided that this Section 5.01(b)(xxi) shall not apply to any adjustment to the Conversion Rate solely as a result of the Merger Transactions in accordance with the terms of the 2029 Convertible Notes Indenture;
(xxii) enter into any new material line of business or terminate any line of business existing as of the date of this Agreement;
(xxiii) fail to use reasonable best efforts to continue, in respect of all Operated Aircraft, all maintenance programs consistent with past practice (either with current service providers or other reputable service providers), including using reasonable best efforts to keep all such Operated Aircraft in such condition as may be necessary to enable the Company and the Airline Subsidiaries to operate in the ordinary course of business;

(xxiv) voluntarily cancel, terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any insurance policy, other than the renewal of an existing insurance policy or a commercially reasonable substitute therefor;
(xxv) take any action that would cause the Company or any Airline Subsidiary to fail to be, or fail to be owned and controlled by, a “Citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act and as interpreted by DOT;
(xxvi) take any action that would cause any Airline Subsidiary to fail to be an “air carrier” as defined in 49 U.S.C. §40102(a)(2), or fail to hold an operating certificate issued pursuant to 49 U.S.C. §41101-41102 of the Federal Aviation Act and as interpreted by DOT;
(xxvii) modify any public privacy policies of the Company or any of its Subsidiaries or the security procedures of any Company Owned IT Asset, in each case, in any manner that is materially adverse to the business of the Company or any of its Subsidiaries;
(xxviii) grant any material refunds, credits, rebates or allowances to customers other than refunds, credits, rebates or allowances granted in the ordinary course of the business consistent with past practice; or
(xxix) commit or agree, in writing or otherwise, to take any of the foregoing actions or adopt any resolutions in support of any of the foregoing actions.
(c) Nothing contained in this Agreement is intended to give Parent or MergerCo, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
SECTION 5.02 Go-Shop; No Solicitation; Change in Recommendation.
(a) Go-Shop.
(i) Notwithstanding anything to the contrary contained in this Agreement, during the period (the “Go-Shop Period”) beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on December 8, 2024 (the “No-Shop Period Start Date”), the Company, its Subsidiaries and their respective Representatives shall have the right to, solely with respect to any Person that is not a No-Shop Party, directly or indirectly: (A) subject to compliance with clause (B) in respect of any information or access provided, solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any Takeover Proposal or any proposal, inquiry or offer that could be reasonably expected to lead to, result in or constitute a Takeover Proposal (a “Takeover Inquiry”); (B) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, provide information (including non-public information and data) relating to the Company, its Subsidiaries and the Joint Venture Entities, and afford access to the business, properties, assets, books, records and personnel of the Company and its Subsidiaries to any Person (and its Representatives subject to the terms and obligations of such Acceptable Confidentiality Agreement applicable to such Person), in each case, in connection with, or for the purpose of, encouraging, facilitating or assisting a Takeover Proposal or Takeover Inquiry; provided that (1) the Company shall promptly provide to Parent any non-public information that is provided to any Person given such access that was not previously provided to Parent or its Representatives (and, in any event, within forty-eight (48) hours of such information being provided to such Person) and (2) any competitively sensitive non-public information provided to any Person who is or who has one or more Affiliates that is a competitor of the Company, any of its Subsidiaries or Joint Venture Entities in connection with the actions permitted by this Section 5.02(a)(ii) shall be provided in accordance with customary “clean room” or other similar procedures as reasonably determined by the Board of Directors of the Company; and (C) subject to compliance with clause (B) in respect of any information or access provided, engage in any discussions or negotiations with any Persons (and their respective Representatives) with respect to a Takeover Proposal (or Takeover Inquiries) and cooperate with or assist or participate in or facilitate any such Takeover Inquiries.
(ii) Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as expressly permitted by Section 5.02, (A) from and following the execution of this Agreement, with respect to any No-Shop Party, and (B) from and following the No-Shop Period Start Date, with respect to any other Person (other than Parent and its Representatives), the Company shall, and shall cause its Subsidiaries and its and their respective officers and directors to, and shall instruct and use reasonable best efforts to cause its and their respective other Representatives to (1) immediately terminate (or cause to be terminated) any discussions or negotiations with any such No-Shop Party or any such Person and its Affiliates and Representatives (other than Parent and its Representatives) with respect to any Takeover Proposal or Takeover Inquiry and (2) promptly (and, in any event, within forty-eight (48) hours thereafter) terminate all physical and electronic data room access granted to any such No-Shop Party or any such Person or its Representatives (other than Parent and its Representatives) in connection with any Takeover Proposal or Takeover Inquiry, or its consideration of any Takeover Proposal or Takeover Inquiry, cease providing any further information or access with respect to the Company, its Subsidiaries, the Joint Venture Entities or any Takeover Proposal or Takeover Inquiry to any such No-Shop Party or any such Person or its Representatives and request the return or destruction by such No-Shop Party or such Person and its Representatives of all non-public information concerning the Company Group and any Joint Venture Entities. Notwithstanding the commencement of the Company’s obligations under Section 5.02(a)(ii) and Section 5.02(b)(i) (but subject to the other provisions of this Section 5.02), the parties hereto agree that the Company and its Representatives may continue to engage in the activities described in Section 5.02(a)(i) with respect to any Excluded Party (for so long as such Person or group is an Excluded Party) following the No-Shop Period Start Date and prior to the Cut-Off Date for such Excluded Party, including with respect to any amended Takeover Proposal submitted by such Excluded Party following the No-Shop Period Start Date and prior to the Cut-Off Date for such Excluded Party.
(b) No Solicitation.
(i) Except as expressly permitted by Section 5.02(b)(ii), and except for actions expressly permitted under Section 5.02(a) as they may relate to any Excluded Party (but only for so long as such Person is an Excluded Party) and its Representatives, which actions shall be permissible until the Cut-Off Date for such Excluded Party, the Company shall not, and shall cause each of its Subsidiaries and its and their respective officers and directors to not, and shall instruct and use reasonable best efforts to cause each of its and their respective other Representatives to not, from the No-Shop Period Start Date until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Article VII directly or indirectly, (A) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly facilitate, assist or encourage any Takeover Proposal or Takeover Inquiry, (B) engage in, continue, knowingly facilitate or otherwise participate in any discussions or negotiations regarding (except solely to notify any Person of the provisions of this Section 5.02) a Takeover Proposal or any Takeover Inquiry, or furnish to any Person (other than Parent and its Representatives but including any Person or group who has ceased to be an Excluded Party, after such Person or group has ceased to be an Excluded Party) any non-public information and data relating to the Company, its Subsidiaries and the Joint Venture Entities, or afford any such Person with access to the business, properties, assets, books, records and personnel of the Company, its Subsidiaries and the Joint Venture Entities, in each case, in connection with, or for the purpose of, encouraging, facilitating or assisting a Takeover Proposal or Takeover Inquiry, (C) approve, endorse or recommend a Takeover Proposal, (D) negotiate or enter into any letter of intent, term sheet, memorandum of understanding, commitment or agreement in principle, merger agreement, acquisition agreement, expense reimbursement agreement or other similar agreement providing for or relating to a Takeover Proposal or that requires the Company to abandon, terminate or fail to consummate the Merger Transactions on the terms provided herein (other than an Acceptable Confidentiality Agreement) (any of the foregoing, a “Company Acquisition Agreement”), or (E) resolve, endorse, recommend, commit, agree or propose or authorize to do any of the foregoing; provided that, subject to the other provisions in this Section 5.02, from and after the No-Shop Period Start Date until the Cut-Off Date, the Company may continue to engage in the activities described in Section 5.02(a)(i) with respect to any Excluded Party (but only for so long as such Person or group is an Excluded Party), including with respect to any amended Takeover Proposal submitted by such Excluded Party on or following the No-Shop Period Start Date and prior to the Cut-Off Date for such Excluded Party, and such acts shall not constitute a breach of this Section 5.02(b)(i). Notwithstanding the foregoing, nothing in this Section 5.02 or this Agreement shall restrict the Company from disclosing any information to the extent required under that certain Second Amended and Restated Stockholders Agreement, dated as of May 6, 2024, by and between the Company and Amazon.com, Inc. (the “Stockholders Agreement”).

(ii) Notwithstanding anything contained in Section 5.02(a)(ii) or Section 5.02(b)(i) or any other provision of this Agreement to the contrary, if, at any time on or after the date hereof (with respect to a No-Shop Party) or the No-Shop Period Start Date (with respect to any other Person) and prior to obtaining the Company Stockholder Approval, (A) the Company or any of its Representatives receives a bona fide written Takeover Proposal, which Takeover Proposal did not result from a material breach of Section 5.02 (it being understood and agreed that the Company and its Representatives may contact and correspond with any Person or group of Persons making the Takeover Proposal or its or their Representatives solely (1) to clarify the terms and conditions thereof (without negotiation) or (2) to notify such Person or group of Persons or its or their Representatives of the provisions of this Section 5.02) and (B) the Board of Directors of the Company or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal, then the Company and any of its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person making such Takeover Proposal and furnish pursuant to an Acceptable Confidentiality Agreement information (including non-public information), and afford access to the business, properties, assets, books or records and personnel with respect to the Company Group and the Joint Venture Entities, in each case to the Person who has made such Takeover Proposal and its Representatives; provided that (I) the Company shall promptly provide to Parent any non-public information concerning the Company Group and the Joint Venture Entities that is provided to any Person given such access that was not previously provided to Parent or its Representatives prior to or substantially concurrently with the time it is provided to such Person (and, in any event, within twenty-four (24) hours thereafter) and (II) any competitively sensitive non-public information provided to any Person who is or who has one or more Affiliates that is a competitor of the Company, any of its Subsidiaries or Joint Venture Entities in connection with the actions permitted by this Section 5.02(b)(ii) shall be provided in accordance with customary “clean room” or other similar procedures as reasonably determined by the Board of Directors of the Company, and (y) engage in or otherwise participate in discussions or negotiations with the Person making such Takeover Proposal and its or their Representatives. It is understood and agreed that any action expressly permitted under this Section 5.02(b)(ii), shall not, in and of itself, constitute an Adverse Recommendation Change.
(c) Notices. Following the No-Shop Period Start Date, the Company shall promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in the event that (i) the Company, any of its Subsidiaries or its or their respective Representatives receives (or prior to the No-Shop Period Start Date has received) a Takeover Proposal or any Takeover Inquiry (including any Takeover Proposal or Takeover Inquiry received after the date of this Agreement and prior to the No-Shop Period Start Date) or (ii) any non-public information is requested from, or any solicitations, discussions, communications or negotiations are sought to be initiated or continued with, the Company, any of its Subsidiaries or any of its or their Representatives with respect to Takeover Proposal or Takeover Inquiry, which notice shall include (to the extent then known to the Company, any of its Subsidiaries or their respective Representatives) (A) the identity of the Person making such Takeover Proposal, Takeover Inquiry, request for information or other discussion, communication or negotiation, (B) a copy of any such Takeover Proposal, Takeover Inquiry or request for information or other discussion, communication or negotiation (including any draft agreements or term sheets, financing commitments and other agreements submitted therewith) and (C) a summary of the material terms and conditions of any such Takeover Proposal, Takeover Inquiry or request for information or other discussion, communication or negotiation not made in writing. In addition, from and after the No-Shop Period Start Date until the earlier to occur of the valid termination of this Agreement and the Effective Time, the Company shall promptly (and, in any event, within twenty-four (24) hours) keep Parent reasonably informed of the status and terms of any such Takeover Proposal, Takeover Inquiry or request for information or other discussion, communication or negotiation (including any change to price or other material amendment thereto) and related discussions or negotiations.
(d) Standstills and Confidentiality Agreements. From the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause its Subsidiaries not to, (i) terminate, amend, modify or waive any provision of any confidentiality agreement, standstill or similar agreement to which the Company or any of its Subsidiaries is a party that remains in effect following the execution of this Agreement (it being understood that this provision shall not apply to any standstill provision that terminates automatically in accordance with its terms as in effect as of the date of this Agreement upon the execution of this Agreement by the Company or the public announcement of the transactions contemplated hereby) or (ii) take any action to make any provision of any Takeover Law (or any related provision in the Company Charter Documents) inapplicable to any transactions contemplated by a Takeover Proposal or party thereto (or Affiliate or associate thereof) (other than the transactions with Parent and its Representatives contemplated by this Agreement); provided that the Company or the Board of Directors of the Company or any duly authorized committee thereof shall be permitted to grant a waiver of any standstill agreement to the extent the Board of Directors of the Company or any duly authorized committee thereof shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and such waiver is limited to the extent necessary to allow such Person to make a confidential Takeover Proposal to the Board of Directors of the Company that constitutes or would reasonably be expected to result in a Superior Proposal.
(e) No Change in Board Recommendation. Except as expressly permitted by Section 5.02(f) and Section 5.02(g), none of the Board of Directors of the Company or any committee thereof shall (i) (A) fail to include the Company Board Recommendation in the Proxy Statement, (B) withdraw, withhold, rescind, change, modify, amend or qualify in a manner adverse to Parent, or publicly propose or announce its intention to withdraw, withhold, change, modify, amend or qualify the Company Board Recommendation, (C) recommend the approval or adoption of, or endorse, declare advisable, authorize, approve or adopt, or publicly propose to recommend, endorse, declare advisable, authorize, approve or adopt, any Takeover Proposal, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Takeover Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act within ten (10) Business Days after commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer (or any subsequent amendment thereto), (E) other than with respect to a tender offer or exchange offer (which are addressed in the foregoing clause (D)), within ten (10) Business Days following a written request by Parent (or if the Company Stockholders’ Meeting is scheduled to be held within ten (10) Business Days, then within two (2) Business Days after Parent so requests and, in any event, prior to the Company Stockholders’ Meeting), fail to publicly reaffirm (including by issuing a press release) the Company Board Recommendation; provided that Parent may not make any such request on more than two (2) occasions in respect of any Takeover Proposal or any material modification of a Takeover Proposal (for this purpose treating any such material modification as a new Takeover Proposal) or (F) publicly propose, resolve or agree to any of the foregoing (any action described in this clause (i), an “Adverse Recommendation Change”), or (ii) authorize, execute or enter into (or cause or permit the Company or any of its Subsidiaries to execute or enter into) any Company Acquisition Agreement.
(f) Superior Proposals. Notwithstanding Section 5.02(e) or any other provision of this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, but not after, the Board of Directors of the Company or any duly authorized committee thereof may, in response to a bona fide written Takeover Proposal that did not result from a material breach of Section 5.02, (i) make an Adverse Recommendation Change or (ii) cause the Company to terminate this Agreement in accordance with Section 7.01(d)(ii) to enter into a Company Acquisition Agreement with respect to such Takeover Proposal, in each case, if and only if, (A) the Board of Directors of the Company or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (1) such Takeover Proposal is a Superior Proposal and (2) the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (B)(1) the Company has given Parent at least four (4) Business Days’ prior written notice (the “Superior Proposal Notice Period”) of its intention to take any such actions (which notice shall not, in and of itself, constitute an Adverse Recommendation Change), and which notice shall (x) specify the basis on which the Board of Directors of the Company or any duly authorized committee thereof intends to effect such Adverse Recommendation Change or proposed termination and (y) include the terms and conditions of such Takeover Proposal (including the consideration offered therein and the identity of the Person or group of Persons making the Takeover Proposal) and an unredacted copy of any written materials received from or on behalf of the Person or Persons making such Takeover Proposal (including a copy of any proposed Company Acquisition Agreements, proposed or committed financing documentation and any other related documents or written materials), (2) the Company has negotiated with, and has caused its Representatives to negotiate with, Parent in good faith during the Superior Proposal Notice Period, to the extent Parent wishes to negotiate, in order to enable Parent to revise the terms of this Agreement so that such Takeover Proposal would cease to constitute a Superior Proposal and (3) at the end of the applicable Superior Proposal Notice Period, and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Parent, if any, the Board of Directors of the Company or any duly authorized committee thereof (after consultation with its financial advisors and outside legal counsel) has determined that such Takeover Proposal continues to constitute a Superior Proposal and that the failure of the Board of Directors of the Company or any duly authorized committee thereof to take such actions would be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any change, modification or amendment to the financial or other material terms of a Takeover Proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but, with respect to any such subsequent notices, the Superior Proposal Notice Period shall be deemed to be three (3) Business Days rather than four (4) Business Days; provided that such new notice shall in no event shorten the original four (4) Business Day notice period).
(g) Intervening Event. Notwithstanding Section 5.02(e) or any other provision of this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, but not after, the Board of Directors of the Company or any duly authorized committee thereof may, in response to an Intervening Event, make an Adverse Recommendation Change contemplated by Section 5.02(e)(i)(A) or Section 5.02(e)(i)(B), if, and only if, (i) the Board of Directors of the Company or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that an Intervening Event has occurred and that its failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and (ii) (A) the Company has given Parent at least four (4) Business Days’ prior written notice (the “Intervening Event Notice Period”) of its intention to take such action (which notice shall not, in and of itself, constitute an Adverse Recommendation Change), and which notice shall include a description of the Intervening Event in reasonable detail and the rationale for the Adverse Recommendation Change, (B) the Company has negotiated with, and has caused its Representatives to negotiate with, Parent in good faith during the Intervening Event Notice Period, to the extent Parent wishes to negotiate, in order to enable Parent to revise the terms of this Agreement so that the Board of Directors of the Company or any duly authorized committee thereof would be permitted to not take such action and (C) at the end of the Intervening Event Notice Period and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Parent, if any, the Board of Directors of the Company or any duly authorized committee thereof (after consultation with its financial advisors and outside legal counsel) shall have determined in good faith that the failure to make such an Adverse Recommendation Change would continue to be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any material change to the events, developments or circumstances surrounding the Intervening Event that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but, with respect to any such subsequent notices, the Intervening Event Notice Period shall be deemed to be three (3) Business Days rather than four (4) Business Days; provided that such new notice shall in no event shorten the original four (4) Business Day notice period).
(h) Certain Disclosures. Nothing in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company or any duly authorized committee thereof from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or any Takeover Proposal or (ii) any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (for the avoidance of doubt, it being agreed that the issuance by the Company or the Board of Directors of the Company or any duly authorized committee thereof of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not, in and of itself, constitute an Adverse Recommendation Change); provided that, in each case of clause (i) and (ii), any such action or disclosure that constitutes an Adverse Recommendation Change may only be made in accordance with the applicable provisions of Section 5.02(f) or Section 5.02(g).
(i) Notwithstanding any Adverse Recommendation Change, unless this Agreement shall have been validly terminated in accordance with Article VII, (i) this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders’ Meeting for the purpose of obtaining the Company Stockholder Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation and (ii) neither the Board of Directors of the Company nor any committee thereof shall submit to the stockholders of the Company any Takeover Proposal, or, except as permitted herein, propose to do so.

(j) As used in this Agreement, “Acceptable Confidentiality Agreement” means (i) any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains confidentiality provisions that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement (x) need not include standstill or other provisions that restrict the making of or amendment or modification to any non-public Takeover Proposals solely to the Board of Directors of the Company (or its authorized Representatives) and (y) shall not prohibit the Company from complying with this Section 5.02 or contain terms that would prevent in any manner the Company’s ability to consummate the Merger Transactions or (ii) any confidentiality agreement entered into prior to the date of this Agreement.
(k) As used in this Agreement, “Takeover Proposal” shall mean any proposal, inquiry or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition or purchase of more than 20% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof) or to which more than 20% of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable, including through the acquisition of equity securities in one or more Subsidiaries of the Company owning such assets, (ii) acquisition or issuance of securities (whether by merger, consolidation, spin-off, share exchange (including a split-off), business combination or similar transaction) representing more than 20% of the voting power of any class of equity or voting securities of the Company (including the Company Common Stock), (iii) tender offer or exchange offer that if consummated would result in such Person or group beneficially owning securities representing more than 20% of the voting power of any class of equity or voting securities of the Company (including the Company Common Stock) or (iv) merger, amalgamation, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company pursuant to which (A) such Person or group would (x) acquire, directly or indirectly, more than 20% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof) or to which more than 20% of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable, including through the acquisition of equity securities in one or more Subsidiaries of the Company owning such assets or (y) beneficially own securities representing more than 20% of the aggregate voting power of any class of equity or voting securities of the Company (including the Company Common Stock) or of the surviving entity in a merger, amalgamation, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity or (B) equity holders of the Company immediately preceding such transaction hold 80% or less of any class of equity securities of the Company (including the Company Common Stock) or of the surviving entity in a merger, amalgamation, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (whether by voting power or economic interest); provided, however, that this Agreement and the Merger Transactions shall not be deemed a Takeover Proposal.
(l) As used in this Agreement, “Superior Proposal” shall mean any bona fide written Takeover Proposal that both (i) did not result from a material breach of Section 5.02 and (ii) the Board of Directors of the Company or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, and after taking into account all relevant factors, including the likelihood that such Takeover Proposal will be consummated in accordance with its terms, the certainty, conditionality and timing of closing of such Takeover Proposal, all legal, regulatory, financial, financing and other aspects of such Takeover Proposal (including the Person making such Takeover Proposal, financing sources and terms, financing market conditions, the absence of financing or due diligence conditions) and any other factors as the Board of Directors of the Company (or such duly authorized committee thereof) reasonably considers to be relevant in good faith, (x) if consummated, would be more favorable to the Company’s stockholders (solely in their capacities as such) than the Merger Transactions from a financial point of view (taking into account any revisions to the terms of this Agreement made or proposed by Parent in accordance with Section 5.02(f)) and (y) is reasonably capable of being completed (if accepted) in accordance with its terms; provided that, for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%.”
(m) As used in this Agreement, “Intervening Event” shall mean any material event, fact, circumstance or development or change in circumstances with respect to the Company and its Subsidiaries that, (i) irrespective of when such event, fact, circumstance, development or change occurred, was not known to, or reasonably foreseeable by, the Board of Directors of the Company as of the date of this Agreement (or, if known to or reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement, the consequences (or the magnitude thereof) was not known or reasonably foreseeably by the Board of Directors of the Company as of the date of this Agreement), and (ii) does not involve or relate to a Takeover Proposal or Takeover Inquiry; provided that in no event shall (A) the fact that, in and of itself, the Company meets or exceeds any internal or published or third-party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period constitute, or be considered in determining whether there has been, an Intervening Event, (B) any change in the market price, trading volume or ratings of any securities or Indebtedness of the Company or any of its Subsidiaries constitute, or be considered in determining whether there has been, an Intervening Event or (C) any change, event or development consisting of or resulting primarily from any action taken by Parent that is required by Section 5.03 or any breach of this Agreement by the Company or its Subsidiaries, in each case, constitute, or be considered in determining whether there has been, an Intervening Event; provided, further, in the case of clauses (A) and (B), that the underlying causes of any such change may be considered in determining whether an Intervening Event has occurred.
SECTION 5.03 Efforts.
(a) Subject to the terms and conditions of this Agreement, each of the parties shall cooperate with the other parties and use (and shall cause their respective controlled Affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to, as promptly as reasonably practicable, (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, as promptly as reasonably practicable (and, in any event, prior to the Outside Date), the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary, proper and advisable filings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents, (ii) obtain all approvals, consents, registrations, waivers, Permits, authorizations, exemptions, clearances, orders and other confirmations from any Governmental Authority or third party (including under any Contracts) necessary, proper or advisable to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Proceeding brought by any Governmental Authority or a third party or any Judgment that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions.
(b) Parent shall solely (i) control the timing and strategy for obtaining any approvals, consents, registrations, waivers, Permits, authorizations, exemptions, clearances, orders and other confirmations from any Aviation Regulators in connection with the Transactions and (ii) coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with an Aviation Regulator in connection with the Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, an Aviation Regulator relating to the Transactions and of all other regulatory matters incidental thereto, including any notice filing with the DOT regarding a substantial change in operations, ownership or management under 14 C.F.R. § 204.5 and the ownership structure of Parent that supports the necessary finding that Parent is a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15) and fit to be the holder of necessary DOT permits and authority; provided that, in each case, Parent shall, in good faith, take into consideration the Company’s views, suggestions and comments regarding nonconfidential strategy, efforts and positions to be taken and regulatory actions requested in any filing or submission with an Aviation Regulator. Parent shall, subject to Section 5.03(a), Section 5.03(c), and Section 5.3(d), solely control the timing and strategy for obtaining any other approvals, consents, registrations, waivers, Permits, authorizations, exemptions, clearances, orders and other confirmations from any other Governmental Authorities in connection with the Transactions (including, for the avoidance of doubt, any such approvals required by applicable Antitrust Laws, Aviation Regulations and Foreign Direct Investment Laws) and coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with such other Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, any such other Governmental Authority relating to the Transactions and of all other regulatory matters incidental thereto, including the final content of any substantive communications with any applicable Governmental Authority with respect to obtaining approval or expiration of any waiting period under the HSR Act and any applicable Antitrust

Laws, Aviation Regulations and Foreign Direct Investment Laws; provided that Parent shall, in good faith, take into consideration the Company’s views, suggestions and comments regarding nonconfidential strategy, efforts and positions to be taken and regulatory actions requested in any filing or submission with such other Governmental Authority.
(c) In furtherance and not in limitation of the foregoing, each of the parties agrees to (i) make (and shall cause their respective controlled Affiliates to make or, if required pursuant to the HSR Act, cause their ultimate parent entity (as that term is defined in the HSR Act) to make) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement, and in any event within ten (10) Business Days following the date hereof (unless the applicable rules governing the form and information required in such filings under the HSR Act, issued on October 10, 2024, are in effect at the time such a filing would have to be made, in which case it shall be made as promptly as reasonably practicable), and to supply (and shall cause their respective controlled Affiliates or, if required pursuant to the HSR Act, cause their ultimate parent entity (as that term is defined in the HSR Act) to supply) as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (ii) make (and shall cause their respective Affiliates to make) all appropriate filings pursuant to Aviation Regulations with respect to the Transactions, including any notice filing with the DOT regarding a substantial change in operations, ownership or management under 14 C.F.R. § 204.5 and the ownership structure of Parent that supports the necessary finding that Parent is a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15) and fit to be the holder of necessary DOT permits and authority, as promptly as reasonably practicable following the date of this Agreement, and in any event within fifteen (15) Business Days following the date hereof, and to supply (and shall cause their respective Affiliates to supply) as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the Aviation Regulations, (iii) make (and shall cause their respective Affiliates to make) all filings and submissions under the Foreign Direct Investment Laws set forth in Section 6.01(b) of the Company Disclosure Letter with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement, and to supply (and shall cause their respective controlled Affiliates to supply) as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the Foreign Direct Investment Laws, and (iv) promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws, Aviation Regulations (including, for the avoidance of doubt, receipt of the DOT determination referred to in Section 6.01(b) of the Company Disclosure Letter) and Foreign Direct Investment Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case, with competent jurisdiction, and to satisfy the conditions set forth in Article VI, so as to enable the parties to consummate the Transactions as promptly as reasonably practicable (and, in any event, prior to the Outside Date). Without limiting the foregoing, Parent shall promptly take (and shall cause their respective controlled Affiliates to take and, solely with respect to clause (A)(7) below to address specific requests from the Aviation Regulators, shall cause the Equity Commitment Party and, solely for this purpose, (x) any current or future direct or indirect Subsidiaries of the Equity Commitment Party that own or hold, or are contemplated by the Equity Commitment Party to own or hold, any direct or indirect interest in Parent or MergerCo and (y) Parent and its current or future Subsidiaries, to take, with respect to Parent, MergerCo, any entity referred to in the preceding clause (x), and each of their respective current or future Subsidiaries, other than with respect to any other (i.e., other than those referred to in the foregoing clause (x) or (y)) current or future direct or indirect Subsidiaries of the Equity Commitment Party) all actions necessary to secure the expiration or termination of any applicable waiting period or obtain any approvals, consents, registrations, waivers, Permits, authorizations, exemptions, clearances, orders and other confirmations, as applicable, under the HSR Act or any other Antitrust Law, Aviation Regulations (including, for the avoidance of doubt, receipt of the DOT determination referred to in Section 6.01(b) of the Company Disclosure Letter) or any Foreign Direct Investment Law and resolve any objections asserted with respect to the Transactions under any such Law raised by any Governmental Authority, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any Restraint (including the absence of the DOT determination referred to in Section 6.01(b) of the Company Disclosure Letter) that would prevent, prohibit, restrict or delay the consummation of the Transactions (including due to the failure to satisfy the condition set forth in Section 6.01(b)(ii)), including (A) (1) executing settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Authority or with any other Person, (2) selling, divesting or otherwise conveying or holding separate particular assets or categories of assets or businesses of Parent and its Subsidiaries, (3) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company and its Subsidiaries contemporaneously with or subsequent to the Effective Time, (4) terminating existing relationships, contractual rights or obligations of the Company or its Subsidiaries, (5) creating any relationship, contractual right or obligation of the Company or its Subsidiaries, (6) effectuating any other change or restructuring of the Company or its Subsidiaries (and, in each case, entering into agreements or stipulating to the entry of any Judgment by, or filing appropriate applications with, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority under any Antitrust Law, Aviation Regulations or Foreign Direct Investment Law in connection with any of the foregoing and, in the case of actions by or with respect to the Company, by consenting to such action by the Company (including any consents required under this Agreement with respect to such action); provided that any such action shall be conditioned upon the Closing), or (7) taking such actions as may be necessary to (x) ensure that, at the Closing, Parent and MergerCo are, and are controlled by, a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15) of the Federal Aviation Act and as interpreted by DOT and (y) address any other specific requests from the Aviation Regulators in order to obtain the DOT determination referred to in Section 6.01(b) of the Company Disclosure Letter and (B) defending through litigation any claim asserted in court or administrative or other tribunal by any Person (including any Governmental Authority) in order to avoid the entry of, or to have vacated or terminated, any Restraint (including the absence of the DOT determination referred to in Section 6.01(b) of the Company Disclosure Letter) under any Antitrust Law, Aviation Regulations or Foreign Direct Investment Law that would prevent the Closing prior to the Outside Date then in effect (including due to the failure to satisfy the condition set forth in Section 6.01(b)(ii)). Without limiting the foregoing, in no event shall the Company (and the Company shall cause its Subsidiaries and its and their respective Representatives to not) propose, negotiate, effect or agree to any such actions (other than actions otherwise permitted by Section 5.01) without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). No actions taken pursuant to this Section 5.03 shall be considered for purposes of determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur. Parent shall respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any Governmental Authority with respect to the Transactions. Nothing in this Agreement shall require any party to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing. The Company shall not commit (and shall cause its controlled Affiliates not to commit) to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period or review period (including any “pull and refile” of any filing or application) under the HSR Act or any other Laws or enter into a timing agreement with any Governmental Authority under any Laws, without the prior written consent of Parent. Notwithstanding anything to the contrary, except as expressly specified in Section 5.03(d) and Section 5.03(c)(A)(7), Parent shall not be obligated (and nothing in this Section 5.03(c) or otherwise in this Agreement shall be deemed to obligate its Affiliates) to take any action contemplated by this Section 5.03 with respect to Stonepeak Partners LLC and its Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, any of the foregoing (collectively, “Stonepeak”), or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Stonepeak, other than Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries following the Closing), other than the making of filings with or submissions to, the supply of information or documentation to, or communications with, Governmental Authorities in order to obtain any consents, approvals or other clearances required to satisfy the condition to Closing set forth in Section 6.01(b), in each case, to the extent required pursuant to any Antitrust Law, Aviation Regulations or Foreign Direct Investment Laws.
(d) Parent and MergerCo shall not, and Parent shall cause the Equity Commitment Party and (x) any direct or indirect Subsidiary special purpose or pooled capital investment vehicles of the Equity Commitment Party, (y) any direct or indirect Subsidiaries of the Equity Commitment Party that own or hold, or are contemplated by the Equity Commitment Party to own or hold, an interest in Parent and MergerCo and (z) Parent and its Subsidiaries not to, acquire or agree to acquire any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), in each case, with the intention to, or if such action would reasonably be expected to, prevent or materially delay (i) the expiration or termination of any waiting period under the HSR Act or any other Antitrust Laws, Aviation Regulations or Foreign Direct Investment Laws, (ii) obtaining approval of any Governmental Authority under Antitrust Laws, Aviation Regulations or Foreign

Direct Investment Laws or (iii) the receipt of any clearance pursuant to any Antitrust Laws, Aviation Regulations or Foreign Direct Investment Laws to this Agreement or the Transactions or the consummation of the Transactions contemplated hereby, including the receipt of the DOT determination referred to in Section 6.01(b) of the Company Disclosure Letter.
(e) In furtherance and not in limitation of the foregoing, each of the parties shall use (and shall cause their respective controlled Affiliates to use) its reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ, any Aviation Regulators or any other Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before the FTC, the DOJ, any Aviation Regulator or any other Governmental Authority relating to the Transactions or any proceeding initiated by a private Person, (ii) keep the other parties informed in all material respects and on a reasonably timely basis of any material written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ, any Aviation Regulator or any other Governmental Authority (including by promptly sending the other parties a copy of all documents, information, correspondence or other communications) and of any material written or verbal communication received or given in connection with any Proceeding by a private Person, in each case regarding any of the Transactions, (iii) subject to applicable Laws and the Confidentiality Agreement relating to the exchange of information, and to the extent reasonably practicable, promptly consult with the other parties with respect to information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or the FTC, the DOJ, any Aviation Regulator or any other Governmental Authority in connection with the Transactions, other than “4(c) documents” as that term is used in the rules and regulations under the HSR Act, (iv) to the extent permitted by the FTC, the DOJ, any Aviation Regulator or such other applicable Governmental Authority or other Person, promptly give the other parties hereto the opportunity to attend and participate in any substantive meetings and conferences (whether in person, by telephone or otherwise), and (v) as soon as reasonably practicable (and, in any event, prior to the Outside Date) obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, Permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FTC, the DOJ, any Aviation Regulator and any other Governmental Authority. Prior to submitting any material document or any information relating to the Transactions or the parties (whether formally or informally, in draft form or final form) to the FTC, the DOJ, any Aviation Regulator or any other Governmental Authority, a party shall send the other parties such document or information reasonably in advance of such submission, and consider in good faith the views of the other party prior to submitting such document or information to the FTC, the DOJ, any Aviation Regulator or any other Governmental Authority (provided that the parties will not be obligated to share with each other the HSR notification or the documents they include with their notifications under the HSR Act that are responsive to Items 4(c) and 4(d) of the HSR notification). Notwithstanding anything to the contrary in this Section 5.03, any party may, as it deems advisable and necessary, reasonably designate any sensitive information and material provided to the other parties under this Section 5.03 as “outside counsel only” and provide any such information only to outside counsel (of each other party), including on a redacted basis, and directly to the applicable requesting Governmental Authority. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. The parties shall use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.03 so as to preserve any applicable privilege. Notwithstanding anything to the contrary, Parent shall not be required to provide the Company or any of its Representatives with names or details of the limited partners of, or other investors in, the Equity Commitment Party or any of its Affiliates.
(f) In furtherance and not in limitation of the foregoing, each of the parties shall use (and shall cause their respective controlled Affiliates to use) its reasonable best efforts to, as soon as reasonably practicable after the date of this Agreement, cause the Company to submit to DCSA and, to the extent applicable, any other Governmental Authority a notice of the Transactions (the “Security Notification”). The Company will reasonably cooperate with Parent in preparing the Security Notification, and any other submissions to DCSA, and negotiating any arrangement with DCSA as may be necessary for the continuation of all necessary

U.S. government facility security clearances. The parties shall use their reasonable best efforts to submit a change condition package to DCSA in the National Industrial Security System under 32 C.F.R. § 117.8 of the NISPOM as promptly as practicable following the Closing.
(g) Parent shall pay and be responsible for all filing fees incurred in connection with the matters contemplated by this Section 5.03.
SECTION 5.04 Public Announcements. Unless and until an Adverse Recommendation Change has occurred, Parent and the Company shall consult (and shall cause their respective Affiliates to consult) in good faith with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for any matters referred to in Section 5.02. The parties agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto (the “Announcement”). Notwithstanding the foregoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company (a) which is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the Company or the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement, (b) is made in the ordinary course of business and does not contain any material disclosure relating to the signing of this Agreement or the Merger Transactions, (c) to the extent required by applicable Law, regulation or stock exchange rule or listing agreement, (d) related to a Takeover Proposal, Superior Proposal or Adverse Recommendation Change, made in accordance with this Agreement, including Section 5.02. Notwithstanding the foregoing, Parent, MergerCo and their respective Affiliates may (i) without consulting the Company, make communications to, and provide ordinary course communications regarding this Agreement and the Transactions, to the Debt Financing Sources Related Parties and existing or prospective general and limited partners, equity holders, members, managers, agents and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions and (ii) make public statements regarding any Takeover Proposal that has been made public or in response to public statements of any Person recommending or encouraging stockholders of the Company not to vote in favor of the Merger.
SECTION 5.05 Access to Information; Confidentiality. Subject to applicable Law and any applicable Judgment, between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ officers, employees, agents, properties, books, Contracts and records (other than any of the foregoing to the extent relating to the negotiation and execution of this Agreement, or, except as expressly provided in Section 5.02, to any Takeover Proposal or any other transactions potentially competing with or alternative to the Merger Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Board of Directors of the Company or any duly authorized committee thereof regarding any Takeover Proposal or Adverse Recommendation Change) and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its and its Subsidiaries’ business, personnel, assets, liabilities and properties as Parent may reasonably request (other than any information that the Company determines in its reasonable judgment relates to the negotiation and execution of this Agreement, or, except as expressly provided in Section 5.02, to any Takeover Proposal or any other transactions potentially competing with or alternative to the Merger Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Board of Directors of the Company or any duly authorized committee thereof regarding any Takeover Proposal or Adverse Recommendation Change); provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would (i) violate applicable Law, an applicable Judgment, or a Contract or obligation of confidentiality owing to a third party in Contracts in effect as of the date of this Agreement or (ii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege; provided that, in the case of the foregoing clauses (i) and (ii), the Company shall, and shall cause its Affiliates to, use reasonable best efforts to find a suitable alternative to disclose information in such a way that such disclosure does not cause loss or waiver of such privilege or violate any Law or Judgment, as applicable. All requests for information made pursuant to this Section 5.05 shall be directed to the executive officer or other Person designated by the Company. Until the Effective Time, all information provided will be subject to the terms of the letter agreement dated as of July 3, 2024, by and among the Company and the Affiliates of the Equity Commitment Parties party thereto (the “Confidentiality Agreement”).
SECTION 5.06 Indemnification and Insurance.
(a) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permissible by applicable Law, (i) indemnify and hold harmless each current or former director or officer of the Company or its Subsidiaries and each other Person who at the Effective Time is, or at any time prior to the Effective Time was, indemnified or entitled to be indemnified by the Company or its Subsidiaries pursuant to the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and such Person (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel but subject to receipt from the Indemnitee to whom such expenses are advanced of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law by a court of competent jurisdiction in a final, nonappealable judgment that such Indemnitee is not entitled to indemnification) in connection with any Proceeding (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a director, officer, employee or agent of, or in a similar capacity for, the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of, or in a similar capacity for, the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a representative of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Proceeding relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or expense advancement right of any Indemnitee) and (ii) assume in the Merger without any further action all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or its Subsidiaries and any Indemnitee as set forth on Section 5.06(a) of the Company Disclosure Letter.
(b) Without limiting the foregoing, for a period of six (6) years from and after the Effective Time, to the extent permitted by applicable Law, (i) Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation, and the Surviving Corporation shall cause the organizational documents of its Subsidiaries, to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities, indemnification and exculpation, in each case, of directors, officers, employees or agents than are set forth as of the date of this Agreement in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement and (ii) to the fullest extent the Company would have been permitted by applicable Law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.06 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.06), subject to receipt from the Indemnitee to whom such expenses are advanced of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law by a court of competent jurisdiction in a final, nonappealable judgment that such Indemnitee is not entitled to indemnification.
(c) In the event any Proceeding is brought against any Indemnitee and in which indemnification could be sought by such Indemnitee in any threatened or actual Proceeding relating to any acts or omissions covered under this Section 5.06 (each, a “Covered Claim”), (i) the Surviving Corporation shall have the right, but not the obligation, to control the defense thereof after the Effective Time, (ii) none of Parent, the Surviving Corporation or any of its Subsidiaries shall settle, compromise or consent to the entry of any judgment in any such Covered Claim, unless such settlement, compromise or consent relates only to monetary damages or includes an unconditional release of such Indemnitee from all liability arising out of such Covered Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent, (iii) none of Parent, the Surviving Corporation or any of its Subsidiaries shall be liable for any settlement effected without Parent’s or the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (iv) each of the Surviving Corporation, its Subsidiaries and the Indemnitees shall cooperate in the defense of any Covered Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, (v) none of Parent, the Surviving Corporation or any of its Subsidiaries shall have any obligation hereunder to any Indemnitee to the extent that a court of competent jurisdiction shall determine in a final and non-appealable judgment that such Indemnitee is not entitled to indemnification, in which case the Indemnitee shall promptly refund to Parent or the Surviving Corporation the amount of all such expenses theretofore advanced pursuant hereto and (vi) none of Parent, the Surviving Corporation or any of its Subsidiaries shall be obligated to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnitees) for all Indemnitees in any jurisdiction with respect to any single legal action, except to the extent that, on the advice of any such Indemnitee’s counsel, two (2) or more of such Indemnitees shall have conflicting interests in the outcome of such action. At its own expense, an Indemnitee may, but will not be obligated to, employ separate counsel and participate in the defense of any Proceeding involving such Indemnitee and so controlled by the Surviving Corporation; provided that if (i) the named parties to any such Proceeding include the Surviving Corporation and such Indemnitee and such Indemnitee is advised by its own counsel that there are legal defenses available to it that are different from or additional to those available to the Surviving Corporation or any other Indemnitee that is party thereto, (ii) a conflict of interest exists between such Indemnitee and the Surviving Corporation or (iii) the Surviving Corporation and such Indemnitee shall have mutually agreed in writing to the retention of such counsel for such Indemnitee, then in each such case such Indemnitee will be entitled to obtain its own separate counsel and the Surviving Corporation shall pay the reasonable and documented fees and expenses of such counsel.
(d) Prior to the Effective Time, the Company shall purchase and bind a six (6)-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions (the “D&O Tail Policy”), or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The D&O Tail Policy shall provide by its terms that it will survive the Merger for not less than six (6) years for the benefit of the Company, its Subsidiaries, and the Company’s and any of its Subsidiary’s past and present directors and/or officers that are insured under the Company’s current directors’ and officers’ liability insurance policy in effect as of the date hereof. The Surviving Corporation shall maintain the D&O Tail Policy in full force and effect and continue to honor the obligations thereunder for a period of six (6) years after the Effective Time or, if such policies are terminated or canceled, obtain (subject to the limitations set forth in the next sentence) an alternative D&O Tail Policy on substantially similar terms as set forth in this Section 5.06(d). Neither the Company nor the Surviving Corporation shall be required to pay a premium for the D&O Tail Policy in excess of 300% (the “Maximum Amount”) of the last annual premium paid prior to the date of this Agreement (it being understood and agreed that in the event the cost of such D&O Tail Policy exceeds the Maximum Amount, in the aggregate, the Company shall remain obligated to provide, and the Surviving Corporation shall be obligated to obtain as much comparable insurance as possible for a premium equal to the Maximum Amount). The Company and Indemnitees may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such D&O Tail Policy. Parent shall upon written request furnish a copy of such insurance policy to each beneficiary of such policy.
(e) From and after the Effective Time, the provisions of this Section 5.06 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement or contribution that any such individual may have under the Company Charter Documents, under the organizational documents of such Subsidiaries or under Contract, in each case, as in effect on the date of this Agreement. From and after the Effective Time, the obligations of Parent and the Surviving Corporation under this Section 5.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.06 applies unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.06 applies shall be third-party beneficiaries of this Section 5.06 from and after the Effective Time).
(f) In the event that (i) Parent, the Surviving Corporation or any of their respective successors or assigns (A)consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.06.
(g) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.06 is not prior to or in substitution for any such claims under such policies.
SECTION 5.07 Employee Matters.
(a) For the period beginning at the Closing Date and ending on the date which is twelve (12) months following the Closing Date (such period, the “Comparability Period”), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide to each Person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”) (i) a base salary or wage rate and target short-term incentive compensation (excluding retention or change in control and equity or equity-based compensation opportunities) that are no less favorable, in each case, than those in effect immediately prior to the Effective Time, (ii) severance benefits that are no less favorable than those that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect immediately prior to the Effective Time or as otherwise set forth in Section 5.07 of the Company Disclosure Letter, subject to execution by the Continuing Employee of a general release of claims consistent with the Company’s standard form, and (iii) employee benefit plans and arrangements (including retirement and welfare benefits but excluding any severance benefits, retiree welfare benefits, nonqualified deferred compensation, retention, change in control and defined benefit pension plans) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time.
(b) With respect to all employee benefit plans of Parent, the Surviving Corporation and their respective Subsidiaries in which Continuing Employees are eligible to participate from and after the Effective Time (the “Parent Benefit Plan”), including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time off and severance plans, but excluding any plans providing for defined benefit pension or retiree welfare benefits unless otherwise required by the applicable Collective Bargaining Agreement), for purposes of determining eligibility to participate, level of benefits (solely for purposes of vacation, paid time off and severance plans), vesting and benefit accruals, Parent shall, or will cause the Surviving Corporation and their respective Subsidiaries to, use reasonable best efforts to cause each such Parent Benefit Plan to recognize each Continuing Employee’s service with the Company or its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) as service with Parent, the Surviving Corporation or any of their respective Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.
(c) Without limiting the generality of Section 5.07(a), Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use reasonable best efforts to cause insurance carriers to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use reasonable best efforts to cause to be recognized the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.
(d) With respect to the Company’s short-term incentive compensation plans for the performance period during which the Closing occurs, Parent shall (or shall cause its Affiliate, including the Surviving Corporation and its Subsidiaries, to) honor such plans and pay out such short-term incentive compensation earned based on the achievement of the performance criteria established by the Company with respect thereto. Such short-term incentive compensation payments shall be made after the end of the applicable performance period consistent with past practice.
(e) Notwithstanding anything herein to the contrary, the provisions of this Section 5.07 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.07 is intended to, or shall constitute the establishment or adoption of, or an amendment to, any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof.
SECTION 5.08 Notification of Certain Matters; Stockholder Litigation.
(a) The Company shall promptly notify Parent of any Proceeding brought by stockholders of the Company or any other Person against the Company, any of its Subsidiaries or any of its or their respective directors or officers or its or its Subsidiaries’ Representatives arising out of or relating to this Agreement or the Transactions (other than any such matters brought by Parent or any of its Affiliates, the “Transaction Litigation”), and shall keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, the Company shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation against the Company, any of its Subsidiaries or its or their respective directors or officers relating to this Agreement or the Transactions (including by allowing for advanced review and comment on all filings or responses to be made in connection therewith), and the Company will in good faith give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not consent to the entry of any Judgment, settle, compromise or agree to settle or compromise any Transaction Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).
(b) Prior to the Effective Time, Parent shall give prompt (and in any event, within two (2) Business Days) notice to the Company, and the Company shall give prompt (and in any event, within two (2) Business Days) notice to Parent, of any Event that, individually or in the aggregate, (i) has had or would reasonably be expected to result in any Material Adverse Effect or Parent Material Adverse Effect, as applicable, or (ii) is reasonably likely to result in the failure of any of conditions set forth in Article VI to be satisfied; provided that no such notification (or failure to provide such notification) shall (1) affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder, (2) cure any breach of, or noncompliance with, any other provision of this Agreement or (3) limit the remedies available to the party receiving such notice; provided, further, that no failure to provide any such notification shall be treated as a breach of any covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).
SECTION 5.09  MergerCo Activities. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VII, MergerCo shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement.
SECTION 5.10 Parent Stockholder Consent. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of MergerCo, will execute and deliver to MergerCo and the Company a written consent adopting this Agreement in accordance with the DGCL.
SECTION 5.11 Stock Exchange De-listing. Prior to the Effective Time, Parent and the Company shall cooperate and, prior to the Closing, the Company shall use its reasonable best efforts to take, or cause to be taken, and do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and the rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.
SECTION 5.12 Preparation of the Proxy Statement; Stockholders’ Meeting.
(a) As promptly as reasonably practicable after the execution of this Agreement and subject to applicable Law, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC; provided that the Company shall not be required to file any Proxy Statement with the SEC prior to the No-Shop Period Start Date (or, if any Persons remain Excluded Parties on the No-Shop Period Start Date, until the Cut-Off Date with respect to the last such Person). Subject to Section 5.02, the Company shall include the Company Board Recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent, MergerCo and their respective Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC as may be reasonably requested by the Company from time to time. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on the Proxy Statement (or any amendment or supplement thereto) prior to the filing thereof with the SEC and shall consider in good faith any reasonable comments or revisions made by Parent and its counsel thereon. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company shall notify Parent, and promptly prepare and file such Other Required Company Filing with the SEC. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on any Other Required Company Filing (or any amendment or supplement thereto) prior to the filing thereof with the SEC and shall consider in good faith any reasonable comments or revisions made by Parent and its counsel thereon; provided that the foregoing shall not apply to any Other Required Company Filing (or any amendment or supplement thereto) (i) related to a Takeover Proposal, Superior Proposal or Adverse Recommendation Change, in each case, made in accordance with this Agreement, including Section 5.02, or (ii) with respect to any disputes between or among the parties hereto relating to this Agreement, the Merger or the other Transactions contemplated hereby. If Parent, MergerCo or any of their respective Affiliates are required to file any document with the SEC in connection with the Merger or the Company Stockholders’ Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent shall promptly notify the Company, and Parent and MergerCo shall, and shall cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and MergerCo shall cause, and shall cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Parent and MergerCo shall, and shall cause their controlled Affiliates to, provide the Company and its counsel reasonable opportunity to review and comment on any Other Required Parent Filing (or any amendment or supplement thereto) prior to the filing thereof with the SEC, and shall consider in good faith any reasonable comments or revisions made by the Company and its counsel thereon.
(b) If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent, MergerCo or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or MergerCo, on the other hand, that should (in the good faith judgment of the Company, on the one hand, or Parent or MergerCo, on the other hand) be set forth in an amendment or supplement to the Proxy Statement any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party hereto that discovers such information will promptly notify the other, and the Company, Parent or MergerCo, as applicable, shall correct such information provided by it for use in the Proxy Statement or any Other Required Company Filing or any Other Required Parent Filing, as applicable, and, as promptly as reasonably practicable, the Company shall prepare and file an appropriate amendment or supplement to such filing describing such information with the SEC and, to the extent required by applicable Law or the SEC or its staff, disseminated to the stockholders of the Company. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the holders of the Company Common Stock as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the holders of the Company Common Stock, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on and to propose revisions to such document or response, which the Company shall consider in good faith. Notwithstanding any provision of this Section 5.12, Parent, MergerCo and their respective Representatives shall have no responsibility for providing or obligation to provide or notify the Company or its Representatives of, and shall have no responsibility for proposing or obligation to propose for inclusion in the Proxy Statement or any amendment or supplement thereto, any information or matters known to the Company or its directors or officers.
(c) Subject to applicable Law and Judgments, the Company will cause the Proxy Statement to be disseminated to the holders of the Company Common Stock as promptly as reasonably practicable (and in any event within five (5) Business Days) following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
(d) Notwithstanding any Adverse Recommendation Change but subject to Section 5.12(a)-(c) and applicable Law and to the extent not prohibited by any Judgment, following consultation in good faith with Parent, the Company shall take all necessary actions in accordance with applicable Law, the Company Charter Documents and the rules of NASDAQ to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval as promptly as practicable following receipt of confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement. The record date for the Company Stockholders’ Meeting shall be selected after reasonable consultation with Parent and the meeting date shall be no later than sixty (60) calendar days after the dissemination of the Proxy Statement to the holders of the Company Common Stock in accordance with Section 5.12(c) (or if such day is not a Business Day, the next succeeding Business Day). Once established, the Company shall not change the record date or the meeting date for the Company Stockholders’ Meeting, or adjourn, recess or postpone the Company Stockholders’ Meeting, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary contained in this Agreement, the Company may, after consultation with Parent, and shall, at the reasonable prior written request of Parent in the case of clause (iii) or (iv) below, adjourn, recess or postpone the Company Stockholders’ Meeting (i) if any information relating to the Company, Parent or any of their respective controlled Affiliates, officers or directors has been discovered by the Company or Parent, and the Company’s Board of Directors has determined in good faith after consultation with, and taking into account the advice of, its outside legal counsel that such information is required under applicable Law to be set forth in an amendment or supplement to the Proxy Statement, such that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances in which they were made, not false or misleading, to allow reasonable additional time to correct such information and file an appropriate amendment or supplement describing such information with the SEC and for the filing or mailing of any supplement or amendment to the Proxy Statement and for such supplement or amendment to be disseminated and reviewed by the stockholders of the Company in advance of the Company Stockholders’ Meeting, (ii) to the extent the Company’s Board of Directors has determined in good faith after consultation with, and taking into account the advice of, its outside legal counsel, that it is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law (including, for clarity, fiduciary duties), Judgment or a request from the SEC or its staff, (iii) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or (iv) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval (including at the request of Parent in connection with the foregoing); provided that, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company Stockholders’ Meeting will not be postponed or adjourned (x) by more than ten (10) days at a time, or (y) in the case of the foregoing clause (iii) or (iv), by more than an aggregate of thirty (30) days after the date on which the Company Stockholders’ Meeting was (or was required to be) originally scheduled.
(e) The Company shall solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement in accordance with the DGCL and, unless the Board of Directors of the Company has effected an Adverse Recommendation Change in accordance with Section 5.02, the Company shall use its reasonable best efforts to secure the Company Stockholder Approval at the Company Stockholders’ Meeting and shall include the Company Board Recommendation in the Proxy Statement. The Company shall keep Parent reasonably informed on a reasonably current basis, and promptly upon Parent’s written request, of the status of its efforts to solicit such approval. Unless this Agreement is earlier validly terminated pursuant to Article VII, but subject to the last sentence of Section 5.12(d), the Company shall take all action required under the DGCL, the Company Charter Documents and the applicable requirements of the NASDAQ necessary to establish a record date for, duly call, give notice of, convene and hold the Company Stockholders’ Meeting for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL, whether or not the Board of Directors of the Company at any time subsequent to the date of the Agreement shall have effected an Adverse Recommendation Change or otherwise shall have determined that this Agreement is no longer advisable. Without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), the approval of the Merger shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company stockholders in connection with this Agreement or the approval of the Merger) that the Company shall propose to be acted on by the stockholders of the Company Stockholders’ Meeting.
(f) Nothing in this Section 5.12 shall be deemed to prevent the Company or the Board of Directors of the Company or any duly authorized committee thereof from taking any action to the extent they are expressly permitted or required to take under, and in compliance with, Section 5.02.
SECTION 5.13 Financing.
(a) Prior to the Closing Date, the Company and its Subsidiaries shall use reasonable best efforts to provide, and shall use reasonable best efforts to cause their Representatives to provide, to Parent and MergerCo, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise reasonably requested by Parent or the Debt Financing Sources in connection with the financings contemplated by the Debt Commitment Letter and an offering or private placement of debt securities pursuant to Rule 144A under the Securities Act, in each case, that is necessary and customary for financings of the type contemplated by the Debt Commitment Letter and an offering or private placement of debt securities pursuant to Rule 144A under the Securities Act, including using reasonable best efforts to:
(i) as promptly as reasonably practicable (A) furnish Parent with (x) the Required Financial Information, any updates to any Required Financial Information as may be necessary for such Required Financial Information to remain Compliant and (y) such other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent such information is customarily included in marketing materials or offering documents for financings similar to the financings contemplated by the Debt Commitment Letter and (B) inform Parent if the chief executive officer, chief financial officer, treasurer, controller or comparable officer of the Company or any member of the audit committee of the Board of Directors of the Company shall have knowledge of any facts as a result of which a restatement of any financial statements (or portion thereof) comprising a portion of the Required Financial Information is reasonably likely or under consideration in order for such financial statements (or portion thereof) to comply with GAAP;
(ii) reasonably cooperate with the due diligence of any Debt Financing Source;
(iii) assist in preparation for and participate in marketing efforts for the Debt Financing (including causing certain appropriate members of management (with appropriate seniority and expertise) and Representatives of the Company and its Subsidiaries to participate in a reasonable number of meetings and calls (that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing)), presentations, due diligence sessions and sessions with rating agencies and accounting due diligence session, drafting sessions and roadshows, in each case, upon reasonable advance notice from, and as reasonably requested by, Parent and at reasonable times and locations (which may be virtual) to be mutually agreed, and assisting Parent in obtaining ratings in connection with the Debt Financing;
(iv) assist Parent, MergerCo and the Debt Financing Sources with the timely preparation of (A) materials for rating agency presentations and (B) bank information memoranda, lender presentations, rating agency presentations and similar documents customary or reasonably required for use in connection with the Debt Financing and investor presentations, offering documents and prospectuses, including reviewing and commenting on Parent’s draft of a business description and MD&A to be included in marketing materials or offering documents;
(v) execute and deliver as of (but not prior to) the Closing any guarantee, pledge and security documents, mortgages, supplemental indentures, currency or interest rate hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Sources, certificates of the chief financial officer (or other executive officer) of the Company with respect to solvency matters in the form set forth as an exhibit to the Debt Commitment Letter and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing (including the delivery of all original stock certificates and related powers, any original promissory notes and related powers, or other certificates intended to constitute collateral as contemplated by the Debt Commitment Letter) (it being understood (A) that such documents will not take effect prior to the Effective Time, (B) none of the foregoing documents or certificates shall be executed and/or delivered except in connection with the Closing and (C) no director, officer or employee of the Company or any of its Subsidiaries shall be required to execute or deliver any such document or instrument except in his or her capacity as a director, officer or employee at or following the Closing);
(vi) provide customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors, subject to customary confidentiality provisions (which may include customary “click through” confidentiality arrangements or other confidentiality arrangements customary for syndication and arrangement procedures), and containing a customary representation to the Debt Financing Sources that the public side versions of such documents do not include material non-public information about the Company or its Subsidiaries or their securities and as to the accuracy of the factual information about the Company and its Subsidiaries contained in the disclosure and marketing materials related to the Debt Financing;
(vii) promptly and in any event at least four (4) Business Days prior to the Closing Date, provide Parent and Debt Financing Sources with all documentation and other information about the Company Group that is required in connection with Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230), in each case to the extent reasonably requested in writing at least nine (9) days in advance of the Closing; provided that, it is understood and agreed that the delivery of any such documentation and other information shall not be subject to any “reasonable best efforts” qualifier contained in this clause (a);
(viii) reasonably assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent required by SEC rules and regulations or customary or reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or offering documents or of the type customarily provided in any Debt Financing contemplated by the Debt Commitment Letter and an offering or private placement of debt securities pursuant to Rule 144A under the Securities Act; provided that, for the avoidance of doubt, the Company and its Subsidiaries will not be required to actually (A) prepare any such pro forma financial statements, (B) prepare projections or other forward-looking information covering any period after the Closing or (C) provide any information relating to (1) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and/or any fees and expenses relating to the incurrence of such debt or equity financing, (2) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or (3) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent; and
(ix) request and facilitate its independent auditors to (A) provide, consistent with customary practice, (x) reasonable assistance to Parent, including in connection with Parent’s preparation of pro forma financial statements and information, and (y) customary auditors consents (including consents of accountants for use of their reports in any material relating to the Debt Financing) and reports and to provide customary “comfort letters” (including customary “negative assurance” comfort, including with respect to the pro forma financial statements, and change period comfort) with respect to financial information relating to the Company and its Subsidiaries included in any offering memorandum used in connection with the Debt Financing (and to provide customary representations to such independent auditors in connection with the foregoing) and (B) attend a reasonable number of accounting due diligence sessions and drafting sessions upon reasonable prior notice.
(b) The Company and its Subsidiaries hereby consent to the reasonable and customary use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company’s Subsidiaries.
(c) All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 5.13 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and MergerCo shall be permitted to disclose such information to the financing sources, other potential sources of capital, rating agencies and prospective lenders (or investors) during syndication of the Debt Financing or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities); provided, that, notwithstanding the foregoing, Parent and MergerCo may disclose such information in an offering memorandum and other marketing materials related to the Debt Financing.
(d) Notwithstanding anything in this Section 5.13 to the contrary, nothing in Section 5.13(a) shall require any such cooperation or assistance to the extent that it could result in the Company or any of its Subsidiaries being required to:
(i) pledge any assets as collateral that is not contingent upon the Closing or that would be effective prior to the Effective Time;
(ii) agree to pay any fee, bear any cost or expense, incur any other liability or give any indemnities to any third party or otherwise commit to take any similar action in connection with the Debt Financing prior to the Closing, in each case, that has not been or will not be reimbursed or indemnified by Parent or MergerCo or, if required by the Company, advanced by Parent or MergerCo;
(iii) take any actions to the extent such actions would (A) unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries, (B) subject any director, manager, officer or employee of the Company or any of its Affiliates to any actual or potential personal liability, (C) conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the organizational documents of the Company or any of its Subsidiaries, any applicable Law or Judgment or any material Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound; provided that the Company and its Subsidiaries shall use reasonable best efforts to find a suitable alternative to take such actions in such a way that does not violate or otherwise breach or result in a default under any such obligations, (D) require any such entity to change any fiscal period or (E) cause (x) any closing condition set forth in Article VI of this Agreement to fail to be satisfied or (y) any other breach of this Agreement;
(iv) waive or amend any terms of this Agreement or any other material Contract to which the Company or its Subsidiaries is party;
(v) commit to take any action under any certificate, document or instrument or enter into any definitive agreement that is not contingent upon the Closing (other than representation letters and authorization letters referred to above and documentation referred to in Section 5.13(a)(vii) above);

(vi) provide access to or disclose information that the Company determines, in its reasonable judgment, would jeopardize any attorney-client privilege of, or conflict with any confidentiality requirements owing to a third party applicable to, the Company or its Affiliates; provided that the Company shall, and shall cause its Affiliates to, use reasonable best efforts to find a suitable alternative to disclose information in such a way that such disclosure does not cause loss or waiver of such privilege or violate any such confidentiality obligations as applicable;
(vii) cause any director, manager or equivalent, or any officer or employee of the Company or any its Subsidiaries to pass resolutions to approve the Debt Financing or authorize the creation of any agreements, documents or actions in connection therewith, or to execute or deliver any certificate in connection with the Debt Financing (other than any director, manager or equivalent, or officer or employee of the Company or any its Subsidiaries who will continue in such a position following the Closing and the passing of such resolutions), or to take any action that is not contingent on the Closing or would be effective prior to the Closing (other than representation letters and authorization letters referred to above and documentation referred to in Section 5.13(a)(vii) above);
(viii) make any certification or representation that the Company or such Subsidiary does not reasonably believe to be accurate; or
(ix) deliver any legal opinion.
In addition, no amendment or modification to the Debt Commitment Letter after the date hereof shall expand the extent of cooperation required by the Company and its Subsidiaries pursuant to this Section 5.13.
(e) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries and their respective Representatives in connection with the Financing, including the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 5.13 (other than any costs or expenses that would have been incurred by the Company or its Subsidiaries in ordinary course of business regardless of the transactions contemplated hereby (including the preparation and/or delivery of financial information customarily prepared by the Company or its Subsidiaries)), and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with their cooperation in the arrangement of the Financing and/or the provision of any information used in connection therewith (other than factual information provided by or on behalf of the Company or its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, its Subsidiaries or their Representatives. The foregoing obligations in this clause (e) shall survive the termination of this Agreement.
(f) Each of Parent and MergerCo shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing in an amount required to satisfy the Financing Uses on the terms and subject only to the conditions (including the “market flex” provisions) set forth in the Commitment Letters (or, other than with respect to amount and conditionality, on terms that are otherwise acceptable to Parent, MergerCo and the providers of the applicable Financing in their sole discretion), including using reasonable best efforts to: (i) maintain in effect and comply with the Commitment Letters; (ii) negotiate and enter into definitive agreements no later than the Closing Date with respect to the Debt Financing on the terms and subject only to the conditions (including the “market flex” provisions) set forth in the Debt Commitment Letter (or, other than with respect to amount and conditionality, on terms that are otherwise acceptable to Parent, MergerCo and the providers of the applicable Financing in their sole discretion); (iii) satisfy on a timely basis (taking into account the expected timing of the Closing) all conditions to the funding or investing of the Financing required to satisfy the Financing Uses applicable to Parent in the Commitment Letters and the definitive agreements related thereto that are within their control; and (iv) enforce its rights under the Commitment Letters and the definitive agreements relating to the Financing. Parent and MergerCo shall not, without the prior written consent of the Company, agree to or permit any termination of or amendment or modification to be made to, or grant any waiver of any provision under, the Commitment Letters if such termination, amendment, modification or waiver would (A) reduce or have the effect of reducing the aggregate amount of the Financing below the amount necessary to satisfy the Financing Uses (including by increasing the amount of fees to be paid or original issue discount), (B) impose new or additional conditions precedent to the availability of the Financing or otherwise adversely expand, amend or modify any of the conditions to the Financing, or otherwise expand, amend or modify any other provision of the Commitment Letters in a manner that would reasonably be expected to materially delay or prevent the funding of the Financing in an amount required to satisfy the Financing Uses on the Closing Date; or (C) materially and adversely impact the ability of Parent or MergerCo, as applicable, to enforce its rights against other parties to the Commitment Letters; provided that Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, managers, agents or other entities who had not executed the Debt Commitment Letter as of the date of this Agreement, to reallocate commitments or assign or reassign titles or roles to, or between or among, any entities party thereto in connection therewith or to give effect to any “market flex” provisions in the fee letters referred to in Section 4.05(b). Parent shall promptly deliver to the Company copies of any amendment, modification or waiver to or under any Commitment Letter (which may be redacted in a manner consistent with the redactions permitted by Section 4.05(b)). Parent and MergerCo will fully pay, or cause to be paid, all commitment and other fees under or arising pursuant to the Debt Commitment Letter that are due and payable prior to the effective date as and when they become due and payable.
(g) Upon the reasonable request of the Company, Parent shall keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies of the material definitive documents for the Debt Financing. Parent shall give the Company prompt notice of, and keep the Company informed on a current basis and in reasonable detail of (i) any material breach or default or termination or cancellation or repudiation by any party to any of the Commitment Letters or definitive documents related to the Financing of which Parent or MergerCo becomes aware, (ii) the receipt of any written notice or other written communication from any financing source with respect to any (A) actual material breach or default or termination or repudiation by any party to any of the Commitment Letters or any definitive document related to the Financing of any material provisions of the Commitment Letters or any definitive document related to the Financing or (B) material dispute or disagreement between or among any parties to any of the Commitment Letters or any definitive document related to the Financing, in each case, that would reasonably be expected to prevent or materially delay the funding of the Financing in an amount required to satisfy the Financing Uses on the Closing Date, (iii) the receipt of any written notice or other written communication on the basis of which Parent expects that a party to the Debt Financing will fail to fund the Debt Financing or is reducing the amount of the Debt Financing below the amount necessary to satisfy the Financing Uses; and (iv) to the extent known by Parent, the occurrence of an event or development that would reasonably be expected to materially and adversely impact the ability of Parent or MergerCo to obtain all or any portion of the Financing in an amount required to satisfy the Financing Uses. Parent and MergerCo shall promptly provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. If any portion of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing) becomes unavailable or Parent becomes aware of any event or circumstance that would reasonably be expected to make any portion of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing) unavailable, in each case, on the terms and conditions (including any applicable “market flex” provisions) contemplated by the Debt Commitment Letter, each of Parent and MergerCo shall use its reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources (such financing, the “Alternative Financing”) (1) in an amount sufficient to satisfy the Financing Uses (after taking into consideration the portion of the Debt Financing that is and remains available and the amount of the Equity Financing), (2) with terms and conditions (including “market flex” provisions) not less favorable to Parent and MergerCo (or their respective Affiliates) than the terms and conditions (including the “market flex” provisions) set forth in the Debt Commitment Letter, (3) which do not impose new or additional conditions precedent or expand upon the conditions precedent to the Debt Financing set forth in the Debt Commitment Letter (provided that, in no case shall Parent or MergerCo be required to pay any fees or agree to pay any interest rate amounts or original issue discounts, in either case, in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (including the “market flex” provisions)) and (4) which would not reasonably be expected to materially delay or prevent the funding of the Financing (or the satisfaction of the conditions to the Financing) on the Closing Date, as promptly as reasonably practicable following the occurrence of such event; provided that the failure to obtain Alternative Financing shall not relieve Parent or MergerCo of any obligation hereunder. Parent shall deliver to the Company true, complete and correct copies of the new executed commitment letter (including all related exhibits, schedules, annexes, supplements and terms sheets thereto, and including any related fee letter) that provided for such Alternative Financing (which fee letter may be redacted in a manner consistent with the redactions permitted by Section 4.05(b)). For purposes of this Agreement (other than with respect to representation in this Agreement made by Parent or MergerCo as of the date of this Agreement), references to (x) the “Financing” and “Debt Financing” shall include any such Alternative Financing and (y) the “Debt Commitment Letter” and “Commitment Letters” shall include such documents with respect to any such Alternative Financing.
(h) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.13 will require, and in no event will the reasonable best efforts of Parent or MergerCo be deemed or construed to require, either Parent or MergerCo to (i) share any information with the Company if doing so would waive attorney client or other similar legal privilege (provided that Parent shall use reasonable best efforts to provide such information in a manner that would not jeopardize such privilege), or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.
SECTION 5.14 The Indentures.
(a) Parent or MergerCo will be permitted, at their option and expense, to commence and conduct, in accordance with the terms of either Indenture, one or more tender offers and (if it so elects) to conduct a consent solicitation with respect to the outstanding 2029 Convertible Notes and/or 2028 Senior Notes (any such offer to purchase, together with any such consent solicitation, a “Debt Offer”). If Parent or MergerCo elect to conduct a Debt Offer, Parent shall provide the Company with substantially complete drafts of the necessary offer to purchase, letter of transmittal, supplemental indenture or other related documents in connection with such Debt Offer (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of commencing the applicable Debt Offer to allow the Company and its counsel to review and comment on the Debt Offer Documents, and Parent shall give reasonable and good faith consideration to any comments made by the Company and its counsel; provided, that any offer to purchase and/or consent solicitation statement shall be provided to the Company no later than two (2) full Business Days prior to commencement of the applicable Debt Offer. Parent shall reasonably consult with the Company regarding the timing and commencement of any Debt Offer and any relevant tender or consent deadlines. The closing (or, if applicable, effectiveness) of any Debt Offer shall be expressly conditioned on the consummation of the Merger (which condition shall not be waivable by Parent and/or MergerCo) and the acceptance for purchase by Parent or MergerCo, as applicable, of any and all validly tendered and not validly withdrawn 2029 Convertible Notes and/or 2028 Senior Notes by the holders thereof in such Debt Offer. The Company shall reasonably cooperate with Parent and MergerCo to cause any such Debt Offer to close concurrently with the consummation of the Merger. If Parent and/or MergerCo elect to conduct a Debt Offer, (i) the Debt Offer shall be conducted in compliance with the applicable Indenture and applicable Law, including all SEC rules and regulations, and (ii) the Company shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with any Debt Offer, at the sole expense of Parent. For the avoidance of doubt, (A) the consummation of a Debt Offer shall not be a condition to Closing and (B) neither the Company nor any of its directors, officers, employees or affiliates shall be obligated to make any recommendation with respect to any Debt Offer.
(b) Subject to the receipt of any requisite consents as part of any Debt Offer including a consent solicitation, the Company shall execute a supplemental indenture to the applicable Indenture in accordance with such Indenture, amending the terms and provisions of such Indenture as described in the Debt Offer Documents as reasonably requested by Parent or MergerCo, which supplemental indenture shall become operative no earlier than the consummation of such Debt Offer, and shall use reasonable best efforts to cause the trustee under the applicable Indenture to enter into such supplemental indenture prior to or substantially simultaneously with the Closing; provided, however, that in no event shall the Company or any of its officers, directors or other Representatives have any obligation to authorize, adopt or execute any amendments or other agreement that is not permitted under the applicable Indenture or applicable Law or would become operative prior to the Closing Date or the time of acceptance for purchase of the 2029 Convertible Notes and/or 2028 Senior Notes by Parent or MergerCo. The Company shall, and shall use its reasonable best efforts to cause its Representatives to, provide all cooperation reasonably requested by Parent in connection with the execution of the supplemental indentures referred to in the immediately preceding sentence, at the sole expense of Parent. If reasonably requested by Parent, the Company shall use reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the transactions contemplated by this Section 5.14 to the extent such legal opinion relates to the Company and is required to be delivered prior to the Closing Date under the applicable Indenture or otherwise in connection with the applicable Debt Offer; provided, that in no case shall the Company be required to cause its legal counsel to provide a customary “10b-5” letter. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion with respect to a Debt Offer that in the opinion of the Company or its legal counsel does not comply with applicable Laws or the applicable Indenture, or an opinion with respect to financing by Parent or MergerCo.
(c) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or its Subsidiaries and its respective Representatives in connection with any Debt Offer or any redemption or prepayment pursuant to Section 5.14(e) (other than any costs or expenses that would have been incurred by the Company or its Subsidiaries in the ordinary course of business regardless of the transactions contemplated hereby, and shall indemnify and hold harmless the Company and its Subsidiaries and its respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with their cooperation in the Debt Offer, redemption or prepayment and the provision of any information used in connection therewith (other than information provided by or on behalf of the Company or its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, its Subsidiaries or their Representatives.
(d) Prior to the Effective Time, the Company shall take all actions required by the 2029 Convertible Notes Indenture to be performed by the Company as a result of the execution and delivery of this Agreement and the consummation of the Transactions, including the giving of any notices that may be required in connection with the 2029 Convertible Notes and the delivery to the trustee under the 2029 Convertible Notes Indenture of any certificates, opinions, documents or instruments required to be delivered to the trustee under the 2029 Convertible Notes Indenture, in each case, in connection with the Transactions or otherwise required pursuant to the terms of the 2029 Convertible Notes Indenture. In furtherance of the foregoing, the Company shall cooperate with Parent to (i) execute and deliver to the trustee under the 2029 Convertible Notes Indenture a supplemental indenture to the 2029 Convertible Notes Indenture, as and to the extent required by the 2029 Convertible Notes Indenture, including to provide that on and after the Effective Time, each holder of 2029 Convertible Notes shall have the right to convert such 2029 Convertible Notes into the Merger Consideration in accordance with, and subject to, the provisions of the 2029 Convertible Notes Indenture governing the conversion of the 2029 Convertible Notes (including any applicable increase in the “Conversion Rate” thereunder for conversions made in connection with the Transactions), and (ii) cause to be executed and delivered to the trustee under the 2029 Convertible Notes Indenture an “Officer’s Certificate” and an “Opinion of Counsel” (as such terms are defined in the 2029 Convertible Notes Indenture) and any other related documentation required by the 2029 Convertible Notes Indenture in connection with such supplemental indenture. Parent and its counsel shall be given a reasonable opportunity to review and comment on any such supplemental indenture, notice, certificate, opinion, document or instrument, in each case before such document is provided to such trustee, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel.
(e) The Company and its Subsidiaries shall, if requested by Parent, redeem the 2028 Senior Notes in full upon the terms set forth in and in compliance with the 2028 Senior Notes Indenture. The Company shall, and shall cause its Subsidiaries to, at the written request of Parent and solely to the extent permitted by the 2028 Senior Notes Indenture, use its and their reasonable best efforts to (i) issue one or more notices of optional redemption for all of the outstanding aggregate principal amount of the 2028 Senior Notes, pursuant to the 2028 Senior Notes Indenture, in order to effect a redemption on the Closing Date; provided that such redemption notice shall be subject to and conditioned upon the occurrence of the Closing and in no event will (A) the pendency of the redemption of the 2028 Senior Notes have any effect on the timing of the Closing or (B) the consummation of the redemption of the 2028 Senior Notes in any way be construed to be a condition to the consummation of the Closing; and (ii) provide any other cooperation reasonably requested by Parent that is necessary or reasonably required in connection with a redemption or prepayment of the 2028 Senior Notes and the satisfaction and discharge of the 2028 Senior Notes Indenture effective no earlier than the Closing, including using reasonable best efforts to take such actions, including the issuance of all customary certificates, opinions and other documentation, as may be required under the terms of the 2028 Senior Notes to effect such redemption or prepayment and satisfaction and discharge effective as of the Closing. Parent shall deposit or cause to be deposited funds with the trustee under the 2028 Senior Notes Indenture sufficient to fund any redemption or prepayment of the 2028 Senior Notes, in the case of a redemption no later than the redemption time specified in the applicable redemption notice (subject to the occurrence of the Effective Time). Parent and its counsel shall be given a reasonable opportunity to review and comment on all documents related to the redemption, prepayment and satisfaction and discharge of the 2028 Senior Notes, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel.
(f) Capitalized terms in this Section 5.14 that are not otherwise defined in this Agreement have the meanings given to them in the applicable Indenture.
SECTION 5.15 Convertible Notes Warrants. The Company shall, and shall cause its Representatives to, cooperate with Parent in connection with, and at Parent’s request, initiate or continue, any discussions or negotiations with the counterparties to the Convertible Notes Warrants or any of their respective Affiliates or any other person, in each case, to the extent such Affiliate or other person expressly represents the interests of the counterparties to the Convertible Notes Warrants or is empowered to make any determinations, cancelations, terminations, exercises, settlements, adjustments or computations under the Convertible Notes Warrants (any such counterparty, affiliate or person, a “Hedge Counterparty”), with respect to any determination, adjustment or computation in connection with the Convertible Notes Warrants, including with respect to any cash amounts or shares of Company Common Stock that may be issuable, deliverable or payable by the Company pursuant to the Convertible Notes Warrants (including upon termination thereof). The Company shall promptly provide Parent with any written notices or other documents received from any Hedge Counterparty with respect to any determination, cancelation, termination, exercise, settlement, adjustment or computation under, or in connection with any discussions or negotiations related to, the Convertible Notes Warrants. The Company shall not, and shall cause its Representatives not to, except as contemplated herein, enter into any discussions, negotiations or agreements in respect of the Convertible Notes Warrants or make any elections, amendments, modifications or other changes to the terms of the Convertible Notes Warrants, without Parent’s prior written consent, such consent not to be unreasonably withheld or delayed. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on any written response to any written notice or other document received from any Hedge Counterparty with respect to any determination, adjustment or computation under, or in connection with any discussions or negotiations related to, the Convertible Notes Warrants prior to making any such response, and the Company shall promptly respond to any reasonable questions from, and reflect any reasonable comments made by, Parent or its counsel with respect thereto prior to making any such response.
SECTION 5.16 Treatment of Company Indebtedness. The Company shall, and shall cause its applicable Subsidiaries to, deliver to Parent prior to the Closing Date (and shall use best efforts to deliver to Parent at least three (3) Business Days prior to the Closing Date) (with drafts being delivered in advance as reasonably requested by Parent) (a) copies of payoff letters (subject to the delivery of funds as arranged by Parent) with respect to the Credit Agreement (the “Subject Indebtedness”) in customary form reasonably satisfactory to Parent, which payoff letters shall each (i) indicate the total amount required to be paid to fully satisfy all principal, interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated (other than provisions that customarily survive) and (iii) provide that all Encumbrances and guarantees in connection with the Subject Indebtedness relating to the assets and properties of the Company or its Subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date and (b) all customary lien release documentation relating to the repayment, prepayment, redemption, discharge or termination of all obligations under the Subject Indebtedness and the release of all related pledges, security interests and guarantees with respect to the Subject Indebtedness (including any mortgage releases and termination statements on Form UCC-3 or other releases). The Company shall, and shall cause its applicable Subsidiaries to, provide all cooperation reasonably requested by Parent in connection with the treatment of any existing letters of credit (including the replacement, backstop or cash collateralization thereof).
SECTION 5.17 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or

MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
SECTION 5.18 Takeover Law. The parties shall (a) take all action reasonably necessary so that no Takeover Law is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Law is or becomes applicable to any of the foregoing, take all action reasonably necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law or the restrictions in the Company Charter Documents on the Merger and the other transactions contemplated by this Agreement.
SECTION 5.19 Director Resignations. The Company shall use reasonable best efforts to cause to be delivered to Parent at or prior to the Closing evidence reasonably satisfactory to Parent of the resignation, conditioned and effective as of the Effective Time, of the directors of the Company in office immediately prior to the Effective Time, in each case, solely in such individual’s capacity as a director of the Board of Directors of the Company.
SECTION 5.20 Other DPA Matters. Without limiting the generality of Section 5.03, and except as would not reasonably be expected to have a Parent Material Adverse Effect, prior to the Effective Time, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person to obtain any direct or indirect equity interests (or rights to obtain any equity interests), governance rights, information access or direct or indirect control in Parent, MergerCo or any Person of which MergerCo is a direct or indirect Subsidiary in a manner that will trigger a mandatory filing obligation pursuant to Section 721 of the Defense Production Act of 1950, including all implementing regulations thereof.
SECTION 5.21 Third-Party Consents. Prior to the Closing, the Company shall, upon the reasonable written request of Parent, use its reasonable best efforts to obtain or effect, as applicable, any necessary or desirable notices, acknowledgments, waivers or consents with respect to any Contracts of the Company or its Subsidiaries identified by Parent; provided that, notwithstanding anything to the contrary in this Agreement, in no event shall the Company, Parent or any of their respective Subsidiaries be required to make or agree to make any payments to any third party, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party to or bound or commence, or defend or participate in any Proceeding, in each case, in connection with such cooperation; provided, however, that, if required by Parent, the Company shall, and shall cause its Subsidiaries to, take any such actions so long as the effectiveness of such action is contingent on the Closing. Notwithstanding the foregoing, this Section 5.21 shall not apply to any matters contemplated by Section 5.03, which shall be governed exclusively by Section 5.03.
ARTICLE VI
Conditions to the Merger
SECTION 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) No Restraints. No Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction or any applicable Law (collectively, “Restraints”) shall be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger.
(b) Required Regulatory Approvals; HSR. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (including any timing agreements with or commitment to any Governmental Authority to delay or not to close the transactions contemplated by this Agreement entered in connection therewith) shall have expired or early termination thereof shall have been granted; and (ii) the consents, approvals or other clearances set forth in Section 6.01(b) of the Company Disclosure Letter shall have been obtained.
(c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
SECTION 6.02 Conditions to the Obligations of Parent and MergerCo. The obligations of Parent and MergerCo to effect the Merger shall be subject to the satisfaction (or written waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.02 (Capitalization) (other than Section 3.02(b)(vi)) and Section 3.07(b) (No Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), other than, with respect to Section 3.02 (Capitalization), any inaccuracies that would not reasonably be expected to result in, individually or in the aggregate, more than de minimis additional cost, expense or liability to the Company, Parent, MergerCo or their Affiliates, (ii) set forth in Section 3.01 (Organization; Standing), Section 3.03(a) (Subsidiaries) (other than with respect to Joint Ventures), Section 3.04 (Authority; Noncontravention), Section 3.20 (U.S. Citizen; Air Carrier), Section 3.22 (No Rights Agreement; Anti-Takeover Provisions), Section 3.23 (Opinion of Financial Advisor) and Section 3.24 (Brokers and Other Advisors) (collectively, the “Fundamental Representations”) to the extent qualified by “materiality”, “Material Adverse Effect” and words of similar import set forth therein shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date except, in each case, for representations and warranties in the Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time), and all of the Fundamental Representations to the extent not qualified by “materiality”, “Material Adverse Effect” and words of similar import set forth therein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except for representations and warranties in the Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time) and (iii) set forth in Article III, other than those Sections specifically identified in clauses (i) and (ii) of this paragraph, shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
(b) Compliance with Covenants. The Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it at or prior to the Effective Time under this Agreement and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
(c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
SECTION 6.03 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction (or written waiver by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and MergerCo (i) set forth in Section 4.01 (Organization; Standing) and Section 4.02 (Authority; Noncontravention) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (ii) set forth in Article IV, other than those Sections specifically identified in clause (i) of this paragraph, shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and MergerCo by an executive officer of Parent to such effect.

(b) Compliance with Covenants. Parent and MergerCo shall have complied with or performed in all material respects their obligations required to be complied with or performed by them at or prior to the Effective Time under this Agreement and the Company shall have received a certificate signed on behalf of Parent and MergerCo by an executive officer of Parent to such effect.
ARTICLE VII
Termination
SECTION 7.01 Termination. This Agreement may be terminated, and the Transactions abandoned at any time prior to the Effective Time (except as otherwise expressly noted), whether before or after receipt of the Company Stockholder Approval:
(a) by the mutual written consent of the Company and Parent;
(b) by either of the Company or Parent:
(i) if the Effective Time shall not have occurred on or prior to May 3, 2025 (as such date may be extended pursuant to this Section 7.01(b)(i), the “Outside Date”) or such other date as may be agreed to by the parties in writing after the date hereof; provided that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the events specified in this Section 7.01(b)(i) (it being understood that Parent and MergerCo shall be deemed a single party for purposes of the foregoing proviso); provided, further, that, in the event the Marketing Period has commenced but has not completed as of the Outside Date, the Outside Date shall be extended to the date that is four (4) Business Days following the then-scheduled end date of the Marketing Period; provided, further, that if on the Outside Date the conditions set forth in Section 6.01(b) or Section 6.01(a) (to the extent relating to the matters set forth in Section 6.01(b)) shall not have been satisfied but all other conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically extended until September 3, 2025 and such date shall become the Outside Date for purposes of this Agreement;
(ii) if any Restraint having the effect set forth in Section 6.01(a) (Legal Restraints) shall be in effect and shall have become final and nonappealable; provided that no party shall be permitted to invoke this Section 7.01(b)(ii) if such party’s failure to comply with Section 5.03 is the primary cause of, or resulted in, the failure of this condition to be satisfied; or
(iii) if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded, a vote on the adoption of this Agreement shall have been taken and the Company Stockholder Approval shall not have been obtained;
(c) by Parent:
(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) (Company Representations) or Section 6.02(b) (Company Compliance with Covenants) and (B) is incapable of being cured by the date that is twelve (12) Business Days prior to the Outside Date then in effect or, if capable of being so cured, the Company shall not have cured such breach or failure to perform by the earlier of twelve (12) Business Days prior to the Outside Date then in effect and the date that is twenty (20) calendar days following receipt by the Company of written notice of such breach or failure to perform; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or MergerCo is then in breach, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements hereunder and such breach or inaccuracy would result in a failure of a condition set forth in Section 6.03; or
(ii) if, prior to receipt of the Company Stockholder Approval, the Board of Directors of the Company or any duly authorized committee thereof shall have made an Adverse Recommendation Change; or

(d) by the Company:
(i) if any of Parent or MergerCo shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) (Parent Representations) or Section 6.03(b) (Parent Compliance with Covenants) and (B) is incapable of being cured by the date that is twelve (12) Business Days prior to the Outside Date then in effect or, if capable of being so cured, either Parent or MergerCo, as applicable, shall not have cured such breach or failure to perform by the earlier of twelve (12) Business Days prior to the Outside Date then in effect and the date that is twenty (20) calendar days following receipt by Parent of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in breach, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements hereunder and such breach or inaccuracy would result in a failure of a condition set forth in Section 6.02;
(ii) prior to receipt of the Company Stockholder Approval, in order to enter into a Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.02 (Go-Shop; No Solicitation; Change of Recommendation); provided that, prior to or concurrently with such termination, the Company pays or causes to be paid the applicable Company Termination Fee under Section 7.03(a) so long as Parent has provided the Company with wire instructions for such payment (or otherwise upon provision thereof); or
(iii) if (A) the conditions set forth in Section 6.01 (Mutual Closing Conditions) and Section 6.02 (Conditions to the Obligations of Parent and MergerCo to Closing) have been satisfied or waived (to the extent such waiver is permitted by applicable Law) (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), (B) on or after the date that the Closing should have occurred pursuant to Section 1.02, the Company has confirmed by irrevocable written notice to Parent that all of the conditions set forth in Section 6.03 (Conditions to the Obligations of the Company to Closing) have been satisfied or waived (to the extent such waiver is permitted by applicable Law), and the Company stands ready, willing and able to consummate the Transactions and (C) the Merger shall not have been consummated within the earlier of (1) three (3) Business Days after the later of the delivery of such notice and (2) one (1) Business Day prior to the Outside Date.
SECTION 7.02 Effect of Termination. In the event of the valid termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 5.13(e) (Certain Financing Expense Reimbursement and Indemnification), Section 5.14(c) (Debt Offer Expense Reimbursement and Indemnification), this Section 7.02, Section 7.03 (Termination Fee) and Article VIII (Miscellaneous Provisions) (including, for the avoidance of doubt, Section 8.13), all of which shall survive the termination of this Agreement), and there shall be no liability on the part of Parent, MergerCo, the Company or their respective directors, officers, Affiliates or any other Person, except, subject to Section 7.03(d) and Section 7.03(f) (including the limitations on liability set forth therein), no such termination shall relieve any applicable party from liability for damages to another party resulting from a willful and material breach of this Agreement or from Fraud, which the parties acknowledge and agree such liability will not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by a party’s stockholders (including, in the case of the Company, the premium reflected in the Merger Consideration, which was specifically negotiated by the Board of Directors of the Company on behalf of the Company’s stockholders and taking into consideration all other relevant matters, including other combination opportunities, the time value of money and any obligations of the parties pursuant to the Limited Guarantee to make such payments in accordance with, and subject to the terms, thereof). The Confidentiality Agreement shall survive any termination hereof pursuant to Section 7.01.
SECTION 7.03 Termination Fee.
(a) In the event that:
(i) (A) this Agreement is validly terminated by the Company or Parent pursuant to Section 7.01(b)(i) (Termination after the Outside Date) or Section 7.01(b)(iii) (Failure to receive the Company Stockholder

Approval) or by Parent pursuant to Section 7.01(c)(i) (Company Breach), (B) after the date of this Agreement and prior to such valid termination of this Agreement, a Takeover Proposal shall have been publicly made or publicly proposed, or shall have been delivered to the Company or the Board of Directors of the Company (or a committee thereof), and has not been fully, unconditionally, irrevocably and publicly (to the extent publicly made or proposed) withdrawn prior to (1) the date that is at least ten (10) days prior to the Company Stockholders’ Meeting in the event of a termination pursuant to Section 7.01(b)(iii) (Failure to receive the Company Stockholder Approval) or (2) termination of this Agreement in the event of a termination pursuant to Section 7.01(b)(i) (Termination after the Outside Date) or Section 7.01(c)(i) (Company Breach) and (C) within twelve (12) months of the date this Agreement is validly terminated, the Company enters into a written agreement providing for the consummation of any Takeover Proposal (it being understood that the consummation of such Takeover Proposal may (or may not) occur after the twelve (12)-month period after this Agreement is validly terminated) or any Takeover Proposal is consummated, in each case, regardless of whether or not such Takeover Proposal is with or from the same Person or Persons that made the Takeover Proposal under clause (B); provided that, for purposes of clauses (B) and (C) of this Section 7.03(a)(i), the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”; or
(ii) this Agreement is validly terminated (A) by Parent pursuant to Section 7.01(c)(ii) (Adverse Recommendation Change; Company Acquisition Agreement) or (B) by the Company pursuant to Section 7.01(d)(ii) (Superior Proposal);
then, in any such event under clause (i) or (ii) of this Section 7.03(a), the Company shall pay or cause to be paid the applicable Company Termination Fee to Parent or its designee by wire transfer of same-day funds so long as Parent has provided the Company with wire instructions for such payment, (x) in the case of Section 7.03(a)(ii)(A) within two (2) Business Days after such termination, (y) in the case of Section 7.03(a)(ii)(B), simultaneously with or prior to such termination, or (z) in the case of Section 7.03(a)(i), within two (2) Business Days after the earlier of the consummation of the Takeover Proposal referred to therein and the entry into of such written agreement; it being understood that in no event shall the Company be required to pay or cause to be paid the applicable Company Termination Fee on more than one occasion. As used herein, “Company Termination Fee” shall mean a cash amount equal to $55,339,993; provided, however, that if this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii) prior to the applicable Cut-Off Date for an Excluded Party to enter into a definitive agreement with respect to a Superior Proposal received from such Excluded Party, then the “Company Termination Fee” shall be $37,156,852;
(b) In the event that (i) the Company shall terminate this Agreement pursuant to Section 7.01(d)(iii) (Termination due to financing failures) or Section 7.01(d)(i) (Parent Breach), or (ii) the Company or Parent shall terminate this Agreement pursuant to Section 7.01(b)(i) (Termination on or after the Outside Date) and at such time the Company had the right to terminate this Agreement pursuant to Section 7.01(d)(iii) (Termination due to financing failures) or Section 7.01(d)(i) (Parent Breach), then Parent shall pay or cause to be paid to the Company a termination fee of $150,000,000 in cash (the “Parent Termination Fee”) by wire transfer of same-day funds within twelve (12) Business Days of such termination so long as the Company has provided Parent with wire instructions for such payment, it being understood that in no event shall Parent be required to pay or cause to be paid the Parent Termination Fee on more than one occasion.
(c) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 7.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement and (ii) any amounts payable pursuant to this Section 7.03 are a reasonable approximation of the applicable party’s damages and do not constitute a penalty and hereby irrevocably waives, and agrees not to assert in any Proceeding arising out of or relating to this Agreement, any claim to the contrary. Accordingly, if the Company or Parent, as the case may be, fails to timely pay or cause to be paid any amount due pursuant to this Section 7.03, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a Proceeding which results in a judgment against the other party, with respect to Parent or MergerCo, or parties, with respect to the Company, for the payment set forth in this Section 7.03, such paying party shall pay or cause to be paid the other party or parties, as applicable, its or their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Proceeding, together with interest on such amount due or portion thereof at the annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (such costs, expenses and interest, collectively, the “Recovery Expenses”); provided that neither party shall be required to pay Recovery Expenses in an aggregate amount greater than $7.5 million.
(d) Subject in all respects to the Company’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.08 and the reimbursement and indemnification obligations of Parent under Section 5.13(e) (Certain Financing Expense Reimbursement and Indemnification), Section 5.14(c) (Debt Offer Expense Reimbursement and Indemnification), Section 7.03(c) and Section 8.13 (Fees and Expenses), the Company’s right to terminate this Agreement and (as applicable) receive payment of the Parent Termination Fee pursuant to Section 7.03(b), together with any Recovery Expenses, shall be the sole and exclusive remedy (whether in Contract or in tort or otherwise, and whether or not available) of the Company Group against Parent, MergerCo and any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers or Affiliates or any former, current or future general or limited partner, stockholder, financing source, manager, member, director, officer or Affiliate of the foregoing (collectively, the “Parent Related Parties”) or the Debt Financing Sources Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated for any reason or for no reason or for a breach or failure to perform hereunder (whether Fraud, willful (including willful and material breach), intentional, unilateral or otherwise) or otherwise relating to or arising out of this Agreement or the Transactions (or the termination thereof), and for the avoidance of doubt upon payment of such amount none of the Parent Related Parties or the Debt Financing Sources Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Limited Guarantee, the Commitment Letters or the Transactions. None of the Company, its Subsidiaries nor any other Company Related Party shall or shall be entitled to (and the Company shall cause the Company Related Parties not to) seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in Contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith except for the Parent Termination Fee and any Recovery Expenses (to the extent payable hereunder). For the avoidance of doubt, in no event shall Parent or MergerCo be subject to (nor shall any Company Related Party seek to recover) monetary damages in excess of an amount equal to the Parent Termination Fee and any Recovery Expenses, in the aggregate, for any losses or other liabilities arising out of or in connection with breaches (whether Fraud, willful (including willful and material breach), intentional, unilateral or otherwise) by Parent or MergerCo of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Company Related Party may have, including for a breach of Section 2.02 as a result of the Debt Financing not being available to be drawn down or otherwise arising from the Commitment Letters or the Limited Guarantee or in respect of any oral representation made or alleged to be made in connection herewith or therewith.
(e) Subject in all respects to Parent’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.08 and the reimbursement obligations of the Company under Section 7.03(c) and Section 8.13 (Fees and Expenses), except in the case of Fraud by the Company, upon any valid termination of this Agreement under circumstances in which the Company Termination Fee is payable pursuant to Section 7.03(a) and the applicable Company Termination Fee, together with any Recovery Expenses, is paid in full, the receipt by Parent of the applicable Company Termination Fee, together with any Recovery Expenses, shall be the sole and exclusive monetary remedy (whether in Contract or in tort or otherwise) of the Parent Related Parties against the Company Group and any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers or Affiliates or any former, current or future general or limited partner, stockholder, financing source, manager, member, director, officer or Affiliate of the foregoing (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated for any reason or for no reason or for a breach or failure to perform hereunder (whether willful (including willful and material breach), intentional, unilateral or otherwise) or otherwise relating to or arising out of this Agreement or the Transactions (or the termination thereof), and for the avoidance of doubt upon payment of such amount none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Limited Guarantee, the Commitment Letters or the Transactions.
(f) While each of the Company and Parent may pursue both a grant of specific performance in accordance with Section 8.08 and the payment of the Parent Termination Fee or the applicable Company Termination Fee, as applicable, under Section 7.03, under no circumstances shall the Company or Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages, including all or any portion of the Parent Termination Fee or the Company Termination Fee, as applicable.
ARTICLE VIII
Miscellaneous
SECTION 8.01 No Survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.
SECTION 8.02 Amendment or Supplement. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment to the provisions hereof which by Law would require further approval by the stockholders of the Company; provided, further, that any modification or amendment of Section 7.03, this proviso of Section 8.02, clause (v) of Section 8.06, Section 8.07(c) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.07(d) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.08, Section 8.09 (solely to the extent that it relates to the Debt Financing Sources Related Parties) or Section 8.16 or the definitions of Debt Commitment Letter, Debt Financing, Debt Financing Sources or Debt Financing Sources Related Parties that is material and adverse in any respect to the interests of the Debt Financing Sources Related Parties, will not be effective against the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources (such consent not to be unreasonably withheld, conditioned or delayed).
SECTION 8.03 Extension of Time, Waiver, etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and MergerCo shall be deemed a single party for such purposes). Notwithstanding the foregoing, no failure or delay by the Company, Parent or MergerCo in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
SECTION 8.04 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties (such consent not to be unreasonably withheld, delayed or conditioned); provided that, subject to the other limitations in this Agreement (including Section 5.03 and Section 5.20), each of Parent and MergerCo shall have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights, interests and obligations hereunder to (i) a wholly-owned direct or indirect Subsidiary of Parent or to any of their respective Affiliates, or (ii) any debt financing sources (including the Debt Financing Sources) for purposes of creating a security interest herein or otherwise assigning as collateral in respect of any debt financing (including the Debt Financing), so long as such assignment is consistent with the Aviation Regulations as interpreted by DOT and so long as such assignment would not result in a Parent Material Adverse Effect, but no such assignment shall relieve Parent or MergerCo of any of its obligations hereunder. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.
SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
SECTION 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Letter (which, for the avoidance of doubt, shall not constitute part of this Agreement pursuant to Section 268 of the

DGCL, but do constitute “facts ascertainable” as that term is used in Section 251(b) of the DGCL and operate upon the terms of this Agreement as provided herein), the Commitment Letters, Confidentiality Agreement and the Limited Guarantee, and any other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by Parent, MergerCo, the Company or their respective Affiliates, as applicable, in connection with the consummation of the Transactions (collectively, the “Transaction Documents”), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (i) if and only to the extent the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration as provided in Section 2.01; (ii) if and only to the extent the Effective Time occurs, the right of the holders of Equity-Based Awards to receive such amounts as provided for in Article II; (iii) if and only to the extent the Effective Time occurs, the rights of the Indemnitees set forth in Section 5.06 of this Agreement; (iv) the rights of the Parent Related Parties and the Company Related Parties set forth in Section 7.03(d) and Section 7.03(e), respectively, and (v) each Debt Financing Sources Related Party shall be an express third-party beneficiary of Section 7.03, the proviso in Section 8.02, this clause (v) of Section 8.06, Section 8.07(c) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.07(d) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.08, Section 8.09 (solely to the extent that it relates to the Debt Financing Sources Related Parties) and Section 8.16, in each case, such clauses which are intended for the benefit of the Persons and shall be enforceable by the Persons referred to in clauses (i) through (v) above.
SECTION 8.07 Governing Law; Jurisdiction.
(a) This Agreement, the Transactions and all claims and causes of action arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(b) All Proceedings arising out of or relating to this Agreement or the Transactions shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Proceeding, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Proceeding, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Proceeding, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Proceeding arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Proceeding, any state or federal court within the State of Delaware), except for Proceedings brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(c) Notwithstanding anything to the contrary in this Agreement, each party to this Agreement acknowledges and irrevocably agrees (i) that any legal action, whether at law or in equity, whether in Contract or in tort or otherwise, against any Debt Financing Sources Related Party arising out of or relating to this Agreement or the Debt Commitment Letter or the performance thereunder shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) that, except to the extent relating to the interpretation of any provisions in this Agreement or the Debt Commitment Letters, any legal action, whether at law or in equity, whether in Contract or in tort or otherwise, against any Debt Financing Sources Related Party shall be governed by, and construed in accordance with, the Laws of the State of New York, (iii) not to bring or permit any of their Affiliates to bring any such legal action in any other court and (iv) that the provisions of this Section 8.07(c) shall apply to any such legal action.
(d) Notwithstanding anything in this Agreement to the contrary, each party hereby irrevocably and unconditionally agrees that it will not bring or support any litigation against any Debt Financing Sources Related Party in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, that the provisions of Section 8.09 relating to the waiver of jury trial shall apply to such action, suit or proceeding and that, except to the extent relating to the interpretation of any provisions in this Agreement or the Debt Commitment Letter, any such action, suit or proceeding shall be governed by and construed in accordance with the Laws of the State of New York.
SECTION 8.08 Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 7.03), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, subject to the limitations set forth in Section 7.03, (b) the provisions set forth in Section 7.03 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies to enforce Parent’s obligation to cause the Equity Financing to be funded to fund the Merger Consideration and Parent’s and MergerCo’s obligations to effect the Closing (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the conditions set forth in Sections 6.01 and 6.02 have been and continue to be satisfied or waived (to the extent such waiver is permitted by applicable Law) as of the date the Closing should have occurred pursuant to Section 1.02 (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), (ii) the Debt Financing has been funded in full (or, if less, an amount sufficient to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing and available cash of the Company and its Subsidiaries)) in accordance with the terms thereof or will be so funded if the Equity Financing is funded at the Closing (for the avoidance of doubt, if the Debt Financing has not been funded and will not be funded at the Closing for any reason (including breach of Section 5.13), the Company shall not be entitled to enforce Parent’s and MergerCo’s obligation to consummate the Closing and the Equity Commitment Party’s obligation to provide the Equity Financing pursuant to this Section 8.08 unless conditioned on the Debt Financing or any Alternative Financing being funded concurrently therewith), (iii) the Company has irrevocably confirmed by written notice to Parent that (A) all of the conditions set forth in Section 6.03 (Conditions to the Obligations of the Company to Closing) have been satisfied or waived (to the extent such waiver is permitted by applicable Law) and (B) if the Equity Financing and Debt Financing are funded, then it would take such actions required of it by this Agreement and within the Company’s control to cause the Closing to occur in accordance with Section 1.02 and (iv) Parent and MergerCo fail to consummate the Closing on or prior to the date on which the Closing should have occurred pursuant to Section 1.02. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything in this Agreement to the contrary, no Debt Financing Source or any Debt Financing Sources Related Party shall have any liability to the Company or any of its Subsidiaries or Affiliates relating to or arising out of this Agreement, any of the transactions contemplated hereby, the Debt Commitment Letter or any Debt Financing, or any performance thereof, whether in law or in equity, whether in Contract or in tort or otherwise, nor shall the Company or any of its Subsidiaries or Affiliates be entitled to specific performance of any commitment letter (including the Debt Commitment Letter) or similar agreement entered into by Parent or MergerCo or any of their respective Affiliates for any Debt Financing against the Debt Financing Sources or any Debt Financing Sources Related Party providing such Debt Financing; provided that, for the avoidance of doubt, nothing herein shall limit or otherwise adversely affect the rights of Parent, MergerCo or their successors and permitted assigns (including, upon and after the Closing Date, the Company and the Surviving Corporation) against the Debt Financing Sources. Under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both specific performance to cause the Closing to occur and also the Parent Termination Fee or monetary damages of any kind.
SECTION 8.09 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH (INCLUDING THE DEBT FINANCING) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.
SECTION 8.10 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or MergerCo, to it at:

c/o Stonepeak Infrastructure Partners
550 W 34th Street, 48th Floor
New York, New York 10001
Attention:	James Wyper, Senior Managing Director
Adrienne Saunders, General Counsel
Email:	wyper@stonepeak.com
saunders@stonepeak.com
legalandcompliance@stonepeak.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue,
New York, New York 10017
Attention:	Eli Hunt
Keegan Lopez
Email:	eli.hunt@stblaw.com
keegan.lopez@stblaw.com

If to the Company, to it at:

Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attention:	Joseph Hete, Executive Chairman
Joseph Payne, Chief Legal Officer

Email:	joe.hete@atsginc.com
joe.payne@atsginc.com

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue,
New York, New York 10017
Attention:	William Aaronson
Evan Rosen
Email:	william.aaronson@davispolk.com
evan.rosen@davispolk.com

Vorys, Sater, Seymour and Pease LLP
52 East Gay St.
Columbus, OH 43215
Attention:	Chadwick Reynolds
Roger Lautzenhiser
Email:	cpreynolds@vorys.com
relautzenhis@vorys.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
SECTION 8.11 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law. Notwithstanding the foregoing, the parties intend that the remedies and limitations contained in Section 7.03 and Section 8.08 be construed as an integral provision of this Agreement and as such, this Agreement cannot be construed without such sections.
SECTION 8.12 Definitions.
(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:
“2028 Senior Notes” means the Company’s 4.750% Senior Notes due 2028, issued under the 2028 Senior Notes Indenture.
“2028 Senior Notes Indenture” means that certain Indenture, dated as of January 28, 2020, among Cargo Aircraft Management, Inc., the Company, the subsidiary guarantors party thereto and Regions Bank, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of April 13, 2021, among Cargo Aircraft Management, Inc., the guarantors party thereto and Regions Bank, as trustee, as amended or supplemented to the date of this Agreement.
“2029 Convertible Notes” means the Company’s 3.875% Convertible Senior Notes due 2029, issued under the 2029 Convertible Notes Indenture.
“2029 Convertible Notes Indenture” means that certain Indenture, dated as of August 14, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee, as amended or supplemented to the date of this Agreement.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise For the avoidance of doubt, for all purposes of this Agreement, the Joint Venture Entities, Amazon.com, Inc. and their respective Affiliates are not Affiliates of the Company.
“Airline Subsidiaries” means ABX Air, Inc., Air Transport International, Inc. and Omni Air International, LLC.
“Amazon Warrant 2018” means the warrants issued by the Company to Amazon.com, Inc. on December 20, 2018, as amended and restated on May 6, 2024, to purchase up to 14,801,369 shares of Company Common Stock.
“Amazon Warrant 2020” means the warrants issued by the Company to Amazon.com, Inc. on May 29, 2020, as amended and restated on May 6, 2024, to purchase up to 7,014,804 shares of Company Common Stock.
“Amazon Warrant 2024” means the warrants issued by the Company to Amazon.com, Inc. on May 6, 2024, to purchase up to 2,915,000 shares of Company Common Stock.
“Amazon Warrants” means, collectively, Amazon Warrant 2018, Amazon Warrant 2020, Amazon Warrant 2024 and the Subsequent Amazon Warrant 2024.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations promulgated thereunder, the United Kingdom Bribery Act of 2010, Laws adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable Laws relating to combating domestic or international bribery and corruption.
“Anti-Money Laundering Laws” means laws related to money laundering, anti-terrorism, proceeds of crime, or financial record keeping, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and any other applicable anti-money laundering laws.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Associated Party” means, with respect to the Company, any former or current direct or indirect stockholder beneficially owning 5% or more of the Company’s voting securities or any current director or executive officer of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any such Person’s affiliates or immediate family members.
“BAML Warrants” means those certain warrants issued by the Company to Bank of America, N.A. on September 25, 2017, to purchase up to 3,800,000 shares of Company Common Stock, evidenced by (i) the base warrant confirmation, September 25, 2017, between the Company and Bank of America, N.A., and (ii) the additional warrant confirmation, dated September 26, 2017, between the Company and Bank of America, N.A.
“BMO Warrants” means those certain warrants issued by the Company to Bank of Montreal on September 25, 2017, to purchase up to 950,000 shares of Company Common Stock, evidenced by (i) the base warrant confirmation, September 25, 2017, between the Company and Bank of Montreal, and (ii) the additional warrant confirmation, dated September 26, 2017, between the Company and Bank of Montreal.
“Business Day” means a day except a Saturday, a Sunday or other day on which the banking institutions in the City of New York, New York are authorized or required by Law or executive order to be closed.
“CARES Act” means Coronavirus Aid, Relief, and Economic Security (CARES) Act (Pub. L. 116-136) and any Treasury regulations or any administrative or other guidance published with respect thereto by the IRS, or any other Law, executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020)

intended to address the consequences of COVID-19, including the Families First Coronavirus Response Act, the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act, and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Authority in connection with or in response to COVID-19.
“C.F.R.” means the U.S. Code of Federal Regulations.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means each collective bargaining, works council or other labor union Contract or labor arrangement covering any employee of the Company or any of its Subsidiaries, excluding any national, industry or similar generally applicable Contract or arrangement.
“Commitment Letters” means the Equity Commitment Letter and the Debt Commitment Letter.
“Commonly Controlled Entity” means any Person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended and/or restated, as the case may be.
“Company Group” means, collectively, the Company and its Subsidiaries.
“Company IT Assets” means the IT Assets used in the operation of the businesses of the Company or any of its Subsidiaries.
“Company Lease” means any lease, sublease, sub-sublease, license or other agreement (including any amendments, assignments, guaranties or other agreements related thereto) pursuant to which the Company or any of its Subsidiaries’ leases, subleases, licenses, uses or occupies any Leased Real Property.
“Company Owned IT Assets” means the IT Assets owned or purported to be owned by the Company or any of its Subsidiaries and used in the operation of the businesses of the Company or any of its Subsidiaries.
“Company Plan” means each agreement, plan, program, policy or other arrangement covering current or former directors, employees or individual consultants of the Company or any of its Subsidiaries, that is (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), other than any plan which is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) a stock option, stock purchase, restricted stock, restricted stock unit, performance stock, performance stock unit, long-term cash or other equity, equity-based or long-term incentive plan, program, policy or arrangement, (iii) an individual employment, consulting, change-in-control, severance or retention agreement, plan, program, policy or arrangement, (vi) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, vacation, severance or termination pay, gross-up, medical, dental, life, relocation, clawback, cafeteria, disability, sick leave, death benefit, group insurance, employee benefit or fringe benefit agreement, plan, program, policy or arrangement or (iv) other similar agreement, plan, program, policy or arrangement (whether or not subject to ERISA and whether written or unwritten, formal or informal), in each case, that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is obligated to sponsor, maintain or contribute or to which the Company or its Subsidiaries is a party, other than any agreement, plan, program or policy mandated by applicable Law.
“Company Warrants” means, collectively, (i) the Amazon Warrants and (ii) the Convertible Notes Warrants.
“Compliant” means, with respect to the Required Financial Information, that (i) such Required Financial Information does not, taken as a whole, contain any untrue statement of a material fact regarding the Company and its Subsidiaries, or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make the statements contained in such Required Financial Information not misleading in light of the circumstances in which it was made (giving effect to all supplements and updates provided therewith), (ii) such Required Financial Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on a registration statement on Form S-1 that are applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of high-yield debt securities) and (iii) the financial statements and other information included in such Required Financial Information would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of high-yield debt securities under Rule 144A promulgated under the Securities Act and are sufficient to permit the Company’s independent public accountants to issue a customary “comfort” letter (including “negative assurance” comfort and change period comfort) to the Debt Financing Sources to the extent required in order to consummate any offering of debt securities on any day during the Marketing Period (and such accountants have confirmed they are prepared to issue a comfort letter subject to their completion of customary procedures).
“Contract” means any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, hedge, derivative, contract or other agreement.
“Convertible Notes Warrants” means the Goldman Warrants, the BAML Warrants, the JPM Warrants and the BMO Warrants.
“Copyright” is defined in the definition of Intellectual Property.
“COVID-19” means the COVID-19 pandemic, including any evolutions, mutations or variants of SARS-CoV-2 or the COVID-19 disease, any “second” or “subsequent” waves and any further epidemics or pandemics arising therefrom.
“Credit Agreement” means, collectively, (i) Credit Agreement, dated as of March 1, 2023, by and among Airborne Global Leasing Limited, as borrower, Cargo Aircraft Management, Inc. and Air Transport Services Group, Inc., as guarantors, the lenders from time to time party thereto and Truist Bank, as administrative agent and (ii) Third Amended and Restated Credit Agreement, dated as of April 6, 2021, by and among Cargo Aircraft Management, Inc., as borrower, Air Transport Services Group, Inc., the lenders and other financial institutions from time to time a party thereto and Truist Bank, as administrative agent, as amended by First Amendment to Third Amended and Restated Credit Agreement and Other Credit Documents, dated as of October 19, 2022, and Second Amendment to Third Amended and Restated Credit Agreement, dated as of March 1, 2023.
“DCSA” shall mean the Defense Counterintelligence and Security Agency.
“Debt Commitment Letter” shall mean the executed commitment letter dated as of the date hereof, from the Debt Financing Sources party thereto (including all exhibits, schedules, supplements, term sheets and annexes thereto) pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide the aggregate amounts set forth therein for the purposes of funding a portion of the Financing Uses (the “Debt Financing”), as the foregoing may be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived from time to time after the date hereof in compliance with Section 5.13(f).
“Debt Financing” is defined in the definition of Debt Commitment Letter.
“Debt Financing Sources” shall mean the Persons (including parties to any joinder agreement or amendments joining such Persons to the Debt Commitment Letter) that have committed to provide or arrange any debt financing contemplated by the Debt Commitment Letter or alternative debt financings (including an offering or private placement of debt securities pursuant to Rule 144A under the Securities Act) in connection with the Transactions.
“Debt Financing Sources Related Party” means the Debt Financing Sources together with their respective Affiliates, and the respective directors, officers, employees, partners, members, managers, agents, advisors, controlling persons and the other representatives, successors and assigns of each of the foregoing.
“DFARS” means the Defense Federal Acquisition Regulation Supplement.
“Domain Name” is defined in the definition of Intellectual Property.
“Encumbrance” means any pledge, lien, claim, charge, mortgage, deed of trust, security interest, lease, license, sublicense, condition, covenant, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sale or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right-of-way or other title defect, third-party right or encumbrance of any kind or nature, whether contingent or absolute.
“Environmental Law” means any Law (including common law) pertaining to pollution or the protection, investigation or restoration of the environment (including as relating to climate change, greenhouse gases, or noise), natural resources, occupational health and safety or, as relates to exposure to hazardous or toxic substances, human health and safety, including any Law relating to the generation, storage, handling, Release or transportation of or exposure to hazardous or toxic substances, and any applicable orders, injunctions, judgments, rulings, writs, decrees or Permits under such Laws.
“Equity-Based Awards” means, collectively, Company Restricted Stock Awards, Company RSUs and Company PSUs.
“Equity Commitment Letters” shall mean the executed equity commitment letters dated as of the date hereof, from Stonepeak Infrastructure Fund IV LP, including all annexes, exhibits, schedules, supplements, term sheets and other attachments thereto, pursuant to which Stonepeak Infrastructure Fund IV LP has committed to provide equity financing to Parent in an amount set forth therein (the “Equity Financing”) as the foregoing may be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived from time to time after the date hereof in compliance with Section 5.13(f).
“Equity Financing” is defined in the definition of Equity Commitment Letters.
“Equity Plans” means the Air Transport Services Group Amended and Restated 2005 Long-Term Incentive Plan and the Air Transport Services Group, Inc. Amended and Restated 2015 Long-Term Incentive Plan, each as may be amended from time to time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Ex-Im Laws” means applicable U.S. and non-U.S. Laws relating to export, re-export, transfer or import controls, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations, the Regulation (EU) 2021/821 setting up an EU regime for the control of exports, brokering, technical assistance, transit and transfer of dual-use items and any Laws implemented by national competent authorities of member state, the UK Strategic Export Control Lists administered by the UK Export Control Join Unit and Department for Business and Trade, and customs and import laws, including those administered by U.S. Customs and Border Protection.
“Excluded Information” means (1) pro forma financial statements (other than as set forth in clause (ii) of the definition of “Required Financial Information,”) (2) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments, desired to be incorporated into any information used in connection with the Debt Financing, (3) description of all or any portion of the Debt Financing, including any “description of notes,” “plan of distribution” or any other information customarily provided by a lead arranger, underwriter or initial purchaser in a customary information memorandum or offering memorandum for a secured bank financing or offering of high-yield secured debt securities pursuant to Rule 144A under the Securities Act, as applicable, (4) risk factors relating to all or any component of the Debt Financing, (5) any other information required by Rules 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X under the Securities Act, any compensation discussion and analysis or other information required by Item 402 of Regulation S-K under the Securities Act or executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, information required by Item 10 or 601 of Regulation S-K, XBRL exhibits, or any other information or financial data customarily excluded from an offering memorandum for private placements of any non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act or (6) any information to the extent that the provision thereof would violate any law, rule or regulation.
“Excluded Party” means any Person or group of Persons identified as an Excluded Party in writing by the Company to Parent on or prior to the No-Shop Period Start Date (i) who is not a No-Shop Party, (ii) from whom the Company or any of its Representatives has received a written bona fide Takeover Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, and (iii) which Takeover Proposal the Board of Directors of the Company has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes, or would reasonably be expected to result in or constitute, a Superior Proposal (a “Qualified Proposal”); provided that a Person or group of Persons shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person or group of Persons) upon the earlier to occur of the following (A) such Takeover Proposal made by such Person or group of Persons is withdrawn by written notice to the Company, any of its Subsidiaries or any of their respective Representatives (it being understood that any amendment, modification or replacement of such Takeover Proposal shall not, in and of itself, be deemed a withdrawal of such Takeover Proposal), (B) such Takeover Proposal, in the good faith determination of the Board of Directors of the Company, after consultation with its financial advisors and outside legal counsel, no longer is, or would no longer be reasonably expected to result in or constitute, a Superior Proposal and (C) 11:59 p.m. (New York City time) on December 23, 2024 (the earlier date to occur of the foregoing (A), (B) and (C), the “Cut-Off Date”).
“FAR” means the Federal Acquisition Regulation.
“Federal Aviation Act” means Subtitle VII of Title 49 of the U.S. Code.
“Financing” means the Debt Financing and the Equity Financing.
“Foreign Direct Investment Laws” means all applicable foreign and domestic Laws that are designed or intended to prohibit, restrict, review or regulate foreign investments for national security, public order, state security or similar policy objective.
“Fraud” means the actual, knowing and intentional fraud of any Person in connection with the representations and warranties set forth in Article III and Article IV and any other Transaction Document.
“GAAP” means generally accepted accounting principles in the U.S., consistently applied.
“Goldman Warrants” means those certain warrants issued by the Company to Goldman Sachs & Co. LLC on September 25, 2017, to purchase up to 1,900,000 shares of Company Common Stock, evidenced by (i) the base warrant confirmation, September 25, 2017, between the Company and Goldman Sachs & Co. LLC., and (ii) the additional warrant confirmation, dated September 26, 2017, between the Company and Goldman Sachs & Co. LLC.
“Government Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries that is outstanding and in effect as of the date hereof, which if accepted or awarded, would lead to a prime contract with a Governmental Authority, or to a subcontract with a prime contractor or subcontractor under a prime contract with a Governmental Authority.
“Government Contract” means any Contract, grant, basic ordering agreement, letter contract or order between the Company or any of its Subsidiaries, on the one hand, and (i) any Governmental Authority, (ii) another Person under such other Person’s prime contract with a Governmental Authority, or (iii) any subcontractor of a Governmental Authority in its capacity as a subcontractor, on the other hand, for which the period of performance has not expired or terminated, or final payment has not been received, or which remain open to audit as of the date of this Agreement.
“Government Submission” means a Government Contract or Government Bid.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, including each of the Aviation Regulators.
“group” has the meaning given to it in Section 13(d)(3) of the Exchange Act.
“Hazardous Substance” means any substance, material, or waste defined, listed or regulated as “hazardous,” “toxic,” a “pollutant,” “contaminant,” or words of similar import (or for which liability or standards of conduct may be imposed) under any Environmental Law, and petroleum, any petroleum-based product, asbestos and asbestos-containing materials, polychlorinated biphenyls, radioactive materials, lead, and per- and polyfluoroalkyl substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, (i) indebtedness for borrowed money, whether current or funded, secured or unsecured (including guarantees thereof), (ii) debt securities (including notes, bonds, debentures or other similar instruments) or rights to acquire debt securities of such Person, (iii) any other rights to acquire any debt securities of the Company or any of its Subsidiaries, (iv) guarantees of any of the indebtedness or the debt securities of another Person or any “keep well” or other agreement to maintain any financial statement condition of another Person or (v) reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.
“Indentures” means the 2028 Senior Notes Indenture and the 2029 Convertible Notes Indenture.
“Intellectual Property” means all intellectual property rights, including the following, in each case in any jurisdiction throughout the world: (i) any patent or patent applications, patentable inventions, together with, all extensions, adjustments, renewals, divisions, continuations, continuations-in-part, reissues and re-examinations thereof (collectively, “Patents”); (ii) any trademark, service marks, trade dress, logos, brand names, corporate names, taglines, and any other indicia of origin, together with the goodwill associated with any of the foregoing, and any application, registration or renewal thereof (collectively, “Trademarks”); (iii) social media identifiers (such as an Instagram® handle) and related accounts; (iv) any and all copyrightable works of authorship, including registered and unregistered copyrights in both published works and unpublished works (including software and databases), and all copyright applications or registrations thereof (collectively, “Copyrights”); (v) any internet domain name and uniform resource locators (each, a “Domain Name”); and (vi) any trade secret, confidential know-how, concepts, methods, processes, specifications, inventions, databases, customer lists, mailing lists or business plans, and other confidential and proprietary information (collectively, “Trade Secrets”).
“IRS” means the Internal Revenue Service.
“IT Assets” means computer and other information technology systems, including hardware, software, computer systems, databases and documentation, reference and resource materials relating thereto.
“Joint Venture Agreement” means any agreement relating to the formation, creation, equity or other ownership interests, operation, management or control of any Joint Venture Entity.
“JPM Warrants” means those certain warrants issued by the Company to JPMorgan Chase Bank, National Association on September 25, 2017, to purchase up to 2,850,000 shares of Company Common Stock, evidenced by (i) the base warrant confirmation, September 25, 2017, between the Company and JPMorgan Chase Bank, National Association, and (ii) the additional warrant confirmation, dated September 26, 2017, between the Company and JPMorgan Chase Bank, National Association.
“Knowledge” means (i) with respect to the Company, the actual knowledge after reasonable inquiry, as of the date of this Agreement, of the individuals listed on Section 8.12(a) of the Company Disclosure Letter and (ii) with respect to Parent or MergerCo, the actual knowledge after reasonable inquiry, as of the date of this Agreement, of any of the officers or directors of Parent or MergerCo.
“Law” means any law (including common law), statute, constitution, ordinance, act, code, rule, directive, ruling, determination or regulation, enacted, issued, adopted, promulgated or otherwise put into effect by any Governmental Authority.
“Leased Real Property” means any real property that is leased, subleased, sub-subleased or licensed by the Company or any of its Subsidiaries (in each case, whether as tenant, sublandlord, subtenant or by other occupancy arrangement).
“Marketing Period” means the first period of fourteen (14) Business Days commencing after the date hereof throughout and at the end of which (i) Parent has the Required Financial Information and the Required Financial Information is Compliant, (ii) the conditions set forth in Article VI are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but, for the avoidance of doubt, the Closing shall be subject to the satisfaction or waiver of those conditions at such time) and (iii) nothing has occurred and no condition exists that would cause any of the unwaived conditions set forth in Article VI to fail to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but, for the avoidance of doubt, the Closing shall be subject to the satisfaction or waiver of those conditions at such time) assuming that the Closing were to be scheduled at any time during such fourteen (14) Business Day period; provided that (x) if the Marketing Period has not been completed on or prior to December 20, 2024, such fourteen (14) Business Day period shall not commence until January 6, 2025 and (y) November 27, 2024, November 29, 2024, May 23, 2025, and July 3, 2025 shall not count toward such fourteen (14) Business Day period (but such period shall not need to be consecutive to the extent that it begins before and ends after such days); provided, further, that (1) the Marketing Period shall end on any earlier date prior to the expiration of such fourteen (14) Business Day period if the Debt Financing is closed on such earlier date and (2) the Marketing Period shall not commence or be deemed to have commenced if, after the date of this Agreement and prior to the completion of such fourteen (14) Business Day period, (I) the Company’s independent accountants shall have withdrawn their audit opinion with respect to any audited financial statements (or portion thereof) contained in or that include (and affect) the Required Financial Information, in which case such fourteen (14) Business Day period shall not commence or be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such audited financial statements (or portion thereof) for the applicable periods by the independent accountants of the Company or another independent public accounting firm of recognized national standing reasonably acceptable to Parent, (II) the Company shall have publicly announced any intention to, or determines that it must, restate any financial statements or other financial information included in or that includes (and affects) the Required Financial Information or any such restatement is under active consideration, in which case such fourteen (14) Business Day period shall not commence or be deemed to commence unless and until, at the earliest, such restatement has been completed and the applicable Required Financial Information has been amended and updated or the Company has announced that it has concluded, or determined, as the case may be, that no restatement shall be required in accordance with GAAP or (III) any Required Financial Information would not be Compliant at any time during such fourteen (14) Business Day period or otherwise ceases to meet the requirement of “Required Financial Information” as defined, in which case such fourteen (14) Business Day period shall not commence or be deemed to commence unless and until, at the earliest, such Required Financial Information is updated or supplemented so that it is Compliant and meets the definition of “Required Financial Information” (it being understood that if any Required Financial Information provided at the commencement of such fourteen (14) Business Day period ceases to be Compliant or meet the definition of “Required Financial Information” during such fourteen (14) Business Day period, then such fourteen (14) Business Day period will be deemed not to have commenced). If the Company in good faith reasonably believes that it has delivered the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes the Required Financial Information was delivered), in which case the requirement to deliver the Required Financial Information will be deemed to have been satisfied as of the date of delivery of such notice, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information and, within three (3) Business Days after receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Financial Information the Company has not delivered).
“Material Adverse Effect” means any effect, change, event, circumstance, development, condition or occurrence (“Event”) that, individually or in the aggregate, has, or would be reasonably expected to have, a material adverse effect on (i) the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the Merger on or prior to the Outside Date; provided, however, that solely with respect to the foregoing clause (i), “Material Adverse Effect” shall not include any Event to the extent arising out of, or resulting from, the following: (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets generally, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy or inflation or (B) (1) changes or prospective changes in Law or in GAAP, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political or social conditions, in each case after the date of this Agreement, (2) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions (other than for purposes of any representation or warranty contained in Section 3.04(d) and Section 3.05 or that otherwise relates to the effect of the Transactions (or Section 6.02(a) as it relates to Section 3.04(d) and Section 3.05) or any such other representation or warranty), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators to the extent relating to the identity of Parent or MergerCo, or any Transaction Litigation, (3) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, (4) epidemics, pandemics, disease outbreak, earthquakes, wild fires, floods, hurricanes, tornados or other natural disasters, force majeure events or other comparable events, (5) any action taken by the Company and its Subsidiaries that is required by this Agreement (other than for purposes of any representation or warranty contained in Section 3.04(d) and Section 3.05 or that otherwise relates to the effect of the Transactions (or Section 6.02(a) as it relates to Section 3.04(d) and Section 3.05) or any such other representation or warranty) or at Parent’s written request or the failure to take any action by the Company or its Subsidiaries if such action is prohibited by this Agreement, (6) any change or prospective change in the Company’s credit ratings, (7) any decline in the market price, or change in trading volume, of the shares of the Company, (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position or (9) any matters set forth in Section 8.12(b) of the Company Disclosure Letter (it being understood that the exceptions in clauses (6), (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (8)) is a Material Adverse Effect); provided further, however, that any Event referred to in clause (A) or clauses (B)(1), (3), or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such Event has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).
“Merger Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger, but excluding, in any event, the Financing.
“No-Shop Party” means any Person or group of Persons, or any Affiliate thereof, who (i) entered into a confidentiality agreement with the Company with respect to such Person’s consideration and evaluation of any transaction with or involving the Company of a type described in the definition of “Takeover Proposal”, or (ii) held discussions or negotiations with the Company or any of its Representatives with respect to such Person’s consideration and evaluation of any such transaction, or otherwise received confidential information from or on behalf of the Company relating to such Person’s consideration and evaluation of any such transaction, in each case of clauses (i) and (ii), during the period from January 1, 2024, to the date of this Agreement.
“Open Source Software” means any computer software program whose source code is published and made available under a license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).
“Owned Company Intellectual Property” means all Intellectual Property owned or intended to be owned by the Company or any of its Subsidiaries.
“Parent Material Adverse Effect” means any Event that would prevent or materially delay, materially interfere with, materially hinder or materially impair (i) the consummation by Parent or MergerCo of any of the Transactions on a timely basis (including receipt of the DOT determination referred to in Section 6.01(b) of the Company Disclosure Letter) or (ii) the compliance by Parent or MergerCo with its obligations under this Agreement.
“Patent” is defined in the definition of Intellectual Property.
“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” means (i) easements, rights-of-way, encroachments, restrictions, conditions and other similar non-monetary Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use, utility or value of the applicable real property or otherwise materially impair the present or reasonably contemplated business operations at such location, (ii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property which are not violated by the current use and operation of such real property or any violation of which would not materially impair the use, utility or value of the applicable real property or otherwise materially impair the present or reasonably contemplated business operations at such location, (iii) statutory Encumbrances for Taxes not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (iv) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Encumbrances granted or which arise in the ordinary course of business and that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (v) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, (vi) non-exclusive licenses or sublicenses, or covenants not to sue, in the ordinary course of business, (vii) Encumbrances discharged at or prior to the Effective Time, (viii) Encumbrances set forth in Section 8.12(c) of the Company Disclosure Letter and (ix) such other non-monetary Encumbrances against real property that do not materially detract from the value of or materially impair the existing use of such property affected by such Encumbrance.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“Personal Information” means any information that, alone or in combination with other information held by or on behalf of the Company or any of its Subsidiaries, identifies or could reasonably be used to identify an individual, including all information that constitutes “personal information”, “personal data,” or “personally identifiable information” or any other similar term as defined under, or that is otherwise regulated by, applicable Law.
“Proceeding” means any action, claim, investigation, arbitration, mediation, proceeding, litigation or suit commenced, brought, conducted, or heard by or before, any Governmental Authority or arbitrator.
“Registered Company Intellectual Property” means all Patent registrations and applications therefor, Trademark registrations and applications therefor, Copyright registrations and applications therefor and Domain Name registrations, in each case, included in the Owned Company Intellectual Property.
“Related Party” means a Company Related Party or a Parent Related Party, as applicable.
“Release” means any spilling, emitting, emptying, escaping, pouring, leaking, pumping, injecting, disposal, dumping, discharging or leaching into the environment (including indoor and outdoor air, soil, sediment, surface water and groundwater).
“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, financing sources, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.
“Required Financial Information” means (i) all financial statements, financial data, audit reports and other operating information and data regarding the Company and its Subsidiaries of the type and form that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of debt securities on a registration statement on Form S-1 under the Securities Act of the Company to consummate the offering of high-yield debt securities (including all audited financial statements and all unaudited interim financial statements for the three, six or nine month, as applicable, period most recently ended at least 40 days prior to the date on which the information is required by this definition and the comparable period in the prior year, in each case prepared in accordance with GAAP applied on a consistent basis for the periods covered thereby, including applicable comparison period, which will have been reviewed by the Company’s independent public accountants as provided in AS 4105, Review of Interim Financial Statements); (ii) the financial information of the Company and its Subsidiaries that is reasonably requested by Parent from the Company solely to the extent necessary to assist in Parent’s preparation of pro forma financial statements in connection with the financing contemplated by the Debt Commitment Letter; and (iii) such other pertinent and customary information regarding the Company and its Subsidiaries (A) as may be reasonably requested by Parent to the extent that such information is required in connection with the financing contemplated by the Debt Commitment Letter and of the type and form customarily included in (I) marketing documents used to syndicate credit facilities of the type contemplated by the Debt Commitment Letter or (II) an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act or (B) all other information and data related to the Company and its Subsidiaries that would be necessary for the underwriter or initial purchaser of an offering of such securities to receive from the Company’s independent public accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including customary “negative assurance” and change period comfort, including with respect to pro forma financial statements), together with drafts of customary comfort letters that such independent public accountants are prepared to deliver upon the “pricing” and “closing” of the high-yield bonds to be issued in connection with the Debt Financing, with respect to the financial information to be included in such offering memorandum, in each case of clauses (i), (ii) and (iii), assuming that such offering of securities or syndication of the credit facilities were consummated at the same time during the Company’s fiscal year as such offering or syndication will be made. Notwithstanding anything to the contrary in clauses (i), (ii) and (iii) of this definition, Required Financial Information shall not include any Excluded Information.
“Rollover Agreements” means the agreements, if any, entered into prior to the Closing Date between Parent (or any Affiliate thereof) and the Rollover Investors relating to any Rollover Shares.
“Rollover Investors” means any Person who enters into a Rollover Agreement prior to Closing.
“Rollover Shares” means any Company Common Stock contributed to Parent (or an Affiliate thereof) by the Rollover Investors in accordance with the terms of the applicable Rollover Agreement.
“Sanctioned Person” means any Person who is the subject or target of Sanctions, including by virtue of being (i) listed on any Sanctions-related list of designated or blocked persons, (i) a Governmental Authority of, resident in, or organized under the Laws of a country, region, or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, non-government controlled areas of the Kherson or Zaporizhzhia regions of Ukraine, and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine) or (iii) 50% or more owned or controlled by any of the foregoing.
“Sanctions” means any applicable economic or financial sanctions or trade embargoes administered or enforced by (i) the United States government, including the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, (ii) the United Nations Security Council, (iii) the European Union (including any Member State), (iv) His Majesty’s Treasury or (v) any other relevant sanctions authority with jurisdiction over the Company.
“Subsequent Amazon Warrant 2024” means the warrant to purchase up to 2,915,000 shares of Company Common Stock expected to be issued by the Company to Amazon.com, Inc. following the date hereof and prior to the Effective Time pursuant to the Amazon Investment Agreement and on the terms set forth in the Form of Amended and Restated Warrant attached thereto.
“Subsidiary”, when used with respect to any Person, means (i) any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or (ii) of which such Person or one of its Subsidiaries is a general partner or manager. For the avoidance of doubt, for all purposes of this Agreement, the Joint Venture Entities and their respective Subsidiaries are not Subsidiaries of the Company or its other Subsidiaries.

“Tax Returns” mean any reports, returns, declarations, elections, disclosures, estimates, information returns, filings, claims for refund or statements filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.
“Taxes” means all taxes, imposts, levies, fees, withholdings or other like assessments or charges, in each case in the nature of, or similar to, a tax, imposed by a Governmental Authority, together with all interest, assessments, penalties and additions imposed with respect to such amounts, including taxes imposed on, or measured by, income, capital, profits or gross receipts, and franchise, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, escheat, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, and transfer and gains taxes.
“Trade Secret” is defined in the definition of Intellectual Property.
“Trademark” is defined in the definition of Intellectual Property.
“Transaction Regulatory Filing” means, collectively, all regulatory filings required to be made pursuant to the HSR Act or any other Antitrust Laws and Foreign Direct Investment Laws and pursuant to any Aviation Regulations.
“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger and the Financing.
“WARN Act” means the Worker Adjustment and Retraining Notification Act and any comparable state or local law.
(b) The following terms are defined on the page of this Agreement set forth after such term below:

Terms Not Defined in this Section 8.12	Section
Acceptable Confidentiality Agreement	5.02(j)
Adverse Recommendation Change	5.02(e)
Agreement	Preamble
Aircraft	3.19(a)
Alternative Financing	5.13(g)
Announcement	5.04
Appraisal Shares	2.07(a)
Aviation Regulations	3.05
Aviation Regulators	3.05
Balance Sheet Date	3.06(c)
Bankruptcy and Equity Exception	3.04(a)
Book-Entry Share	2.01(c)
CAA	3.05
Capex Plan	5.01(b)(xiii)
Capitalization Date	3.02(a)
Certificate of Merger	1.03
Closing	1.02
Closing Date	1.02
Company	Preamble
Company Acquisition Agreement	5.02(b)(i)
Company Associated Party Contract	3.25
Company Board	3.23
Company Board Recommendation	Recitals
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company ERISA Affiliate	3.11(c)

Terms Not Defined in this Section 8.12	Section
Company Intellectual Property	3.14(b)
Company Preferred Shares	3.02(a)
Company PSU	2.03(b)
Company Related Parties	7.03(e)
Company Restricted Stock Award	2.03(c)
Company RSU	2.03(a)
Company SEC Documents	3.06(a)
Company Securities	3.02(b)
Company Stockholder Approval	3.04(c)
Company Stockholders’ Meeting	5.12(d)
Company Subsidiary Securities	3.03(b)
Company Termination Fee	7.03(a)
Comparability Period	5.07(a)
Confidentiality Agreement	5.05
Continuing Employee	5.07(a)
Covered Claim	5.06(c)
CPARS	3.18(f)
Cut-Off Date	Excluded Party Definition
D&O Tail Policy	5.06(d)
Debt Offer	5.14(a)
Debt Offer Documents	5.14(a)
DGCL	Recitals
DOJ	5.03(c)
DOT	3.05
DPA	4.12(c)
DTC	2.02(b)(i)
Effective Time	1.03
Equity Commitment Parties	Recitals
Exchange Act	3.05
Exchange Fund	2.02(a)
FAA	3.05
FCC	3.05
Filed SEC Documents	Article III
Financing Uses	4.05(f)
FTC	5.03(c)
Fundamental Representations	6.02(a)
Go-Shop Period	5.02(a)(i)
Goldman	3.23
Guarantor	Recitals
Hedge Counterparty	5.15
Indemnitee	5.06(a)
Indemnitees	5.06(a)
Insurance Policies	3.21
Intervening Event	5.02(m)
Intervening Event Notice Period	5.02(g)
IP Contracts	3.14(c)
Joint Venture Entity	3.03(c)
Judgment	3.08(a)
JV Interest	3.03(c)
Leased Aircraft	3.19(a)

Terms Not Defined in this Section 8.12	Section
Limited Guarantee	Recitals
Malicious Code	3.15(c)
Material Contract	3.17(a)
Maximum Amount	5.06(d)
Merger	Recitals
Merger Consideration	2.01(c)
MergerCo	Preamble
NASDAQ	3.05
No-Shop Period Start Date	5.02(a)(i)
Operated Aircraft	3.19(a)
Other Required Company Filing	5.12(a)
Other Required Parent Filing	5.12(a)
Outside Date	7.01(b)(i)
Owned Aircraft	3.19(d)
Parent	Preamble
Parent Benefit Plan	5.07(b)
Parent Related Parties	7.03(d)
Parent Termination Fee	7.03(b)
Partnership	3.10(j)
Paying Agent	2.02(a)
Payoff Amount	5.16
Permits	3.09(b)
Privacy Obligations	3.15(a)
Privacy Policies	3.15(a)
Proxy Statement	3.05
Recovery Expenses	7.03(c)
Restraints	6.01(a)
SEC	3.05
Secretary of State of Delaware	1.03
Securities Act	3.06(a)
Security Notification	5.03(f)
Share Certificate	2.01(c)
Significant Customers	3.26
Significant Vendors	3.26
Solvent	4.06
Stockholders Agreement	5.02(b)(i)
Stonepeak	5.03(c)
Subject Indebtedness	5.16
Superior Proposal	5.02(l)
Superior Proposal Notice Period	5.02(f)
Surviving Corporation	1.01
Takeover Inquiry	5.02(a)(i)
Takeover Law	3.22(b)
Takeover Proposal	5.02(k)
Transaction Documents	8.06
Transaction Expenses	8.13
Transaction Litigation	5.08(a)
U.S.	2.02(a)
U.S.C.	3.05

SECTION 8.13 Fees and Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in this Agreement, and provided that filing fees for the Transaction Regulatory Filings, the Proxy Statement and printing and mailing the Proxy Statement and any reasonable out-of-pocket expenses incurred by the Company in connection with the performance of its obligations pursuant to Section 5.12 (Preparation of the Proxy Statement; Stockholders’ Meeting) (such fees and expenses collectively, the “Transaction Expenses”) shall be borne by the parties as follows:
(a) In the event the Merger is consummated, the Transaction Expenses shall be borne by the Surviving Corporation.
(b) In the event the Agreement is terminated prior to the occurrence of the Closing, the Transaction Expenses relating to the Transaction Regulatory Filings shall be borne and paid by Parent when due and the Transaction Expenses relating to the preparation, printing and mailing of the Proxy Statement and the Company Stockholders’ Meeting be borne and paid by the Company when due.
SECTION 8.14 Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of MergerCo under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.
SECTION 8.15 Interpretation.
(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive, and “or” shall be construed in the inclusive sense of “and/or.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “made available to Parent” and words of similar import refer to documents (i) posted to the “Project Nile” electronic data site hosted by Donnelley Financial Solutions or on behalf of the Company prior to the execution hereof, (ii) publicly available on the SEC EDGAR database at least one (1) day prior to the execution of this Agreement or (iii) delivered in person or electronically to Parent or MergerCo or their respective Representatives, in each case, prior to the execution of this Agreement. Any reference to “ordinary course of business” will be interpreted to mean “ordinary course of business consistent with past practice”. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References herein to any statute includes all rules and regulations promulgated thereunder. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the U.S. References to a Person are also to its permitted assigns and successors. When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
SECTION 8.16 Non-Recourse. Each party agrees, on behalf of itself and its Related Parties, that all Proceedings (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder (including the Financing); (b) the negotiation, execution or performance of this Agreement or any of the other Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the other Transaction Documents); (c) any breach or violation of this Agreement or any of the other Transaction Documents; and (d) any failure of any of the transactions contemplated hereunder or thereunder (including the Financing) to be consummated, in each case, may be made only against the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement and, in the case of the other Transaction Documents, Persons expressly identified as parties to such Transaction Documents and in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, each party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the other Transaction Documents or in connection with any of the transactions contemplated hereunder (including the Financing) or under any other Transaction Document will be sought or had against any other Person, including any Related Party and any Debt Financing Sources Related Party, and no other Person, including any Related Party and any Debt Financing Sources Related Party, will have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), other than the Persons expressly identified as parties (or third party beneficiaries) thereto. For the avoidance of doubt, this Section 8.16 shall not limit the rights of any person who is a party (or third party beneficiary) (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement, (ii) against each Guarantor under, if, as and when required pursuant to the terms and conditions of the Limited Guarantee (subject to the limitations set forth therein), (iii) against each Equity Commitment Party solely in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter (subject to the limitations set forth therein), (iv) against the Company, Parent and MergerCo solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (v) against any other Person who is a party to any other Transaction Document solely in accordance with, and pursuant to the terms and conditions of, such other Transaction Document (subject to the limitations set forth therein). Notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, (A) no Parent Related Party or Debt Financing Sources Related Party will be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages that may be alleged as a result of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder (including the Financing), or the valid termination or abandonment of any of the foregoing (other than the payment by Parent (or the Guarantor under and in accordance with the Limited Guarantee to the extent provided therein and subject to the limitations therein) of the Parent Termination Fee to the extent payable by Parent pursuant to Section 7.03(b)) and (B) Parent and MergerCo shall be entitled to bring claims and causes of action against the Debt Financing Sources related to or arising from the Debt Commitment Letter and the Debt Financing.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STONEPEAK NILE PARENT LLC

By	STONEPEAK ASSOCIATES IV LLC, its managing member

/s/ James Wyper
	Name:	James Wyper
	Title:	Senior Managing Director

STONEPEAK NILE MERGERCO INC.

By	/s/ James Wyper
	Name:	James Wyper
	Title:	Senior Managing Director

AIR TRANSPORT SERVICES GROUP, INC

By	/s/ Joseph C. Hete
	Name:	Joseph C. Hete
	Title:	Executive Chairman

[Signature Page to Merger Agreement]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AIR TRANSPORT SERVICES GROUP, INC.
FIRST: The name of this corporation (the “Corporation”) shall be Air Transport Services Group, Inc.
SECOND: Its registered office in the State of Delaware is to be located at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19801, United States, and the name of its registered agent at such address is Corporation Service Company.
THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH: The total number of shares of stock which this Corporation is authorized to issue is 1,000. All such shares are of one class and are shares of common stock with the par value of $0.01 per share.
FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.
SIXTH: Indemnification and Insurance.
(A)	Right to Indemnification.
(1)
Persons Entitled to Indemnification. Subject to the DGCL as existing or hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), the Corporation will indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was, had agreed to become or is alleged to have been, a director or officer of the Corporation, and each person who is or was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of the Corporation as a director, officer, employee or agent of, or in a similar capacity for, another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans of the Corporation or of any of its affiliates (“Indemnitee”).

(2)
Scope of Indemnification. The indemnification right pursuant to this Section (A) will extend to persons entitled to such right whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent.

(3)
Expenses Indemnified. The Corporation will indemnify persons entitled to indemnity against all costs, charges, expenses, liabilities and losses (including court costs and attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

(4)
Survival. The indemnification right outlined in this Section (A) will continue as to a person who has ceased to be a director, officer, employee or agent. Further, the indemnification right will inure to the benefit of such Indemnitee’s estate, heirs, executors and administrators.

(5)
Limitation of Indemnification. The Corporation will indemnify any Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(B)
Repayment of Indemnified Expenses. The right to indemnification conferred in this Article Sixth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in investigating and defending or responding to any such Proceeding in advance of its final disposition, and any appeal therefrom (“Advance Payment”), such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time. Nevertheless, if the DGCL so requires, such Advance Payment of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under Delaware law.
(C)
Indemnification of Other Persons. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers as outlined in Sections (A)(1) and (A)(2) above.

(D)
Right of Claimant to Bring Suit. If a claim brought under Sections (A)(1), (A)(2) or (A)(3) of this Article Sixth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant’s suit is successful in whole or in part, the claimant will be entitled to recover also the expense of prosecuting such claim.

(1)
Valid Defenses to the Claimant’s Action. It shall be a defense to any such action (other than an action brought to enforce a claim for Advance Payment where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

(2)
Invalid Defenses to the Claimant’s Action. Neither of the following acts or omissions will be a defense to the claimant’s action or create a presumption that the claimant has failed to meet the standard of conduct described in Section (D)(1) above:

(a)
the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because the claimant has met such standard of conduct; nor

(b)	an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such standard of conduct.
(E)
Non-Exclusivity of Rights. The right to indemnification and to Advance Payments conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any: (1) statute; (2) provision of this Certificate of Incorporation; (3) Bylaw; (4) agreement; (5) vote of stockholders; (6) vote of disinterested directors; or (7) otherwise.

(F)
Insurance. Regardless of whether the Corporation would have the power under Delaware law to indemnify itself or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, the Corporation may purchase and maintain insurance, at its expense, to protect such persons or entities against any such expense, liability or loss.

(G)
Expenses as a Witness. The Corporation will indemnify any director, officer, employee or agent of the Corporation who, by reason of such position, or a position with another entity at the request of the Corporation, is a witness in any Proceeding. Such indemnity will cover all costs and expenses actually and reasonably incurred by the witness or on his or her behalf in connection with the Proceeding.

(H)
Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

(I)
Amendment. No amendment, repeal, modification or termination of this Article Sixth or the relevant provision of the DGCL or any other applicable laws shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such amendment, repeal, modification or termination.

(J)
Severability. If any provision or provisions of this Article Sixth shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article Sixth (including, without limitation, each portion of any section of this Article Sixth containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article Sixth (including, without limitation, each portion of any section of this Article Sixth containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
SEVENTH: No person shall be elected to serve as a director of the Corporation unless immediately following such election, at least two-thirds of the directors of the Corporation consist of persons who are then “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time) (such persons, “U.S. Citizens”). No person shall be appointed to serve as an officer of the Corporation unless immediately following such appointment, at least two-thirds of the officers of the Corporation consist of persons who are then U.S. Citizens. The President of the Corporation shall at all times be a U.S. Citizen.
EIGHTH:
(A)
U.S. Citizenship Requirement. At no time shall more than 24.9% of the voting interest of the Corporation (the “Maximum Voting Interest”) be owned or controlled by persons who are not “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time) (such persons, “Non-Citizens”). Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any holder of Stock for the purposes of this Section (A).

(B)
Foreign Stock Record. The Corporation or any transfer agent designated by it shall maintain a separate Stock record (the “Foreign Stock Record”) in which shall be registered Stock known to the Corporation to be owned or controlled by persons who are Non-Citizens. The Foreign Stock Record shall include (1) the name and nationality of each such Non-Citizen, (2) the number of shares of Stock owned or controlled by such Non-Citizen and (3) the date of registration of such Stock in the Foreign Stock Record. In no event shall shares of Stock in excess of the Maximum Voting Interest be entered on the Foreign Stock Record. In the event that the Corporation shall determine that the shares of Stock registered on the Foreign Stock Record exceeds the Maximum Voting Interest, sufficient shares of Stock shall be removed from the Foreign Stock Record so that the number of shares of Stock entered therein does not exceed the Maximum Voting Interest. Shares of Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein (i.e., last on, first off).

(C)
Suspension of Voting Rights. If at any time the number of shares of Stock known to the Corporation to be owned or controlled by Non-Citizens exceeds the Maximum Voting Interest, the voting rights of the shares of Stock owned or controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the Stockholders shall, without further action by the Corporation, be suspended. Such suspension of the voting rights shall automatically terminate upon the earlier of the (1) transfer of such Stock to a person or entity who is a “citizen of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) as interpreted by the U.S. Department of Transportation, or as the same may be amended from time to time), or (2) registration of such shares of Stock on the Foreign Stock Record, subject to the last two sentences of Section (B) above.

NINTH: Assignments and Transfers of Stock. Each Stockholder may transfer all or any portion of its Stock and any and all rights and/or obligations associated therewith to any person with the prior written consent of the Board of Directors. Notwithstanding the foregoing, any transfer or attempted transfer in breach of Section (A) of Article Eighth, or that otherwise results in Non-Citizens owning or controlling more than the Maximum Voting Interest shall be void ab initio and of no effect. Any person who transfers or attempts or intends to transfer beneficial ownership of its Stock that will or may violate the foregoing sentence shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transfer, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such transfer on the ownership or control of the Corporation by Non-Citizens. Each person who is a beneficial owner of shares of Stock and each Person (including the Stockholder of record) who is holding shares of Stock for a beneficial owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s compliance with requirements of Sections (A) and (B) of Article Eighth hereof. Any transferee of Stock in accordance with this Article Ninth shall be admitted to the Corporation as a stockholder upon its execution of a written instrument reasonably acceptable to the Board of Directors.
TENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
ELEVENTH: Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors need not be by written ballot.
TWELFTH: Corporate Opportunities.
(A)
The provisions of this Article Twelfth are set forth to regulate and define the conduct of affairs of the Corporation with respect to certain business opportunities as they may involve “Stonepeak Partners LLC” (“Stonepeak”), members of the Board of Directors or their respective Affiliates (as defined below) in recognition and anticipation that (1) certain directors, principals, officers, employees and other representatives of Stonepeak and its Affiliates may serve as directors, principals, officers, employees and other representatives of the Corporation or its subsidiaries, (2) Stonepeak and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation or its subsidiaries, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage, and (3) members of the Board of Directors and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and other business activities that overlap with or compete with those in which the Corporation or its subsidiaries, directly or indirectly, may engage.

(B)
To the fullest extent permitted by law, none of (1) Stonepeak or any of its Affiliates or (2) any director of the Corporation or his or her Affiliates (the Persons (as defined below) identified in (1) and (2) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in any business opportunity, including but not limited to business opportunities in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates may, from time to time, be engaged or propose to engage (a “Business Opportunity”) or (y) competing with the Corporation, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity presented to an Identified Person, except as provided in Section (C) below. Subject to Section (C) below, in the event that any Identified Person acquires knowledge of a Business Opportunity, such Identified Person shall have no duty to communicate or offer such Business Opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder, director or officer of the Corporation by reason of the fact that such Identified Person pursues or acquires such Business Opportunity. A Business Opportunity shall not be deemed to be a potential Business Opportunity for the Corporation if it is a Business Opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no reasonable expectancy.

(C)
The Corporation does not renounce its interest in any Business Opportunity offered to any director or officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation.

(D)
For purposes of this Article Twelfth, (1) “Affiliate” shall mean (a) in respect of Stonepeak, any Person that, directly or indirectly, is controlled by Stonepeak, controls Stonepeak or is under common control with Stonepeak and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a director, any Person that, directly or indirectly, is controlled by such director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation, (2) “Person” shall mean any individual (and such individual’s heirs, executors or administrators), corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity and (3) for purposes of the definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

Annex B
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
November 3, 2024

Board of Directors
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, OH 45177

Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Stonepeak Nile Parent LLC (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Air Transport Services Group, Inc. (the “Company”) of the $22.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 3, 2024 (the “Agreement”), by and among Parent, Stonepeak Nile MergerCo Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Stonepeak Infrastructure Partners, an affiliate of Parent (“StonePeak”), and Amazon.com, Inc., a significant shareholder of the Company (“Amazon”), and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Stonepeak and its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Madison Energy Investments LLC, a portfolio company of Stonepeak, in connection with its sale to EQT Infrastructure in February 2023; as financial advisor to Stonepeak in its acquisition of an interest in Key Access Pipeline Systems in April 2023; as arranger with respect to a term loan and revolver repricing of Oryx Midstream Services LLC, a portfolio company of Stonepeak, in February 2024; as financial advisor to Stonepeak in its acquisition of Arvida Group in July 2024; and as bookrunner with respect to the initial public offering of shares of Lineage Logistics LLC, a portfolio company of Stonepeak, in July 2024. We also have provided certain financial advisory and/or underwriting services to Amazon and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to the issuance by Amazon of its notes due 2024, notes due 2025, notes due 2027, notes due 2029 and notes due 2032 in November 2022; as financial advisor to Amazon in connection with its acquisition of One Medical in February 2023; and as financial advisor to Amazon in connection with its announced acquisition of iRobot, which was terminated in January 2024. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Stonepeak, Amazon and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Stonepeak and its affiliates from time to time and may have invested in limited partnership units of affiliates of Stonepeak from time to time and may do so in the future.

We further note that, concurrent with the issuance of the Company’s convertible notes in September 2017 (the “Convertible Notes”), the Company entered into call option and warrant transactions with respect to the Convertible Notes (the warrant transactions, collectively, the “Warrant Transactions”) with Goldman Sachs & Co. LLC and three other counterparties, each acting as principal for its own account. The Warrant Transactions consisted of the sale by the Company of call options with respect to, collectively, 1,622,234 Shares, the aggregate number of Shares underlying the Convertible Notes at the time of issuance (with 20% purchased from Goldman Sachs & Co. LLC), of which 339,965 Warrants remain outstanding following the repurchase by the Company of Convertible Notes and execution of the Partial Termination Agreement between Goldman Sachs & Co. LLC and the Company on August 9, 2023. The Warrant Transactions may be adjusted, exercised, cancelled and/or terminated in accordance with their terms in connection with certain events, including the announcement or consummation of the Transaction, which could result in a payment from the Company to Goldman Sachs & Co. LLC. In particular, under the terms of the Warrant Transactions, each of Goldman Sachs & Co. LLC and the other counterparties, each acting separately as calculation agent under the Warrant Transactions to which it is a party, is entitled in certain circumstances to make adjustments to the strike price of the call options sold by the Company to Goldman Sachs & Co. LLC and the other counterparties to reflect the economic effect of the announcement of the Transaction on the Warrant Transactions. In its capacity as calculation agent, all actions or exercises of judgment by Goldman Sachs & Co. LLC pursuant to the terms of the Warrant Transactions to which it is a party must be performed in good faith and a commercially reasonable manner.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2023; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the air cargo transportation industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $22.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $22.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $22.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to the holders (other than Parent and its affiliates) of Shares.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of§ 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h)

of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder's shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person's demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person's request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex D

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD], 2025 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATSG2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2025 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60423-S05764

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR TRANSPORT SERVICES GROUP, INC.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

NOTE: Certification: Pursuant to federal law and the Company's Restated Certificate of Incorporation, the Company's voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by 49 U.S.C. §40102(a)(15) or that the shares of Common Stock represented by this proxy have been registered in the Foreign Stock Record of the Company.

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D-1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:

The Notice of the Special Meeting of Stockholders and Merger Proxy Statement are available at www.proxyvote.com.

V60424-S05764

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

AIR TRANSPORT SERVICES GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS
[TBD], 2025 at [TBD] Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement, hereby appoint(s) Joseph C. Hete and Michael L. Berger, or each one of them as shall be in attendance at the Special Meeting of Stockholders, as proxy or proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to vote, as designated on the reverse side of this proxy card, and in their discretion upon any other matters that may properly come before the Special Meeting of Stockholders, all of the shares of Common Stock of Air Transport Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually, at [TBD] Eastern Time on [TBD], 2025 at www.virtualshareholdermeeting.com/ATSG2025SM and at any postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted "FOR" Proposal 1, the Merger Agreement Proposal, "FOR" Proposal 2, the Advisory Compensation Proposal and "FOR" Proposal 3, the Adjournment Proposal, and in their discretion upon any other matters that may properly come before the Special Meeting of Stockholders and at any postponements or adjournments thereof.

Continued and to be signed on reverse side

D-2